Use these links to rapidly review the document

Truven Holding Corp. Index to Financial Information

As filed with the Securities and Exchange Commission on April 8, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Truven Holding Corp.
(Exact name of registrant parent guarantor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7374 (Primary Standard Industrial Classification Code Number)	45-5164353 (I.R.S. Employer Identification No.)

Truven Health Analytics Inc.
(Exact name of registrant issuer as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7374 (Primary Standard Industrial Classification Code Number)	06-1467923 (I.R.S. Employer Identification No.)

777 E. Eisenhower Parkway
Ann Arbor, Michigan 48108
(734) 913-3000
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Philip Buckingham
Truven Holding Corp.
Truven Health Analytics Inc.
Executive Vice President and Chief Financial Officer
777 E. Eisenhower Parkway
Ann Arbor, Michigan 48108
(734) 913-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jamie Knox
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020
(212) 335-4500

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this Registration Statement.

           If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price(1)	Proposed Maximum Offering Price per Unit	Amount of Registration Fee

10.625% Senior Notes due 2020	$40,000,000	$40,000,000	100%	$4,648

Guarantees of 10.625% Senior Notes due 2020	$40,000,000	—	N/A	(2)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)
Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of Registrant as specified in its Charter	State or other Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification Number
HBE Solutions, LLC	Delaware	80-0495333
Joan Wellman and Associates, Inc.	Washington	91-1994204
Simpler Consulting, LLC	Delaware	46-5496135
Simpler North America, LLC	Delaware	46-5500172

The information in this prospectus is not complete and may be changed. We may not complete this exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 8, 2015

PROSPECTUS

Truven Health Analytics Inc.
Offer to Exchange
$40,000,000 aggregate principal amount of 10.625% Senior Notes due 2020 that have been registered under the Securities Act of 1933
for $40,000,000 outstanding unregistered 10.625% Senior Notes due 2020

          Offer for outstanding 10.625% Senior Notes due 2020, in the aggregate principal amount of $40,000,000 that were issued in a private offering on November 12, 2014 (which we refer to as the "Additional Notes"), in exchange for up to $40,000,000 in aggregate principal amount of 10.625% Senior Notes due 2020, which have been registered under the Securities Act of 1933, as amended (which we refer to as the "Exchange Notes"). The Additional Notes were issued under the indenture dated June 6, 2012 (as supplemented from time to time, the "Indenture") governing the $327,150,000 aggregate principal amount of 10.625% Senior Notes due 2020 that were issued on June 6, 2012 (the "Existing Notes" and together with the Additional Notes and the Exchange Notes, the "Notes"). We are offering to exchange the Exchange Notes for the Additional Notes to satisfy our obligations contained in the registration rights agreement that we entered into in connection with the issuance of the Additional Notes. We will not receive any proceeds from the exchange offer, and issuance of the Exchange Notes will not result in any increase in our outstanding debt.

Terms of the Exchange Offer

  •
  Expires 5:00 p.m., New York City time,                                     , 2015, unless extended.

  •
  You may withdraw tendered outstanding Additional Notes any time before the expiration or termination of the exchange offer.

  •
  Not subject to any condition other than that the exchange offer does not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission and customary conditions.

  •
  We can amend or terminate the exchange offer.

  •
  We will not receive any proceeds from the exchange offer.

  •
  The exchange of Additional Notes for Exchange Notes will not be a taxable event for United States federal income tax purposes. See "Material United States Federal Income Tax Considerations."

Terms of the Exchange Notes

  •
  The Exchange Notes will be general senior unsecured obligations and will rank equally in right of payment with all of our existing and future indebtedness that is not expressly subordinated thereto, senior in right of payment to any existing and future indebtedness that is expressly subordinated in right of payment thereto and effectively junior to our existing and future secured indebtedness, including our existing senior secured credit facility, to the extent of the value of the collateral securing such indebtedness.

  •
  The Exchange Notes will be fully, jointly, severally and unconditionally guaranteed on a senior unsecured basis by Truven Holding Corp., our parent company, and our wholly-owned direct and indirect subsidiaries that guarantee any of our other indebtedness or the indebtedness of any other guarantor, all of which we refer to in this prospectus as the "Guarantors."

  •
  The Exchange Notes will mature on June 1, 2020.

  •
  The Exchange Notes will accrue interest at a rate per annum equal to 10.625% and will be payable semi-annually on each June 1 and December 1.

  •
  We may redeem the Exchange Notes in whole or in part from time to time. See "Description of Exchange Notes."

  •
  If we experience certain changes of control, we must offer to purchase the Exchange Notes at 101% of their aggregate principal amount, plus accrued and unpaid interest and Additional Interest, if any.

  •
  The terms of the Exchange Notes are substantially identical to those of the outstanding Additional Notes, except the transfer restrictions and certain registration rights and additional interest provisions relating to the Additional Notes do not apply to the Exchange Notes.

          We are an "emerging growth company" under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

          For a discussion of the specific risks that you should consider before tendering your outstanding Additional Notes in the exchange offer, see "Risk Factors" in this prospectus.

          There is no established trading market for the Additional Notes or the Exchange Notes. We do not intend to list the Exchange Notes on any securities exchange or seek approval for quotation through any automated trading system.

          Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer in exchange for Additional Notes that were acquired as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resales of the Exchange Notes. A broker-dealer may use this prospectus, as supplemented or amended, in connection with resales of any Exchange Notes acquired in the exchange offer.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2015

        Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer in exchange for Additional Notes that were acquired as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). A broker-dealer who acquired Additional Notes as a result of market-making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with resales of the Exchange Notes. We have agreed that, for a period of up to 180 days after the date the exchange offer registration statement becomes effective, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities other than

i

those specifically offered hereby or an offer to sell any securities offered hereby in any jurisdiction where, or to any person whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or issuing of the Exchange Notes.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, referred to in this prospectus as the SEC. You should read this prospectus together with the registration statement, the exhibits thereto and the additional information described under the heading "Where You Can Find More Information." In making your decision to participate in the Exchange Offer, you should rely only on the information contained in this prospectus and in the accompanying letter of transmittal. The information contained in this prospectus is not complete and may be changed. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date hereof or such other date referred to herein, regardless of the time of any sale, exchange or issuance of a security.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled "Where You Can Find More Information."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains certain "forward-looking statements" (as defined in Section 27A of the U.S. Securities Act of 1933, as amended, or the "Securities Act," and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or the "Exchange Act") that reflect our expectations regarding our future growth, results of operations, performance and business prospects and opportunities. Words such as "anticipates," "believes," "plans," "expects," "intends," "aims," "estimates," "projects," "targets," "can," "could," "may," "should," "will," "would," and similar expressions have been used to identify these forward-looking statements, but are not the exclusive means of identifying these statements. For purposes of this prospectus, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. These statements reflect our current beliefs and expectations and are based on information currently available to us. As such, no assurance can be given that our future growth, results of operations, performance and business prospects and opportunities covered by such forward-looking statements will be achieved. We have no intention or obligation to update or revise these forward-looking statements to reflect new events, information or circumstances.

        Such forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

        A number of important factors could cause our actual results to differ materially from those indicated by such forward-looking statements, including those described under the heading "Risk Factors" herein and elsewhere in this prospectus.

MARKET, RANKING, INDUSTRY DATA AND FORECASTS

        This prospectus includes market share, ranking, industry data and forecasts that we obtained from industry publications, surveys, public filings and internal company sources. As noted in this prospectus, the Centers for Medicare and Medicaid Services ("CMS"), the Kaiser Family Foundation, Atlantic Information Services, Inc., Health Affairs, the Office of the National Coordinator for Health Information Technology, the Healthcare Financial Management Association, Med Ad News and Billian

Publishing were the primary sources for third-party industry data and forecasts. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of such information. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position and ranking are based on market data currently available to us, management's estimates and assumptions we have made regarding the size of our markets within our industry. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading "Risk factors" in this prospectus. We cannot guarantee the accuracy or completeness of such information contained in this prospectus.

BASIS OF PRESENTATION

        Unless otherwise indicated or the context otherwise requires, references in this prospectus to:

  •
  the term "Holdings LLC" refers to VCPH Holdings LLC, a Delaware limited liability company;

  •
  the terms "Company", "we", "us", and "our" refer to Truven Holding and Truven, together with their subsidiaries;

  •
  the terms "Truven Holding" and "Parent" refer to Truven Holding Corp., a Delaware corporation that is directly owned by Holdings LLC and that is the direct parent of Truven;

  •
  the term "TRHI" refers to Thomson Reuters (Healthcare) Inc., a Delaware corporation, which, upon consummation of the Merger, became a direct wholly-owned subsidiary of VCPH Holding Corp. (now known as Truven Holding) and subsequently changed its name to Truven Health Analytics Inc.;

  •
  the terms "Thomson Reuters Healthcare" and "Predecessor" refer to TRHI, together with certain other assets and liabilities of the Thomson Reuters Healthcare business prior to and including the date of the closing of the Prior Acquisition on June 6, 2012;

  •
  the term "Wolverine" refers to Wolverine Healthcare Analytics, Inc., a Delaware corporation and an affiliate of The Veritas Capital Fund IV, L.P., a private equity fund managed by Veritas Capital, which was formed on May 16, 2012 as a direct wholly-owned subsidiary of VCPH Holding Corp. (now known as Truven Holding) and, upon consummation of the Prior Acquisition, merged with and into TRHI, with TRHI surviving the Merger as a direct wholly-owned subsidiary of VCPH Holding Corp. (now known as Truven Holding) and subsequently changing its name to Truven Health Analytics Inc.;

  •
  the terms "Truven" and the "Issuer" refer to Truven Health Analytics Inc., a Delaware corporation and a direct wholly-owned subsidiary of Truven Holding and its subsidiaries;

  •
  the term "Prior Acquisition" refers to the acquisition by Wolverine of 100% of the equity interests of TRHI and certain assets and liabilities of the Thomson Reuters Healthcare business, pursuant to the Stock and Asset Purchase Agreement, dated as of April 23, 2012, which VCPH Holding Corp. (now known as Truven Holding) entered into with Thomson Reuters U.S. Inc. and Thomson Reuters Global Resources and subsequently assigned to Wolverine on May 24, 2012, and which closed on June 6, 2012;

  •
  the term "Merger" refers to the merger upon the closing of the Prior Acquisition, whereby Wolverine (which was formed solely for the purpose of completing the Prior Acquisition) merged with and into TRHI, with TRHI surviving the Merger as a direct wholly-owned subsidiary of VCPH Holding Corp. (now known as Truven Holding) and subsequently changing its name to Truven Health Analytics Inc.;

  •
  the term "initial purchaser" refers to the initial purchaser of the Additional Notes;

  •
  the terms "Sponsor" and "Veritas Capital" refer to Veritas Capital Fund Management, L.L.C.;

  •
  the terms "Thomson Reuters" and "Predecessor Parent" refer to Thomson Reuters Corporation;

  •
  the term "Stock and Asset Purchase Agreement" refers to the Stock and Asset Purchase Agreement among VCPH Holding Corp., Thomson Reuters U.S. Inc. and Thomson Reuters Global Resources, dated as of April 23, 2012, which VCPH Holding Corp. assigned to Wolverine on May 24, 2012;

  •
  the term "Predecessor Period" refers to all periods prior to and including the date of the closing of the Prior Acquisition on June 6, 2012;

  •
  the term "Successor" refers to Truven Holding, on a consolidated basis with its subsidiaries;

  •
  the term "Successor Period" refers to all periods from inception of Truven Holding (April 20, 2012 onwards), which includes all periods of Truven after the closing of the Prior Acquisition on June 6, 2012;

  •
  the term "Additional Notes" refers to the 10.625% Senior Notes, Series A, that were issued on November 12, 2014;

  •
  the term "Existing Notes" refers to the 10.625% Senior Notes, Series B, registered under the United States Securities Act of 1933, as amended;

  •
  the term "Exchange Notes" refers to the 10.625% Senior Notes, Series B, being offered pursuant to this prospectus;

  •
  the term "Notes" refers to the 10.625% Senior Notes;

  •
  the term "Revolving Credit Facility" refers to the revolving credit facility from syndicate of banks and other financial institutions provided under the Senior Credit Agreement;

  •
  the term "Senior Credit Agreement" refers to the Credit Agreement, dated as of June 6, 2012, among Truven Holding Corp. (formerly VCPH Holding Corp.), Wolverine Healthcare Analytics, Inc. (which merged into Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.) at closing), the Several Lenders from Time to Time Parties Thereto, Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as Co-Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended from time to time;

  •
  the term "Senior Credit Facility" refers to the Term Loan Facility and Revolving Credit Facility from syndicate of banks and other financial institutions;

  •
  the term "Term Loan Facility" refers to the term loan facility from syndicate of banks and other financial institutions provided under the Senior Credit Agreement;

  •
  the term "Simpler" refers to Simpler Consulting, L.P. and certain of its affiliated entities and persons, which was acquired by certain wholly-owned subsidiaries of the Company on April 11, 2014;

  •
  the term "JWA" refers to Joan Wellman and Associates, Inc. which was acquired by the Company on October 16, 2014;

  •
  the term "JWA Transaction" refers to transactions under the Purchase Agreement dated October 31, 2014, whereby Truven indirectly acquired all of the outstanding equity of JWA in exchange for a cash purchase price of $15.3 million, including a $1.2 working capital adjustment and $0.1 million holdback payment;

v

  •
  the term "HBE" refers to HBE Solutions, LLC which was acquired by certain wholly-owned subsidiaries of the Company on November 12, 2014; and

  •
  the term "HBE Transaction" refers to the November 12, 2014 transactions under the Purchase Agreement dated November 5, 2014, whereby Truven indirectly acquired all of the outstanding equity of HBE in exchange for a cash purchase price of $17.6 million, including a negative working capital adjustment of $2.4 million.

PRESENTATION OF FINANCIAL INFORMATION

        Our Predecessor's financial statements included in this prospectus have been prepared on a carve-out basis using the historical basis of Thomson Reuters in the assets and liabilities, the historical results of the operations of the Thomson Reuters Healthcare business and the fiscal year end of Thomson Reuters of December 31 of each year. Our Predecessor's combined financial statements have been derived from the consolidated financial statements and accounting records of Thomson Reuters, principally from statements and records representing the Thomson Reuters Healthcare business when it was operated as a division of Thomson Reuters. The Successor's audited consolidated financial statements for the period from inception of Truven Holding (April 20, 2012 onwards) represent the consolidated financial position of Truven Holding and its subsidiaries and their consolidated results of operations and cashflows, which includes all periods of Truven after June 6, 2012. Both our Predecessor's and Successor's financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP"). References in this prospectus to "fiscal year" or "fiscal" refer to our fiscal year ending on December 31 in each calendar year.

EMERGING GROWTH COMPANY STATUS

        We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act"), and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies." See "Risk Factors—Risks related to our business—As an "emerging growth company" under the JOBS Act, we are permitted to, and intend to, rely on exemptions from some disclosure requirements."

        Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

        We could remain an "emerging growth company" until the earliest of: (i) the last day of the fiscal year during which we had total annual gross revenues of $1 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which we are deemed a "large accelerated issuer" as defined under the federal securities laws.

 SUMMARY

        This summary highlights selected information about us, the Exchange Offer and the Exchange Notes. This is a summary of information contained elsewhere in this prospectus, is not complete and does not contain all of the information that may be important to you. For a more complete understanding of our business and this exchange offer, you should carefully read this entire prospectus, including the section entitled "Risk Factors," along with our financial statements and the related notes included elsewhere in this prospectus.

Our Company

        We are a leading analytics company focused on improving quality and decreasing costs across the healthcare industry. Through the better use of analytics and data, we enable our clients to reduce costs, manage risk, improve operational performance, enhance patient outcomes and increase transparency. We combine our analytic expertise, information assets and technology services to offer our clients data insights and analytical solutions. Furthermore, we increase the value of our analytical solutions with performance improvement and analytic consulting expertise.

        Our platform delivers a wide range of analytics solutions and services. These solutions and services leverage our extensive experience in the healthcare industry, are responsive to growing market needs and are often embedded in customer operations. Our analytics solutions include population health and cost analysis, provider performance management, payment integrity, patient care and research solutions. Our services include analytic consulting, research and data management.

        Positioned at the convergence of risk and care management, Truven is helping the industry transform into an integrated, sustainable healthcare system that is demanded by consumers, business and government.

        We provide our analytic solutions and service offerings across the full spectrum of healthcare constituents, including state and federal government agencies, hospitals, health systems, employers, health plans, life sciences companies and consumers. In 2014, our customer base included more than 60% of Fortune 100 companies; over 125 health plans, third party administrators ("TPAs") and related organizations; federal agencies, such as the Centers for Medicare & Medicaid Services ("CMS"), the Department of Veterans Affairs ("VA"), and the Department of Defense ("DOD"); 31 state Medicaid agencies; over 4,000 U.S. hospitals; and all 25 of the top 25 global life sciences companies based on revenue. We believe our solutions are critical to our clients' decision making as demonstrated by our long term customer relationships, multi year contracts and high customer retention. The average length of our relationship with our top 20 clients measured by 2014 revenue is approximately 13 years.

Corporate information

        Truven Health Analytics Inc. is a Delaware corporation. Our principal executive offices are located at 777 E. Eisenhower Parkway, Ann Arbor, Michigan 48108. Our telephone number at that address is (734) 913-3000. Our corporate website address is www.truvenhealth.com. The website and the information contained on the website do not constitute a part of this prospectus. You should rely only on the information contained in this prospectus.

 SUMMARY OF THE EXCHANGE OFFER

        On November 12, 2014, we sold, through a private placement exempt from the registration requirements of the Securities Act, $40,000,000 of our 10.625% Senior Notes due 2020, all of which are eligible to be exchanged for Exchange Notes. We refer to these notes as "Additional Notes" in this prospectus. The Additional Notes were issued under the Indenture, dated June 6, 2012 (as supplemented from time to time, the "Indenture"), among the Issuer, Parent and The Bank of New York Mellon Trust Company, N.A. (the "Trustee") pursuant to which we previously issued $327,150,000 aggregate principal amount of 10.625% Senior Notes Due 2020 (the "Existing Notes" and together with the Additional Notes and the Exchange Notes, the " Notes").

        Simultaneously with the private placement, we entered into a Registration Rights Agreement, dated November 12, 2014 (the "Registration Rights Agreement"), with the initial purchaser of the Additional Notes. Under the Registration Rights Agreement, we are required to use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission (the "SEC") enabling the holders of the Additional Notes to exchange their Additional Notes for Exchange Notes with identical terms, other than with respect to limitations on transfer and registration rights, and use commercially reasonable efforts to complete the exchange offer not later than 60 days after the date on which the exchange offer registration statement is declared effective by the SEC. You may exchange your Additional Notes for Exchange Notes in this exchange offer. You should read the discussion under the headings "—Summary of Exchange Offer," "The Exchange Offer" and "Description of Exchange Notes" for further information regarding the Exchange Notes.

        We did not register the Additional Notes under the Securities Act or any state securities law, nor do we intend to after the exchange offer. As a result, the Additional Notes may only be transferred in limited circumstances under the securities laws. If the holders of the Additional Notes do not exchange their Additional Notes in the exchange offer, they lose their right to have the Additional Notes registered under the Securities Act, subject to some exceptions. Anyone who still holds Additional Notes after the exchange offer may be unable to resell their Additional Notes.

Securities Offered	$40,000,000 aggregate principal amount of 10.625% Senior Notes due 2020.
Exchange Offer

We are offering to exchange the Additional Notes for a like principal amount at maturity of the Exchange Notes. Additional Notes may be exchanged only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. This exchange offer is being made pursuant to the Registration Rights Agreement, which grants the initial purchaser and any subsequent holders of the Additional Notes certain exchange and registration rights. This exchange offer is intended to satisfy those exchange and registration rights with respect to the Additional Notes. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Additional Notes, subject to some exceptions.

The form and terms of the Exchange Notes are the same as the form and terms of the outstanding Additional Notes except that:
• the Exchange Notes will be registered under the Securities Act and will not have any legends restricting their transfer;

• the Exchange Notes will bear a different CUSIP number than the Additional Notes;
• the Exchange Notes will not contain the registration rights and additional interest provisions contained in the outstanding Additional Notes; and
• interest on the Exchange Notes will accrue from the last interest date on which interest was paid on the Additional Notes.
The Exchange Notes will evidence the same debt as the Additional Notes and will be entitled to the benefits of the same indenture that governs the Additional Notes.
Expiration Date; Withdrawal of Tender

The exchange offer will expire 5:00 p.m., New York City time, on                , 2015, or a later time if we choose to extend the exchange offer in our sole and absolute discretion. You may withdraw your tender of Additional Notes at any time prior to 5:00 p.m., New York City time, on the expiration date. All outstanding Additional Notes that are validly tendered and not validly withdrawn will be exchanged. Any Additional Notes not accepted by us for exchange for any reason will be returned to you at our expense as promptly as possible after the expiration or termination of the exchange offer.

Resales

We believe that you can offer for resale, resell and otherwise transfer the Exchange Notes without complying with the registration and prospectus delivery requirements of the Securities Act so long as:

• you acquire the Exchange Notes in the ordinary course of business;
• you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes;
• you are not an "affiliate" of ours, as defined in Rule 405 under the Securities Act; and
• you are not a broker-dealer.

If any of these conditions is not satisfied and you transfer any Exchange Notes without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume, or indemnify you against, any such liability.

Each broker-dealer acquiring Exchange Notes for its own account in exchange for Additional Notes, which it acquired through market-making activities or other trading activities, must acknowledge that it will deliver a proper prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. A broker-dealer may use this prospectus, as supplemented or amended, in connection with resales of Exchange Notes acquired in the exchange offer.

Conditions to the Exchange Offer

Our obligation to accept for exchange, or to issue the Exchange Notes in exchange for, any Additional Notes is subject to certain customary conditions, including our determination that the exchange offer does not violate any law, statute, rule, regulation or interpretation by the Staff of the SEC or any regulatory authority or other foreign, federal, state or local government agency or court of competent jurisdiction, some of which may be waived by us. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange Offer—Conditions on the Exchange Offer."

Procedures for Tendering Additional Notes held in the Form of Book-Entry Interests

The Additional Notes were issued as global book-entry notes and were deposited upon issuance with The Bank of New York Mellon Trust Company, N.A., as custodian for the global securities representing the uncertificated depositary interests in those outstanding Additional Notes, which represent a 100% interest in those Additional Notes, to The Depository Trust Company ("DTC"). Beneficial interests in the outstanding Additional Notes, which are held by direct or indirect participants in DTC, are shown on, and transfers of the Additional Notes can only be made through, records maintained in book-entry form by DTC.

You may tender your outstanding Additional Notes by instructing your broker or bank where you keep the Additional Notes to tender them on your behalf. In some cases you may be asked to submit the letter of transmittal that may accompany this prospectus. By tendering your Additional Notes you will be deemed to have acknowledged and agreed to be bound by the terms set forth under "The Exchange Offer." Your outstanding Additional Notes must be tendered in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

In order for your tender to be considered valid, the exchange agent must receive a confirmation of book-entry transfer of your outstanding Additional Notes into the exchange agent's account at DTC, under the procedure described in this prospectus under the heading "The Exchange Offer," on or before 5:00 p.m., New York City time, on the expiration date of the exchange offer.

United States Federal Income Tax Considerations

The exchange offer will not result in any income, gain or loss to the holders of Additional Notes or to us for United States federal income tax purposes. See "Material United States Federal Income Tax Considerations."

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes in the exchange offer.
Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as the exchange agent for the exchange offer.
Shelf Registration Statement	In limited circumstances, holders of Additional Notes may require us to register their Additional Notes under a shelf registration statement.

Consequences of Not Exchanging Additional Notes

        If you do not exchange your Additional Notes in the exchange offer, your Additional Notes will continue to be subject to the restrictions on transfer currently applicable to the Additional Notes. In general, you may offer or sell your Additional Notes only:

  •
  if they are registered under the Securities Act and applicable state securities laws;

  •
  if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

  •
  if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

        We do not currently intend to register the Additional Notes under the Securities Act. Under some circumstances, however, holders of the Additional Notes, including holders whose Additional Notes are ineligible to be exchanged in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of Additional Notes by these holders. For more information regarding the consequences of not tendering your Additional Notes and our obligation to file a shelf registration statement, see "The Exchange Offer—Consequences of Failure to Exchange" and "The Exchange Offer—Shelf Registration."

Description of Exchange Notes

Issuer	Truven Health Analytics Inc., a Delaware corporation
Securities offered	$40,000,000 aggregate principal amount of 10.625% Senior Notes due 2020.
Maturity date	June 1, 2020.
Interest rate	10.625% per year.

Interest payment dates	June 1 and December 1, commencing June 1, 2015. Interest will accrue from the last interest date on which interest was paid on the Additional Notes.
Optional redemption

The Exchange Notes will be redeemable at our option, in whole or in part, at any time on or after June 1, 2016, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest thereon, if any, to the date of redemption.

At any time prior to June 1, 2015, we may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price of 110.625% of the aggregate amount of the Notes, together with accrued and unpaid interest thereon, if any, to the date of redemption.

At any time prior to June 1, 2016, we may also redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date of redemption, plus a "make-whole premium."

Change of control offer

Upon the occurrence of specific kinds of changes of control, you will have the right, as holders of Notes, to cause us to repurchase some or all of your Notes at 101% of their face amount, together with accrued and unpaid interest, if any, to, but not including, the repurchase date. See "Description of exchange notes—Repurchase at the option of holders—Change of control."

Asset disposition offer

Certain asset dispositions will be triggering events that may require us to use the proceeds from those asset dispositions to make an offer to purchase Notes at 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase if such proceeds are not otherwise used within a specified period to repay indebtedness (with a corresponding reduction in commitment, if applicable), or to invest in capital assets related to our business or capital stock of a restricted subsidiary (as defined under the heading "Description of exchange notes.") See "Description of exchange notes—Repurchase at the option of holders—Asset sales."

Guarantees

The Existing Notes and the Additional Notes are and the Exchange Notes will be guaranteed on a senior unsecured basis by Truven Holding, our direct parent, and each of our current and future direct and indirect subsidiaries that is a borrower under or that guarantees our obligations under our Senior Credit Facility or that guarantees our indebtedness or indebtedness of any future subsidiary guarantor (collectively, the "guarantors"). Under certain circumstances, the subsidiary guarantors may be released from their guarantees without the consent of the holders of the Exchange Notes. See "Description of exchange notes—Guarantees."

None of our foreign subsidiaries guarantee our obligations under our Senior Credit Facility, guarantee the Existing Notes or the Additional Notes or will guarantee the Exchange Notes.

As of December 31, 2014, the non-guarantor subsidiaries represented 4.1% of the consolidated assets of us and our subsidiaries and 4.3% of the indebtedness and other liabilities of us and our subsidiaries on a consolidated basis and, for the twelve months ended December 31, 2014, accounted for 2.9% of the revenues (excluding intercompany revenue) of us and our subsidiaries on a consolidated basis.

Ranking

The Existing Notes and the Additional Notes and the Guarantees of the Existing Notes and the Additional Notes are and the Exchange Notes and the guarantees of the Exchange Notes will be our and the guarantors' senior unsecured obligations and will:

• rank senior in right of payment to all of our and the guarantors' existing and future subordinated indebtedness;
• rank equally in right of payment with all of our and the guarantors' existing and future senior indebtedness;
• be effectively subordinated to any of our and the guarantors' existing and future secured debt, to the extent of the value of the assets securing such debt; and
• be structurally subordinated to all of the existing and future liabilities (including trade payables) of any of our future subsidiaries that does not guarantee the Exchange Notes.
Covenants	We will issue the Exchange Notes under the Indenture. The Indenture, among other things, limits our ability and the ability of restricted subsidiaries to:
• incur additional indebtedness and guarantee indebtedness;
• pay dividends or make other distributions in respect of, or repurchase or redeem, our capital stock;
• prepay, redeem or repurchase certain debt;
• issue certain preferred stock or similar equity securities;

• make loans and investments;
• sell or otherwise dispose of assets;
• incur liens;
• enter into transactions with affiliates;
• enter into agreements restricting any restricted subsidiaries' ability to pay dividends; and
• consolidate, merge or sell all or substantially all of our assets.

These covenants are subject to a number of important exceptions and qualifications. Most of these covenants will not apply to us and our restricted subsidiaries during any period in which the notes are rated investment grade by both Moody's and Standard & Poor's, provided at such time no default or event of default has occurred and is continuing. For more details, see "Description of Exchange Notes."

No established trading market

The Exchange Notes are a new issue of securities with no established trading market. We do not intend to apply for the Exchange Notes to be listed on any securities exchange or included in any automated quotation system. We cannot assure you that a liquid market for the Exchange Notes will develop or be maintained.

CUSIP Numbers; Fungibility

The Additional Notes do not have the same CUSIP Number, and do not trade fungibly with, the Existing Notes. On the issue date, it is anticipated that the Exchange Notes will have the same CUSIP Number as, and will trade fungibly with, the Existing Notes.

Use of proceeds	We will not receive any proceeds from the issuance of the Exchange Notes pursuant to the exchange offer.
Risk factors

In evaluating an investment in the Exchange Notes, prospective investors should carefully consider, along with the other information in this prospectus, the specific factors set forth under "Risk Factors" for risks involved with an investment in the Exchange Notes.

 SUMMARY HISTORICAL FINANCIAL AND OTHER DATA

        The following table sets forth our summary historical financial and other data for the periods and at the dates indicated:

        The term Predecessor Period refers to all periods related to the Thomson Reuters Healthcare business (the Predecessor) prior to and including the date of the closing of the Prior Acquisition on June 6, 2012. We have derived the statement of comprehensive income (loss) and cash flow data for the period from January 1 to June 6, 2012, years ended December 31, 2011 and 2010 from our Predecessor's audited combined financial statements.

        The term Successor Period refers to all periods from inception of Truven Holding (April 20, 2012 onwards), which includes all periods of Truven after the closing of the Prior Acquisition on June 6, 2012. Following the Prior Acquisition and the related Merger, Truven (formerly TRHI) owns certain other assets and liabilities of the Thomson Reuters Healthcare business and is a direct wholly-owned subsidiary Truven Holding (the Successor). We have derived the balance sheet data as of December 31, 2014, 2013 and 2012, and the statement of comprehensive loss and cash flow data for the years ended December 31, 2014, 2013, and April 20, 2012 to December 31, 2012 from Successor's audited consolidated financial statements contained in this prospectus, which represent the consolidated financial position of Truven Holding and its subsidiaries and their consolidated results of operations and cashflows.

        The summary historical financial and other data included below and elsewhere in this prospectus are not necessarily indicative of future results. The summary financial data presented below has been derived from financial statements that have been prepared in accordance with GAAP and should be read with the information included under the headings "Risk Factors", "Capitalization", "Management's discussion and analysis of financial condition and results of operations" and with our audited consolidated financial statements and the related notes thereto, included elsewhere in this prospectus.

	Successor			Predecessor
			From inception April 20, 2012 to December 31, 2012

	Year ended December 31, 2014	Year ended December 31, 2013		January 1, 2012 to June 6, 2012	Year ended December 31, 2011	Year ended December 31, 2010

(Dollars In thousands)
Statement of operations data:
Revenues, net(a)	$544,475	$492,702	$241,786	$208,998	$483,207	$450,008
Operating costs and expenses
Cost of revenues, excluding depreciation and amortization(b)	(292,999)	(265,541)	(141,558)	(112,050)	(245,609)	(233,430)
Selling and marketing, excluding depreciation and amortization(c)	(57,413)	(56,157)	(30,958)	(25,917)	(54,814)	(55,975)
General and administrative, excluding depreciation and amortization(d)	(55,937)	(41,042)	(13,042)	(27,173)	(44,867)	(32,634)
Allocation of costs from Predecessor Parent and affiliates(e)	—	—	—	(10,003)	(34,496)	(33,358)
Depreciation(f)	(22,350)	(21,219)	(6,700)	(6,805)	(14,851)	(13,418)
Amortization of developed technology and content(g)	(38,752)	(31,894)	(15,470)	(12,460)	(24,208)	(23,660)
Amortization of other identifiable intangible assets(h)	(45,402)	(34,460)	(19,527)	(8,226)	(19,691)	(20,112)
Goodwill impairment(i)	—	(366,662)	—	—	—	—
Other operating expenses(j)	(20,784)	(35,038)	(49,622)	(18,803)	(20,002)	(1,995)

Total operating costs and expenses	(533,637)	(852,013)	(276,877)	(221,437)	(458,538)	(414,582)

Operating income (loss)	10,838	(359,311)	(35,091)	(12,439)	24,669	35,426
Net interest income from Predecessor Parent(k)	—	—	—	—	134	156
Interest expense(l)	(69,616)	(70,581)	(49,014)	—	(63)	—
Interest income	—	—	—	3	—	60
Other finance costs	(930)	(24)	—	—	—	—

Income (Loss) before income taxes	(59,708)	(429,916)	(84,105)	(12,436)	24,740	35,642
Benefit from (Provision for) income taxes	22,686	84,927	29,993	4,803	(9,859)	(13,989)

Net income (loss)	$(37,022)	$(344,989)	$(54,112)	$(7,633)	$14,881	$21,653

Other comprehensive income (loss):
Foreign currency translation adjustments	(139)	(165)	—	—	—	—

Total comprehensive income (loss)	$(37,161)	$(345,154)	$(54,112)	$(7,633)	$14,881	$21,653

Cash flow data:
Net cash provided by (used in) operating activities	$45,217	$(1,365)	$27,352	$17,806	$85,017	$97,684
Net cash used in investing activities(m)	(142,067)	(43,785)	(1,280,672)	(10,285)	(40,521)	(43,925)
Net cash provided by (used in) financing activities	99,338	31,765	1,277,125	(7,513)	(44,659)	(55,227)

	Successor			Predecessor

	As of December 31,			As of December 31,

	2014	2013	2012	2011	2010

Balance sheet data (at end of period):
Cash and cash equivalents	$12,604	$10,255	$23,805	$70	$233
Working capital deficit(n)	(45,892)	(59,762)	(80,628)	(75,481)	(75,444)
Total assets	1,233,089	1,164,603	1,597,127	590,875	800,611
Long-term debt, net of original issue discount(o)	977,722	872,258	837,972	—	—
Total equity	47,123	79,283	419,252	354,299	568,089

(a)
Includes (i) subscription revenues from sales of products and services that are delivered under a contract over a period of time, which are recognized on a straight line basis over the term of the subscription, (ii) revenues from implementation and hosting arrangement that comprised: (1) the design, production, testing and installation of the customer's database (implementation phase); and (2) the provision of ongoing data management and support services in conjunction with the licensed data and subscription of software data or application (on-going service phase, hosting or subscription).

(b)
Includes all personnel and other costs of revenue, including but not limited to, client support, client operations, product management, royalties, allocation of technology support costs administered by our Predecessor relating to market data and professional service costs.

(c)
Includes all personnel and other costs related to sales and marketing, including but not limited to, sales and marketing staff, commissions and marketing events.

(d)
Includes all personnel and other costs related to general administration as well as costs shared across the organization, including but not limited to technology, finance and strategy.

(e)
As described in Note 18 to the financial statements, included elsewhere in this prospectus, our Predecessor historically engaged in related party transactions with Thomson Reuters relative to certain support services, including among others, finance, accounting, treasury, tax, transaction processing, information technology, legal, human resources, payroll, insurance and real estate management.

(f)
Includes depreciation of computer hardware, furniture, fixture and equipment, and leasehold improvements.

(g)
Includes amortization of developed technology and contents used internally and capitalized once a project has progressed beyond a conceptual, preliminary stage to that of application development stage. Costs that qualify for capitalization include both internal and external costs, but are limited to those that are directly related to a specific project.

(h)
Includes amortization of definite-lived trade names, acquired customer relationships, backlog and noncompete agreements.

(i)
On November 1, 2013, we performed our annual goodwill impairment test and determined that the carrying value of all our reporting units exceeded our fair value due to lower-than-expected growth in revenue and cash flow in fiscal year 2013 resulting from certain selling cycle delays, particularly in the government sector, uncertainty in the healthcare sector related to the Patient Protection and Affordable Care Act, higher-than-expected costs due to significant investments in technology infrastructure, as well as an increase in the discount rate used in the discounted cash flow analysis as compared to the rate used in the prior year's analysis. As a result, we recorded an aggregate non-cash goodwill impairment charge of $366.7 million in the fourth quarter of 2013.

(j)
Other operating expenses in the Predecessor period includes related disposal costs incurred as part of the Prior Acquisition process (comprised of audit services, accounting and consulting services and legal fees), severance and retention bonuses relating to the Prior Acquisition, and costs relating to other acquisition activities of our Predecessor. Other operating expenses in 2012 and 2013 (Successor periods) includes direct costs related to the Prior Acquisition in 2012 as well as costs incurred related to technology and other costs in connection with our transition to a standalone business. These costs include nonrecurring expenses associated with data center migration and separating infrastructure from Thomson Reuters, costs related to the transitional service agreement with Thomson Reuters and related to rebranding, consulting, professional fees and Sponsor fees. Other operating expenses in 2014 includes professional fees related to the acquisition of Simpler, HBE and JWA in 2014, certain costs related to business improvement processes, and certain costs associated with data migration, asset write-offs, losses on discontinued projects and Sponsor fees. Refer to Note 14 to the consolidated financial statements, included elsewhere in this prospectus.

(k)
Prior to the Prior Acquisition, certain of our Predecessor's cash management transactions with Thomson Reuters were subject to written loan agreements specifying repayment terms and interest payments, under which Thomson Reuters was required to pay interest to our Predecessor equal to the average monthly rate earned by Thomson Reuters on its cash investments held with its primary U.S. banker. Interest on these notes is reflected in "Interest income from Predecessor Parent" in our Predecessor's combined statement of operations. These loan agreements were satisfied upon completion of the Prior Acquisition.

(l)
Interest earned or incurred related to third-party transactions.

(m)
Includes purchase price of Prior Acquisition in 2012 and acquisition of Simpler, HBE and JWA in 2014. Capital expenditures includes purchases of hardware, software and costs of developed technology and contents.

(n)
Working capital is defined as current assets excluding cash and cash equivalents and deferred tax assets minus current liabilities excluding debt, capital lease obligations and tax related liabilities.

(o)
Total debt includes current and non-current portion, net of original issue discount of $14.3 million, $15.9 million and $14.2 million as of December 31, 2014, December 31, 2013 and December 31, 2012, respectively.

RISK FACTORS

        You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to participate in the exchange offer. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. In such case, you may lose all or part of your original investment. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed or implied in these forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements" in this prospectus.

Risks related to the exchange offer and the Exchange Notes

Holders of Additional Notes who fail to exchange their Additional Notes in the exchange offer will continue to be subject to restrictions on transfer.

        If you do not exchange your Additional Notes for Exchange Notes in the exchange offer, you will continue to be subject to the restrictions on transfer applicable to the Additional Notes. The restrictions on transfer of your Additional Notes arise because we issued the Additional Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Additional Notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. We do not plan to register the Additional Notes under the Securities Act. In addition, if there are only a small number of Additional Notes outstanding, there may not be a very liquid market in those Additional Notes. There may be few investors that will purchase unregistered securities in which there is not a liquid market. For further information regarding the consequences of not tendering your Additional Notes in the exchange offer, see the discussion below under the caption "The Exchange Offer—Consequences of Failure to Exchange."

If an active trading market does not develop for the Exchange Notes, you may not be able to resell them.

        The Exchange Notes are a new issue of securities. We do not intend to apply to list the Exchange Notes on any securities exchange or to arrange for quotation on any automated dealer quotation systems. There is no established public trading market for the Exchange Notes, and an active trading market may not develop. If no active trading market develops, you may not be able to resell your Exchange Notes at their fair market value or at all. Future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and financial condition, the number of holders of Exchange Notes and the market for similar securities. We cannot assure you that the market, if any, for the Exchange Notes will be free from disruptions or that any such disruptions may not adversely affect the prices at which you may sell your Exchange Notes.

The market price of the Exchange Notes may be volatile, which could affect the value of your investment.

        It is impossible to predict whether the price of the Exchange Notes will rise or fall. Trading prices of the Exchange Notes will be influenced by our operating results and prospects and by economic, financial, regulatory and other factors. General market conditions, including the level of, and fluctuations in, the prices of high yield notes, will also have an impact.

You must comply with the exchange offer procedures in order to receive new, freely tradable Exchange Notes.

        Delivery of Exchange Notes in exchange for Additional Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of book-entry transfer of Additional Notes into the exchange agent's account at DTC, as depositary, including an Agent's Message (as defined herein). We are not required to notify you of defects or irregularities in tenders of Additional Notes for exchange. Additional Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the Registration Rights Agreement will terminate. See "The Exchange Offer—Procedures for Tendering Additional Notes Through Brokers and Banks" and "The Exchange Offer—Consequences of Failure to Exchange."

Some holders who exchange their Additional Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

        If you exchange your Additional Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Based on interpretations by the SEC in no-action letters, we believe, with respect to Exchange Notes issued in the exchange offer, that holders who:

  •
  are not "affiliates" of ours within the meaning of Rule 405 under the Securities Act;

  •
  acquire their Exchange Notes in the ordinary course of business;

  •
  do not engage in, intend to engage in, or have arrangements to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes; and

  •
  are not broker-dealers,

do not have to comply with the registration and prospectus delivery requirements of the Securities Act.

        Holders described in the preceding sentence must tell us in writing at our request that they meet these criteria. Holders that do not meet these criteria could not rely on interpretations of the SEC in no-action letters, and will have to register the Exchange Notes they receive in the exchange offer and deliver a prospectus for them. In addition, holders that are broker-dealers may be deemed "underwriters" within the meaning of the Securities Act in connection with any resale of Exchange Notes acquired in the exchange offer. Holders that are broker-dealers that receive Exchange Notes for their own account in exchange for Additional Notes that were acquired as a result of market-making activities or other trading activities must acknowledge that they will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of Exchange Notes they acquire in the exchange offer.

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the Notes.

        As of December 31, 2014, our total principal indebtedness was $992.0 million and we have undrawn availability under the Revolving Credit Facility of $42.5 million (after giving effect to $7.5 million of outstanding letters of credit, which, while not drawn, reduce the available balance under the Revolving Credit Facility). Of this total amount, $624.9 million is secured indebtedness under our Senior Credit Facility (excluding $7.5 million represented by letters of credit under the Revolving Credit Facility), to which the Notes are effectively subordinated to the extent of the value of the assets securing such indebtedness. We may also request incremental increases in commitments under the Senior Credit Facility in an aggregate principal amount up to (x) $75.0 million plus (y) up to an additional $75.0 million if the consolidated senior secured leverage ratio is less than or equal to 4.0:1.0, subject to certain conditions.

        Subject to the limits contained in the credit agreement that governs our Senior Credit Facility, the indenture that governs the Notes and our other debt instruments, we may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of debt could intensify. Specifically, our high level of debt could have important consequences to the holders of the Notes, including the following:

  •
  making it more difficult for us to satisfy our obligations with respect to the Notes and our other debt;

  •
  limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

  •
  requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  increasing our vulnerability to general adverse economic and industry conditions;

  •
  exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under our Senior Credit Facility, are at variable rates of interest;

  •
  limiting our flexibility in planning for and reacting to changes in the industry in which we compete;

  •
  placing us at a disadvantage compared to other, less leveraged competitors; and

  •
  increasing our cost of borrowing.

        In addition, the indenture that governs the Notes and the credit agreement that governs our Senior Credit Facility contain restrictive covenants that limit our ability to engage in activities that may be in our long term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all our debt.

We may not be able to generate sufficient cash to service all of our indebtedness, including the Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on or refinance our debt obligations, including the Notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the Notes.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness, including the Notes. We may not be able to effect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. Our credit agreement that governs our Senior Credit Facility and the indenture that governs the Notes restricts our ability to dispose of assets and use the proceeds from those dispositions and may also restrict our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due. See "Description of Exchange Notes."

        As of the date of this prospectus, we have nine foreign subsidiaries, that do not guarantee our obligations under our Senior Credit Facility or the Notes. These foreign subsidiaries are insignificant and account for less than 5% of our consolidated revenues, operating income and total assets. As of the date of this prospectus, Truven Holding, Simpler Consulting, LLC, Simpler North America, LLC, HBE and JWA are the only guarantors. In the future, we may choose to acquire or form additional subsidiaries in connection with the operation of our business that do not guarantee the notes or our other indebtedness. Any such future direct or indirect subsidiary that is a borrower under or that guarantees obligations under our Senior Credit Facility or that guarantees our other indebtedness or indebtedness of any future subsidiary guarantors will guarantee the Notes. We may also have future subsidiaries that may not be guarantors of the Notes or our other indebtedness. Accordingly, repayment of our indebtedness, including the Notes, may be dependent in part on the generation of cash flow by our current and future subsidiaries, and their ability to make such cash available to us by dividend, debt repayment or otherwise. Unless they are guarantors of the Notes or our other indebtedness, our subsidiaries will not have any obligation to pay amounts due on the Notes or our other indebtedness or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the Notes. Each such subsidiary will be a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from subsidiaries. While the indenture that governs the Notes, our credit agreement that governs our Senior Credit Facility and certain of our other existing indebtedness will limit the ability of any subsidiary to incur consensual restrictions on its ability to pay dividends or make other intercompany payments to us, these limitations are subject to qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the Notes.

        Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the Notes.

        If we cannot make scheduled payments on our debt, we will be in default and holders of the Notes could declare all outstanding principal and interest to be due and payable, the lenders under our Senior Credit Facility could terminate their commitments to loan money and foreclose against the assets securing the Senior Credit Facility and we could be forced into bankruptcy or liquidation. All of these events could result in your losing your investment in the Notes.

Certain of our assets collateralize our Senior Credit Facility and any such assets may not be available to pay our other indebtedness.

        Our Senior Credit Facility is collateralized by a security interest in substantially all of our tangible and intangible assets, including the stock and the assets of Truven and certain of our current and future wholly-owned U.S. subsidiaries (and the stock held by Truven Holding) and a portion of the stock of certain of our non-U.S. subsidiaries. The furnishing of security interests with respect to such assets may materially and adversely affect our financial flexibility, including the costs of or ability to raise additional financing.

Despite our current level of indebtedness, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks to our financial condition described above.

        We and our subsidiaries may be able to incur significant additional indebtedness in the future. Although the indenture that governs the Notes and our credit agreement that governs our Senior Credit Facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. If we incur any additional indebtedness that ranks equally with the Notes, subject to collateral arrangements, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. This may have the effect of reducing the amount of proceeds paid to you. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. In addition, as of December 31, 2014, our Revolving Credit Facility had unused commitments of $42.5 million (after giving effect to $7.5 million of outstanding letters of credit, which, while not drawn, reduce the available balance under the Revolving Credit Facility). Further, we may request incremental increases in commitments under the Senior Credit Facility in an aggregate principal amount up to (x) $75.0 million plus (y) up to an additional $75.0 million if the consolidated senior secured leverage ratio is less than or equal to 4.0:1.0, subject to certain conditions. All of the borrowings under our Senior Credit Facility are and will be secured indebtedness and, therefore, effectively senior to the Notes and the guarantees of the Notes to the extent of the value of the assets securing such debt. If new debt is added to our current debt levels, the related risks that we and the guarantors face could intensify.

The terms of the credit agreement that governs our Senior Credit Facility and the indenture that governs the Notes will restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.

        The indenture that governs the Notes and the credit agreement that governs our Senior Credit Facility contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long term best interest, including, among other things, restrictions on our ability to:

  •
  incur additional indebtedness and guarantee indebtedness;

  •
  pay dividends or make other distributions in respect of, or repurchase or redeem, capital stock;

  •
  prepay, redeem or repurchase certain debt;

  •
  make loans, investments and acquisitions;

  •
  sell or otherwise dispose of assets;

  •
  incur liens;

  •
  enter into transactions with affiliates;

  •
  alter the businesses we conduct;

  •
  enter into sale-leaseback transactions;

  •
  enter into certain swap agreements;

  •
  change our fiscal year;

  •
  enter into agreements restricting our subsidiaries' ability to pay dividends and incur liens; and

  •
  consolidate, merge or sell all or substantially all of our assets.

        The covenants in the indenture that governs the Notes are subject to important exceptions and qualifications, which are described under "Description of Exchange Notes." Certain of these covenants will cease to apply to the Notes when the Notes have investment grade ratings from both Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Group ("Standard & Poor's").

        In addition, the restrictive covenants in the credit agreement that governs our Senior Credit Facility require us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we may be unable to meet them.

        A breach of the covenants or restrictions under the indenture that governs the Notes or under the credit agreement that governs our Senior Credit Facility could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross acceleration or cross default provision applies. In addition, an event of default under the credit agreement that governs our Senior Credit Facility would permit the lenders under our Senior Credit Facility to terminate all commitments to extend further credit under that facility. Furthermore, if we were unable to repay the amounts due and payable under our Senior Credit Facility, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders or noteholders accelerate the repayment of our borrowings, we and our subsidiaries may not have sufficient assets to repay that indebtedness. As a result of these restrictions, we may be:

  •
  limited in how we conduct our business;

  •
  unable to raise additional debt or equity financing to operate during general economic or business downturns; or

  •
  unable to compete effectively or to take advantage of new business opportunities.

        These restrictions may affect our ability to grow in accordance with our strategy. In addition, our financial results, our substantial indebtedness and our credit ratings could adversely affect the availability and terms of our financing.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        Borrowings under our Senior Credit Facility are at variable rates of interest with an established LIBOR floor rate of 1.25% and may expose us to interest rate risk. If interest rates were to increase above the floor rate, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, would correspondingly decrease. Assuming $50.0 million of the Revolving Credit Facility is drawn, a one percent change in interest rates in excess of the floor established by the Senior Credit Facility would result in a $0.50 million change in annual interest expense on our indebtedness under our Senior Credit Facility. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.

The Existing Notes and the Additional Notes are and the Exchange Notes will be effectively subordinated to our and our subsidiary guarantors' indebtedness under our Senior Credit Facility and any other secured indebtedness of our company to the extent of the value of the property securing that indebtedness.

        The Existing Notes and the Additional Notes are not and the Exchange Notes will not be secured by any of our or our subsidiary guarantors' assets. As a result, the Existing Notes and the Additional Notes and the guarantees of the Existing Notes and the Additional Notes are and the Exchange Notes and the guarantees of the Exchange Notes will be effectively subordinated to our and the guarantors' indebtedness under our Senior Credit Facility to the extent of the value of the assets that secure that indebtedness. As of December 31, 2014, we had $624.9 million of principal indebtedness outstanding under our Term Loan Facility, all of which is effectively senior to the Exchange Notes, and we had the ability to borrow up to $42.5 million of additional secured indebtedness under the Senior Credit Facility (after giving effect to $7.5 million of outstanding letters of credit under our Revolving Credit Facility. In addition, we may request incremental increases in commitments under the Senior Credit Facility in an aggregate principal amount up to (x) $75.0 million plus (y) up to an additional $75.0 million if the consolidated senior secured leverage ratio is less than or equal to 4.0:1.0, subject to certain conditions.

Further, we may incur additional secured debt in the future under the indenture governing the Notes and under the credit agreement that governs our Senior Credit Facility if certain specified conditions are satisfied. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our company or any subsidiary guarantor, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the Notes only after all indebtedness under our Senior Credit Facility and such other secured debt has been paid in full. As a result, the holders of the Notes may receive less ratably than the holders of secured debt in the event of our or any of our subsidiary guarantors' bankruptcy, insolvency, liquidation, dissolution or reorganization.

The Existing Notes and the Additional Notes are and the Exchange Notes will be structurally subordinated to all obligations of subsidiaries that do not become guarantors of the Notes.

        The Existing Notes and the Additional Notes are guaranteed and the Exchange Notes will be guaranteed by Truven Holding and by each of our subsidiaries, that guarantee our Senior Credit Facility or that, in the future, guarantee our other indebtedness or indebtedness of any subsidiary guarantor. Except for such subsidiary guarantors of the Notes, our subsidiaries, including our foreign subsidiaries (none of which is a guarantor of the Notes or under the Senior Credit Facility) will have no obligation, contingent or otherwise, to pay amounts due under the Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The Notes and guarantees are structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any such subsidiary that is not a guarantor, all of that subsidiary's creditors (including trade creditors) would be entitled to payment in full out of that subsidiary's assets before we would be entitled to any payment.

        In addition, the indenture that governs the Notes, subject to some limitations, permits any non-guarantor subsidiaries to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by such subsidiaries.

        As of the date of this prospectus, we have foreign subsidiaries that do not guarantee our obligations under our Senior Credit Facility or the Notes. Moreover, in the future, we may choose to acquire or form one or more subsidiaries in connection with the operation of our business that do not guarantee the notes and our other indebtedness. If any such future direct or indirect subsidiary is not a borrower under our Senior Credit Facility and does not guarantee obligations under our Senior Credit Facility or guarantee our other indebtedness or indebtedness of any future subsidiary guarantors, it will be a non-guarantor subsidiary.

        In addition, any subsidiary guarantors will be automatically released from their guarantees upon the occurrence of certain events, including the following:

  •
  the designation of any subsidiary guarantor as an unrestricted subsidiary;

  •
  the release or discharge of any guarantee or indebtedness that resulted in the creation of the guarantee of the Notes by such subsidiary guarantor; or

  •
  the sale or other disposition, including the sale of substantially all the assets, of that subsidiary guarantor.

        If any guarantee is released, no holder of the Notes will have a claim as a creditor against that subsidiary guarantor, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary guarantor will be effectively senior to the claim of any holders of the Notes. See "Description of Exchange Notes—Guarantees."

We may not be able to repurchase the Notes upon a change of control.

        Upon the occurrence of certain kinds of change of control events, we may be required to offer to repurchase all outstanding Notes at 101% of their principal amount, together with accrued and unpaid interest to the purchase date. Additionally, under our Senior Credit Facility, a change of control (as defined in the credit agreement governing our Senior Credit Facility) constitutes an event of default that permits the lenders to accelerate the maturity of borrowings under our credit agreement and the commitments to lend would terminate, and any of our future debt agreements may contain similar provisions. The source of funds for any purchase of the Notes and repayment of borrowings under our Senior Credit Facility would be our available cash or cash generated from our subsidiaries' operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the Notes upon a change of control because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due. If we fail to repurchase the Notes in that circumstance, we will be in default under the indenture that governs the Notes. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the Notes may be limited by law. In order to avoid the obligations to repurchase the Notes and events of default and potential breaches of our credit agreement that governs our Senior Credit Facility, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

        In addition, certain important corporate events, such as leveraged recapitalizations, may not, under the indenture that governs the Notes, constitute a "change of control" that would require us to repurchase the Notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the Notes. See "Description of Exchange Notes—Repurchase at the option of holders—Change of control."

        The exercise by the holders of Notes of their right to require us to repurchase the Notes pursuant to a change of control offer could cause a default under the agreements governing our other indebtedness, including future agreements, even if the change of control itself does not, due to the financial effect of such repurchases on us. In the event a change of control offer is required to be made at a time when we are prohibited from purchasing Notes, we could attempt to refinance the borrowings that contain such prohibitions. If we do not obtain a consent or repay those borrowings, we will remain prohibited from purchasing Notes. In that case, our failure to purchase tendered Notes would constitute an event of default under the indenture that governs the Notes, which could, in turn, constitute a default under our other indebtedness. Finally, our ability to pay cash to the holders of Notes upon a repurchase may be limited by our then existing financial resources.

Holders of the Notes may not be able to determine when a change of control giving rise to their right to have the Notes repurchased has occurred following a sale of "substantially all" of our assets.

        One of the circumstances under which a change of control may occur is upon the sale or disposition of "all or substantially all" of our assets. There is no precise established definition of the phrase "substantially all" under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of Notes to require us to repurchase its Notes as a result of a sale of less than all our assets to another person may be uncertain.

Federal and state fraudulent transfer laws may permit a court to void the Notes and/or the guarantees thereof, and if that occurs, you may not receive any payments on the Notes.

        Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the Notes and the incurrence of the guarantees of the Notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the Notes or the guarantees thereof could be voided as a fraudulent transfer or conveyance if we or any of the guarantors, as applicable, (a) issued the Notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the Notes or incurring the guarantees and, in the case of (b) only, one of the following is also true at the time thereof:

  •
  we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the Notes or the incurrence of the guarantees;

  •
  the issuance of the Notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

  •
  we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor's ability to pay as they mature; or

  •
  we or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or the guarantor if, in either case, the judgment is unsatisfied after final judgment.

        As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent the guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the Notes.

        We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the Notes or the guarantees would be subordinated to our or any of our guarantors' other debt. In general, however, a court would deem an entity insolvent if:

  •
  the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they became due.

        If a court were to find that the issuance of the Notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the Notes or that guarantee, could subordinate the Notes or that guarantee to presently existing and future indebtedness of ours or of the related guarantor or could require the holders of the Notes to repay any amounts received with respect to that guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the Notes. Sufficient funds to repay the Notes may not be available from other sources, including remaining guarantors, if any. Further, the avoidance of the Notes could result in an event of default with respect to our and the guarantors' other debt that could result in acceleration of that debt.

        Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the Notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of Notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of Notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

        Our debt has a non-investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if in that rating agency's judgment, future circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. Credit ratings are not recommendations to purchase, hold or sell the Notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the Notes. Any downgrade by either Moody's or Standard & Poor's could increase the interest rate on our Senior Credit Facility or decrease earnings and would likely make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the Notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your Notes at a favorable price or at all.

Many of the covenants in the indenture that governs the Notes will not apply during any period in which the Notes are rated investment grade by both Moody's and Standard & Poor's.

        Many of the covenants in the indenture that governs the Notes will not apply to us during any period in which the Notes are rated investment grade by both Moody's and Standard & Poor's, provided at such time no default or event of default has occurred and is continuing. These covenants will restrict, among other things, our ability to pay distributions, incur indebtedness and enter into certain other transactions. There can be no assurance that the Notes will ever be rated investment grade or, if they are rated investment grade, that the Notes will maintain these ratings. However, suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. To the extent the covenants are subsequently reinstated, any such actions taken while the covenants were suspended would not result in an event of default under the indenture that governs the Notes. See "Description of Exchange Notes—Certain covenants—Effectiveness of covenants."

Risks related to our business

We are highly dependent on customers and, in many cases, their insurance carriers, as well as third-party vendors, to supply us with data necessary for the delivery of our solutions and services and any deterioration in our key sources of data would adversely affect our business.

        Our solutions and services incorporate data that we obtain from our customers and, with respect to our employer customers, the insurance carriers that service them, as well as data that we purchase from third-party vendors. These data suppliers provide us with a majority of the data that we use for our products and services. Some of our customers have expressed concern about the commercial uses of the data that they contribute to us and insurance carriers are concerned that certain data they supply could be used in ways that disadvantage them. Health insurance carriers generally view certain health plan data as proprietary information and are increasingly asserting control over how the data may be used and to whom it may be provided, even if authorized by the health plan sponsor. The imposition of restrictions or limitations on our use of or access to customer and health plan data could adversely affect our solutions and service offerings, including product functionality, our ability to provide data and corresponding products and services to commercial customers, our ability to develop new product and service offerings and our reputation and brand equity resulting from diminished data access. In addition, we may be unable to find alternative, up to date data sources from third-party vendors on commercially reasonable terms or at all. Third party vendors of data may increase restrictions on our use of data, increase pricing to purchase or license data or refuse altogether to provide us with data. Any significant impairment to the access to data that we currently enjoy, due to increased pricing, the imposition of restrictions and limitations that we consider onerous or the withdrawal of the provision of data to us from key sources, could have a material adverse impact on our business, results of operations or financial condition.

We receive, process, store, use and transmit individually identifiable health information and other sensitive data, which subjects us to governmental regulation and other legal obligations related to privacy and security, and any actual or perceived failure to comply with such obligations could harm our business.

        We receive, process, store, use and transmit individually identifiable health information and other sensitive data. There are numerous federal and state laws regarding privacy and the storing, sharing, use, processing, disclosure and protection of individually identifiable health information and other personal information, the scope of which is changing and subject to differing interpretations. We strive to comply with applicable laws, policies, legal obligations and industry codes of conduct relating to privacy and data protection to the extent feasible. However, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to customers or third parties or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of individually identifiable health information or other sensitive data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause our customers to lose trust in us, which could have a material adverse effect on our business, financial condition and results of operations. In addition, we cannot provide assurances with regard to how governmental regulation and other legal obligations related to privacy and security will be interpreted, enforced or applied to our operations.

If our security measures are breached, or if the systems our customers use to gain access to our solutions are compromised, we could lose sales and customers.

        Our business involves the storage, use and transmission of individually identifiable health information and other highly confidential data. Therefore, the security features of our offerings are extremely important. A security breach or failure could result from a variety of circumstances and events, including third-party actions such as computer hacker attacks or phishing, employee malfeasance or error, computer viruses and malware, software bugs or other technical malfunctions, power outages, hardware or telecommunications failures, and catastrophic events. If our security measures are breached or fail, or if the computer systems of us, our customers, or our third party providers are compromised, unauthorized data access may occur. Any of these circumstances could lead to interruptions, delays or shutdowns, causing loss of critical data or the unauthorized disclosure or use of personally identifiable or other confidential information. Security breaches or compromises of computer systems or security measures may be difficult to prevent, detect and resolve. Because the techniques used to obtain unauthorized access, disable service or sabotage systems change frequently, may originate from less regulated and remote areas around the world and generally are not recognized until launched against us, we may be unable to proactively address these techniques or to implement adequate preventative measures.

        We outsource to third parties certain important aspects of the storage and transmission of the information provided to us by our customers and other sources. These outsourced functions include services such as co-location data centers, software development, software engineering, database consulting, system administration, network security and firewall services. We attempt to address the associated risks by requiring our subcontractors with data access to sign agreements, including Business Associate agreements where necessary, obligating them to take security measures to protect such data. In addition, certain of our third party subcontractors are subject to security audits. However, we cannot assure you that these contractual measures and other safeguards will provide adequate protection against the risks associated with the storage and transmission of the data in our care.

        In the event of a security breach or compromise that results in performance or availability problems with respect to our solutions, data assets or services, or the loss or unauthorized disclosure of individually identifiable health or other confidential information, our reputation could be severely damaged and the costs to our business could increase substantially. Our existing customers may lose trust and confidence in us and our solutions and services, causing them to decrease or stop the use of our solutions and services. We may experience difficulty in attracting new customers. We could be subject to lawsuits, government enforcement action and other claims that could result in third party liability, penalties, and fines, and we could be required to expend significant resources to remediate the damage and protect against future security breaches. These consequences could diminish our competitive position and have a material adverse effect on our business, results of operations and financial condition.

Failure of our customers to obtain proper permissions or provide us with accurate data may result in claims against us or may limit or prevent our use of data, which could harm our business.

        We require our customers to obtain necessary permissions for the use and disclosure of the information that we receive. If they fail to obtain necessary permissions, then our use and disclosure of information that we receive from them or on their behalf may be limited or prohibited by state or federal privacy or other laws. Also, we rely on our customers to provide us with accurate and correct data. In addition, such failures by our customers could interfere with or prevent creation or use of rules, analyses or other data-driven activities that benefit us. Accordingly, we may be subject to claims or liability for use or disclosure of information by reason of lack of valid permissions or due to data inaccuracy. These claims or liabilities could damage our reputation, subject us to unexpected costs and adversely affect our financial condition and operating results.

Certain of our activities present the potential for identity theft or similar illegal behavior by our employees or contractors with respect to third parties.

        Our services involve the use and disclosure of personal information that in some cases could be used to impersonate third parties or otherwise improperly gain access to their data or funds. If any of our employees or contractors takes, converts or misuses such information, or we experience a data breach creating a risk of identity theft, we could be liable for damages, and our business reputation could be damaged or destroyed. In addition, we could be perceived to have facilitated or participated in illegal misappropriation of documents or data and, therefore, be subject to civil or criminal liability. Federal and state regulators may take the position that a data breach or misdirection of data constitutes an unfair or deceptive act or trade practice. We also may be required to notify individuals affected by any data breaches. Further, a data breach or similar incident could impact the ability of our customers that are creditors to comply with the federal "red flags" rules, which require the implementation of identity theft prevention programs to detect, prevent and mitigate identity theft in connection with customer accounts.

Government regulation creates risks and challenges with respect to our compliance efforts and our business strategies.

        The healthcare industry is highly regulated and subject to changing political, legislative, regulatory and other influences. Healthcare laws, including HIPAA, are complex and their application to specific services and relationships may not be clear. We may also be impacted by non-healthcare laws as a result of some of our solution platforms.

        Given the evolving legal and regulatory environment, we are unable to predict what changes to laws or regulations might be made or how those changes could affect our business or costs of compliance. We have attempted to structure our operations to comply with legal requirements directly applicable to us and to our customers, but there can be no assurance that our operations will not be challenged or adversely impacted by enforcement initiatives. Any determination by a court or agency that our solutions violate, or cause our customers to violate, applicable laws or regulations could subject us or our customers to civil or criminal penalties. Such a determination could also require us to change or terminate portions of our business, disqualify us from serving customers who are or do business with government entities, or cause us to refund some or all of our service fees or otherwise compensate our customers. In addition, failure to satisfy laws or regulations could adversely affect demand for our solutions and could force us to expend significant capital, research and development and other resources to address the failure. Even an unsuccessful challenge by regulatory authorities or private whistleblowers could result in loss of business, exposure to adverse publicity and injury to our reputation and could adversely affect our ability to retain and attract customers. Laws and regulations impacting our operations include the following:

        HIPAA and other privacy and security requirements.    There are numerous federal and state laws and regulations related to the privacy and security of personal health information. In particular, regulations promulgated pursuant to HIPAA established national privacy and security standards that limit the use and disclosure of individually identifiable health information and require the implementation of administrative, physical and technological safeguards to ensure the confidentiality, integrity and availability of individually identifiable health information in electronic form. In addition to regulating privacy of individual health information, HIPAA includes several anti-fraud and abuse laws and extends criminal penalties to private healthcare benefit programs.

        Many of our customers are directly subject to the so called HIPAA Privacy Standards, and HIPAA Security Standards. As such, they are required to enter into written agreements with us, known as Business Associate agreements, which obligate us to safeguard individually identifiable health information and restrict how we may use and disclose that information. HITECH addresses the privacy and security concerns associated with the electronic transmission of health information, in part, through several provisions that strengthen the civil and criminal enforcement of HIPAA, which directly affects our business and increases penalties for noncompliance. Prior to HITECH, the HIPAA Privacy Standards and Security Standards applied to us indirectly as a result of our contractual obligation to our customers. Effective February 2010, the American Recovery and Reinvestment Act of 2009 ("ARRA") extended the direct application of certain provisions of the Privacy Standards and Security Standards to us when we are functioning as a Business Associate of our customers that are "Covered Entities" under HIPAA. ARRA required the Department of Health and Human Services ("HHS") to issue regulations implementing HITECH. The Final Rule aligning the HIPAA Privacy Standards, Security Standards and enforcement rules with HITECH's statutory changes was released at the end of January 2013. Along with changes in breach notification standards, which are expected to lead to a higher proportion of data security incident being classified as reportable breaches, the rule extends Business Associate status to subcontractors of Business Associates, making us a Business Associate in some contexts where we previously had only contractual liability.

        If we are unable to properly protect the privacy and security of health information entrusted to us, we could be found to have breached our contracts with our customers. Further, HIPAA includes civil and criminal penalties for Covered Entities and Business Associates that violate the Privacy Standards or the Security Standards. ARRA significantly increased the amount of the civil penalties, with penalties of up to $50,000 per violation for a maximum civil penalty of $1.5 million in a calendar year for violations of the same requirement.

        We have implemented and maintain policies and processes to assist us in complying with the Privacy Standards, the Security Standards and our contractual obligations. We cannot provide assurance regarding how these standards will be interpreted, enforced or applied to our operations.

        Data breach laws.    In recent years, there have been a number of well publicized data breaches involving the improper dissemination of personal information of individuals both within and outside of the healthcare industry. Many states, as well as the federal government through HIPAA, have responded to these incidents by enacting laws requiring holders of personal information to maintain safeguards and take certain actions in response to a data breach, such as providing prompt notification of the breach to affected individuals. In many cases, these laws are limited to electronic data, but states are increasingly enacting or considering stricter and broader requirements. HIPAA Covered Entities must report breaches of unsecured individually identifiable health information to affected individuals without unreasonable delay but not to exceed 60 days of discovery of the breach by a Covered Entity or its agents. Notification must also be made to HHS and, in certain circumstances involving large breaches, to the media. Business Associates must report breaches of unsecured individually identifiable health information to Covered Entities within 60 days of discovery of the breach by the Business Associate or its agents. In addition, the Federal Trade Commission has prosecuted some data breach cases as unfair and deceptive acts or practices under the Federal Trade Commission Act. We have implemented and maintain physical, technical and administrative safeguards intended to protect all personal data and have processes in place to assist us in complying with applicable laws and regulations regarding the protection of this data and properly responding to any security breaches or incidents. However, data breaches could subject us to certain liabilities and could result in a loss of business, exposure to adverse publicity and injury to our reputation, any of which could adversely affect our ability to retain and attract customers.

        Other requirements.    In addition to HIPAA, numerous other state and federal laws govern the collection, dissemination, use, access to and confidentiality of individually identifiable health information and healthcare provider information. Some states also are considering new laws and regulations that further protect the confidentiality, privacy and security of medical records or other types of medical information. In many cases, these state laws are not preempted by the Privacy Standards and may be subject to interpretation by various courts and other governmental authorities. Further, the U.S. Congress and a number of states have considered or are considering prohibitions or limitations on the disclosure of medical or other information to individuals or entities located outside of the United States.

        False or fraudulent claim laws.    There are numerous federal and state laws that prohibit false or fraudulent claims. False or fraudulent claims include, but are not limited to, billing for services not rendered, failing to refund known overpayments, misrepresenting actual services rendered and improper coding and billing for medically unnecessary items or services. The False Claims Act ("FCA") and some state false claims laws contain whistleblower provisions that allow private individuals to bring qui tam actions, which are actions on behalf of the government alleging that the defendant has defrauded the government. Whistleblowers, the federal government and some courts have taken the position that entities that have violated other statutes, such as the federal Anti-Kickback Statute prohibiting any person from knowingly and willfully soliciting, receiving or paying any remuneration to induce another person to refer, recommend or arrange the purchase, lease or order of goods or services that are in any way paid for by a federal healthcare program such as Medicare or Medicaid, have been found to violate the FCA. We rely on our customers to provide us with accurate and complete information. Errors and the unintended consequences of data manipulations by us or our systems with respect to entry, formatting, preparation or transmission of claim information may be determined or alleged to be in violation of these laws and regulations or could adversely impact the compliance of our customers.

        Anti-Kickback and Anti-Bribery Laws.    A number of federal and state laws govern patient referrals, financial relationships with physicians and other referral sources and inducements to providers and patients, including restrictions contained in amendments to the Social Security Act, commonly known as the "federal Anti-Kickback Statute." The federal Anti-Kickback Statute prohibits any person or entity from offering, paying, soliciting or receiving, directly or indirectly, anything of value with the intent of generating referrals of patients covered by Medicare, Medicaid or other federal healthcare programs. Many states also have similar anti-kickback laws that are not necessarily limited to items or services for which payment is made by a federal healthcare program. Moreover, both federal and state laws forbid bribery and similar behavior. While unlikely, any determination by a state or federal regulatory agency that any of our activities or those of our customers or vendors violate any of these laws could subject us to civil or criminal penalties or could require us to change or terminate some portions of our business, could require us to refund a portion of our service fees, could disqualify us from providing services to customers who are or do business with government programs, any one of which could have an adverse effect on our business. Even an unsuccessful challenge by regulatory authorities of our activities could result in adverse publicity and could require a costly response from us.

Customer contracts with governmental agencies, or which are funded by government programs, impose strict compliance burdens on us, may give rise to conflicts with some of our other important businesses and are subject to termination and delays in funding.

        A significant portion of our revenues comes from customers that are governmental agencies or are funded by government programs. Our contracts and subcontracts with these customers may be subject to some or all of the following:

  •
  termination when appropriated funding for the current fiscal year is exhausted;

  •
  termination for the governmental customer's convenience, subject to a negotiated settlement for costs incurred and profit on work completed, along with the right to place contracts out for bid before the full contract term, and the right to make unilateral changes in contract requirements, subject to negotiated price adjustments;

  •
  compliance and reporting requirements related to, among other things, agency specific policies and regulations, cost principles and accounting systems, equal employment opportunity, affirmative action for veterans and workers with disabilities and accessibility for the disabled;

  •
  broad audit rights;

  •
  specialized remedies for breach and default, including set-off rights, retroactive price adjustments and civil or criminal fraud penalties, as well as mandatory administrative dispute resolution procedures instead of state contract law remedies; and

  •
  potential delays or terminations of, or failures to renew, existing U.S. government contracts and subcontracts, as well as the potential delay or reduction in the rate of creation of new contracts, as a result of budget cuts relating to the Budget Control Act of 2011 and the related automatic sequestration process that followed.

        In addition, certain violations of federal and state law may subject us to having our contracts terminated and, under certain circumstances, suspension and/or debarment from future government contracts. We are also subject to organizational conflict of interest rules that may affect our eligibility for some government contracts, including rules applicable to all U.S. government contracts, as well as rules applicable to the specific agencies with which we have contracts or with which we may seek to enter into contracts. For example, there has been an increasing focus on payment integrity issues with respect to government programs, and solutions and services that we provide to hospitals may constitute an organizational conflict of interest under our payment integrity contracts. If an organizational conflict of interest cannot be mitigated, then we may be disqualified from certain government contracts.

Inaccuracies in the solutions and services that we deliver to our customers could have an adverse effect on our reputation and business and expose us to liability.

        The information solutions and services that we deliver to our customers are becoming increasingly sophisticated. Errors in these solutions and services could cause serious problems for our customers. Some of these risks are heightened as we seek to expand our solutions and service offerings, including various patient safety solutions utilized by clinicians. If problems like these occur, our customers may seek compensation from us or may seek to terminate their agreements with us, withhold payments due to us, seek refunds from us of part or all of the fees charged under our agreements, a loan or advancement of funds or initiate litigation or other dispute resolution procedures. In addition, we may be subject to claims against us by others affected by any such problems.

Failures, delays, or interruptions in the operation of our computer and communications systems or the failure to implement system enhancements may harm our business.

        Our success depends on the efficient and uninterrupted operation of our computer and communications systems and other aspects of our information technology infrastructure. We must meet our customers' service level expectations and our contractual obligations with respect to the delivery of our information products and services. Failure to do so could subject us to liability, as well as cause us to lose customers. In addition, because of the large amount of data we collect and manage, it is possible that hardware failures and errors in our systems would result in data loss or corruption or cause the information that we collect to be incomplete or contain inaccuracies that our customers regard as significant. If problems like these occur, our customers may seek full or partial refunds or credits from us or may seek to terminate their agreements with us, withhold payments due to us, or initiate litigation or other dispute resolution procedures. Also, our business could be harmed if our customers and potential customers believe our service is unreliable.

        We depend on data centers that are not owned or operated by us.    While we control and have access to our servers and the components of our network that are located in our external data centers, we do not own or control the operation of these facilities. The agreement that governs our use of the data centers is for a specified term, and we have no assurance that it can be renewed on commercially reasonable terms or at all.

        Damage or failure of systems and technology environment.    A failure at our data centers or of our network or data gathering and dissemination processes could impede the processing of data, delivery of databases and services, client orders and day to day management of our business and could result in the corruption or loss of data. While we have disaster recovery plans for our main data center and our other operations that we believe are appropriate, we currently do not have full backup facilities for all of our operations to provide redundant network capacity in the event of a data center or system failure. Despite any precautions we may take, damage from fire, floods, hurricanes, power loss, telecommunications failures, computer viruses, malware, break-ins, sabotage, breaches of security, epidemics and similar events at our various computer facilities could result in interruptions in the flow of data to and from our servers.

        In addition, any failure by our computer information technology environment to provide our required data communications capacity could result in interruptions in our service. If at any time our data facility providers are unable to satisfy our requirements, we could be required to transfer our operations to an alternative provider of server hosting services. Such a transfer, whether planned or unplanned, could result in significant delays in our ability to deliver our products and services to our clients. Additionally, significant delays in the planned delivery of system enhancements, improvements and inadequate performance of the systems once they are completed could damage our reputation and harm our business.

        Long term business disruption.    Finally, long term disruptions in the infrastructure caused by events such as natural disasters, the outbreak of war, the escalation of hostilities, epidemics or acts of terrorism (particularly involving cities in which we have offices or maintain our data) could adversely affect our businesses. Although we carry property casualty and business interruption insurance, our coverage may not be adequate to compensate us for all losses that may occur. The occurrence of any of these events could disrupt our business and operations or harm our brand and reputation, either of which could materially adversely affect our business, results of operations and financial condition.

If we are unable to retain our existing customers, our business, financial condition and results of operations could suffer.

        Our success depends substantially upon the retention of our customers, particularly due to our recurring revenue model. Historically, a significant percentage of our revenue has come from ongoing customer relationships. We may not be able to maintain similarly high renewal and/or retention rates in the future. Our success in securing renewals depends in part upon our clients' budgetary environment, our reputation and performance and our competitors. Our subscription-based revenues depend in part upon maintaining our customer renewal and retention rates. If we are unable to retain customers at an acceptable rate, our business, results of operations and financial condition could be materially adversely impacted.

General economic, political and market forces and dislocations beyond our control could reduce demand for our solutions and harm our business.

        The demand for our solutions may be impacted by domestic and international factors that are beyond our control, including macroeconomic, political and market conditions, the availability of short-term and long-term funding and capital, the level and volatility of interest rates, currency exchange rates and inflation. The United States economy recently experienced periods of contraction and both the future domestic and global economic environments may continue to be less favorable than those of prior years. Any one or more of these factors may contribute to reduced activity and prices in the securities markets generally and could result in a reduction in demand for our solutions, which could have an adverse effect on our results of operations and financial condition. A significant additional decline in the value of assets for which risk is transferred in market transactions could have an adverse impact on the demand for our solutions.

Content innovation and technological developments could render our solutions and services obsolete or uncompetitive and we may not be able to develop new content innovations and technology necessary for our business to remain competitive.

        To remain competitive, we must consistently deliver comprehensive and effective data solutions and services to our clients in forms that are easy to use while simultaneously providing clear answers to complex questions, some of which require us to focus on content innovation. In addition, the technologies supporting the industries we serve and our platforms for delivering our solutions and services to our customers are susceptible to rapid changes and in order to be competitive we must consistently develop cost effective technologies for secure and reliable data collection and analysis. We may not be able to develop new content innovations or technologies, or enhancements to, updates of or new versions of our technologies, as necessary for our business or we may not do so as quickly or cost effectively as our competition.

        Further, the introduction of new solutions and services embodying new technologies and the emergence of new industry standards could render existing solutions and services obsolete. Our continued success will depend on our ability to adapt to changing technologies, manage and process ever increasing types and amounts of data and improve the performance, features and reliability of our data solutions and services in response to changing client and industry demands. We may experience difficulties that could delay or prevent the successful design, development, testing, introduction or marketing of our solutions and services. New solutions and services, or enhancements or updates to existing solutions and services, may not adequately meet the requirements of current and prospective customers or achieve any degree of significant market acceptance.

Our business is subject to significant or potentially significant competition that is likely to intensify.

        Our future growth and success depends on our ability to successfully compete with other companies that provide similar services in the same markets, some of which may have financial, marketing, technical and other advantages. Some of our existing customers, including some for which we act as a subcontractor, compete with us or may plan to do so or belong to alliances that compete with us or plan to do so, either with respect to the same products and services we provide to them or with respect to some of our other lines of business. The ability of customers or other competitors to replicate our solutions and services may adversely affect the terms and conditions we are able to negotiate in our agreements and our transaction volume with them, which directly relates to our revenues. We are competing with other vendors to be the first to deliver real time and prospective analytics and the integration of financial and clinical data, and any vendor that exhibits an advantage in any of these areas will be at a distinct competitive advantage. In addition, some of our solutions and services allow health care sponsors and carriers to outsource business processes that have been or could be performed internally and, in order for us to be able to compete, use of our solutions and services must be more efficient for them than use of internal resources. We are also often required to respond to requests for proposals ("RFPs") to compete for a contract. This requires that we accurately estimate our cost structure for servicing a proposed contract, the time required to establish operations and likely terms of the proposals submitted by competitors. We cannot assure you that we will continue to obtain contracts in response to RFPs or that our proposals will result in profitable contracts. In addition, competitors may protest contracts awarded to us through the RFP process which may cause the award to be delayed or overturned or may require the client to reinitiate the RFP process.

Our business could be harmed if we are no longer able to license or integrate third party technologies, or to the extent any problems arise with the functionality or successful integration of any software or other technologies licensed to us by third party vendors.

        We depend upon licenses from third party vendors for some of the technology used in our business intelligence and software tools and the technology platforms upon which these tools operate. We also use third party software to maintain and enhance, among other things, content generation and delivery, and to support our technology infrastructure. These technologies might not continue to be available to us on commercially reasonable terms or at all. Most of these licenses can be renewed only by mutual agreement and may be terminated if we breach the terms of the license and fail to cure the breach within a specified period of time. Our inability to obtain and maintain any of these licenses could delay our ability to provide services until alternative technology can be identified, licensed and integrated, which may harm our financial condition and results of operations. Some of our third party licenses are non-exclusive and our competitors may obtain the right to use any of the technology covered by these licenses to compete directly with us.

        Our use of third party technologies exposes us to risks associated with the integration of new technology into our solutions, the diversion of our resources from development of our own proprietary technology and the generation of revenue from licensed technology sufficient to offset associated procurement and maintenance costs. Because some of our products and services incorporate software developed and maintained by third parties, we are, to a certain extent, dependent upon such third parties' ability to maintain or enhance their current products and services, to ensure that their products are free of defects or security vulnerabilities, to develop new products and services on a timely and cost-effective basis and to respond to emerging industry standards and other technological changes. To the extent any problems arise with the proper functioning or successful integration of any software or other technologies licensed to us by third party vendors, this could prevent our products and services from operating as our customers expect them to, thereby harming our relationships with our customers. If problems like these occur, our customers may seek compensation from us or may seek to terminate their agreements with us, withhold payments due to us, seek refunds from us of part or all of the fees charged under our agreements, or file a lawsuit. Further, we may be subject to claims against us by others affected by any such problems. As a result, our business, financial condition and results of operations could suffer. In addition, if our vendors choose to discontinue support of the licensed technology in the future, we might not be able to modify or adapt our own solutions.

Client procurement strategies could put additional pressure on the pricing of our information services, thereby leading to decreased earnings.

        Certain of our clients may continue to seek further price concessions from us. This puts pressure on the pricing of our information services, which could limit the amounts we earn. If our competitors offer deep discounts on certain products in an effort to recapture or gain market share or to sell other products, we may then need to lower prices or offer other favorable terms in order to compete successfully. Any such changes would be likely to reduce margins and could adversely affect operating results. If we cannot offset price reductions with a corresponding increase in sales or with lower spending, then the reduced software revenues resulting from lower prices would adversely affect our results. In some areas of our Commercial segment, we see pricing pressure as healthcare reform drives clients to manage healthcare information technology spending in the context of other technology investments they are implementing concurrently.

        As is common in high technology industries with rapid technological change, our customers may also require us to continue to add functionality to our products in order to maintain price. Additionally, changes in the pricing model for our products and solutions could require us to implement a new pricing model in order to remain competitive. A change in pricing model could require significant resources in order to transition successfully and could reduce our revenue during such a transition. While we attempt to mitigate the revenue impact of any pricing pressure through effective negotiations and by providing services to individual businesses within particular groups, there can be no assurance as to the degree to which we will be able to do so, which could materially adversely affect our business, results of operations and financial condition.

The protection of our intellectual property may require substantial resources.

        The steps we have taken to protect and enforce our proprietary rights and intellectual property may not be adequate. For instance, we may not be able to secure trademark or service mark registrations for marks in the United States or in foreign countries or take similar steps to secure patents for our proprietary applications. Further, despite our efforts, it may be possible for third parties to reverse engineer or otherwise obtain, copy and use information that we regard as proprietary. Third parties may infringe upon or misappropriate our copyrights, trademarks, service marks and other intellectual property rights, which could have a material and adverse effect on our business, financial condition and results of operations. If we believe a third party has misappropriated our intellectual property, litigation may be necessary to enforce and protect those rights, which would divert management resources, would be expensive and may not effectively protect our intellectual property. If we expand our overseas offerings, the laws of some countries do not protect and enforce proprietary rights to the same extent as the laws of the United States. As a result, if anyone misappropriates our intellectual property, it may have a material adverse effect on our business, results of operations and financial condition.

Third parties may claim that we are infringing their intellectual property, and we could suffer significant litigation or licensing expenses or be prevented from selling certain solutions.

        We could be subject to claims that we are misappropriating or infringing intellectual property or other proprietary rights of others. These claims, even if not meritorious, could be expensive to defend and divert management's attention from our operations. If we become liable to third parties for infringing these rights, we could be required to pay a substantial damage award and to develop non-infringing technology, obtain a license or cease selling the products or services that use or contain the infringing intellectual property. We may be unable to develop non-infringing solutions or obtain a license on commercially reasonable terms, or at all. We may also be required to indemnify our customers if they become subject to third party claims relating to intellectual property that we license or otherwise provide to them, which could be costly.

We are, and may become, involved in litigation that could harm the value of our business.

        In the normal course of our business, we are involved in lawsuits, claims, audits and investigations. The outcome of these matters could have a material adverse effect on our business, results of operation or financial condition. In addition, we may become subject to future lawsuits, claims, audits and investigations that could result in substantial costs and divert our attention and resources. For example, we have, and may in the future, become subject to claims relating to unfavorable patient outcomes based on information that we may have made available to clinicians or pharmaceutical customers. There can be no assurances that the outcome of any such litigation if successful will not have a material effect on our business.

Our success depends in part on our ability to identify, recruit and retain skilled management, including our executive officers, and technical personnel. If we fail to recruit and retain suitable candidates or if our relationship with our employees changes or deteriorates, there could be an adverse effect on our business.

        Our future success depends upon our continuing ability to identify, attract, hire and retain highly qualified personnel, including skilled technical, management, product and technology and sales and marketing personnel, all of whom are in high demand and are often subject to competing offers. In particular, our executive officers are critical to the management of our business. The loss of any of our executive officers could impair our ability to execute our business plan and growth strategy, reduce revenues, cause us to lose customers or lead to employee morale problems and/or the loss of key employees. Competition for qualified personnel in the healthcare information technology and services industry is intense, and we may not be able to hire or retain a sufficient number of qualified personnel to meet our requirements, or at salary, benefit and other compensation costs that are acceptable to us. A loss of a substantial number of qualified employees, or an inability to attract, retain and motivate additional highly skilled employees required for expansion of our business, could have an adverse effect on our business.

Failure to successfully complete or integrate acquisitions into our existing operations could have an adverse impact on our business, financial condition and results of operations.

        We regularly evaluate opportunities for strategic growth through acquisitions. Recently, we completed the acquisitions of Simpler, JWA and HBE. Potential issues associated with acquisitions could include, among other things; our ability to realize the full extent of the benefits or cost savings that we expect to realize as a result of the completion of the acquisition within the anticipated time frame, or at all; receipt of necessary consents, clearances and approvals in connection with the acquisition; and diversion of management's attention from base strategies and objectives. Further, we may be unsuccessful in our effort to combine our businesses with the business of the acquired company in a manner that permits cost savings to be realized, including sales and administrative support activities and information technology systems, motivating, recruiting and retaining executives and key employees, conforming standards, controls, procedures and policies, business cultures and compensation structures, consolidating and streamlining corporate and administrative infrastructures, consolidating sales and marketing operations, retaining existing customers and attracting new customers, identifying and eliminating redundant and underperforming operations and assets, coordinating geographically dispersed organizations, and managing tax costs or inefficiencies associated with integrating our operations following completion of the acquisitions. The process of integrating acquired companies and operations may result in unforeseen operating difficulties and may require significant financial resources and management's time and attention that would otherwise be available for the ongoing development or expansion of our existing operations. In addition, acquisitions outside of the United States increase our exposure to risks associated with foreign operations, including fluctuations in foreign exchange rates and compliance with foreign laws and regulations. A significant portion of the operations and personnel of HBE, which we acquired in November, are outside the United States. If an acquisition is not successfully completed or integrated into our existing operations, our business, results of operations and financial condition could be materially adversely impacted.

To the extent the availability of free or relatively inexpensive information increases, the demand for some of our solutions may decrease.

        Public sources of free or relatively inexpensive information have become increasingly available recently, particularly through the Internet, and this trend is expected to continue. Governmental agencies in particular have increased the amount of information to which they provide free public access. Public sources of free or relatively inexpensive information may enable third parties to create value added, analytically enhanced or authoritative content that may compete with and reduce demand for our solutions. To the extent that customers choose not to obtain solutions from us and instead rely on these alternative new sources, our business and results of operations may be adversely affected.

Our foreign operations expose us to political, economic, regulatory and other risks, which could adversely impact our financial results.

        We conduct a portion of our operations in the United Kingdom and India, Canada, Brazil, Belgium and Japan, including some sales functions and some data service functions. Operating in overseas environments carries risks for our business, including currency exposures, unexpected changes in local government laws and regulations, including those relating to intellectual property, data management, labor and cross-border trade, volatility of an emerging economy, corruption and fraudulent business practices, recruiting and retention of skilled personnel, tax law changes, and other exposures inherent in operating in foreign jurisdictions.

As an "emerging growth company" under the JOBS Act, we are permitted to, and intend to, rely on exemptions from some disclosure requirements.

        As an "emerging growth company" under the JOBS Act, we are permitted to, and intend to, rely on exemptions from some disclosure requirements. We are an emerging growth company until the earliest of: (i) the last day of the fiscal year during which we had total annual gross revenues of $1 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt or (iv) the date on which we are deemed to be a "large accelerated filer" as defined under the federal securities laws. For so long as we remain an emerging growth company, we will not be required to, among other things:

  •
  have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; and

  •
  include detailed compensation discussion and analysis in our filings under the Exchange Act, and instead may provide a reduced level of disclosure concerning executive compensation.

  •
  To the extent we take advantage of these reduced burdens, the information that we provide you in our public filings may be different than that of other public companies in which you hold securities.

We are controlled by the Sponsor, whose interest as equity holder may conflict with yours as a holder of Notes.

        We are controlled by the Sponsor, through its affiliated private equity funds. The Sponsor controls the election of our directors and thereby has the power to control our affairs and policies, including the appointment of management, the issuance of additional equity and the declaration and payment of dividends if allowed under the terms of the credit agreement governing our Senior Credit Facility, the terms of the indenture governing the Notes and the terms of our other indebtedness outstanding at the time. The Sponsor does not have any liability for any obligations under or relating to the Notes and their interests may be in conflict with yours. For example, if we encounter financial difficulties or are unable to pay our debts as they mature, the Sponsor may pursue strategies that favor equity investors over debt investors. In addition, the Sponsor, through its affiliated private equity funds, may have an interest in pursuing acquisitions, divestitures, financing or other transactions that, in its judgment, could enhance their equity investments, even though such transactions may involve risk to you as a holder of the Notes. Additionally, the Sponsor, through its affiliated private equity funds, may make investments in businesses that directly or indirectly compete with us, or may pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us.

If we do not remediate material weakness in our internal control over financial reporting or are unable to implement and maintain effective internal control over financial reporting in the future, the accuracy and timeliness of our financial reporting may be adversely affected.

        In connection with the audit of our financial statements for the 2014 period, we have identified control deficiencies in our internal control over financial reporting that constituted a material weakness. A material weakness is defined under the standards issued by the Public Company Accounting Oversight Board as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected and corrected on a timely basis. Specifically, it was determined that we do not maintain a sufficient complement of personnel with an appropriate level of accounting knowledge, experience and training in the application of GAAP. Based on that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were not effective at the reasonable assurance level as of December 31, 2014 because of the material weakness discussed above. We are currently in the process of remediating this weakness. During the course of the remediation effort, we may identify additional control deficiencies, which could give rise to other material weaknesses, in addition to the material weakness described above. In connection with the audit of our financial statements for 2013 and 2012, we identified other control deficiencies that constituted material weaknesses, which we have remediated following discussion of these material weaknesses. If we are unable to successfully remediate our material weakness described above, it could harm our operating results, cause us to fail to meet our U.S. Securities and Exchange Commission (the "SEC") reporting obligations or result in inaccurate financial reporting or material misstatements in our annual or interim consolidated and combined financial statements that would not be prevented or detected in a timely basis. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to remediate the material weakness described above or avoid potential future material weaknesses.

        Further, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the periods shown on a combined basis for the Predecessor period and on a consolidated basis for the Successor period. For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges. The term "fixed charges" means the sum of the following: (i) interest expense, (ii) amortized premiums, discounts and capitalized expenses related to indebtedness and (iii) an estimate of the interest within rental expense (iv) loss on early extinguishment of debt representing write-off of unamortized debt issue cost, original issue discount and call premium fees.

	Predecessor			Successor
	Year ended December 31, 2010	Year ended December 31, 2011	Period from January 1, 2012 to June 6, 2012	From inception April 23, 2012 to December 31, 2012	Year ended December 31, 2013	Year ended December 31, 2014

($ in millions, except ratios)
Earnings
Pre-tax income (loss) from continuing operations	$35,642	$24,740	$(12,436)	$(84,105)	$(429,916)	$(59,708)
Fixed charges	2,659	2,438	1,050	50,578	74,281	73,281

Earnings	38,301	27,178	(11,386)	(33,527)	(355,635)	13,573

Fixed Charges
Interest expense	—	63	—	39,662	62,092	63,815
Amortization of original issue discounts related to indebtedness	—	—	—	1,102	2,557	3,266
Amortization of debt issue costs	—	—	—	1,630	2,643	2,535
Unamortized debt issue costs written off	—	—	—	2,405	951	—
Unamortized original issue discount written off	—	—	—	2,705	1,402	—
October 2012 debt refinancing costs	—	—	—	1,587	—	—
April 2013 debt refinancing costs	—	—	—	—	936	—
Estimate of interest in rental expense	2,659	2,375	1,050	1,487	3,700	3,665

Total fixed charges	$2,659	$2,438	$1,050	$50,578	$74,281	$73,281

Ratio of Earnings to Fixed Charges(1)	14.4	11.1	—	—	—	0.2

Additional Pre-Tax Earnings to Achieve 1:1 Ratio	$—	$—	$12,436	$84,105	$429,916	$59,708

(1)
The ratio of earnings to fixed charges is computed by dividing earnings (loss) from operations plus fixed charges by fixed charges.

USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the Registration Rights Agreement. We will not receive any cash proceeds from the issuance of the Exchange Notes and have agreed to pay the expenses of the exchange offer, other than certain taxes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange, Additional Notes in a like principal amount. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Additional Notes, except as otherwise described herein under "The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Outstanding Additional Notes." The Additional Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in our outstanding indebtedness.

 CAPITALIZATION

        The following table sets forth our capitalization as of December 31, 2014. You should read the following table in conjunction with the sections of this prospectus entitled "Summary historical financial and other data", "Description of Senior Credit Facility" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with our audited consolidated financial statements as of and for the year ended December 31, 2014 and the related notes thereto, included elsewhere in this prospectus.

(Dollars in thousands)	As of December 31, 2014
Debt:
Credit Facilities(1):
Term Loan Facility	$610,845
10.625% Senior Notes due 2020(2)	325,695
10.625% Additional Senior Notes due 2020(3)	41,182

Total debt	977,722
Total equity	47,123

Total capitalization	$1,024,845

(1)
As of December 31, 2014, the Credit Facilities consisted of (i) the $610.8 million of outstanding principal,(net of unamortized original issue discount of $14.0 million) under the Term Loan Facility with a seven-year maturity and (ii) the $50.0 million Revolving Credit Facility with a five-year maturity, none of which was drawn as of December 31, 2014, although there were $7.5 million of outstanding letters of credit as of December 31, 2014, which, while not drawn, reduce the available balance under the Revolving Credit Facility.

(2)
Represents the principal amount of indebtedness on the Senior Notes, net of unamortized original issue discount of $1.5 million.

(3)
Represents the principal amount of indebtedness on the Additional Senior Notes, inclusive of $1.2 million premium.

 SELECTED HISTORICAL FINANCIAL AND OTHER DATA

        The following table sets forth our selected historical financial and other data for the periods and at the dates indicated:

        The term Predecessor Period refers to all periods related to the Thomson Reuters Healthcare business (the Predecessor) prior to and including the date of the closing of the Prior Acquisition on June 6, 2012. We have derived the statement of comprehensive income (loss) and cash flow data for the period from January 1 to June 6, 2012, years ended December 31, 2011 and 2010 from our Predecessor's audited combined financial statements.

        The term Successor Period refers to all periods from inception of Truven Holding (April 20, 2012 onwards), which includes all periods of Truven after the closing of the Prior Acquisition on June 6, 2012. Following the Prior Acquisition and the related Merger, Truven (formerly TRHI) owns certain other assets and liabilities of the Thomson Reuters Healthcare business and is a direct wholly-owned subsidiary Truven Holding (the Successor). We have derived the balance sheet data as of December 31, 2014, 2013 and 2012, and the statement of comprehensive loss and cash flow data for the years ended December 31, 2014, 2013, and April 20, 2012 to December 31, 2012 from Successor's audited consolidated financial statements included elsewhere in this prospectus, which represent the consolidated financial position of Truven Holding and its subsidiaries and their consolidated results of operations and cash flows.

        The selected historical financial and other data included below and elsewhere in this prospectus are not necessarily indicative of future results. The selected financial data presented below has been derived from financial statements that have been prepared in accordance with GAAP and should be read with the information included under the headings "Risk Factors", "Capitalization", "Management's discussion and analysis of financial condition and results of operations" and with our audited consolidated financial statements and the related notes thereto, included elsewhere in this prospectus.

	Successor			Predecessor
			From inception April 20, 2012 to December 31, 2012	January 1, 2012 to June 6, 2012
	Year ended December 31, 2014	Year ended December 31, 2013			Year ended December 31, 2011	Year ended December 31, 2010

(Dollars In thousands)
Statement of operations data:
Revenues, net(a)	$544,475	$492,702	$241,786	$208,998	$483,207	$450,008
Operating costs and expenses
Cost of revenues, excluding depreciation and amortization(b)	(292,999)	(265,541)	(141,558)	(112,050)	(245,609)	(233,430)
Selling and marketing, excluding depreciation and amortization(c)	(57,413)	(56,157)	(30,958)	(25,917)	(54,814)	(55,975)
General and administrative, excluding depreciation and amortization(d)	(55,937)	(41,042)	(13,042)	(27,173)	(44,867)	(32,634)
Allocation of costs from Predecessor Parent and affiliates(e)	—	—	—	(10,003)	(34,496)	(33,358)
Depreciation(f)	(22,350)	(21,219)	(6,700)	(6,805)	(14,851)	(13,418)
Amortization of developed technology and content(g)	(38,752)	(31,894)	(15,470)	(12,460)	(24,208)	(23,660)
Amortization of other identifiable intangible assets(h)	(45,402)	(34,460)	(19,527)	(8,226)	(19,691)	(20,112)
Goodwill impairment(i)	—	(366,662)	—	—	—	—
Other operating expenses(j)	(20,784)	(35,038)	(49,622)	(18,803)	(20,002)	(1,995)

Total operating costs and expenses	(533,637)	(852,013)	(276,877)	(221,437)	(458,538)	(414,582)

Operating income (loss)	10,838	(359,311)	(35,091)	(12,439)	24,669	35,426
Net interest income from Predecessor Parent(k)	—	—	—	—	134	156
Interest expense(l)	(69,616)	(70,581)	(49,014)	—	(63)	—
Interest income	—	—	—	3	—	60
Other finance costs	(930)	(24)	—	—	—	—

Income (Loss) before income taxes	(59,708)	(429,916)	(84,105)	(12,436)	24,740	35,642
Benefit from (Provision for) income taxes	22,686	84,927	29,993	4,803	(9,859)	(13,989)

Net income (loss)	$(37,022)	$(344,989)	$(54,112)	$(7,633)	$14,881	$21,653

Other comprehensive income (loss):
Foreign currency translation adjustments	(139)	(165)	—	—	—	—

Total comprehensive income (loss)	$(37,161)	$(345,154)	$(54,112)	$(7,633)	$14,881	$21,653

Cash flow data:
Net cash provided by (used in) operating activities	$45,217	$(1,365)	$27,352	$17,806	$85,017	$97,684
Net cash used in investing activities(m)	(142,067)	(43,785)	(1,280,672)	(10,285)	(40,521)	(43,925)
Net cash provided by (used in) financing activities	99,338	31,765	1,277,125	(7,513)	(44,659)	(55,227)

	Successor			Predecessor

	As of December 31,			As of December 31,

	2014	2013	2012	2011	2010

Balance sheet data (at end of period):
Cash and cash equivalents	$12,604	$10,255	$23,805	$70	$233
Working capital deficit(n)	(45,892)	(59,762)	(80,628)	(75,481)	(75,444)
Total assets	1,233,089	1,164,603	1,597,127	590,875	800,611
Long-term debt, net of original issue discount(o)	977,722	872,258	837,972	—	—
Total equity	47,123	79,283	419,252	354,299	568,089

(a)
Includes (i) subscription revenues from sales of products and services that are delivered under a contract over a period of time, which are recognized on a straight line basis over the term of the subscription, (ii) revenues from implementation and hosting arrangement that comprised: (1) the design, production, testing and installation of the customer's database (implementation phase); and (2) the provision of ongoing data management and support services in conjunction with the licensed data and subscription of software data or application (on-going service phase, hosting or subscription).

(b)
Includes all personnel and other costs of revenue, including but not limited to, client support, client operations, product management, royalties, allocation of technology support costs administered by our Predecessor relating to market data and professional service costs.

(c)
Includes all personnel and other costs related to sales and marketing, including but not limited to, sales and marketing staff, commissions and marketing events.

(d)
Includes all personnel and other costs related to general administration as well as costs shared across the organization, including but not limited to technology, finance and strategy.

(e)
As described in Note 18 to the financial statements, included elsewhere in this prospectus, our Predecessor historically engaged in related party transactions with Thomson Reuters relative to certain support services, including among others, finance, accounting, treasury, tax, transaction processing, information technology, legal, human resources, payroll, insurance and real estate management.

(f)
Includes depreciation of computer hardware, furniture, fixture and equipment, and leasehold improvements.

(g)
Includes amortization of developed technology and contents used internally and capitalized once a project has progressed beyond a conceptual, preliminary stage to that of application development stage. Costs that qualify for capitalization include both internal and external costs, but are limited to those that are directly related to a specific project.

(h)
Includes amortization of definite-lived trade names, acquired customer relationships, backlog and noncompete agreements.

(i)
On November 1, 2013, we performed our annual goodwill impairment test and determined that the carrying value of all our reporting units exceeded our fair value due to lower-than-expected growth in revenue and cash flow in fiscal year 2013 resulting from certain selling cycle delays, particularly in the government sector, uncertainty in the healthcare sector related to the Patient Protection and Affordable Care Act, higher-than-expected costs due to significant investments in technology infrastructure, as well as an increase in the discount rate used in the discounted cash flow analysis as compared to the rate used in the prior year's analysis. As a result, we recorded an aggregate non-cash goodwill impairment charge of $366.7 million in the fourth quarter of 2013.

(j)
Other operating expenses in the Predecessor period includes related disposal costs incurred as part of the Prior Acquisition process (comprised of audit services, accounting and consulting services and legal fees), severance and retention bonuses relating to the Prior Acquisition, and costs relating to other acquisition activities of our Predecessor. Other operating expenses in 2012 and 2013 (Successor periods) includes direct costs related to the Prior Acquisition in 2012 as well as costs incurred related to technology and other costs in connection with our transition to a standalone business. These costs include nonrecurring expenses associated with data center migration and separating infrastructure from Thomson Reuters, costs related to the transitional service agreement with Thomson Reuters and related to rebranding, consulting, professional fees and Sponsor fees. Other operating expenses in 2014 includes professional fees related to the acquisition of Simpler, HBE and JWA in 2014, certain costs related to business improvement processes, and certain costs associated with data migration, asset write-offs, losses on discontinued projects and Sponsor fees. Refer to Note 14 to the consolidated financial statements, included elsewhere in this prospectus.

(k)
Prior to the Prior Acquisition, certain of our Predecessor's cash management transactions with Thomson Reuters were subject to written loan agreements specifying repayment terms and interest payments, under which Thomson Reuters was required to pay interest to our Predecessor equal to the average monthly rate earned by Thomson Reuters on its cash investments held with its primary U.S. banker. Interest on these notes is reflected in "Interest income from Predecessor Parent" in our Predecessor's combined statement of operations. These loan agreements were satisfied upon completion of the Prior Acquisition.

(l)
Interest earned or incurred related to third-party transactions.

(m)
Includes purchase price of Prior Acquisition in 2012 and acquisition of Simpler, HBE and JWA in 2014. Capital expenditures includes purchases of hardware, software and costs of developed technology and contents.

(n)
Working capital is defined as current assets excluding cash and cash equivalents and deferred tax assets minus current liabilities excluding debt, capital lease obligations and tax related liabilities.

(o)
Total debt includes current and non-current portion, net of original issue discount of $14.3 million, $15.9 million and $14.2 million as of December 31, 2014, December 31, 2013 and December 31, 2012, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following discussion and analysis of our financial condition and results of operations covers periods prior to and including the closing of the Prior Acquisition on June 6, 2012 (the Predecessor Period) and periods from the inception of Truven Holding (April 20, 2012) through December 31, 2014, which was after the closing of the Prior Acquisition (the Successor Period). The following discussion and analysis should be read in conjunction with our consolidated financial statements, and the related notes thereto included elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that are based on management's current expectations, estimates and projections about our business and operations. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of various factors.

Overview

        We are a leading analytics company focused on improving quality and decreasing costs across the healthcare industry. Through the better use of analytics and data, we enable our clients to reduce costs, manage risk, improve operational performance, enhance patient outcomes and increase transparency. We combine our analytic expertise, information assets and technology services to offer our clients data insights and analytical solutions. Furthermore, we increase the value of our analytical solutions with performance improvement and analytic consulting expertise.

The Prior Acquisition

        On April 23, 2012, VCPH Holding Corp. (now known as Truven Holding), an affiliate of Veritas Capital, entered into the Stock and Asset Purchase Agreement with Thomson Reuters U.S. Inc. and Thomson Reuters Global Resources, both affiliates of the Thomson Reuters, which VCPH Holding Corp. assigned to Wolverine on May 24, 2012. Pursuant to the Stock and Asset Purchase Agreement, on June 6, 2012, Wolverine acquired 100% of the equity interests of TRHI and certain other assets and liabilities of the Thomson Reuters Healthcare business. Upon the closing of the Prior Acquisition, Wolverine merged with and into TRHI, with TRHI surviving the Merger as a direct wholly-owned subsidiary of VCPH Holding Corp. (now known as Truven Holding), and subsequently changed its name to Truven Health Analytics Inc. Following the Merger, the assets and liabilities acquired are now held by Truven (formerly TRHI), which remains a direct wholly-owned subsidiary of Truven Holding. Truven Holding was formed on April 20, 2012 for the purpose of consummating the Prior Acquisition. We financed the Prior Acquisition and paid related costs and expenses associated with the Prior Acquisition and the financing as follows: (i) approximately $464.4 million in common equity was contributed by entities affiliated with the Sponsor and certain co-investors; (ii) $527.6 million principal amount was borrowed under the Term Loan Facility; and (iii) $327.1 million principal amount of Existing Notes were issued.

        In connection with the offering of the Existing Notes and the Prior Acquisition, VCPH Holding Corp. (now known as Truven Holding) and Wolverine entered into the Senior Credit Facility, which consisted of (i) the $527.6 million Term Loan Facility and (ii) the $50.0 million Revolving Credit Facility. In connection with the Merger, Truven succeeded to the obligations of Wolverine under (i) the credit agreement that governs our Senior Credit Facility and (ii) the indenture that governs the Existing Notes.

        In accordance with the acquisition method of accounting, following the Prior Acquisition on June 6, 2012, we, with the assistance of a third-party valuation firm, estimated the fair values of acquired assets and assumed liabilities based on the actual tangible and identifiable intangible assets and liabilities that existed as of June 6, 2012. These fair values were finalized and are reflected in our balance sheet on the date of the Prior Acquisition. In this process, we applied certain assumptions as inputs to the valuation calculations. These assumptions represent our best estimates based on historic performance of the respective reporting segments, trends within the market place and our consideration of the potential impact of political, economic and social factors that are considered beyond our control. Significant assumptions included within our discounted cash flow valuation include revenue growth rates, operating profit margins, implied rate of return used and terminal growth rates. The impact of this acquisition accounting results in certain differences between Predecessor and Successor financial statements discussed herein, and thereby affects comparability between such statements.

Predecessor and successor periods

        Successor Period.    The consolidated financial statements for the year ended December 31, 2014 and 2013, and for the periods from April 20, 2012 (inception) through December 31, 2012 include the accounts of Truven Holding from inception and its subsidiaries subsequent to the closing of the Prior Acquisition on June 6, 2012. The consolidated financial statements of the Successor reflect the Prior Acquisition under the acquisition method of accounting, in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 805, Business Combinations.

        Predecessor Period.    The accompanying combined financial statements of the Thomson Reuters Healthcare business prior to the Prior Acquisition, include the combined financial statements of TRHI and certain assets owned by subsidiaries of Thomson Reuters.

        The combined financial statements of our Predecessor and the consolidated financial statements of the Successor included in this report have been prepared in conformity with generally accepted accounting principles in the United States of America ("GAAP"). The combined financial statements of our Predecessor have been derived from the accounting records of Thomson Reuters using historical results of operations and the historical bases of assets and liabilities, adjusted as necessary to conform to GAAP. All significant transactions between our Predecessor and other Thomson Reuters entities are included in our Predecessor's combined financial statements. Management believes the assumptions underlying our Predecessor's combined financial statements are reasonable. However, the combined financial statements may not necessarily reflect what our Predecessor's results of operations, financial position and cash flows would have been had it operated as a standalone company without the shared resources of Thomson Reuters for the periods presented.

Our segments

        The determination of reportable segments was based on the discrete financial information provided to the Chief Operating Decision Maker (the "CODM"). The Chief Executive Officer has the authority for resource allocation and assessment of the Company's performance and is, therefore, the CODM. The Company's segment structure enables us to more effectively focus on business and market facing opportunities and to simplify our business decision-making process. The Company's reportable segments are as indicated below:

Commercial

        The Commercial segment provides analytic solutions and services to improve the cost, quality, and effectiveness of healthcare for commercial organizations across the healthcare industry including providers, integrated delivery networks, insurers, professional services organizations, healthcare exchanges, manufacturers, and corporations.

Government

        The Government segment provides integrated analytic solutions and services to improve the cost, quality, and effectiveness of healthcare for federal and state Government channels (e.g. Centers for

Medicare & Medicaid Services and state Medicaid agencies) and federally owned and operated healthcare facilities. Our sales and client services are tailored to meet the specific procurement, sales and support requirements of the government market.

        Center/shared services consist of items that are not directly attributable to reportable segments, such as corporate administrative costs and elimination of intercompany transactions. Additionally, corporate expenses may include other non-recurring or non-operational activity that the CODM excludes in assessing operating segment performance. These expenses, along with depreciation and amortization, other operating income/expense and other non-operating activity such as interest expense/income, are not considered in the measure of the segments' operating performance, but are shown herein as reconciling items to the Company's consolidated loss before income taxes.

        The accounting policies for the reportable segments are the same as those for the consolidated Company. The Company's operations and customers are based primarily in the United States.

2014 Acquisitions

Simpler Acquisition

        On April 11, 2014, we acquired Simpler. Simpler provides "Lean" enterprise transformation consulting services. This strategic acquisition combines the Company's market-leading cost and quality analytics in the commercial segment with Simpler's performance management consulting capabilities to deliver performance improvement solutions to healthcare and commercial customers. We acquired all of the outstanding equity of Simpler for a purchase price of $81.1 million, including a working capital adjustment of $1.1 million, and the issuance of equity interests by Holdings LLC, the direct parent of the Company, of $3.7 million to Simpler. The related acquisition costs amounted to $3.6 million. We financed the acquisition and related costs and expenses through an increase in the Tranche B Term Loans under the Senior Credit Facility. We did not assume any indebtedness in connection with the Simpler Transaction.

JWA Acquisition

        On October 31, 2014, we acquired JWA, a company that provides "Lean" healthcare consulting services. We acquired all of the outstanding equity of JWA for a cash purchase price of $15.3 million, including a $1.2 million working capital adjustment and $0.1 million holdback payment. Truven also agreed to pay $1.9 million in three annual payments to a former major shareholder of JWA who became Truven's employee, as long as the former major shareholder remained with Truven for the next three years. The related acquisition costs amounted to $0.5 million. We did not assume any indebtedness in connection with the JWA Transaction. We financed the acquisition and related costs and expenses through the issuance of the Additional Notes.

HBE Acquisition

        On November 12, 2014, we acquired HBE, a leading provider of stakeholder information for life sciences companies to gain drug approval, reimbursement, and adoption, for a cash purchase price of $17.6 million, including negative working capital adjustment of $2.4 million. The related acquisition costs amounted to $1.0 million. We financed the acquisition and related costs and expenses through the issuance of the Additional Notes. We did not assume any indebtedness in connection with the HBE Transaction.

        In accordance with the acquisition method of accounting, following the date of each of the foregoing acquisitions, we, with the assistance of a third-party valuation firm, have estimated the fair values of acquired assets and assumed liabilities based on the actual tangible and identifiable intangible assets and liabilities that existed at the date of the acquisitions. These fair values are preliminary and were reflected on our balance sheet on the date of the acquisitions. In this process, we applied certain assumptions as inputs to the valuation calculations. These assumptions represent our best estimates based on historic performance of the respective reporting segments, trends within the market place and our consideration of the potential impact of political, economic and social factors that are considered beyond our control. Significant assumptions included within our discounted cash flow valuation include revenue growth rates, operating profit margins, implied rate of return used and terminal growth rates. Our results of operations, financial position and cash flows are impacted by the effects of the acquisitions, which were financed primarily through borrowings, including transaction-related costs, debt commitment fees and recurring interest costs.

Deferred Revenue; Fair Value Adjustments

        Our revenues are derived from the sale of subscription data, and analytics solutions and services. Our revenues from the sale of subscription data and analytics solutions are typically billed annually in advance and recognized on a straight-line basis over the contract term, which is typically one to three years. As a result, cash collections from customers for subscription data and analytic solutions can be greater than the revenue recognized (which only correspond to those revenues associated with services already rendered). In cases of billings in advance or advanced receipt of payments from customers, we record deferred revenue, a liability that is reduced as revenue is recognized. Our revenues from services are invoiced according to the terms of the contract, typically in arrears (after the corresponding services have been rendered), and recognized over the term of the contract. Contracts for services vary in length from a few months to several years. The carrying value of our deferred revenue as of June 6, 2012 totaled $138.7 million. Following the completion of the Prior Acquisition, we determined, with the assistance of a third-party valuation firm, that the fair value of our deferred revenue should be adjusted to $80.2 million. As a result, deferred revenue on certain contracts of $58.5 million was written off, which negatively impacted our revenue for the year ended December 31, 2014, 2013 and period from April 20, 2012 (inception) to December 31, 2012 by $3.2 million, $8.8 million and $43.5 million, respectively.

        Following the acquisitions of Simpler, HBE and JWA during 2014, the carrying values of deferred revenues from acquired companies totaled $11.7 million and with the assistance of a third-party valuation firm, it was determined that the fair value of the deferred revenue should be adjusted to $4.8 million. As a result, deferred revenue on certain contracts of $6.9 million was written off, which negatively impacted our revenue for the period ended December 31, 2014 by $2.9 million.

        The write-offs will have a future aggregate negative impact of $7.0 million in future periods with the majority expected to be reflected over the next 12 months.

Unaudited Pro Forma Financial Information

        The following unaudited pro forma combined financial information is based on the audited combined statement of operations of our Predecessor's (for the period from January 1, 2012 to June 6, 2012) and Successor's (for the period April 20, 2012 to December 31, 2012) audited consolidated statement of operations, which represent the combined results of operations of Truven Holding and its subsidiaries for the year ended December 31, 2012, included elsewhere in the prospectus, and has been prepared to give effect to the Prior Acquisition, assuming that the Prior Acquisition occurred on January 1, 2012. The pro forma adjustments and certain assumptions underlying these adjustments, using the acquisition method of accounting, are described in the accompanying notes and should be read in conjunction with these unaudited pro forma combined financial statements. The pro forma adjustments are based on valuation estimates, available information and assumptions that we believe are reasonable as of the date of preparation. Our unaudited pro forma combined financial information is not necessarily indicative of what our actual results of operations would have been had the Prior

Acquisition occurred as of the date or for the periods indicated, nor does it purport to represent our future results of operations.

        The pro forma adjustments contained in the unaudited pro forma combined statement of operations for the year ended December 31, 2012 give effect to the Prior Acquisition as if it was consummated on January 1, 2012. The unaudited pro forma combined financial information gives effect to events that are (1) directly attributable to the Prior Acquisition, (2) factually supportable and (3) expected to have a continuing impact on us. The unaudited pro forma combined statement of comprehensive income (loss) for the year ended December 31, 2012, does not include the effects of any future restructuring activities, including severance or other employee related costs that pertain to the combined operations, or other operating efficiencies or inefficiencies, which may result from the Prior Acquisition but are either non-recurring or at this point not factually supportable. Furthermore, the unaudited pro forma combined financial statements do not include certain non-recurring expenses, such as: (i) for accelerated vesting of employee awards; (ii) other employee benefits costs; and (iii) certain transition costs that we expect to incur in the next 12 months as we transition to be a standalone entity.

        Management believes that the assumptions used to derive the pro forma statement of operations are reasonable given the information available. The pro forma combined statement of operations has been provided for informational purposes only and is not necessarily indicative of the results of future operations or the actual results that would have been achieved had the Prior Acquisition occurred on the date indicated.

Truven Holding Corp.
Unaudited Pro Forma Statement of Operations
For the year ended December 31, 2012

(Dollars in thousands)	From inception (April 20, 2012) to December 31, 2012	January 1, 2012 to June 6, 2012	Acquisition related adjustments		Pro forma
	(Successor)	(Predecessor)
Revenues, net	$241,786	$208,998	$(5,553)	(a)	$445,231

Operating costs and expenses
Cost of revenues, excluding depreciation and amortization	(141,558)	(112,050)	—		(253,608)
Selling and marketing, excluding depreciation and amortization	(30,958)	(25,917)	—		(56,875)
General and administrative, excluding depreciation and amortization	(13,042)	(27,173)	—		(40,215)
Allocation of costs from Predecessor Parent and affiliates	—	(10,003)	—		(10,003)
Depreciation	(6,700)	(6,805)	3,392	(b)	(10,113)
Amortization of developed technology and content	(15,470)	(12,460)	2,228	(b)	(25,702)
Amortization of other identifiable intangible assets	(19,527)	(8,226)	(6,118)	(b)	(33,871)
Goodwill impairment	—	—	—		—
Other operating expenses	(49,622)	(18,803)	55,452	(c)	(12,973)

Total operating costs and expenses	(276,877)	(221,437)	54,954		(443,360)

Operating loss	(35,091)	(12,439)	49,401		1,871
Net interest income (expense)	(49,014)	3	(27,770)	(d)	(76,781)

Loss before income taxes	(84,105)	(12,436)	21,631		(74,910)
Benefit from income taxes	29,993	4,803	(8,436)	(e)	26,360

Net loss	$(54,112)	$(7,633)	$13,195		$(48,550)

Segment discussion

(Dollars in thousands)	From inception (April 20, 2012) to December 31, 2012	January 1, 2012 to June 6, 2012	Acquisition related adjustments(a)	Pro forma
	(Successor)	(Predecessor)
Commercial
Revenues	$172,235	$195,470	$(4,902)	$362,803
Segment operating income	42,036	55,206	(4,902)	92,340
Government
Revenues	36,763	46,316	(651)	82,428
Segment operating income (loss)	(228)	10,654	(651)	9,775

The following adjustments were made in the preparation of the unaudited pro forma combined statement of operations:

(a)
This adjustment reflects the full year impact of adjustment on deferred revenue that negatively impacted our revenue in 2012. As part of the purchase accounting adjustment, our deferred revenues of $138.7 million from various contracts have been adjusted to their fair value of $80.2 million at the date of the Prior Acquisition. As a result, the deferred revenue on certain contracts has been written off by $58.5 million and had a negative impact on our revenue in the current period and will continue to impact our revenue in the next four years. Had the acquisition happened at January 1, 2012, our revenue in 2012 would have been reduced by $49.0 million. The historical results of the Successor Period include a reduction in revenue of $43.5 million as a result of the decline in value of deferred revenue. The pro forma adjustment of $5.5 million reflects the incremental negative impact on revenue had the Prior Acquisition occurred on January 1, 2012.

(b)
Reflects the incremental change in depreciation and amortization resulting from new fair values established for computer hardware and other property, developed technology and content, and other identifiable intangible assets with finite lives. As part of the purchase price accounting for the Prior Acquisition, management, including the assistance of a third party valuation specialist, has identified the following assessed fair values and estimated useful lives:

(In thousands)	Fair value at acquisition date	Estimated useful lives
Computer hardware and other property	$24,573	3 - 7 years
Developed technology and content	159,622	3 - 10 years

	$184,195
Other identifiable intangible assets:
Trade names	$86,200	15 years
Customers relationships	329,800	11 - 12 years

	$416,000

  To recognize the impact of the Prior Acquisition as if they had been completed as of January 1, 2012, depreciation and amortization expense would differ in the unaudited pro forma combined statement of operations for the year ended December 31, 2012, primarily due to incremental depreciation and amortization that would have been recognized during the Predecessor Period as follows:

(In thousands)	Developed technology and content	Other identifiable intangible assets	Computer hardware and other propoerty
Pro forma depreciation and/or amortization (Predecessor Period)	$10,232	$14,344	$3,413
Historical depreciation and/or amortization (Predecessor Period)	12,460	8,226	6,805

Increase (decrease) in depreciation and amortization	$(2,228)	$6,118	$(3,392)
(c)
This adjustment eliminates non-recurring costs directly related to the Prior Acquisition, including certain non-recurring audit services, accounting and consulting services and legal fees related to the Predecessor Parent's disposal of our Predecessor, and severance and retention bonuses to management employees the Prior Acquisition. The adjustment also includes the portion of the Sponsor's annual fee that would have been incurred had the Prior Acquisition occurred on January 1, 2012. The Sponsor's fee adjustment reflects the full year impact of $2.5 million of the Sponsor's management fee. Approximately $1.5 million is already reflected in the historical results of the Successor Period.

(In thousands)	Year ended December 31, 2012
Direct acquisition costs, including nonrecurring audit, accounting and consulting fees	$38,569
Severance and retention bonuses	17,925
Sponsor's fee	(1,042)

Net decrease in expenses	$55,452
(d)
This adjustment reflects (1) the interest expense of the Existing Notes and the variable rate Term Loan Facility, as calculated below, together with commitment fees on the unused portion of the Revolving Credit Facility and (2) the amortization of capitalized debt issuance costs associated with the issued debt as follows:

(In thousands)	Year ended December 31, 2012
Pro forma interest expense:
Term Loan Facility(i)	$30,338
Existing Notes(ii)	34,760
Revolving Credit Facility Commitment fees(iii)	250
Amortization of original issue discount(i)(iv)	2,143
Amortization of debt issuance costs(i)(v)	2,673
Pro forma interest expense	70,164
Historical interest expense	(42,394)

Adjustment to interest expense	$27,770

(i)
The variable interest rate of the Term Loan Facility was assumed at 5.75%, representing the LIBOR floor rate of 1.25% plus an applicable margin of 4.5% in accordance with the amended credit agreement governing our Senior Credit Facility. On October 3, 2012, we entered into a first amendment to the credit agreement governing our Senior Credit Facility, pursuant to which this applicable margin for all loans was reduced by 1%. As of the time of the amendment, the loans with certain lenders were determined to be extinguished under ASC 470-50, Modification or Extinguishment of debt. We incurred lenders' fees of $6.7 million in connection with the amendment. The unaudited pro forma combined statement of operations includes adjustments to reflect the reduction in applicable margin starting on January 1, 2012. In addition, the pro forma amortization of the original issue discount and debt issuance costs have been adjusted to reflect the impact of certain original issue discount and debt issuance costs associated with the debt from certain lenders that were determined to have been extinguished and were written off. The related loss on early extinguishment of debt amounting to $6.7 million and included as part of interest expense is reflected in the Successor historical financial statements and no pro forma adjustment has been included herein.

(ii)
The fixed interest rate of 10.625% was used for the Existing Notes.

(iii)
The commitment fee on the Revolving Credit Facility was based on the applicable fee of 0.5% of the unused balance.

(iv)
The original issue costs discount on the Term Loan Facility and Existing Notes is amortized using the effective interest rate method.

(v)
The deferred debt issuance costs are amortized over the term of the related debt.

  The underlying one-month LIBOR rate as of December 31, 2012 was 0.21%. Based on a one-year time frame and all other variables remaining constant, a one-eighth of one percent (12.5 basis points) change in the interest rate would have no impact on the interest expense on our Term Loan Facility, as the LIBOR floor of 1.25% applicable to the Term Loan Facility is significantly higher than the prevailing LIBOR rates.

(e)
This adjustment is for income tax expense provided at an estimated statutory rate of 39% in effect during period for which pro forma income statement are presented. Because the tax rate used for these pro forma financial statements is an estimate, it may vary from the actual effective tax rate in periods subsequent to the Prior Acquisition.

Results of Operations

        The following section provides a comparative discussion of our results of operations for the year ended December 31, 2014 and 2013, and a comparative discussion of our results of operations for the year ended December 31, 2013 and periods in 2012 on both an "as reported" and a "pro forma" basis. The reported results are not necessarily representative of our ongoing operations as "Combined" amounts merely combine pre- and post-acquisition periods without reflecting all relevant pro forma adjustments to give effect to the acquisition. Therefore, to facilitate an understanding of our trends and on-going performance, we have presented pro forma results in addition to the reported results. The unaudited pro forma combined statements of operations were prepared in accordance with the requirements of Article 11- Pro forma Financial Information, of Regulation S-X. See "Unaudited Pro Forma Financial Information" under Management's Discussion and Analysis of Financial Condition and Results of Operations.

        The results of operations should be read in conjunction with our consolidated and combined financial statements and the related notes thereto, included elsewhere in this prospectus. Factors that relate primarily to a specific business segment are discussed in more detail within that business segment.

Year ended December 31, 2014 compared to Year ended December 31, 2013

        The following table summarizes our consolidated and combined results of operations for the periods indicated:

(Dollars in thousands)	Year ended December 31, 2014	% of revenue	Year ended December 31, 2013	% of revenue	Change	% change
Revenues, net(a)	$544,475	100%	$492,702	100%	$51,773	11%
Operating costs and expenses
Cost of revenues, excluding depreciation and amortization(b)	(292,999)	(54)%	(265,541)	(54)%	(27,458)	10%
Selling and marketing, excluding depreciation and amortization(c)	(57,413)	(11)%	(56,157)	(11)%	(1,256)	2%
General and administrative, excluding depreciation and amortization(d)	(55,937)	(10)%	(41,042)	(8)%	(14,895)	36%
Depreciation(e)	(22,350)	(4)%	(21,219)	(4)%	(1,131)	5%
Amortization of developed technology and content(f)	(38,752)	(7)%	(31,894)	(6)%	(6,858)	22%
Amortization of other identifiable intangible assets(g)	(45,402)	(8)%	(34,460)	(7)%	(10,942)	32%
Goodwill impairment(h)	—	—%	(366,662)	(74)%	366,662	(100)%
Other operating expenses(i)	(20,784)	(4)%	(35,038)	(7)%	14,254	(41)%

Total operating costs and expenses	(533,637)	(98)%	(852,013)	(173)%	318,376	(37)%

Operating income (loss)	10,838	2%	(359,311)	(73)%	370,149	(103)%
Net interest expense(j)	(69,616)	(13)%	(70,581)	(14)%	965	(1)%
Other finance costs	(930)	—%	(24)	—%	(906)	3,775%

Loss before income taxes	(59,708)	(11)%	(429,916)	(87)%	370,208	(86)%
Benefit from (provision for) income taxes	22,686	4%	84,927	17%	(62,241)	(73)%

Net loss	$(37,022)	(7)%	$(344,989)	(70)%	$307,967	(89)%

(a)
Includes (i) subscription revenues from sales of products and services that are delivered under a contract over a period of time, which are recognized on a straight line basis over the term of the subscription, (ii) revenues from implementation and hosting arrangement that comprised: (1) the design, production, testing and installation of the customer's database (implementation phase); and (2) the provision of ongoing data management and support services in conjunction with the licensed data and subscription of software data or application (on-going service phase, hosting or subscription).

(b)
Includes all personnel and other costs attributable to a revenue stream, including but not limited to, client support, client operations, product management, royalties, allocation of technology support costs relating to market data and professional service costs.

(c)
Includes all personnel and other costs related to sales and marketing, including but not limited to, sales and marketing staff, commissions and marketing events.

(d)
Includes all personnel and other costs related to general administration as well as costs shared across the organization, including but not limited to technology, finance and strategy.

(e)
Includes depreciation of computer hardware, furniture, fixture and equipment, and leasehold improvements

(f)
Includes amortization of developed technology and contents used internally and capitalized once a project has progressed beyond a conceptual, preliminary stage to that of application development stage. Costs that qualify for capitalization include both internal and external costs, but are limited to those that are directly related to a specific project.

(g)
Includes amortization of definite-lived trade names and acquired customer relationship assets.

(h)
On November 1, 2013, we performed our annual goodwill impairment test and determined that the carrying value of all our reporting units exceeded our fair value due to lower-than-expected growth in revenue and cash flow in fiscal year 2013 resulting from certain selling cycle delays, particularly in the government sector, uncertainty in the healthcare sector related to the Patient Protection and Affordable Care Act, higher-than-expected costs due to significant investments in technology infrastructure, as well as an increase in the discount rate used in the discounted cash flow analysis as compared to the rate used in the prior year's analysis. As a result, we recorded an aggregate non-cash goodwill impairment charge of $366.7 million in the fourth quarter of 2013.

(i)
Other operating expenses in 2013 includes direct costs related to the Prior Acquisition in 2012 as well as costs incurred related to technology and other costs in connection with our transition to a standalone business. These costs include nonrecurring expenses associated with data center migration and separating infrastructure from Thomson Reuters, costs related to the transitional service agreement with Thomson Reuters and related to rebranding, consulting, professional fees and Sponsor fees. Other operating expenses in 2014 includes professional fees related to the acquisitions of Simpler, HBE and JWA , certain costs related to business improvement processes, and certain costs associated with data migration, asset write-offs, losses on discontinued projects and Sponsor fees. Refer to Note 14 to the consolidated financial statements, included elsewhere in this prospectus.

(j)
Interest earned or paid related to third party transactions.

Discussion of Year ended December 31, 2014 compared to Year ended December 31, 2013

Revenues, net

        Our net revenues were $544.5 million for the year ended December 31, 2014 as compared to $492.7 million for the year ended December 31, 2013, an increase of $51.8 million or 11%. The increase was primarily due to the $51.6 million increase in revenue from our Commercial segment and $0.5 million increase in revenue from our Government segment. The increase in revenue from our Commercial segment was primarily due to revenues from our acquired businesses in 2014 of $38.3 million, $8.7 million increase in revenue due to new sales from customers and incremental fees from our employer and healthplan, life sciences and provider solutions services and $4.6 million decrease in deferred revenue adjustment in connection with the Prior Acquisition. The slight increase in Government was due to the increase in work in federal government projects despite lower implementation project revenue from state government projects due to timing.

        The total impact of deferred revenue adjustment for both our Commercial and Government segments in connection with Prior Acquisition and acquisitions during the 2014 amounted to $4.5 million in 2014 compared to $8.8 million in 2013.

        For a more detailed explanation of the variations in revenue for each of our segments, see the individual segment discussions below.

Cost of revenues, excluding depreciation and amortization

        Our cost of revenues, excluding depreciation and amortization, was $293.0 million for the year ended December 31, 2014 as compared to $265.5 million for the year ended December 31, 2013, an increase of $27.5 million, or 10%. The increase was mainly due to cost of revenues from the operations of our acquired businesses in 2014 of $18.9 million. We also had an increase of $6.1 million in employee cost related to increase in headcount and reduction of certain benefits in 2013 and remaining increase is due to the higher maintenance costs of developed technology and content upon completion of our transition to a standalone business and higher costs in our Government segment due to initiatives to improve revenue in the federal and state agencies.

Selling and marketing expense, excluding depreciation and amortization

        Our selling and marketing expense, excluding depreciation and amortization, was $57.4 million for the year ended December 31, 2014 as compared to $56.2 million for the year ended December 31, 2013, an increase of $1.3 million, or 2%, which are mainly due to selling and marketing expenses attributable to our acquired businesses in 2014.

General and administrative expense, excluding depreciation and amortization

        Our general and administrative expense, excluding depreciation and amortization, was $55.9 million for the year ended December 31, 2014 as compared to $41.0 million for the year ended December 31, 2013, an increase of $14.9 million, or 36%. The increase was primarily due to $12.0 million of additional general and administrative expenses attributable to our acquired businesses in 2014. The remaining increase relates to incremental salaries and wages expense and consulting fees increased to build the accounting, internal audit, procurement, and human resource departments, as well as from the additional hiring of senior executive management in operations.

Depreciation and amortization

        Our depreciation and amortization expense was $106.5 million for the year ended December 31, 2014 as compared to $87.6 million for the year ended December 31, 2013, an increase of $18.9 million or 22%. This increase was primarily due to the overall impact of new computer hardware and other property, and developed technology and content related to the new data center and new information system infrastructure that were placed in service in late 2013 and the $10.9 million incremental amortization of intangible assets from the acquired businesses in 2014.

Other operating expenses

        Our other operating expense was $20.8 million for the year ended December 31, 2014 as compared to $35.0 million for the year ended December 31, 2013, a decrease of $14.3 million or 41%. This decrease was primarily due to higher acquisition related expenses incurred in 2013. In 2014, other operating expenses include $10.7 million of Acquisition related costs and nonrecurring expenses, consisting of professional fees directly related to the acquisitions of Simpler, HBE and JWA, business integration and improvement processes, loss on discontinued projects, and costs associated with data migration, $2.5 million of severance, $4.7 million of asset write offs and $2.9 million of Sponsor advisory fees. In 2013, other operating expenses included $27.0 million of acquisition related costs, consisting of expenses incurred mainly related to data migration and the separation of our IT infrastructure from our Predecessor Parent and costs related to the Transitional Services Agreement with Thomson Reuters, $3.8 million of severance and retention bonuses, $1.3 million of asset write-offs and $2.9 million of Sponsor advisory fees.

Goodwill impairment

        The Company performed its annual goodwill impairment test during the fourth quarter of 2013 and concluded that the Company's goodwill on each of its three reporting units is impaired because the carrying value of all the reporting units exceeded its fair values due to lower-than-expected growth in revenue and cash flow in fiscal year 2013 resulting from certain selling cycle delays, particularly in the Government sector, uncertainty in the healthcare sector related to the PPACA, higher-than-expected costs due to significant investments in technology infrastructure, as well as an increase in the discount rate used in the discounted cash flow analysis as compared to the rate used in the prior year's analysis. Accordingly, the Company recorded a total of $366.7 million of non-cash goodwill impairment charge in the fourth quarter of 2013.

Operating income (loss)

        Our operating income was $10.8 million for the year ended December 31, 2014 as compared to an operating loss of $359.3 million for the year ended December 31, 2013, an increase of $370.1 million or 103%, from 2013. The increase was primarily due to the goodwill impairment in 2013. As discussed above, revenue increased by $51.8 million while total operating expenses decreased by $318.4 million.

Net interest expense

        Our net interest expense was $69.6 million for the year ended December 31, 2014, as compared to $70.6 million for the year ended December 31, 2013, an increase of $1.0 million, or 1%. The slight decrease was mainly due to a $3.3 million loss on early extinguishment of debt as a result of refinancing the Term Loan Facility in April 2013 that effectively reduced the interest rate on the Term Loan Facility by 1.25%, offset by an increase in interest expense due to the increase of $100 million in the term loan partly to finance the acquisition of Simpler in April 2014 and an increase of $40 million in Additional Notes to finance the acquisitions of HBE and JWA.

Other finance costs

        Other finance costs mainly represents foreign exchange gains/losses from our international operations. Also included in other finance costs are bank charges and fees.

Benefit from income taxes

        Our income tax benefit was $22.7 million for the year ended December 31, 2014 as compared to a benefit of $84.9 million for the year ended December 31, 2013, a decrease of $62.2 million or 73%. Income tax benefit for the year ended December 31, 2014 at an effective tax rate of 38.0% is different from the amount derived by applying the federal statutory tax rate of 35%, mainly due to the impact of certain state taxes and tax credits partially offset by non deductible expenses and a valuation allowance recorded against the Company's net deferred tax asset as it is not more likely than not that the net deferred tax asset will be realized. Income tax benefit for the year ended December 31, 2013, at an effective tax rate of 19.7% respectively, is different from the amount derived by applying the federal statutory tax rate of 35%, mainly due to the impact of certain state taxes, non deductible goodwill impairment charge and foreign rate differential.

Segment discussion

        The following table summarizes our segment information for the year ended December 31, 2014 and 2013:

(Dollars in thousands)	Year ended December 31, 2014	% of revenue	Year ended December 31, 2013	% of revenue	Change	% change
Commercial
Revenues	$446,500	100%	$394,896	100%	$51,604	13%
Segment operating income	156,900	35%	140,173	35%	16,727	12%
Government
Revenues	98,282	100%	97,806	100%	476	—%
Segment operating income (loss)	$7,043	7%	$11,053	11%	$(4,010)	(36)%

Commercial segment

Revenues

        Our Commercial segment revenue was $446.5 million for 2014 as compared to $394.9 million for 2013, an increase of $51.6 million or 13%. The increase was primarily due to the $38.3 million of revenue from operations of newly acquired businesses and $4.6 million decrease in deferred revenue adjustment in connection with the Prior Acquisition. The $8.7 million increase in revenue was due to new sales from customers and the remaining is due to the incremental fees from our employer and healthplan, life sciences and provider solutions services.

Operating income

        Our Commercial segment operating income was $156.9 million for 2014 as compared to $140.2 million for 2013, an increase of $16.7 million or 12%. The increase was mainly due to the increase in revenue discussed above and decrease in the deferred revenue adjustment which was partially offset by higher maintenance costs of developed technology and content, telecommunications costs and other revenue related costs upon completion of our transition to a standalone company, as well as the increase in administrative costs to maintain our international branches established in mid-2013. Operating income from operations of newly acquired businesses amounted to $5.8 million.

Government segment

Revenues

        Our Government segment revenue was $98.3 million for 2014 as compared to $97.8 million for 2013, an increase of $0.5 million. The increase was due to the increase of work in certain projects in the federal government channel, partially offset by lower implementation project revenue from the state government channel due to the timing of projects.

Operating income

        Our Government segment operating income was $7.0 million for 2014 as compared to $11.1 million for 2013, a decrease in operating income of $4.0 million or 36%. The decrease was mainly due to the higher costs of operations upon completion of our transition to a standalone company and due to higher costs of the Company's initiatives to improve sales in the federal and state government channels, such as Centers for Medicare & Medicaid Services and state Medicaid agencies, as well as federally owned and operated healthcare facilities.

Year ended December 31, 2013 compared to Predecessor fiscal Period from January 1, 2012 to June 6, 2012 and Successor fiscal Period from April 20, 2012 to December 31, 2012

        The following table summarizes our consolidated and combined results of operations for the periods indicated:

(Dollars in thousands)	Year ended December 31, 2013	% of revenue	From inception (April 20, 2012) to December 31, 2012	% of revenue	January 1, 2012 to June 6, 2012	% of revenue
	(Successor)		(Successor)		(Predecessor)
Revenues, net(a)	$492,702	100%	$241,786	100%	$208,998	100%

Operating costs and expenses
Cost of revenues, excluding depreciation and amortization(b)	(265,541)	(54)%	(141,558)	(59)%	(112,050)	(54)%
Selling and marketing, excluding depreciation and amortization(c)	(56,157)	(11)%	(30,958)	(13)%	(25,917)	(12)%
General and administrative, excluding depreciation and amortization(d)	(41,042)	(8)%	(13,042)	(5)%	(27,173)	(13)%
Allocation of costs from Predecessor Parent and affiliates(e)	—	—%	—	—%	(10,003)	(5)%
Depreciation(f)	(21,219)	(4)%	(6,700)	(3)%	(6,805)	(3)%
Amortization of developed technology and content(g)	(31,894)	(6)%	(15,470)	(6)%	(12,460)	(6)%
Amortization of other identifiable intangible assets(h)	(34,460)	(7)%	(19,527)	(8)%	(8,226)	(4)%
Goodwill impairment(i)	(366,662)	(74)%	—	—%	—	—%
Other operating expenses(j)	(35,038)	(7)%	(49,622)	(21)%	(18,803)	(9)%

Total operating costs and expenses	(852,013)	(173)%	(276,877)	(115)%	(221,437)	(106)%

Operating income (loss)	(359,311)	(73)%	(35,091)	(15)%	(12,439)	(6)%
Net interest expense(k)	(70,581)	(14)%	(49,014)	(20)%	3	—%
Other finance costs	(24)	—%	—	—%	—	—%

Loss before income taxes	(429,916)	(87)%	(84,105)	(35)%	(12,436)	(6)%
Benefit from (provision for) income taxes	84,927	17%	29,993	12%	4,803	2%

Net loss	$(344,989)	(70)%	$(54,112)	(22)%	$(7,633)	(4)%

(a)
Includes (i) subscription revenues from sales of products and services that are delivered under a contract over a period of time, which are recognized on a straight line basis over the term of the subscription, (ii) revenues from implementation and hosting arrangement that comprised: (1) the design, production, testing and installation of the customer's database (implementation phase); and (2) the provision of ongoing data management and support services in conjunction with the licensed data and subscription of software data or application (on-going service phase, hosting or subscription).

(b)
Includes all personnel and other costs attributable to a revenue stream, including but not limited to, client support, client operations, product management, royalties, allocation of technology support costs relating to market data and professional service costs.

(c)
Includes all personnel and other costs related to sales and marketing, including but not limited to, sales and marketing staff, commissions and marketing events.

(d)
Includes all personnel and other costs related to general administration as well as costs shared across the organization, including but not limited to technology, finance and strategy.

(e)
As described in Note 18 to the financial statements, included elsewhere in this prospectus, our Predecessor historically engaged in related party transactions with Thomson Reuters relative to certain support services, including among others, finance, accounting, treasury, tax, transaction processing, information technology, legal, human resources, payroll, insurance and real estate management.

(f)
Includes depreciation of computer hardware, furniture, fixture and equipments, and leasehold improvements.

(g)
Includes amortization of developed technology and contents used internally and capitalized once a project has progressed beyond a conceptual, preliminary stage to that of application development stage. Costs that qualify for capitalization include both internal and external costs, but are limited to those that are directly related to a specific project.

(h)
Includes amortization of definite-lived trade names and acquired customer relationship assets.

(i)
On November 1, 2013, we performed our annual goodwill impairment test and determined that the carrying value of all our reporting units exceeded our fair value due to lower-than-expected growth in revenue and cash flow in fiscal year 2013 resulting from certain selling cycle delays, particularly in the government sector, uncertainty in the healthcare sector related to the Patient Protection and Affordable Care Act, higher-than-expected costs due to significant investments in technology infrastructure, as well as an increase in the discount rate used in the discounted cash flow analysis as compared to the rate used in the prior year's analysis. As a result, we recorded an aggregate non-cash goodwill impairment charge of $366.7 million in the fourth quarter of 2013.

(j)
Other operating expenses in the Predecessor Period includes related disposal costs incurred as part of the Prior Acquisition process (comprised of audit services, accounting and consulting services and legal fees), severance and retention bonuses relating to the Prior Acquisition, and costs relating to other acquisition activities of our Predecessor. Other operating expenses in 2012 and 2013 (Successor Periods) includes direct costs related to the Prior Acquisition in 2012 as well as costs incurred related to technology and other costs in connection with our transition to a standalone business. These costs include nonrecurring expenses associated with data center migration and separating infrastructure from Thomson Reuters, costs related to the transitional service agreement with Thomson Reuters and related to rebranding, consulting, professional fees and Sponsor fees. Refer to Note 14 to the consolidated financial statements included in this prospectus.

(k)
Interest earned or paid related to third party transactions.

Discussion of year ended December 31, 2013 (Successor) compared to Successor fiscal Period from April 20, 2012 to December 31, 2012 and Predecessor fiscal Period from January 1, 2012 to June 6, 2012

Revenues, net

        Our net revenues were $492.7 million for the year ended December 31, 2013 compared to $241.8 million in the period from April 20, 2012 (inception) to December 31, 2012 and $209.0 million in the Predecessor Period from January 1, 2012 to June 6, 2012. The total increase was primarily due to the impact from the $8.8 million deferred revenue adjustment in 2013 compared to the $43.5 million deferred revenue adjustment in the 2012 Successor Period, in connection with the Prior Acquisition and due to implementation and migration revenue from large contracts in state government. For a more detailed explanation of the variations in revenue for each of our segments, see the individual segment discussions below.

Cost of revenues, excluding depreciation and amortization

        Our cost of revenues, excluding depreciation and amortization, was $265.5 million for the year ended December 31, 2013 compared to $141.6 million for the period from April 20, 2012 (inception) to December 31, 2012 and $112.1 million in the Predecessor Period from January 1, 2012 to June 6, 2012. The total increase was primarily due to higher implementation and data migration costs related to new projects, particularly on several large state government contracts. In addition, we incurred higher maintenance costs of developed technology and content, royalties to Population Health content providers, telecommunications costs and other revenue related costs as we transitioned to a standalone company, partially offset by a lower bonus accrual in 2013.

Selling and marketing expense, excluding depreciation and amortization

        Our selling and marketing expense, excluding depreciation and amortization, was $56.2 million for the year ended December 31, 2013 compared to $31.0 million in the period from April 20, 2012 (inception) to December 31, 2012 and $25.9 million in the Predecessor Period from January 1, 2012 to June 6, 2012, primarily due to a lower bonus accrual in 2013.

General and administrative expense, excluding depreciation and amortization

        Our general and administrative expense, excluding depreciation and amortization, was $41.0 million for the year ended December 31, 2013 compared to $13.0 million in the period from April 20, 2012 (inception) to December 31, 2012 and $27.2 million in the Predecessor Period from January 1, 2012 to June 6, 2012. The total increase was primarily due to an increase in facilities related expense, telecommunications costs, salaries and related costs for additional new hires as we transitioned to a standalone company, partially offset by a lower bonus accrual in 2013.

Depreciation and amortization

        Our depreciation and amortization expense was $87.6 million for the year ended December 31, 2013 compared to $41.7 million in the period from April 20, 2012 (inception) to December 31, 2012 and $27.5 million in the Predecessor Period from January 1, 2012 to June 6, 2012. The total increase primarily due to the overall impact of new computer hardware and other property, and developed technology and content that were placed in service in 2013 related to the completion of new data center and information system infrastructure.

Other operating expenses

        Our other operating expense was $35.0 million for the year ended December 31, 2013 compared to $49.6 million in the period from April 20, 2012 (inception) to December 31, 2012 and $18.8 million in the Predecessor Period from January 1, 2012 to June 6, 2012. The total decrease was due to lower Acquisition-related expenses incurred in 2013. In 2013, other operating expenses included $27.0 million of Acquisition related costs, consisting of expenses incurred mainly related to data migration and the separation of our IT infrastructure from our Predecessor Parent and costs related to the Transitional Services Agreement with Thomson Reuters, $3.8 million of severance and retention bonuses, $1.3 million of asset write-offs and $2.9 million of Sponsor advisory fees. In the Successor Period of 2012, other operating expenses included $38.0 million of Prior Acquisition related costs (mainly consisting of $12.0 million of transaction fees paid to Veritas Capital and the remainder related to direct acquisition costs consisting of legal, finance, consulting and professional fees), $10.2 million of severances and retention bonuses and $1.5 million of Sponsor advisory fees. In the Predecessor Period of 2012, other operating expenses included $9.8 million of disposal related costs of our Predecessor, $7.7 million of severances and retention bonuses and $1.2 million of costs related to discontinued services.

Goodwill impairment

        We performed our annual goodwill impairment test during the fourth quarter of 2013 and concluded that our goodwill on all our reporting units is impaired because each of the reporting unit's carrying value exceeded its fair value due to lower-than-expected growth in revenue and cash flow in fiscal year 2013 resulting from certain selling cycle delays, particularly in the Government sector, uncertainty in the healthcare sector related to the PPACA , higher-than-expected costs due to significant investments in technology infrastructure, as well as an increase in the discount rate used in the discounted cash flow analysis as compared to the rate used in the prior year's analysis. Accordingly, we recorded a total of $366.7 million of non-cash goodwill impairment charge in the fourth quarter of 2013.

Operating income (loss)

        Our operating loss was $359.3 million for the year ended December 31, 2013 compared to operating loss of $35.1 million in the period from April 20, 2012 (inception) to December 31, 2012 and $12.4 million in the Predecessor Period from January 1, 2012 to June 6, 2012. The total decrease was primarily due to the goodwill impairment, as discussed above.

Net interest expense

        Our net interest expense was $70.6 million for the year ended December 31, 2013, compared to $49.0 million in the period from April 20, 2012 (inception) to December 31, 2012. The increase was mainly due to twelve months of interest expense in 2013 compared to approximately seven months in 2012, offset by the interest rate being lower by 2.25% as a result of refinancing of the Term Loan Facility in October 2012 and April 2013. In addition, there was additional interest on incremental borrowings under the Term Loan Facility and Revolving Credit Facility of $11.3 million and $30.0 million, respectively. Also, included in the 2013 interest expense was $3.3 million of loss on early extinguishment of debt as a result of the April 2013 refinancing.

Other finance costs

        Other finance costs mainly represents foreign exchange gains/losses as a result from our international operations. Also included in other finance costs are bank charges and fees.

Benefit from income taxes

        Our income tax benefit was $84.9 million for the year ended December 31, 2013 compared to $30.0 million in the period from April 20, 2012 (inception) to December 31, 2012 and $4.8 million in the Predecessor Period from January 1, 2012 to June 6, 2012. Income tax benefit for the year ended December 31, 2013, Successor Period from April 20, 2012 to December 31, 2012 and Predecessor Period from January 1, 2012 to June 6, 2012 at an effective tax rate of 19.8%, 35.7% and 38.6%, respectively, are different from the amount derived by applying the federal statutory tax rate of 35%, mainly due to the impact of certain state taxes, non deductible goodwill impairment charge, and foreign rate differential.

Segment discussion

        The following table summarizes our segment information for the years ended December 31, 2013, the period from April 20, 2012 (inception) to December 31, 2012 and the Predecessor Period from January 1, 2012 to June 6, 2012:

(Dollars in thousands)	Year ended December 31, 2013	% of revenue	From inception (April 20, 2012) to December 31, 2012	% of revenue	January 1, 2012 to June 6, 2012	% of revenue
Commercial
Revenues	$394,896	100%	$172,235	100%	$195,470	100%
Segment operating income	140,173	35%	42,036	24%	55,206	28%
Government
Revenues	97,806	100%	36,763	100%	46,316	100%
Segment operating income (loss)	11,053	11%	(228)	(1)%	10,654	23%

Commercial segment

Revenues

        Our Commercial segment revenue was $394.9 million for 2013 compared to $172.2 million in the period from April 20, 2012 (inception) to December 31, 2012 and $195.5 million in the Predecessor Period from January 1, 2012 to June 6, 2012. The total increase was primarily due to the lower impact from the deferred revenue adjustment ($7.2 million in 2013 compared to $38.4 million in the Successor Period of 2012) in connection with the Prior Acquisition and partially offset due to some cancellations and price competition in care management solutions.

Operating income

        Our Commercial segment operating income was $140.2 million for 2013 compared to $42.0 million in the period from April 20, 2012 (inception) to December 31, 2012 and $55.2 million in the Predecessor Period from January 1, 2012 to June 6, 2012. The total increase was mainly due to the increase in revenue discussed above and higher costs of operations in 2012 as we transitioned to a standalone company.

Government segment

Revenues

        Our Government revenue was $97.8 million for 2013 compared to $36.8 million in the period from April 20, 2012 (inception) to December 31, 2012 and $46.3 million in the Predecessor Period from January 1, 2012 to June 6, 2012. The total increase was primarily due to implementation and migration revenue from large state government contracts and the lower impact from the deferred revenue adjustment ($1.6 million in 2013 compared to $5.1 million in the 2012 Successor Period) in connection with the Prior Acquisition.

Operating income

        Our Government operating income was $11.1 million for 2013 compared to an operating loss of $0.2 million in the period from April 20, 2012 (inception) to December 31, 2012 and operating income of $10.7 million in the Predecessor Period from January 1, 2012 to June 6, 2012. The total increase was mainly due to the increase in revenue discussed above, offset by higher costs mainly due to initiatives to improve sales from the federal and state government channels, such as Centers for Medicare & Medicaid Services, State Medicaid agencies, as well as federally owned and operated healthcare facilities.

Year ended December 31, 2013 compared to Pro forma year ended December 31, 2012

(Dollars in thousands)	Year ended December 31, 2013	% of revenue	Combined Year ended December 31, 2012	% of revenue	Change	% change
	(Successor)		(Pro forma)(a)
Revenues, net	$492,702	100%	$445,231	100%	$47,471	11%

Operating costs and expenses
Cost of revenues, excluding depreciation and amortization	(265,541)	(54)%	(253,608)	(57)%	(11,933)	5%
Selling and marketing, excluding depreciation and amortization	(56,157)	(11)%	(56,875)	(13)%	718	(1)%
General and administrative, excluding depreciation and amortization	(41,042)	(8)%	(40,215)	(9)%	(827)	2%
Allocation of costs from Predecessor Parent and affiliates	—	—%	(10,003)	(2)%	10,003	(100)%
Depreciation	(21,219)	(4)%	(10,113)	(2)%	(11,106)	110%
Amortization of developed technology and content	(31,894)	(6)%	(25,702)	(6)%	(6,192)	24%
Amortization of other identifiable intangible assets	(34,460)	(7)%	(33,871)	(8)%	(589)	2%
Goodwill impairment	(366,662)	(74)%	—	—%	(366,662)	nm
Other operating expenses	(35,038)	(7)%	(12,973)	(3)%	(22,065)	170%

Total operating costs and expenses	(852,013)	(173)%	(443,360)	(100)%	(408,653)	92%

Operating income (loss)	(359,311)	(73)%	1,871	—%	(361,182)	nm
Net interest income (expense)	(70,581)	(14)%	(76,781)	(17)%	6,200	(8)%
Other finance costs	(24)	—%	—	—%	(24)	nm

Loss before income taxes	(429,916)	(87)%	(74,910)	(17)%	(355,006)	474%
Benefit from income taxes	84,927	17%	26,360	6%	58,567	222%

Net loss	$(344,989)	(70)%	$(48,550)	(11)%	$(296,439)	611%

(a)
Pro Forma year ended December 31, 2012 information gives effect to the Prior Acquisition as if it had occurred on January 1, 2012. See "Unaudited Pro Forma Financial Information."

Discussion of year ended December 31, 2013 (Successor) compared to Pro forma year ended December 31, 2012

Revenues, net

        Our net revenues were $492.7 million for the year ended December 31, 2013 as compared to $445.2 million for the pro forma year ended December 31, 2012, an increase of $47.5 million or 11%. This increase was primarily due to the impact from the $8.8 million deferred revenue adjustment in 2013 compared to the $49.1 million deferred revenue adjustment in the pro forma 2012 period, in connection with the Prior Acquisition and due to implementation and migration revenue from large state government contracts in 2013. For a detailed explanation of the variations in revenue for each of our segments, see the individual segment discussions below.

Cost of revenues, excluding depreciation and amortization

        Our cost of revenues, excluding depreciation and amortization, was $265.5 million for the year ended December 31, 2013 as compared to $253.6 million for the pro forma year ended December 31,

2012, an increase of $11.9 million, or 5%. This increase was primarily due to higher implementation and data migration costs related to new projects, particularly on several large state government contracts. In addition, we incurred higher maintenance costs of developed technology and content, royalties to Population Health content providers, telecommunications costs and other revenue related costs as we transitioned to a standalone company, partially offset by a lower bonus accrual in 2013.

Selling and marketing expense, excluding depreciation and amortization

        Our selling and marketing expense, excluding depreciation and amortization, was $56.2 million for the year ended December 31, 2013 as compared to $56.9 million for the pro forma year ended December 31, 2012, a decrease of $0.7 million, or 1%, primarily due to a lower bonus accrual in 2013.

General and administrative expense, excluding depreciation and amortization

        Our general and administrative expense, excluding depreciation and amortization, was $41.0 million for the year ended December 31, 2013 as compared to $40.2 million for the pro forma year ended December 31, 2012, an increase of $0.8 million, or 2%. The increase was primarily due to an increase in facilities related expense, telecommunications costs, salaries and related costs for additional new hires as we transitioned to a standalone company, partially offset by a lower bonus accrual in 2013.

Depreciation and amortization

        Our depreciation and amortization expense was $87.6 million for the year ended December 31, 2013 as compared to $69.7 million for the pro forma year ended December 31, 2012, an increase of $17.9 million or 26%. This increase was primarily due to the overall impact of new computer hardware and other property, and developed technology and content that were placed in service in 2013 related to the completion of the new data center and information system infrastructure.

Other operating expenses

        Our other operating expense was $35.0 million for the year ended December 31, 2013 as compared to $13.0 million for the pro forma year ended December 31, 2012, an increase of $22.1 million. This decrease was primarily due to higher expenses incurred mainly related to data migration and the separation of our IT infrastructure that started in the second half of 2012.

Goodwill impairment

        We performed our annual goodwill impairment test during the fourth quarter of 2013 and concluded that our goodwill on all our reporting units is impaired because each of the reporting unit's carrying value exceeded its fair value due to lower-than-expected growth in revenue and cash flow in fiscal year 2013 resulting from certain selling cycle delays, particularly in the government sector, uncertainty in the healthcare sector related to the Patient Protection and Affordable Care Act, higher-than-expected costs due to significant investments in technology infrastructure, as well as an increase in the discount rate used in the discounted cash flow analysis as compared to the rate used in the prior year's analysis. Accordingly, we recorded a total of $366.7 million of non-cash goodwill impairment charge in the fourth quarter of 2013.

Operating income (loss)

        Our operating loss was $359.3 million for the year ended December 31, 2013 as compared to an operating income of $1.9 million for the pro forma year ended December 31, 2012, a decrease of $361.2 million. The decrease was primarily due to the goodwill impairment, as discussed above.

Net interest expense

        Our net interest expense was $70.6 million for the year ended December 31, 2013, as compared to $76.8 million for the pro forma year ended December 31, 2012, a decrease of $6.2 million or 8%. The decrease was mainly due to a 2.25% lower interest rate and decrease by $3.4 million of loss on extinguishment of debt as a result of refinancing of the Term Loan Facility in October 2012 and April 2013. In addition, there was additional interest on incremental borrowings under the Term Loan Facility and Revolving Credit Facility of $11.3 million and $30.0 million, respectively.

Other finance costs

        Other finance costs mainly represents foreign exchange gains/losses as a result from our international operations. Also included in other finance costs are bank charges and fees.

Benefit from income taxes

        Our income tax benefit was $84.9 million for the year ended December 31, 2013 as compared to a benefit of $26.4 million for the pro forma year ended December 31, 2012, an increase of $58.6 million or 222%. Income tax benefit for the year ended December 31, 2013 and pro forma year ended December 31, 2012, at an effective tax rate of 19.8%, and 35.2%, respectively, are different from the amount derived by applying the federal statutory tax rate of 35%, mainly due to the impact of certain state income taxes, non deductible goodwill impairment charge, and foreign rate differential.

Segment discussion

        The following table summarizes our segment information for the years ended December 31, 2013 and pro forma year end December 31, 2012:

(Dollars in thousands)	Year ended December 31, 2013	% of revenue	Year ended December 31, 2012	% of revenue	Change	% change
	(Successor)		(Pro forma)(a)
Commercial
Revenues	$394,896	100%	$362,803	100%	$32,093	9%
Segment operating income	140,173	35%	92,340	25%	47,833	52%
Government
Revenues	97,806	100%	82,428	100%	15,378	19%
Segment operating income (loss)	11,053	11%	9,775	12%	1,278	13%

(a)
Pro Forma year ended December 31, 2012 gives effect to the Prior Acquisition as if it had occurred on January 1, 2012. See "Unaudited Pro Forma Financial Information."

Commercial segment

Revenues

        Our Commercial revenue was $394.9 million for the year ended December 31, 2013 as compared to $362.8 million for the pro forma year ended December 31, 2012, an increase of $32.1 million or 9%. The total increase was primarily due to the lower impact from the deferred revenue adjustment ($7.2 million in 2013 compared to $43.3 million in the pro forma 2012 period) in connection with the Prior Acquisition and offset due to some cancellations and price competition in care management solutions.

Operating income

        Our Commercial operating income was $140.2 million for the year ended December 31, 2013 as compared to $92.3 million for the pro forma year ended December 31, 2012 an increase of $47.8 million or 52%. The increase was mainly due to the increase in revenue discussed above and higher costs of operations in 2012 as we transitioned to a standalone company.

Government segment

Revenues

        Our Government revenue was $97.8 million for the year ended December 31, 2013 compared to $82.4 million for the pro forma year ended December 31, 2012, an increase of $15.4 million or 19%. The increase was primarily due to implementation and migration revenue from large contracts in state government and the lower impact from the deferred revenue adjustment ($1.6 million in 2013 compared to $5.8 million in the pro forma 2012 period) in connection with the Prior Acquisition.

Operating income

        Our Government operating income was $11.1 million for the year ended December 31, 2013 compared to $9.8 million for the pro forma year ended December 31, 2012, an increase in operating income of $1.3 million or 13%. The increase was mainly due to the increase in revenue discussed above, offset by higher costs mainly due to initiatives to improve sales in the federal and state agencies, such as Centers for Medicare & Medicaid Services, state Medicaid agencies, as well as federally owned and operated healthcare facilities.

Non-GAAP Measures

Adjusted EBITDA Calculation

        EBITDA is defined as net income before net interest (expense) income, provision for income taxes, and depreciation and amortization, and is used by management to measure the overall operating performance of the business at a consolidated and combined level. We also use EBITDA and Adjusted EBITDA as a measure to calculate certain financial covenants related to the Senior Credit Facility and as a factor in our tangible and intangible asset impairment testing. Adjusted EBITDA is calculated by adding to or subtracting from EBITDA items of expense and income as described below.

        EBITDA and Adjusted EBITDA are supplemental measures of our overall performance and our ability to service debt that are not required by, or presented in accordance with, GAAP. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income or other performance measures derived in accordance with GAAP, or as alternatives to cash flow from operating activities as measures of our liquidity. In addition, our measurements of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Management believes that the presentation of EBITDA and Adjusted EBITDA and the ratios using EBITDA and Adjusted EBITDA included in this report provide useful information to investors regarding our results of operations because they assist in analyzing and benchmarking the performance and value of our business.

        EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

  •
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

  •
  EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

  •
  EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

  •
  EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

  •
  EBITDA and Adjusted EBITDA do not reflect pension and post-retirement obligations;

  •
  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

  •
  Other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

        Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

        The following table is a reconciliation of our net loss to EBITDA and Adjusted EBITDA for the year ended December 31, 2014 and 2013, the combined year ended December 31, 2012, the Successor

Period from inception (April 20, 2012) to December 31, 2012 and Predecessor Period from January 1, 2012 to June 6, 2012:

(Dollar in thousands)	Year ended December 31, 2014	Year ended December 31, 2013	Combined year ended December 31, 2012	From inception April 20, 2012 to December 31, 2012	January 1, 2012 to June 6, 2012
	(Successor)				(Predecessor)
Net loss	$(37,022)	$(344,989)	$(61,745)	$(54,112)	$(7,633)
Benefit from income tax	(22,686)	(84,927)	(34,796)	(29,993)	(4,803)
Net interest expense (income)	69,616	70,581	49,011	49,014	(3)
Depreciation	22,350	21,219	13,505	6,700	6,805
Amortization of developed technology and content	38,752	31,894	27,930	15,470	12,460
Amortization of other identifiable intangible assets	45,402	34,460	27,753	19,527	8,226

EBITDA	116,412	(271,762)	21,658	6,606	15,052
Acquisition related and transition costs and other nonrecurring expenses(a)	13,203	30,815	70,449	48,164	22,285
Allocation of costs from Predecessor Parent and Affiliates(b)	—	—	14,871	—	14,871
Estimated standalone costs(c)	—	—	(10,306)	—	(10,306)
Non-cash stock compensation expense	1,271	1,457	1,384	329	1,055
Deferred revenue adjustments(d)	6,028	8,758	43,484	43,484	—
Shared asset depreciation(e)	—	—	558	—	558
Goodwill impairment(f)	—	366,662	—	—	—
Asset write-offs/retirements(g)	4,706	1,856	—	—	—
Other(h)	2,875	2,929	1,719	(4,129)	5,848

Adjusted EBITDA	$144,495	$140,715	$143,817	$94,454	$49,363

(a)
The Successor Periods included retention incentives to key employees related to the Prior Acquisition and costs as we transition to a standalone company. The Predecessor Periods included disposal related costs and severances and bonuses in connection with the disposal. See Note 14 to the consolidated and combined financial statements, included elsewhere in this prospectus.

(b)
Includes allocation of costs from Predecessor Parent and affiliates and cost of revenues and allocation of technology support administered by the Predecessor Parent relating to customer data. These allocations ceased following the completion of the Prior Acquisition on June 6, 2012.

(c)
Company standalone estimates for shared services costs.

(d)
Amount of the reduction in deferred revenue as a result of the Prior Acquisition and acquisitions in 2014 that negatively impacted our revenue. We wrote down the value of our deferred revenue based on valuation analysis completed as a result of the acquisitions.

(e)
Portion of allocated costs in cost of revenues that represent depreciation.

(f)
Goodwill impairment loss on all reporting units. See Note 8 to the financial statements, included elsewhere in this prospectus.

(g)
In 2014, includes $4,706 of asset write-off of advanced revenue share with a supplier. In 2013, includes $562 of write-offs and retirements of certain computer hardware and other assets, and $1,294 write-off of advanced revenue share with a supplier. See Note 16 to the consolidated and combined financial statements, included elsewhere in this prospectus.

(h)
Other mainly includes recurring management fees paid to the Sponsor in the successor periods and non-cash vacation accrual true-up charges in the period from April 20, 2012 to December 31, 2012, in connection with the Prior Acquisition.

Liquidity and Capital Resources

Cash flows

        The following table summarizes our cash activities:

(In thousands)	Year ended December 31, 2014	Year ended December 31, 2013	From inception April 20, 2012 to December 31, 2012	January 1, 2012 to June 6, 2012
	(Successor)			(Predecessor)
Net cash provided by (used in) operating activities	$45,217	$(1,365)	$27,352	$17,806
Net cash used in investing activities	(142,067)	(43,785)	(1,280,672)	(10,285)
Net cash provided by (used in) financing activities	99,338	31,765	1,277,125	(7,513)

Operating activities

        Cash provided by operating activities for the year ended December 31, 2014 was $45.2 million compared to cash used in operating activities of $1.4 million for the year ended December 31, 2013, an increase of $46.6 million. The increase was mainly due to $58.4 million in higher payments to various suppliers in 2013 resulting from timing of cash payments related to various costs we incurred upon completion of our transition to a standalone company in 2013, offset in part by a $10.6 million decrease in cash receipts from customers and a $1.2 million increase in interest payments due to an aggregate increase of $140.0 million in the borrowings under the Senior Credit Facility and Additional Notes.

        Cash used in operating activities for the year ended December 31, 2013 was $1.4 million compared to cash provided by operating activities of $27.4 million in the period from April 20, 2012 (inception) to December 31, 2012 and cash provided by operating activities of $17.8 million in the Predecessor Period from January 1, 2012 to June 6, 2012. The total decrease was mainly due to a $25.8 million increase in interest payments related to our debt during the 2013 period and a $50.9 million increase in payments to various suppliers mainly related to disentanglement costs in 2013. This was partially offset by a $30.2 million increase in cash receipts from customers due to improved efforts in collection.

Investing activities

        Cash used in investing activities for the year ended December 31, 2014 of $142.1 million consisted of $109.4 million of cash used to pay the purchase price of the Simpler, HBE and JWA acquisitions and $32.7 million of capital expenditures related to computer hardware and developed technology and content.

        Cash used in investing activities for the year ended December 31, 2013 of $43.8 million was mainly due to $43.5 million in capital expenditures related to a new data center, IT infrastructure and developed technology and content and $0.3 million of notes receivable from VCPH Holding LLC. Cash used in investing activities for the period from April 20, 2012 (inception) to December 31, 2012, mainly relates to the $1,249.4 million of purchase price of the Prior Acquisition and $31.3 million in capital expenditures related to IT infrastructure and developed technology and content. Cash used in investing activities for the Predecessor Period from January 1, 2012 to June 6, 2012, mainly relates to $10.3 million of capital expenditures related to computer hardware and other property and equipment, and developed technology and content.

Financing activities

        Cash provided by financing activities for the year ended December 31, 2014 was $99.3 million. This amount consisted of $141.2 million of aggregate proceeds from borrowing under the Term Loan Facility and the issuance of the Additional Notes used to partly finance the business acquisitions during the year, offset in part by a $30.0 million net payment on the Revolving Credit Facility loan, a $6.1 million principal repayment of the Term Loan Facility, $4.1 million of debt issuance costs and a $1.7 million principal payment of capital lease obligation.

        Cash provided by financing activities for the year ended December 31, 2013 was $31.8 million . This amount consisted of a $30.0 million Revolving Credit Facility loan drawn for working capital requirements, $2.4 million of additional capital contribution from the Parent, and net proceeds of $11.3 million from the April 2013 refinancing, partially offset by $5.3 million of principal repayment of the Term Loan Facility, $5.8 million of premium payment to lenders for the April 2013 Refinancing and $0.8 million principal payment of a capital lease obligation.

        Cash provided by financing activities for the combined year ended December 31, 2012 was $1,269.6 million. During 2012, cash provided by financing activities included $464.4 million in cash from equity contributions, $842.1 million from the issuance of debt (Term Loan Facility and Notes) that was used to pay the purchase price of the Prior Acquisition, which was partially offset by $2.6 million of principal payment on the Term Loan Facility, $21.6 million of debt issuance costs and $5.2 million of premium payment to lenders for the October 2012 Refinancing. In addition, there was an increase of $16.8 million in the net investment of the Predecessor Parent in our Predecessor and a $9.2 million decrease in notes receivable from the Predecessor Parent.

        Notes receivable from the Predecessor Parent refers to certain of our Predecessor's cash transactions with the Predecessor Parent, which were subject to written loan agreements specifying repayment terms and interest payments. The term of the agreement was one year and was automatically renewed from year to year unless one of the parties notified the other in writing of termination. These notes receivable were satisfied on completion of the Prior Acquisition.

Liquidity and Capital Resources

        We believe that our cash flows from operations and our existing available cash, together with our other available external financing sources, will be adequate to meet our future liquidity needs for the next year. Our principal liquidity needs will be to fund capital expenditures, provide working capital, meet debt service requirements and finance our strategic plans, including possible acquisitions. We expect to spend approximately $33 million on capital expenditures in 2015 (excluding acquisitions and related costs); however, actual capital expenditures may differ. For ongoing liquidity purposes, we primarily intend to utilize our existing cash and cash equivalents, cash generated from operations and borrowings under our Revolving Credit Facility.

        Our cash position is impacted by our billings from on-going services and subscription contracts. Typically, a significant portion of the contract revenue is paid upfront and most contracts are renewed during the latter part of the fourth quarter. Many renewals are billed in December and January, which are normally collected in the first quarter of the following year. As such, we have historically experienced a low level of cash every third quarter of a calendar year, but that may vary depending on any new significant contracts driven by state government projects, concurrent with the start of the state government's fiscal year.

        As of December 31, 2014, we had outstanding letters of credit of 7.5 million, which reduced the available line of credit to $42.5 million.

Indebtedness

        As of December 31, 2014, our principal outstanding indebtedness was $992.0 million, consisting of 624.9 million from under the Term Loan Facility, $367.2 million under the Notes.

        A discussion of our outstanding indebtedness as of December 31, 2014 is below:

Senior Credit Facility

        The Senior Credit Facility, as amended on April 11, 2014, is with a syndicate of banks and other financial institutions and provides financing of up to $679.7 million, consisting of the $629.7 million Term Loan Facility, with a maturity of five years, and the $50.0 million Revolving Credit Facility with a maturity of five years. As of December 31, 2014, the Company had an outstanding letters of credit of $7.5 million, which, while not drawn, reduce the available line of credit under the Revolving Credit Facility to $42.5 million.

        Borrowings under the Senior Credit Facility, other than swing line loans, bear interest at a rate per annum equal to an applicable margin plus, at Truven's option, either (a) a base rate determined by reference to the highest of (1) the prime rate of JPMorgan Chase Bank, N.A., (2) the federal funds effective rate plus 0.50% and (3) the one month Eurodollar rate plus 1.00%; provided, that the base rate for the Term Loan Facility at any time shall not be less than 2.25%, or (b) a Eurodollar rate adjusted for statutory reserve requirements for a one, two, three or six month period (or a nine or twelve month interest period if agreed to by all applicable lenders); provided that the Eurodollar base rate used to calculate the Eurodollar rate for the Term Loan Facility at any time shall not be less than 1.25%. Swing line loans will bear interest at the interest rate applicable to base rate loans, plus an applicable margin. In addition to paying interest on outstanding principal under the Senior Credit Facility, we are required to pay a commitment fee to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder at a rate equal to 0.50% (subject to reduction upon attainment of certain leverage ratios). We will also pay customary letter of credit fees and certain other agency fees. Truven may voluntarily repay outstanding loans under the Senior Credit Facility at any time without premium or penalty, other than customary "breakage" costs with respect to adjusted LIBOR loans. We are required to repay $1.6 million of the Term Loan Facility quarterly, through March 31, 2019, with any remaining balance due June 6, 2019.

        All obligations under the Senior Credit Facility are guaranteed by Truven Holding and each of Truven's existing and future wholly-owned domestic subsidiaries. All obligations under the Senior Credit Facility and the guarantees of those obligations are collateralized by first priority security interests in substantially all of Truven's assets as well as those of each guarantor (subject to certain limited exceptions).

        The Senior Credit Facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, Truven's ability, and the ability of each of any restricted subsidiaries, to: sell assets; incur additional indebtedness; prepay other indebtedness (including the Notes); pay dividends and distributions or repurchase its capital stock; create liens on assets; make investments; make certain acquisitions; engage in mergers or consolidations; engage in certain transactions with affiliates; amend certain charter documents and material agreements governing subordinated indebtedness; change the business conducted by it and its subsidiaries; and enter into agreements that restrict dividends from subsidiaries.

        In addition, the Senior Credit Facility requires Truven to maintain a quarterly maximum consolidated senior secured leverage ratio in accordance with the debt covenants as long as the commitments under the Revolving Credit Facility remain outstanding (subject to certain limited exceptions). The Senior Credit Facility also contains certain customary representations and warranties, affirmative covenants and events of default. As of December 31, 2014, the Consolidated Senior Secured Leverage Ratio and the maximum ratio at December 31, 2014 were 3.7 and 4.5, respectively, and we were in compliance with all the Senior Credit Facility covenants.

        On October 3, 2012, we entered into the First Amendment to the Senior Credit Facility with a syndicate of banks and other financial institutions with no changes in the terms and conditions other than the reduction of the applicable margin by 1.00%.

        On April 26, 2013, we entered into the Second Amendment to the Senior Credit Facility (referred to as the "April 2013 Refinancing") with a syndicate of banks and other financial institutions to (i) increase the aggregate principal amount of the Term Loan Facility from $523.7 million to $535.0 million, (ii) reduce the applicable margin by 1.25%, (iii) with respect to the Term Loan Facility, determine the applicable margin in accordance with a pricing grid based on our consolidated total leverage ratio following delivery of financial statements at the end of each fiscal year or quarter, as applicable, after the second quarter of fiscal year 2013, (iv) revise the quarterly principal payments from $1,319.0 to $1,337.5 starting on June 30, 2013 and (v) extend the 1% repricing call protection from June 6, 2013 to October 26, 2013. There were no other changes to the terms and conditions.

        On April 11, 2014, we entered into the Third Amendment (the "Third Amendment") to our Senior Credit Facility (the "Senior Credit Facility") for a $100.0 million increase in the Tranche B Term Loans, and increased the total amount available under the Senior Credit Facility to $679.7 million, consisting of a $629.7 million Term Loan Facility and a $50.0 million Revolving Credit Facility (which remained unchanged). The Company borrowed the entire $100.0 million principal amount of the Supplemental Tranche B Term Loans to finance the acquisition of Simpler, repay outstanding loans of $15.0 million in aggregate principal amount under its Revolving Credit Facility and pay fees and expenses relating to the acquisition of Simpler. Under the terms of the Third Amendment, the Company must repay the principal amount of the Tranche B Term Loans in twenty consecutive quarterly installments beginning on June 30, 2014 and continuing through March 31, 2019 in the amount of $1.6 million each, and a final installment on June 6, 2019 in the amount of $597.8 million. The terms and conditions that apply to the Supplemental Tranche B Term Loans under the Third Amendment are substantially the same as the terms and conditions that apply to the existing Tranche B Term Loans under the Senior Credit Facility.

        The Third Amendment also amended the Senior Credit Facility to make certain adjustments to the Consolidated Senior Secured Leverage Ratio applicable to the Company by increasing the maximum permitted ratios for certain periods from 2014 to 2016. During 2014, all domestic subsidiaries acquired by the Company became guarantors under the Senior Credit Facility.

10.625% Senior Notes due 2020

Existing Notes

        The original Existing Notes were issued on June 6, 2012, under an indenture (the "Indenture", as supplemented by the First Supplemental Indenture, whereby Truven became a party to the Indenture as successor in interest to Wolverine, and the Second Supplemental Indenture), with The Bank of New

York Mellon Trust Company, N.A. as trustee, which bear interest at a rate of 10.625% per annum, are payable on June 1 and December 1 of each year, and have a maturity date of June 1, 2020.

        The Existing Notes are general unsecured senior obligations of Truven, fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Truven Holding and each of Truven's existing and future wholly-owned domestic restricted subsidiaries that is a borrower under or that guarantees the obligations under the Senior Credit Facility or any other indebtedness of Truven or any other guarantor.

        Truven may redeem some or all of the Existing Notes at any time prior to June 1, 2016 at 100% of the principal amount thereof, plus the applicable premium pursuant to the Indenture as of the applicable redemption date, plus accrued and unpaid interest and any additional interest to, but excluding, the applicable redemption date. Truven may redeem some or all of the Existing Notes at any time on or after June 1, 2016 at 105.313% of the principal amount thereof, declining ratably to 100% of the principal amount thereof on or after June 1, 2018, plus, in each case, accrued and unpaid interest and any additional interest to, but excluding, the applicable redemption date. In addition, at any time prior to June 1, 2015, Truven (subject to certain conditions) may redeem up to 35% of the aggregate principal amount of the Notes using net cash proceeds from certain equity offerings at 110.625% of the aggregate principal amount of the Notes plus accrued and unpaid interest and any additional interest, to, but excluding, the applicable redemption date. If Truven experiences a change of control (as defined in the Indenture), it will be required to make an offer to repurchase the Existing Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, and any additional interest, to, but excluding, the date of purchase.

        The Indenture contains covenants limiting Truven and its wholly-owned restricted subsidiaries with respect to other indebtedness, investments, liens, dividends, purchases or redemptions of stock, transactions with affiliates and mergers and sales of assets. The Indenture also contains covenants limiting the ability of wholly-owned restricted subsidiaries to guarantee payment of any indebtedness of Truven or any subsidiary guarantor and limiting the Company's business and operations. Following our series of acquisitions in 2014, all the domestic subsidiaries we acquired became guarantors of the Notes as a result of the guarantees of the Senior Credit Facility provided by such subsidiaries. The guarantees were entered into pursuant to the Third, Fourth and Sixth Supplemental Indentures. We were in compliance with all of these covenants as of December 31, 2014.

        On June 5, 2013, we entered into the second supplemental indenture (the "Second Supplemental Indenture"), whereby the guarantee release provision in the Indenture, which allows guarantors to be released from their obligations under the Indenture upon the release or discharge of such guarantor's guarantee of the Senior Credit Facility or the guarantee which resulted in the creation of the guarantee under the Indenture (subject to certain limitations), was amended to apply only to subsidiary guarantors and not to Truven Holding.

        Pursuant to a registration rights agreement dated June 6, 2012 (the "Registration Rights Agreement"), we exchanged the original Existing Notes (and related guarantees) for the exchange Existing Notes.

Additional Notes

        The Additional Notes were issued pursuant to the Indenture dated June 6, 2012 governing the Existing Notes, as supplemented by the Fifth Supplemental Indenture, dated as of November 12, 2014 (the "Fifth Supplemental Indenture") by and among Truven, Truven Holding, Simpler Consulting, LLC, Simpler North America, LLC, JWA and the Trustee. The Additional Notes form a single series with the Existing Notes and have the same terms as the Existing Notes and rank equal in right of payments with the Existing Notes.

        Pursuant to the Registration Rights Agreement entered into with respect to the Additional Notes, Truven and the guarantors agreed to use their commercially reasonable efforts to file with the SEC and cause to become effective by May 11, 2015, a registration statement relating to an offer to issue new registered notes having terms substantially identical to the Additional Notes in exchange for the outstanding Additional Notes. In certain circumstances, the Truven and the guarantors may be required to use commercially reasonable efforts to file a shelf registration statement to cover resales of the Additional Notes. Truven may be required to pay additional interest to holders of the Additional Notes under certain circumstances in connection with its obligations under the Registration Rights Agreement.

Contractual Obligations and Commercial Commitments

        The following table sets forth our contractual obligations and other commitments as of December 31, 2014:

	Payments by period
(in thousands)	Total	Less than 1 year	1 - 3 years	3 - 5 years	After 5 years
Notes(1)	$367,150	$—	$—	$—	$367,150
Other long-term obligations(2)	624,880	6,360	12,720	605,800	—
Interest on indebtedness(3)	339,214	67,410	134,027	118,272	19,505
Operating lease obligations(4)	59,594	10,412	16,946	12,339	19,897
Capital lease obligations(5)	2,212	696	758	758	—

Total contractual obligation	$1,393,050	$84,878	$164,451	$737,169	$406,552

(1)
Represents the principal amount of indebtedness on the Notes.

(2)
Represents the principal amount of indebtedness under our Senior Credit Facility.

(3)
Total interest payments consist of fixed and floating rate interest obligations and the cash flows associated with the Senior Credit Facility and the Notes. The interest rate on the floating rate Senior Credit Facility has been assumed to be 4.5%, the applicable rate during the month of December 2014. Interest on the Notes was 10.625%.

(4)
Represents amounts due under existing contractual operating leases related to our offices and other facilities.

(5)
Represents capital lease payments including interest of $0.2 million.

Off-balance sheet arrangements

        Effective January 1, 2013, the Company modified its agreement with a supplier under which it markets and licenses to its customers a private label version of the supplier's platform solution in conjunction with the Company's health information applications. The agreement contains a revenue share arrangement based on net revenue targets. The supplier's revenue share percentage is guaranteed by the Company in the minimum amounts of $2 million, $4 million and $6 million, for the calendar years 2013, 2014 and 2015, respectively. The guaranteed revenue share is paid in advance by the Company on March 1st of each calendar year and is applied against the revenue share of the supplier earned through March 1st of the following calendar year. The agreement provides a grace period for the Company of up to August 31st of the following calendar year in the event that the supplier's revenue share earned does not reach the prepayment amount. After the grace period, if the revenue share earned does not meet the minimum target then the entire prepayment amount is deemed earned by the supplier. During 2014, $4.7 million of the prepaid balance was written off as it was determined that the estimated revenue share of the supplier will not be met within the grace period. As of December 31, 2014, there are no prepaid revenue share balances on the Company's balance sheet.

        As of December 31, 2014, other than the operating leases in the normal course of business and the guaranteed revenue share arrangement discussed above, we had no other off-balance sheet arrangements or obligations.

Emerging Growth Company Status

        We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act"), and we take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies." See "Risk Factors—Risks related to our business—As an "emerging growth company" under the JOBS Act, we are permitted to, and intend to, rely on exemptions from some disclosure requirements."

        Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

        We will remain an "emerging growth company" until the earliest of: (i) the last day of the fiscal year during which we had total annual gross revenues of $1 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which we are deemed a "large accelerated issuer" as defined under the federal securities laws.

Critical Accounting Policies

        Our critical accounting policies are those that we believe are most important to the presentation of our financial position and results and that require the most difficult, subjective or complex judgments. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP with no need for the application of judgment. For more information, see Note 2 to the audited financial statements included in this prospectus. In certain circumstances, the preparation of our consolidated and combined financial statements in conformity with GAAP requires us to use our judgment to make certain estimates and assumptions. These estimates affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. We believe the assumptions and other considerations used to estimate amounts reflected in our Predecessor's combined financial statements and Successor's consolidated financial statements are appropriate. However, if actual experience differs from the assumptions and other considerations used in estimating amounts reflected in the financial statements, the resulting changes could have a material adverse effect on our consolidated and combined results of operations and financial condition. We believe the policies described below are our most critical accounting policies.

Accounting for Business Combinations

        We account for business combinations, where the business is acquired from an unrelated third party, under the acquisition method of accounting in accordance with FASB ASC 805, Business Combinations, which requires the acquired assets, including separately identifiable intangible assets, and assumed liabilities to be recorded as of the acquisition date at their respective fair values. Any excess of the purchase price over the fair value of assets, including separately identifiable intangible assets and liabilities acquired, is allocated to goodwill. Goodwill is allocated to the appropriate segments which benefited from the business combination when the goodwill arose.

        The allocation of the purchase price to the fair value of acquired assets and liabilities involves assessments of the expected future cash flows associated with individual assets and liabilities and appropriate discount rates as of the date of the acquisition. Where appropriate, we consult with external advisors to assist with the determination of fair value. For non-observable market values, fair value has been determined using accepted valuation principles (e.g., relief from royalty method). Subsequent changes in our assessments may trigger an impairment loss that would be recognized in the condensed statement of comprehensive income (loss).

        We believe that the key areas of subjectivity in relation to the allocation of purchase consideration involve determining the acquisition date fair value of identifiable intangible assets, computer hardware and other property and developed technology and content, and the measurement of deferred revenue. We determine separately identifiable intangible assets in existence as at the date of acquisition. Using market participant assumptions and recognized valuation techniques, values are determined for these intangible assets. These valuation techniques require various assumptions including future levels of profitability; assumed royalty rates for relief from royalty valuations; and appropriate discount rates to present value the estimated cash flows. An assessment of useful lives is also required to establish future amortization expense. All of these assumptions and the resulting valuations are reviewed and approved by management.

Revenue Recognition

        We recognize revenue when the (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the fee is fixed or determinable; and (4) collectability is reasonably assured.

Subscription-Based Products

        Subscription-based revenues from sales of products and services that are delivered under a contract over a period of time are recognized on a straight line basis over the term of the subscription. Where applicable, usage fees above a base period fee are recognized as services are delivered. Subscription revenue received or receivable in advance of the delivery of services or publications is included in deferred revenue.

Multiple element arrangements

        The Company's hosting arrangements are typically comprised of two deliverables: (1) the design, production, testing and installation of the customer's database (implementation phase); and (2) the provision of ongoing data management and support services in conjunction with the licensed data and subscription of software data or application (on-going service phase, hosting or subscription). Such deliverables are accounted for as separate units of accounting. Revenue is allocated to deliverables based upon relative best estimate of selling price ("ESP"). The objective of ESP is to determine the price at which the Company would offer each unit of accounting to customers if each unit were sold regularly on a standalone basis. The Company uses a cost plus a reasonable margin approach to determine ESP for each deliverable. Revenue related to implementation phase is recognized using a proportional performance model, with reference to labor hours. Revenue related to ongoing services, hosting or subscription is recognized on a straight line basis over the applicable service period, provided that all other relevant criteria are met.

Software-related products and services

        Certain arrangements include implementation services as well as term licenses to software and other software related elements, such as post contract customer support (PCS). Revenues from implementation services associated with installed software model arrangements are accounted for separately using the proportional performance model, with reference to labor hours as discussed above. However, the software data installed and related PCS deliverable have no separate standalone value to the customers; therefore, revenue cannot be allocated to the individual elements, and as such are deferred until either (a) all elements within the arrangement have been delivered or (b) the undelivered elements within the arrangement qualify under one of the exceptions listed in FASB ASC paragraph 985-605-25-10. Once the initial database or software has been provided to customer and is ready to use, the recognition of revenue for the arrangement depends upon whether (and when) the ongoing data management services are considered to be delivered (thus permitting revenue to be recognized ratably over the remainder of the PCS period). The data management services and PCS are both considered to be delivered consistently throughout the contract term (i.e. the data management services and PCS are delivered simultaneously and over an identical period of time), and thus a ratable recognition pattern best approximates the rendering of both services.

        If the implementation services do not qualify for separate accounting, they are recognized together with the related software and subscription revenues on a straight line basis over the term of service.

Developed Technology and Content

        Certain costs incurred in connection with software and data content to be used internally are capitalized once a project has progressed beyond a conceptual, preliminary stage to that of application development stage. Costs that qualify for capitalization include both internal and external costs, but are limited to those that are directly related to a specific project. The capitalized amounts, net of accumulated amortization, are included in "Developed technology and content, net" on the balance sheet.

        Developed technology and content is stated at cost less accumulated amortization. Amortization is computed based on the expected useful life of three to ten years.

Goodwill and Other Identifiable Intangible Assets

        In accordance with the accounting standards for business combinations, we record the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. Identifiable intangible assets are recognized as assets apart from goodwill if they arise from contractual or other legal rights, or if they are capable of being separated from the acquired business and sold, transferred, licensed, rented or exchanged. The largest intangible assets from our businesses is the value of goodwill which include assembled workforce since the success of our business largely depend on the management, marketing and business development, contracting, and technical skills and knowledge of our employees. Goodwill equals the amount of the purchase price of the business acquired in excess of the sum of the fair value of identifiable acquired assets, both tangible and intangible, less the fair value of liabilities assumed. As of December 31, 2014, goodwill and other identifiable intangible assets amounted to $498.8 million and $382.9 million, respectively.

        The most significant identifiable intangible assets for our business acquisitions is customer relationships and trademarks and trade names. The fair value for these identifiable intangible assets were determined, as of the date of acquisition. Customer relationships were valued using an income approach, taking into account the expected revenue growth and attrition rates of the customers and the estimated capital charges for the use of other net tangible and identifiable net intangible assets. Trademarks and trade names were valued using the relief from royalty method under the income approach to estimate the cost savings that accrue to the Company which would otherwise have gone to pay royalties or license fees on revenues earned through the use of the asset.

        All identifiable intangible assets are amortized over their estimated useful lives as the economic benefits are consumed. We review identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable in accordance with the accounting standards for long-lived assets. In addition, we make assumptions about the useful lives of our intangible assets. Intangible assets (including our developed technology and content) are amortized over their useful lives, which have been derived based on an assessment of such factors as attrition, expected volume and economic benefit. We evaluate the useful lives of our intangible assets on an annual basis. Any changes to our estimated useful lives could cause depreciation and amortization to increase or decrease.

        Carrying value of goodwill in each reporting unit is formally reviewed every November 1st of each year or whenever events or circumstances occur for possible impairment. A reporting unit is an operating segment, as defined by the segment reporting accounting standards, or a component of an operating segment. A component of an operating segment is a reporting unit if the component constitutes a business for which discrete financial information is available and is reviewed by operating segment management. The Company had 5 reporting units at December 31, 2014 (and at November 1, 2014 when our annual goodwill impairment assessment was completed) compared to 3 reporting units at December 31, 2013 (and at November 1, 2013). The increase in the number of our reporting units was due to a realignment of the Company's business under 2 business segments (Commercial and Government) during the second quarter of 2014, certain acquisitions during the year, and due to the changes in management reporting structure and how segment managers monitor and reviews the discrete financial information of components within the operating segments. The reporting units that were determined during the realignment in second quarter had fair values in excess of their carrying values and the related goodwill for each was reallocated and reassigned in the current reporting unit based on relative fair value approach. Currently, the Company's reporting unites are (1) Payer solutions (2) Life Science (3) Provider Solutions (4) Consulting Services (Simpler) and (5) Government.

        We consider the following to be important factors that could trigger an impairment review and may result in an impairment charge: (a) significant and sustained underperformance relative to historical or projected future operating results; (b) identification of other impaired assets within a reporting unit; (c) significant and sustained adverse changes in business climate or regulations; (d) significant negative changes in senior management; (e) significant changes in the manner of use of the acquired assets or the strategy for the Company's overall business; and (f) significant negative industry or economic trends.

        We did not utilize a qualitative assessment approach for the November 1, 2014 goodwill impairment test, as we chose instead to complete the quantitative two-step testing process for each reporting unit. The first step is a comparison of each reporting unit's fair value to its carrying value. If the carrying value of the reporting unit is greater than its fair value, there is an indication that impairment may exist and the second step must be performed to measure the amount of impairment loss, if any. The impairment review process contains uncertainties because it requires us to make market participant assumptions and to apply judgment to estimate industry economic factors and the profitability and growth of future business strategies to determine estimated future cash flows and an appropriate discount rate. Since quoted market prices for our reporting units are not available, we estimate the fair value of the reporting unit or asset group using the income approach and the market approach. The income approach uses cash flow projections. Inherent in our development of cash flow projections are assumptions and estimates derived from a review of our operating results, approved business plans, expected growth rates, capital expenditures and cost of capital, similar to those a market participant would use to assess fair value. We also make certain assumptions about future economic conditions and other data. Many of the factors used in assessing fair value are outside the control of management, and these assumptions and estimates may change in future periods. The use of different assumptions would increase or decrease the estimated value of future cash flows and would have increased or decreased any impairment charge taken. Future outcomes may also differ. If we fail to achieve estimated volume and pricing targets, experience unfavorable market conditions or achieve results that differ from our estimates, then revenue and cost forecasts may not be achieved and we may be required to recognize additional impairment charges. The following are key assumptions we use in making cash flow projections:

  •
  Business projections—we make assumptions about the demand for our products solution and platforms. These assumptions drive our planning assumptions for pricing, retention and renewal rates and expected revenue from new projects. We also make assumptions about our cost levels. These projections are derived using our internal business plans that are updated at least annually and reviewed by our Board of Directors.

  •
  Discount rate—when measuring possible impairment, future cash flows are discounted at a rate that is consistent with a weighted-average cost of capital that we anticipate a potential market participant would use. The determination of the discount rates for each reporting unit includes factors such as the risk-free rate of return and the return an outside investor would expect to earn based on the overall level of inherent risk. The determination of expected returns includes consideration of the beta (a measure of volatility) of traded securities of comparable companies and risk premiums of reporting units based on international cost of capital methods. Discount rate assumptions for these reporting units take into account our assessment of the risks inherent in the future cash flows of the respective reporting unit and our weighted-average cost of capital. We also review marketplace data to assess the reasonableness of our computation of our overall weighted average cost of capital and, when available, the discount rates utilized for each of these reporting units.

  •
  Economic projections—Assumptions regarding general economic conditions are included in and affect our assumptions regarding industry revenues and pricing estimates. These macro-economic assumptions include, but are not limited to, industry sales volumes and interest rates.

  •
  Long-term growth rate—A growth rate is used to calculate the terminal value of the business, and is added to the present value of the debt-free cash flows. The growth rate is the expected rate at which a business unit's earnings stream is projected to grow beyond the planning period.

  •
  Market comparables—We select comparable companies in which our reporting units operate based on similarity of type of business, relative size, financial profile, and other characteristics of those companies compared to our reporting units. Trailing and forward revenue and earnings multiples derived from these comparable companies are applied to financial metrics of these reporting units to determine their estimated fair values, adjusted for an estimated control premium.

        Under the market approach, the Company estimated the fair value of the reporting units based on peer company multiples of earnings before interest, taxes, depreciation and amortization (EBITDA). The Company also considered the multiples at which businesses similar to the reporting units have been sold or offered for sale. The combined income approach and market approach to determine the fair value of each reporting unit received a weighted percentage of 70% and 30%, respectively, except for the Government which received a weighting of 100.0 percent under income approach given the early stage nature of the reporting unit, its earnings are not yet normalized, and that management has the most insight into the future direction of the Government business.

        As of November 1, 2014, the fair value of each reporting unit using the combination of the income approach and the market approach exceeded its carrying value.

        We evaluated the sensitivity of the discounted cash flow fair value estimates for each reporting unit, which were used for our goodwill impairment assessment, by separately assessing the impact on the estimated fair value of each reporting unit by: (1) increasing the risk adjusted discount rate (WACC) by 100 basis points, or (2) reducing the Terminal Growth Rate by 100 basis points, compared to those used in our estimated fair value calculations, while holding all other assumptions unchanged. All of our reporting units would have had a fair value in excess of their carrying value under both scenarios, except for the Government reporting unit. In each of the two scenarios, the fair value of the Government reporting unit would have been less than its carrying value and step two of the impairment assessment would have been required. In addition, we applied hypothetical decreases to the estimated fair values of each of our reporting units. We determined that a decrease in the excess of fair value over carrying value of more than 35% would be required before any reporting unit, with the exception of Government and Consulting services reporting units, would have a carrying value in excess of its fair value.

        The table below presents the: (1) discount rates, (2) Long-term growth rates, (3) 2015 cash flows (4) five-year average cash flow growth rate, (5) goodwill balance as of November 1, 2014, (6) Fair values, (7) carrying values as of November 1, 2014, and (8) excess fair value percentage and dollar amount, for each of these four reporting units.

	Assumptions		Estimated cash flows					Excess of FV over CV
	Discount rates	Long-term growth rates		Average Growth rate (2015 - 2019)	Goodwill balance	Fair values (FV)	Carrying values (CV)
			2015					Amount	%
Payer Solution	13.3%	3.0%	$29.5	9.0%	$121.7	$370.9	$253.0	$117.9	47%
Provider Solution	12.8%	3.0%	55.3	6.0%	250.6	720.3	434.3	286.0	66%
Life Science	13.3%	3.0%	7.6	11.0%	39.7	103.9	77.2	26.7	35%
Consulting services	15.8%	3.0%	6.5	16.0%	28.6	77.3	70.6	6.7	9%
Government(a)	12.8%	3.0%	2.8	37.0%	45.7	115.4	111.3	4.1	4%

(a)
the expected increase in cash flows on government reporting unit was due to several large long-term contracts won on federal and state channels which include data integration, warehousing and decision support systems.

        As discussed previously, in addition to the annual goodwill impairment assessment, we review goodwill for impairment whenever events or changes in circumstances indicate that the carrying amount of a reporting unit's goodwill may not be recoverable. As such, depending on the circumstances and outcomes of the operations of our reporting units, we may be required to review goodwill for impairment for one or more of our reporting units prior to the next annual assessment (November 1, 2015), if the expected annual revenues from our government and consulting services reporting unit were significantly unfavorable due to unanticipated changes, reductions or cancellation of anticipated contracts; and depending on the outcome of the ability of the other reporting units to achieve: (a) 2015 projected revenues, operating income and cash flow, and (b) the win-loss experience on 2015 contract re-competitions and new business pursuits.

Impairment of Long Lived Assets

        We periodically re-evaluate carrying values and estimated useful lives of long lived assets whenever events or changes in circumstances indicate that the carrying amount of the related asset may not be recoverable. We use estimates of undiscounted cash flows from long lived assets to determine whether the book value of such assets is recoverable over the assets' remaining useful lives. If an asset is determined to be impaired, the impairment is measured by the amount by which the carrying value of the asset exceeds its fair value. An impairment charge would have a negative impact on net income. As of December 31, 2014, the Company concluded that there were no impairment on long lived assets.

Income Taxes

        We recognize deferred tax assets and liabilities based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities for each our out entities in each tax jurisdiction. We regularly review our deferred tax assets for recoverability and establish a valuation allowance, if necessary, based on historical taxable income, projected future taxable income and the expected timing of the reversals of existing temporary differences to reduce our deferred tax assets to the amount that we believe is more likely than not to be realized. While we have considered future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for the valuation allowance, in the event we were to determine that we would not be able to realize all or part of our deferred tax assets in the future, an adjustment to the deferred tax assets would be charged to income in the period such determination was made.

        We recognize liabilities for uncertain tax positions based on the two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. This measurement step is inherently difficult and requires subjective estimations of such amounts to determine the probability of various possible outcomes. We consider many factors when evaluating and estimating our tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes. Our policy is to include interest and penalties in our provision for income taxes.

        As of December 31, 2014, we determined that it is not more likely than not that we will realize the net deferred tax asset of $1.3 million and recorded a full valuation allowance on the year end balance.

Other

        We have made certain other estimates that, while not involving the same degree of judgment as the estimates described above, are important to understanding our financial statements. These estimates are in the areas of measuring our obligations related to our allowance for doubtful accounts, litigation accruals in the normal course of business, customers' discounts, severance and other employee benefit accruals.

Recent Accounting Pronouncements

        In March 2013, the Financial Accounting Standards Board ("FASB") issued guidance on a parent's accounting for the cumulative translation adjustment upon derecognition of a subsidiary or group of assets within a foreign entity. This new guidance requires that the parent release any related cumulative translation adjustment into net income only if the sale or transfer results in the complete or substantially complete liquidation of the foreign entity in which the subsidiary or group of assets had resided. The new guidance became effective for us beginning July 1, 2014 and had no impact on our financial statements.

        In May 2014, as part of its efforts to assist in the convergence of U.S. GAAP and International Financial Reporting Standards, the FASB issued a new standard related to revenue recognition. Under the new standard, recognition of revenue occurs when a customer obtains control of promised goods or services in an amount that reflects the consideration to which the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The new standard will be effective for us beginning January 1, 2018 and early adoption is not permitted. We are currently evaluating the impact this standard will have on our financial statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Risk

        We are subject to interest rate risk in connection with our Term Loan Facility and our Revolving Credit Facility. As of December 31, 2014, we had $624.9 million of outstanding principal under our Term Loan Facility and Revolving Credit Facility, bearing interest at variable rates with an established LIBOR floor of 1.25% per annum. We currently do not hedge this interest rate exposure. The underlying one month LIBOR rate as of December 31, 2014 was 0.16%. Based on a one-year time frame and all other variables remaining constant, a 1% increase or decrease in interest rates would have no impact on the interest expense because the LIBOR floor under our Senior Credit Facility is higher than the prevailing interest rates.

        In the future, in order to manage our interest rate risk, we may refinance our existing debt, enter into interest rate swaps, modify any then-existing interest rate swaps or make changes that may impact our ability to treat any interest rate swaps as a cash flow hedge. However, we do not intend or expect to enter into derivative or interest rate swap transactions for speculative purposes. We have adopted a hedging policy, which is consistent with the covenants under the Senior Credit Facility.

Foreign Currency Exchange Risk

        As a result of series of acquisitions, we have established or acquired certain foreign subsidiaries in the United Kingdom, India, Canada, Brazil, and Belgium whose functional currency is the British Pound Sterling and Indian Rupee, Canadian Dollar, Brazilian Real, and Euro, respectively. These subsidiaries have historically not been significant to our operations and certain subsidiaries were primarily established to function as sales and marketing support to the Parent. We do not believe that changes in these currencies relative to the U.S. dollar will have a significant impact on our financial condition, results of operations or cash flows. As we continue to grow our operations, we may obtain certain contracts and increase the amount of our sales to foreign clients. Although we do not expect foreign currency exchange risk to have a significant impact on our future operations, we will assess the risk on a case-specific basis. Currently, we do not hedge our exposure to translation gains or losses in respect of our non-dollar functional currency assets or liabilities.

BUSINESS

Overview

        We are a leading analytics company focused on improving quality and decreasing costs across the healthcare industry. Through the better use of analytics and data, we enable our clients to reduce costs, manage risk, improve operational performance, enhance patient outcomes and increase transparency. We combine our analytic expertise, information assets and technology services to offer our clients data insights and analytical solutions. Furthermore, we increase the value of our analytical solutions with performance improvement and analytic consulting expertise.

        Our platform delivers a wide range of analytics solutions and services. These solutions and services leverage our extensive experience in the healthcare industry, are responsive to growing market needs and are often embedded in customer operations. Our analytics solutions include population heath and cost analysis, provider performance management, payment integrity, patient care and research solutions. Our services include analytic consulting, research and data management.

        Positioned at the convergence of risk and care management, Truven is helping the industry transform into an integrated, sustainable healthcare system that is demanded by consumers, business and government. In 2014:

  We informed decision-making on the health benefits for one in three Americans;

  Our solutions helped improve care quality and efficiency in more than 4,000 hospitals in the United States and more than 1,800 healthcare facilities internationally;

  We provided analytics solutions impacting more than 50% of Medicaid beneficiaries;

  We provided payment integrity solutions to 24 state Medicaid agencies to reduce fraud and abuse;

  Our consumer cost transparency solution reached approximately 28 million consumers, providing critical information to make personal healthcare choices and reduce costs; and

  Our data assets totaled 4.5 petabytes of data including approximately 30 billion claims records on over 214 million de-identified patient lives.

        We provide our analytic solutions and service offerings across the full spectrum of healthcare constituents, including state and federal government agencies, hospitals, health systems, employers, health plans, life sciences companies and consumers. In 2014, our customer base included more than 60% of Fortune 100 companies; over 125 health plans, third-party administrators ("TPAs") and related organizations; federal government agencies, such as the Centers for Medicare & Medicaid Services ("CMS"), the Department of Veterans Affairs ("VA"), and the Department of Defense ("DOD"); 31 state Medicaid agencies; over 4,000 U.S. hospitals; and each of the top 25 global life sciences companies based on revenue. We believe our solutions are critical to our clients' decision-making as demonstrated by our long-term customer relationships, multi-year contracts and high customer retention. The average length of our relationship with our top 20 clients measured by 2014 revenue is approximately 13 years.

        Through more than 40 years of operating history, we have developed one of the most sophisticated data integration and analytics technology platforms within the healthcare industry. Our platform combines healthcare utilization, performance, clinical quality and cost data with our proprietary analytic methodologies that transform the large, complex quantities of data into actionable insights. We developed our technology and data operations to aggregate and integrate disparate data streams, allowing us to build longitudinal views of patient health. Our platform integrates our client data with our analytics solutions, which helps our clients better understand performance trends, create better programs, engage consumers and improve patient outcomes and financial performance.

        The healthcare industry is experiencing transformational change driven by intense cost pressures, a changing regulatory environment, new payment and delivery models and innovation in therapies and treatments. In this new healthcare paradigm, we enable our clients to analyze data more effectively, improve decision making, and deliver higher quality, more efficient healthcare. We believe that a powerful component of our value proposition is the breadth and depth of data and analytics we provide to help our clients address their fundamental questions in the changing healthcare environment.

        Formerly the healthcare business of Thomson Reuters, we were acquired by Veritas Capital on June 6, 2012. In partnership with Veritas Capital, management has made substantial investments in our business. Since the Prior Acquisition we have:

  Completed our separation from Thomson Reuters and made an incremental investment of more than $30 million to establish our standalone data center operations and improve our technology infrastructure, enabling more flexible and efficient deployment of our solutions;

  Reorganized our go-to-market strategy from operating in six channels to two focused segments, Government and Commercial, allowing us to focus on the unique needs of our customers in each of these two distinct markets and organize our internal resources to more effectively capture these opportunities;

  Enhanced our market positioning to emphasize our analytic power, our global perspective across healthcare and our ability to combine our solutions and services for data-driven transformation;

  Completed the acquisition of Simpler on April 11, 2014, adding complementary provider "Lean" consulting services to our leading analytics capabilities and deepening our relationships with senior leadership across healthcare systems;

  Completed the acquisition of JWA, which provides "Lean" healthcare consulting services on October 31, 2014;

  Completed the acquisition of HBE, a leading provider of stakeholder information that is essential for life sciences companies to gain drug approval, reimbursement, and adoption, on November 12, 2014; and

  Improved our offshore capabilities, nearly doubling the number of direct employees in our Indian subsidiary to over 200 since it was established following the Prior Acquisition.

        We believe that these strategic initiatives have enhanced our competitive position and will enable us to address a broader set of customer opportunities.

        Our business model provides substantial revenue visibility. The majority of our subscriptions have multi-year terms and include services such as implementation, training, data integration and analytics consulting. The scope of a subscription often grows over time as modules, licenses and services are added to meet a client's growing needs. An increasingly broad range of analytic consulting, research, data management and performance improvement services are also sold as projects, which are often multi-year and can expand, extend and repeat over time.

        Through more than 40 years of operating history, we have developed one of the most sophisticated analytics technology platforms within the healthcare industry, combining our data assets, analytic capabilities, proprietary methods and value-added services. Our 4.5 petabytes of online data represents a collection of some of the most comprehensive data assets in the industry, such as one of the largest collections of commercially insured patient data, one of the largest databases of operational benchmarks and clinical performance data for hospitals and one of the most comprehensive databases of evidence-based clinical decision support content. We employ proprietary and industry standard analytic methods including classifications, groupers, measures, projections, predictive models and other statistical and big data techniques. Our data assets, coupled with our proprietary methods, form the foundation of our analytics solutions. In addition to our analytics solutions, we provide services such as analytics consulting and research, strategic consulting and advisory services, and data warehousing and management. We believe the complementary nature of our analytics solutions and services offerings enhances our value proposition to our clients.

        We believe that our platform would be difficult for others to replicate in breadth, depth and quality. Clients continuously contribute new information to our existing databases, allowing us to refresh and enrich our content, databases and analytics. Our technology and data operations aggregate and integrate disparate data streams, including financial, administrative and clinical information, allowing us to build more valuable longitudinal views of a patient's health. We continuously integrate our client's data with our analytics solutions, which enhances the value of our insights and leads to self- reinforcing customer relationships and increased client tenure. We believe the dynamic nature of our processes and customer relationships continues to enhance our competitive position in the markets we serve.

Our Growth Strategy

        We believe we are well positioned for continued growth across the markets and customers we serve. Our strategy for achieving growth includes:

          Expand our existing client relationships.     We have built a large and loyal customer base as represented by the nearly 13 year average tenure of our top 20 clients. We believe the length of our key client relationships highlights the value we provide to our clients and creates a platform to expand and grow our client relationships over time. With many of our customers, a subscription that begins with the successful implementation of a core solution leads to profitable follow-on sales of additional modules, consulting services, data management services and new solutions. We believe that there is a significant opportunity for growth through cross-sales into our current customer base, since many of our clients are currently utilizing only a subset of our applicable solutions and services. Also of importance, our clients continually add data to our database, which in turn, makes our data assets even more valuable to existing and potential new customers. We believe this self- reinforcing aspect of our client relationships helps us to retain our clients and drive deeper penetration of our solutions across our customer base.

          Enhance our customized services and solutions.     We are implementing a strategy to deliver our capabilities to clients through tailored services that meet their evolving, complex needs. For example, in order to further leverage our significant experience in creating and managing healthcare databases that are embedded in our solutions, we are increasingly engaged in defining, implementing and operating custom data warehouses for several clients. We are also increasingly applying our analytic tools and methods directly to our client's data as an analytic consulting service to enable client analysis and decision making through their proprietary systems and processes. We have expanded our ability to deliver tailored, client specific solutions, which we believe enhances our relevance to customers and expands our addressable market.

          Increase the scope of our government services.     To accelerate growth in federal and state markets, we have invested in additional capabilities, custom development, and staff and support resources. We have been able to build on our strong reputation and expand our business with CMS and with other agencies with which we have long-standing relationships. We have also expanded our scope into additional state agencies and federal agencies, such as the DOD, National Institutes of Health, Centers for Disease Control and Prevention, Food and Drug Administration, and Social Security Administration. Our network of potential partners to contract with in the Government segment has also expanded which allows us to jointly bid on government business, prime more contracts directly, and leverage partner relationships and contract vehicles. For example, in 2014 we won several IDIQ (Indefinite Delivery/Indefinite Quantity) task orders and won the CMS Research Management Assessment Design and Analysis IDIQ (RMADA), naming us as one of 15 prime contractors able to bid on RMADA task orders with a $7 billion total spending ceiling.

          Continuously expand product and data offerings.     We further leverage our strong position across the segments we serve by continuously investing in features and functionality to improve solutions and services and enhance opportunities to expand into new markets. For example, we have recently introduced enhanced solution capabilities in physician performance, consumer engagement and interactive reporting, and have added access to oncology electronic medical record data to support outcomes research services.

          Grow through strategic acquisitions.     We expect to continue to increase the value of our business through acquisitions that improve our strategic and market position. In 2014, we completed the acquisition of Simpler, adding "Lean" transformational performance improvement services capabilities that complement our analytics solutions and services, JWA, which provides "Lean" healthcare consulting services, and HBE, a leading provider of stakeholder information that is essential for life sciences companies to gain drug approval, reimbursement and adoption. Our acquisition priorities include: increasing access to the value of analytics through integration, tools and services; expanding usage within customer organizations; enhancing our differentiated service capabilities that leverage our data and analytics in growing areas of need; and extending our core analytic capability with expanded data, content and analytics methods.

          Expand globally through existing international infrastructure.     We have developed a global platform for the sale and distribution of our solutions and services in more than 80 countries, primarily focused on our patient care offerings. Leveraging our distributor network, direct sales teams and international office locations, we seek to increase the sale of our analytic solutions and services that meet the needs of our international clients.

Our Offerings

        We market healthcare analytics solutions and services that address critical market needs. Our extensive data and content assets combined with our healthcare data integration and analytics capabilities are embedded across our offerings. Analytics solutions typically include implementation and product support services. Many of our analytics solutions are also bundled with related services such as data management and analytic consulting that are tailored to client demands. Our principal offerings are grouped into categories based on the customer needs that they address.

Analytics solutions

Category	Description	Key Products	Division(s)
Population health and cost analysis solutions	Solutions that help our clients integrate and analyze healthcare data on utilization, patient characteristics and costs for populations receiving healthcare services (e.g., a company's employees and families, a state's Medicaid enrollees, or an ACO's members). Analytic methods are integrated with clinical and claims data and tools to enable care management, health benefits management, performance measurement, data exchange and integration, treatment cost transparency and personalized consumer engagement.	Advantage Suite Consumer Advantage Unify	Commercial Government
Provider performance management solutions

Solutions that help care delivery organizations track, measure and improve performance across core functions, including operational, financial, marketing and planning, and clinical and quality domains.

		ActionOI CareDiscovery Market Expert	Commercial
Payment integrity and compliance solutions

Payment integrity solutions support government clients, for both Medicare and Medicaid data, as well as health plans and employers, to fight fraud, waste and abuse by way of powerful applications, advanced analytic methods, an extensive algorithm library and data mining capabilities.

		DataProbe J-SURS	Commercial Government
Patient care solutions

Clinical and intelligent evidence solutions help providers combine real-time patient data with reference information to provide point of care decision support. These solutions include the leading evidence-based reference information for drug, disease, toxicology, patient education and neonatology. Our clinical solutions integrate with providers' clinical systems, giving immediate access to the evidence-based information needed, at the point of care.

		Micromedex Evidence 360 Care Insights Patient Connect	Commercial Government

Category	Description	Key Products	Division(s)
Research solutions

Market analysis, claims management and research solutions provide a broad, up-to-date picture of treatment patterns and costs by tracking detailed information about important aspects of care for patients as they travel through the U.S. healthcare system.

		MarketScan Treatment Pathways	Commercial Government

Analytics services

Category	Description
Analytics consulting services	Through our analytic consulting services, we help our customers gain greater value from our solutions and apply our data and solutions to specific problems. Our analytic consultants deliver insights that help customers identify and implement the best course of action to achieve their objectives. Projects range in size and can address a specific issue, provide an in-depth analysis of a more complex challenge, or monitor and evaluate results. In specialized areas, such as fraud detection and prevention, our analytics services are provided by a deeply experienced team that specializes in fraud analytics.
Strategic consulting and advisory services

Experts across our business deliver custom consulting services leveraging advanced analytics in areas such as cost containment, budgeting, new payment models, plan and provider profiling, program integrity and operational and quality improvement. As a result of the acquisition of Simpler and JWA, we provide multi-year coaching and enablement services that use both clinical and non-clinical applications of "Lean" principles to help our customers streamline processes and decrease waste. And, with the acquisition of HBE, we offer a comprehensive range of analytics, data management, stakeholder engagement, strategic consulting, and health economics and outcomes research services to life sciences companies.

Research services

Our research staff has deep, cross-industry knowledge that they leverage to deliver projects that are designed to improve healthcare access, enhance quality and reduce costs. Our staff includes senior researchers with established expertise in a range of specialty areas, including outcomes research, provider quality and efficiency measurement, health and productivity research, research data development and behavioral health and quality research. Many of our researchers have PhD and other advanced degrees and are well-known and highly regarded in their respective fields.

Data Management and Systems Integration

We partner with clients to support their initial and ongoing data management and data warehousing needs, freeing up their resources to focus on other opportunities and mission-critical issues. We leverage our relationships with thousands of data suppliers, as well as the proven experience and in-depth knowledge of our on-staff experts, to meet the information management goals of our clients. We also provide program and implementation management services.

Our Data Suppliers

        We maintain a diverse data supplier base in which the vast majority of our data comes from our clients. Many of our clients provide us with raw clinical, operational, financial and/or administrative claims data that we process to create our analytic databases. We return this enhanced data to clients through analytic solutions to help benchmark performance. The value of our data assets increases as an inherent function of the business, as each current client refreshes data and each new client contributes additional depth and breadth of data.

Our Technology

        We have designed our technology infrastructure to be secure, scalable and efficient. Our approach to technology architecture and design, platform development, infrastructure and operations, data management and data security and privacy addresses industry requirements and is flexible and adaptable to support our growth strategies. We deliver the majority of our analytics solutions (determined by revenue) through our HIPAA compliant, secure, private cloud. Our cloud leverages virtualization technologies enabling us to provide highly efficient and flexible client data processing and integration, capacity planning, resource and operations management, and maintenance. We deliver the remainder of our analytics solutions on dedicated infrastructure hosted in our data center or located at client sites. Our technology operations deliver secure computing, storage, network, database and data center capacity to meet and exceed contractual customer service levels and support customized infrastructure and data center solutions for large customer engagements.

Our Clients

        For over 40 years, we have provided high quality healthcare data and analytics solutions to our clients. Over that time, we have successfully built a leading position and have reached a scale that we believe is noteworthy in the industry, covering a significant portion of key constituents in the U.S. healthcare market. At the end of 2014 our clients included:

  Over 60% of Fortune 100 companies and almost 30% of Fortune 500 companies;

  Over 125 health plans;

  Over 4,000 hospitals in the U.S. and more than 1,800 healthcare facilities internationally;

  Medicaid agencies in 31 states covering over 50% of Medicaid beneficiaries;

  A diverse set federal agencies, including CMS, Agency for Healthcare Research and Quality, and the VA; and

  Each of the top 25 life sciences companies.

        Our revenue is well distributed among a large, diversified and loyal customer base of blue-chip customers. The average tenure of our top 20 clients is approximately 13 years.

Our Segments

        We currently operate and manage our business under two segments:

Commercial

        The Commercial segment provides analytic solutions and services to improve the cost, quality, and effectiveness of healthcare for commercial organizations across the healthcare industry including providers, integrated delivery networks, insurers, professional services organizations, healthcare exchanges, manufacturers, and corporations.

Government

        The Government segment provides integrated analytic solutions and services to improve the cost, quality, and effectiveness of healthcare for federal and state Government channels (e.g. Centers for

Medicare & Medicaid Services and state Medicaid agencies) and federally owned and operated healthcare facilities. Our sales and client services are tailored to meet the specific procurement, sales and support requirements of the government market.

Our Competition

        We compete with a diverse set of businesses, including large companies that compete in a variety of our markets, small companies that compete in some of our markets, and new entrants that compete with us in specific end markets or solution areas. Competition in healthcare analytics solutions and services is largely based on analytical capabilities and healthcare industry expertise, the size and quality of the underlying datasets and benchmarks, ease of use, reputation and customer service.

        We are singularly focused on increasing the value of analytics solutions and services for our customers across the healthcare industry, unlike some of our largest competitors which are part of large health insurance companies or group purchasing organizations, or largely based in one particular end market. We believe that many of our customers value our independence and objectivity, and prefer to have access to more robust benchmarks based on data sourced across a diverse set of organizations. As the growth in healthcare spending and changes in government regulation draw increasing attention to healthcare analytics and data, new competitors, such as consultants, technology companies and start-ups, are participating in the sector.

Commercial competition

        Across the Commercial Division, we compete against organizations with broad offerings such as The Advisory Board Company, Deloitte, Evidera, Healthagen (Aetna), IBM, IMS, McKesson, Optum (United Health Group), Premier, Reed Elsevier, Verisk and Wolters Kluwer as well as with smaller, more narrowly focused solution providers with emphasis on a specific type of solution such as Benefitfocus, Castlight, and RTI Health Solutions.

Government competition

        Many of the industry players noted in the Commercial segment are also our competitors in the Government segment. Additionally, large and specialized system integrators compete for government contracts. Sometimes we bid against these companies, and sometimes they seek us out as a sub-contractor or partner given our specialized and domain expertise. Certain companies with a large government focus such as Accenture, HMS Holdings, General Dynamics, Lockheed Martin and Northrop Grumman have established material positions in the industry.

Research and Development

        We have focused our product research and development ("R&D") on a number of interrelated areas to expand our analytics market position, address emerging industry needs, and provide additional flexibility and usability. Specific examples of recent and ongoing development include:

  new predictive analytic methods to measure risk and apply results to real-time decision making;

  improving data management processes and increasing the integration into patient and provider workflows;

  improving reporting, including a new interface and reporting engine;

  new advanced search and user interface that enables users to better leverage and access evidence data, as well as mobile applications for point- of-care; and

  investments in the collection of additional data types related to certain health reform provisions.

        R&D costs mainly related to labor costs and services bought and are expensed as incurred. The R&D costs expensed were $1.0 million for the year ended December 31, 2014, $1.7 million for the year ended December 31, 2013, $0.5 million for the period from April 20, 2012 (inception) to December 31, 2012, and $1.6 million for the Predecessor Period from January 1, 2012 to June 6, 2012.

Our Employees

        As of December 31, 2014, we had approximately 2,500 employees. None of our employees are represented by a labor union. We consider our relationship with our employees to be good.

Regulation and legislation

Introduction

        The healthcare industry is highly regulated and subject to changing political, legislative, regulatory and other influences. The Patient Protection and Affordable Care Act ("PPACA") is changing how healthcare services are covered, delivered and reimbursed through expanded coverage of uninsured individuals, reduced Medicare program spending and substantial insurance market reforms. PPACA also imposes significant Medicare Advantage funding cuts and material reductions to Medicare and Medicaid program spending. PPACA provides additional resources to combat healthcare fraud, waste and abuse and also requires HHS to adopt standards for electronic transactions, in addition to those required under HIPAA, and to establish operating rules to promote uniformity in the implementation of each standardized electronic transaction.

        While many of the provisions of PPACA will not be directly applicable to us, PPACA, as enacted, affects the businesses of our customers. PPACA's complexity, lack of implementing regulations or interpretive guidance, former court challenges and political debate makes it difficult to predict the ways in which PPACA will impact us or the business of our customers.

        In addition to PPACA, the healthcare industry is faced with other challenges. The Health Information Technology for Economic and Clinical Health Act ("HITECH") offers incentives for certain healthcare providers to adopt "meaningful use" health information technology and provides penalties in later years if they are unable to do so. The October 1, 2015 mandated adoption of a new medical classification system, also known as ICD-10 is impacting both payers and providers. The healthcare industry is also required to comply with extensive and complex laws and regulations at the federal and state levels.

        Although many regulatory and governmental requirements do not directly apply to our operations, our customers are required to comply with a variety of laws and we may be impacted by these laws as a result of our contractual obligations. We have attempted to structure our operations to comply with applicable legal requirements, but there can be no assurance that our operations will not be challenged or adversely impacted by enforcement initiatives. See "Risk factors—Risks related to our business—Government regulation creates risks and challenges with respect to our compliance efforts and our business strategies."

Requirements regarding the confidentiality, privacy and security of personal information

        HIPAA Privacy Standards and Security Standards.    HIPAA Privacy Standards and HIPAA Security Standards apply directly to us when we are functioning as a Business Associate of our Covered Entity customers. As a result, stricter limitations have been placed on certain types of uses and disclosures. The HIPAA Privacy Standards extensively regulate the use and disclosure of individually identifiable health information by Covered Entities and their Business Associates. The HIPAA Security Standards require Covered Entities and their Business Associates to implement and maintain administrative, physical and technical safeguards to protect the security of individually identifiable health information that is electronically transmitted or electronically stored. See "Risk factors—Risks related to our business—Government regulation creates risks and challenges with respect to our compliance efforts and our business strategies."

        Data breaches.    In recent years, there have been a number of well publicized data breaches involving the improper dissemination of personal information of individuals both within and outside of the healthcare industry. Many states, as well as the federal Government through HIPAA, have responded to these incidents by enacting laws requiring holders of personal information to maintain safeguards and to take certain actions in response to a data breach, such as providing prompt notification of the breach to affected individuals. We have implemented and maintain physical, technical and administrative safeguards intended to protect all personal data and have processes in place to assist us in complying with all applicable laws and regulations regarding the protection of this data and properly responding to any security breaches or incidents. See "Risk factors—Risks related to our business—Government regulation creates risks and challenges with respect to our compliance efforts and our business strategies."

        Other requirements.    In addition to HIPAA, numerous other international, state and federal laws govern the collection, dissemination, use, access to and confidentiality of individually identifiable health information and healthcare provider information. Some states also are considering new laws and regulations that further protect the confidentiality, privacy and security of medical records or other types of medical information.

False claims laws and other fraud, waste and abuse restrictions

        We provide solutions to health plan sponsors and other customers that relate to the reimbursement of health services covered by Medicare, Medicaid, other federal healthcare programs and private payers. As a result of these aspects of our business, we may be subject to, or contractually required to comply with, state and federal laws that govern various aspects of the submission of healthcare claims for reimbursement and the receipt of payments for healthcare items or services. These laws generally prohibit an individual or entity from knowingly presenting or causing to be presented claims for payment to Medicare, Medicaid or other third party payers that are false or fraudulent. False or fraudulent claims include, but are not limited to, billing for services not rendered, failing to refund known overpayments, misrepresenting actual services rendered in order to obtain higher reimbursement and improper coding and billing for medically unnecessary goods and services. Further, providers may not contract with individuals or entities excluded from participation in any federal healthcare program. Like the federal Anti-Kickback Statute, these provisions are very broad. See "Risk factors—Risks related to our business—Government regulation creates risks and challenges with respect to our compliance efforts and our business strategies."

        Some of these laws, including restrictions contained in amendments to the Social Security Act, commonly known as the federal civil monetary penalty laws ("CMPL"), require a lower burden of proof than other fraud, waste and abuse laws. Federal and state governments increasingly use the federal CMPL, especially where they believe they cannot meet the higher burden of proof requirements under the various criminal healthcare fraud provisions. Many of these laws provide significant civil and criminal penalties for noncompliance and can be enforced by private individuals through "whistleblower" or qui tam actions. For example, the federal CMPL provides for penalties ranging from $10,000 to $50,000 per prohibited act and assessments of up to three times the amount claimed or received. Further, violations of the federal False Claims Act ("FCA") are punishable by treble damages and penalties of up to $11,000 per false claim, and whistleblowers may receive a share of amounts recovered. Under PPACA, civil penalties also may now be imposed for the failure to report and return an overpayment made by the federal Government within 60 days of identifying the overpayment and may also result in liability under the FCA. Whistleblowers, the federal Government and some courts have taken the position that entities that have violated other statutes, such as the federal Anti-Kickback

Statute, have thereby submitted false claims under the FCA. PPACA clarifies this issue with respect to the federal Anti-Kickback Statute by providing that submission of a claim for an item or service generated in violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim under the FCA.

Our Intellectual Property

        We rely upon a combination of trade secret, copyright and trademark laws, license agreements, confidentiality procedures, nondisclosure agreements and technical measures to protect the intellectual property used across our segments and customer channels. We generally enter into confidentiality agreements with our employees, consultants, vendors and customers. We also seek to control access to, and distribution of, our technology, documentation and other proprietary information.

        We use numerous trademarks, trade names and service marks for our solutions across our segments and customer channels. We also rely on a variety of intellectual property rights that we license from third parties. Although we believe that alternatives are generally available to replace such licensed intellectual property, these third party properties may not continue to be available to us on commercially reasonable terms or at all.

        We also have several patents and patent applications covering solutions we provide, including software applications. Due to the nature of our applications, we believe that patent protection is a less significant factor than our ability to further develop, enhance and modify our current solutions in order to remain competitive.

        The steps we have taken to protect our copyrights, trademarks, service marks and other intellectual property may not be adequate, and third parties could infringe, misappropriate or misuse our intellectual property. If this were to occur, it could harm our reputation and adversely affect our competitive position or results of operations.

Properties

        We do not own any real estate property as we lease all of our existing facilities. Our registered principal office is located in a leased office space in Ann Arbor, Michigan. Our operating facilities accommodate product development, marketing and sales, information technology, administration, training, graphic services and operations personnel. As of December 31, 2014, our three main facilities are as follows:

Facility Address	Square Feet	Purpose	Lease Start Date	Lease Expiration Date
777 East Eisenhower Parkway, Ann Arbor, MI 48108	172,004	Corporate headquarters/Operating facilities	6/1/2012	2/28/2017
1 North Dearborn Street, Suite 1400, Chicago, IL 60602	40,695	Operating facilities	6/1/2012	11/1/2020
6200 S. Syracuse Way, #300, Greenwood Village, CO 80111	102,631	Operating facilities	8/31/2013	7/31/2021

Legal proceedings

        From time to time, we become involved in legal proceedings arising in the ordinary course of our business. The following matters are the significant pending legal proceedings against us.

        We have been named as a defendant in approximately 200 separate pharmaceutical tort lawsuits relating to the use of Reglan or its generic version, the first of which was filed by June 2010 and the most recent of which was filed in March 2012. All of these actions are pending in the Court of Common Pleas in Philadelphia County, Pennsylvania. In these matters, the plaintiffs complain that they sustained various injuries (including neurological disorders) as a result of their ingestion of Reglan. While a host of drug manufacturers and pharmacies are named as defendants in each of the suits, claims have also been asserted against so-called "Patient Education Monograph" ("PEM") defendants, including us. It is generally alleged in all of the actions that certain PEM defendants provided Reglan "patient drug information" to pharmacies which, in turn, provided that drug information to the pharmacies' customers, the plaintiffs in these actions. Plaintiffs further allege that the PEM defendants' patient drug information did not provide adequate warning information about the use of Reglan. Other PEM defendants have also been named in these and other similar actions. In general, the lawsuits have been procedurally consolidated in Philadelphia as mass tort actions. To date none of the actions against us specifically identifies us as the author of a PEM that was supplied to a plaintiff. Instead, plaintiffs in these cases allege only that they read an unnamed PEM and, in effect, that it must have been published by at least one of the PEM defendants named in the action.

        Along with other PEM defendants, we made one dispositive motion to dismiss all the actions. While that motion to dismiss has been denied, it was without prejudice, permitting us to renew at a later stage in the litigation.

        Pending the resolution of appeals by the co-defendant generic drug company defendants, the resolution of which will not affect the continuation of the actions against us, there has been no active discovery involving Truven. At this time, we believe that we have meritorious defenses to the claims in each of these actions.

        On December 15, 2011, Midwest Health Initiative, a client of our research business, requested arbitration of a dispute relating to our performance under a client services agreement. The arbitration proceedings were initiated in St. Louis and were settled by both parties during the fourth quarter of 2013. The settlement amount was immaterial.

        Pacific Alliance Medical Center ("PAMC") claimed in 2007 that we failed to properly submit some of PAMC's data, resulting in denial of Medicare reimbursement to PAMC in the approximate amount of $600,000. PAMC was denied relief by administrative agencies and appealed to the U.S. District Court in the Central District of California for judicial review, which was denied. PAMC later appealed to and was denied relief by the United States Court of Appeals for the Ninth Circuit. The parties have entered into a tolling agreement. If a claim is filed against us, we expect to defend it.

        We filed U.S. trademark applications for the trademarks Truven Health Analytics and Truven Health Unify. In May, 2013 and March, 2014, respectively, Truveris, Inc. ("Truveris") filed notices of opposition against these applications in the Trademark Trial and Appeal Board of the United States Patent and Trademark Office alleging that the Truven Health Analytics and Truven Health Unify applications create a likelihood of confusion with Truveris's alleged common law trademark Truveris as well as its registered trademarks Trubid, Truguard, Trubuy, Trureport and Trurxpay. Truveris has also alleged that Truven's use of the Truven alleged mark is likely to cause confusion with Truveris's alleged trademark. We plan to vigorously defend these claims.

        We are involved in various other litigation and administrative proceedings that arise in the ordinary course of business. While it is not possible to predict the outcome of any of these proceedings, the Company's management, in conjunction with its legal advisors, based on its assessment of the facts and circumstances now known, does not believe that any of these proceedings, individually or in the aggregate, will have a material adverse effect on the Company's financial position, results of operations and cash flows.

MANAGEMENT

Information Concerning Our Directors

        The following is information about those individuals who currently serve as directors of Truven Holding and Truven, except for Charles S. Ream, who only serves as director at Truven. Each of these directors has served in such capacity since the closing of the Prior Acquisition on June 6, 2012, except for Benjamin M. Polk, who has served in such capacity since October 2012 and Charles S. Ream who has served in such capacity since October 2014. In accordance with the by-laws, each director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. The age of each individual in the table below is as of December 31, 2014:

Name	Age	Position
Ramzi M. Musallam	46	Chairman of the Boards of Directors
Mike Boswood	64	Director, President and Chief Executive Officer
Hugh D. Evans	46	Director
Jeffrey P. Kelly	40	Director
Benjamin M. Polk	63	Director
Charles S. Ream	71	Director

        Biographical information concerning our directors is set forth below.

        Ramzi M. Musallam serves as the Chairman of our boards of directors. Mr. Musallam is the Managing Partner of Veritas Capital, which he has been associated with since 1997. Previously, Mr. Musallam worked at the private equity firms Pritzker & Pritzker and Berkshire Partners. He is a member of the board of directors of CPI International, Inc., as well as a member of the boards of directors of several private companies, and was a member of the boards of directors of Vangent, Inc. from February 2007 to September 2011, Aeroflex Holding Corp. from August 2007 to September 2014, and DynCorp International Inc. from February 2005 to July 2010. Mr. Musallam holds a B.A. from Colgate University with a major in Mathematical Economics and an M.B.A. from the University of Chicago Booth School of Business. Mr. Musallam was chosen to serve on our boards of directors because of his position as the Managing Partner of Veritas Capital, his experience on other public and private company boards and his extensive experience in finance and private equity investment.

        Mike Boswood serves as our President and Chief Executive Officer, and as a member of our boards of directors. Mr. Boswood joined Thomson Reuters in 1997 and served until 2008 as President and Chief Executive Officer of Thomson International Legal & Regulatory, where he led development and execution strategies designed to grow Thomson Reuters' legal and regulatory businesses outside of North America, particularly through investment in online services, most notably local Westlaw services. From 2008 until the closing of the Prior Acquisition, Mr. Boswood served as President and Chief Executive Officer of Thomson Reuters Healthcare (2008 and 2011-2012) and President and Chief Executive Officer of the combined Healthcare & Science business of Thomson Reuters (2009-2010). Prior to joining Thomson Reuters, Mr. Boswood held a number of senior positions at Reed Elsevier in the United Kingdom, The Netherlands and the United States. At Reed Elsevier, Mr. Boswood served as Managing Director of Elsevier Science Ltd., as Joint Managing Director of Elsevier Science Publishers BV and as President of Elsevier Science Inc. Mr. Boswood received a Bachelor's degree in history and philosophy from the University of Kent at Canterbury. He is a past president of the UK Publishers Association, served on the board of the Copyright Clearance Center Inc. in 1988-1995 and was non-executive chairman of the Institute of Physics Publishing in 2004-2007.

        Hugh D. Evans serves as a member of our boards of directors. Mr. Evans is a Managing Partner of Veritas Capital. Prior to joining Veritas Capital in 2005, Mr. Evans was a Partner at Falconhead Capital, a middle market private equity firm. Prior to Falconhead, Mr. Evans was a Principal at Stonington Partners. Mr. Evans began his private equity career in 1992 at Merrill Lynch Capital Partners, the predecessor firm of Stonington, which was a wholly-owned subsidiary of Merrill Lynch.

Mr. Evans holds an A.B. from Harvard University and an M.B.A. from the University of Chicago Booth School of Business. Mr. Evans is the Chairman of the board of CPI International, Inc., as well as a member of the boards of directors of several private companies. Mr. Evans previously served on the board of directors of Aeroflex Holding Corp., from August 2007 to September 2014. Mr. Evans was chosen to serve on our boards of directors because of his position as the Managing Partner of Veritas Capital, his experience on other public and private company boards and his extensive experience in finance and private equity investment.

        Jeffrey P. Kelly serves as a member of our boards of directors. Mr. Kelly is a Principal at Veritas Capital. Prior to joining Veritas Capital in 2008, Mr. Kelly was a Vice President in the Leveraged Finance Group at Goldman Sachs & Co., where he structured and executed loan and high yield bond financings for leveraged buyouts and strategic acquisitions across a variety of industries. Mr. Kelly currently serves as a member of the board of directors of CPI International, Inc., as well as a member of the boards of directors of several private companies. Mr. Kelly holds a B.S. in Finance from Washington University and an M.B.A. from the Kellogg School of Management at Northwestern University. Mr. Kelly was chosen to serve on our boards of directors because of his experience and familiarity with Truven and his extensive experience in finance, capital markets and private equity investment.

        Benjamin M. Polk serves as a member of our boards of directors. Mr. Polk is a Partner at Veritas Capital. Prior to joining Veritas Capital in 2011, Mr. Polk was a partner with the law firm of Schulte Roth and Zabel LLP from May 2004 to July 2011 and prior to that, a partner with the law firm of Winston & Strawn LLP, where Mr. Polk practiced law with that firm and its predecessor firm, from August 1976 to May 2004. During his legal career, Mr. Polk worked with Veritas Capital as its lead outside legal counsel on virtually every major transaction Veritas Capital has been involved in since its founding. Mr. Polk is a member of the boards of directors of Monster Beverage Corporation, and CPI International, Inc., as well as a member of the boards of directors of several private companies. Mr. Polk previously served on the board of directors of Aeroflex Holding Corp., from November 2012 to September 2014. He holds a B.A. from Hobart College and a J.D. from Cornell Law School. Mr. Polk was chosen to serve on our boards of directors because of his extensive experience in finance and private equity investment.

        Charles S. Ream has served as a member of the board of directors of Truven since October 2014. Mr. Ream was Executive Vice President and Chief Financial Officer of Anteon International Corporation from April 2003 until his retirement in June 2006. From October 2000 to December 2001, he served as Senior Vice President and Chief Financial Officer of Newport News Shipbuilding, Inc. From January 1998 to September 2000, Mr. Ream served as Senior Vice President of Finance and Strategic Initiatives of Raytheon Systems Company. From January 1994 to December 1997, he served as Chief Financial Officer of Hughes Aircraft Company. Prior to joining Hughes Aircraft Company, Mr. Ream was a partner with Deloitte & Touche LLP. Mr. Ream is a member of the board of directors of Engility Holdings, Inc. Mr. Ream previously served as a member of the boards of directors of Stewart and Stevenson (2004-2006), Vangent, Inc. (2007-2011), DynCorp International, Inc. (2006-2010), Stanley, Inc. (2006-2010), Allied Defense Group, Inc. (2006-2014), Aeroflex Holding Corp. (2010-2014) and Vencore Inc. (2011-2014). Mr. Ream holds a B.S. in accounting and a Master of Accounting degree from the University of Arizona and is a Certified Public Accountant (inactive). Mr. Ream was selected to serve as one of our directors because of his extensive accounting, financial management and board experience.

Information Concerning Our Executive Officers

        With the exception of Mr. Boswood, our President and Chief Executive Officer, whose information is presented above with the information about our directors, the following is information about our executive officers. Each of these executive officers has served in such capacity since the closing of the Prior Acquisition on June 6, 2012, except for Dr. Michael Taylor, Roy Martin and Rich Holada, who

have served in such capacity since February 2013, July, 2013 and December 2014, respectively. The age of each individual in the table below is as of December 31, 2014:

Name	Age	Position
Philip Buckingham	59	Executive Vice President and Chief Financial Officer
Rich Holada	51	Senior Vice President of Technology and Chief Technology Officer
Jon Newpol	56	Executive Vice President, Government
Anita Brown	46	Senior Vice President, Strategy and Marketing
Roy Martin	59	Executive Vice President, Commercial
Andra Heller	55	General Counsel
Andrea Degutis	61	Senior Vice President, HR & Communications
Dr. Michael Taylor	60	Chief Medical Officer

        Biographical information of our executive officers:

        Phil Buckingham serves as our Executive Vice President and Chief Financial Officer. Mr. Buckingham joined our Predecessor in 2006 and has focused on portfolio optimization, including the divestiture of over $200 million of non-strategic annual revenue, and on improving business processes and efficiencies. Mr. Buckingham served at Thomson Reuters for over 15 years and held various additional senior finance positions across Thomson Reuters business units, including Thomson Financial and Thomson Learning. Prior to joining Thomson Reuters, Mr. Buckingham held various positions with The McGraw-Hill Companies and Deloitte, Haskins & Sells. He has over 30 years of finance experience. Mr. Buckingham received his Bachelor's degree in accounting from Rutgers University and is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

        Rich Holada serves as our Senior Vice President of Technology and Chief Technology Officer. In this capacity he is responsible for the strategic data and technology vision, operational execution, and leadership of the Technology Division. Mr. Holada joined the Company in December 2014. From 2010 through 2014 Mr. Holada served as a Vice President—Software Group at IBM. In that capacity he led the Predictive Analytics and Business Intelligence product lines, and formed the Watson Legal practice. He served as the Chief Technology Officer for SPSS, Inc., a Chicago based provider of Predictive Analytic technology, until its acquisition by IBM. Mr. Holada received his Bachelor's of Science degree in Computer Science from the University of Illinois and his Juris Doctor from the John Marshall Law School in Chicago.

        Jon Newpol serves as our Executive Vice President, Government Division, in which capacity he is responsible for the strategic vision, leadership and operational execution of our customer channels in the Government Division. Mr. Newpol held a variety of leadership positions within Thomson Reuters from the time he joined the company in 1995 until the closing of the Prior Acquisition. He has over 25 years of experience in employee benefits and healthcare management. Prior to joining Thomson Reuters, Mr. Newpol was a health and welfare benefits consultant with two consulting firms—Aon and Foster Higgins. Before that, he held various positions with Prudential, most notably as founder and Executive Director of its northeastern Ohio health plan. Mr. Newpol received a Bachelor of Business Administration in corporate risk management and insurance from the University of Georgia, a Master of Business Administration from the College of William and Mary and a Master of Public Health in health policy management from Emory University. He holds the CEBS, CLU and ChFC designations.

        Anita Brown serves as our Senior Vice President, Strategy and Marketing, in which capacity she is responsible for defining and driving Truven's business strategy. Ms. Brown is also responsible for analyzing industry, customer, technology and competitive trends and overseeing our Emerging Business Opportunities program. Prior to joining our Predecessor in 2006, she developed significant experience in market strategy, product management and software product development at Telcordia Technologies, a telecommunications software product and consulting business. At Telcordia, she served as Executive

Director of the Product Management and Development divisions for eight years, most recently having led a 180 person product development and services team responsible for a real time services delivery platform. Ms. Brown received an undergraduate degree in mathematics and computer science from Manhattan College, a Master of Science degree in computer science from Columbia University, and a Master of Business Administration degree from Columbia Business School.

        Roy Martin serves as our Executive Vice President, Commercial Division, in which capacity he is responsible for the strategic vision, leadership, and operational execution of our customer channels in the Commercial Division. Mr. Martin joined the Company in July 2013. Prior to joining the Company, Mr. Martin was the CEO of WELM Ventures, LLC, a venture capital firm he founded in 2011. Prior to launching WELM, he served from 2005 to 2011 as the president and CEO of the Tax and Accounting business of Thomson Reuters, a global tax software, services and publishing company. Prior to Thomson Reuters, he served as President and CEO of Dialog Corporation, an online research company specializing in scientific, life sciences, and professional information. Mr. Martin received a Bachelor's degree in Political Science from Virginia Tech and earned his Master of Business Administration at Emory University. He currently serves on the board of directors of the American Heart Association of Minnesota.

        Andra Heller serves as our General Counsel. Ms. Heller joined Solucient LLC in 2000, as General Counsel. Solucient LLC was ultimately acquired by Thomson Reuters in 2006. She previously served as a partner with the corporate practice group of Freeborn & Peters, a commercial law firm in Chicago. Ms. Heller received a Bachelor of Arts in English from Iowa State University and a J.D. from the University of Iowa College of Law. She also served as a law clerk to the Judge of the U.S. Bankruptcy Court for the Northern District of Iowa.

        Andrea Degutis serves as our Senior Vice President, HR & Communications, in which capacity she is responsible for global HR strategy, talent development and organization effectiveness, as well as internal communications. Ms. Degutis joined Thomson Reuters in July 2002 as Senior Vice President, HR & Communications for the scientific group of businesses. She has extensive human resources experience in the information publishing industry, having held senior human resources positions with the Wolters Kluwer International Health & Science business for 12 years and, earlier in her career, with W.B. Saunders Company/CBS. She also has directed human resources planning in the banking and diversified services management industries. Ms. Degutis holds a Bachelor of Arts in Languages from Temple University.

        Dr. Michael Taylor serves as our Chief Medical Officer. Dr. Taylor is responsible for developing, evaluating, and maintaining health and wellness efforts as well as thought leadership, strategy, and expertise in innovation and product development across the healthcare spectrum. Dr. Taylor joined our Predecessor in 2011 as Vice President and National Business Medical Leader within the employer market. He remained with us in that role following the closing of the Prior Acquisition on June 6, 2012, until he was appointed as our Chief Medical Officer in February 2013. Prior to joining our Predecessor, Dr. Taylor served as the Medical Director for health promotion and disease management for Caterpillar Inc. from 2000 to 2011. Dr. Taylor was a co-owner of a five person medical group for 14 years, practicing outpatient and hospital-based primary care in Pekin, Illinois. He was Chief of Medicine and Chief of Staff at that hospital. He later served for 3 years as the Chief Medical Officer for Pekin Hospital and Progressive Health Systems, involved in quality improvement, developing and implementing a hospitalist program, and served as Medical Director for the Pharmacy/Therapeutics committee for the hospital and health plan. Dr. Taylor has served on the boards of the Integrated Benefits Institute (IBI) and the Midwest Business Group on Health (MBGH), and as the Chairman of the Board for The Center for Health Value Innovation. Dr. Taylor graduated from the University Of Illinois College Of Medicine in 1980, and completed an Internal Medicine residency at the University Of Illinois College Of Medicine in Peoria in 1983. Dr. Taylor is a board-certified internist and is a Fellow in the American College of Physicians and a member of the American College of Occupational and Environmental Medicine.

EXECUTIVE AND DIRECTOR COMPENSATION

        The information in this Executive and Director Compensation section reflects the cash and noncash compensation of our named executive officers:

Mike Boswood	President and Chief Executive Officer
Philip Buckingham	Executive Vice President and Chief Financial Officer
Roy Martin	Executive Vice President, Commercial

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation

        The following table sets forth the cash and other compensation we have paid to our named executive officers for 2014 and 2013:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3)($)	Total ($)
Mike Boswood,
President and
CEO	FY 2014	525,000	—	320,550	—	—	845,550
	FY 2013	525,000	—	400,533	—	—	925,533
Philip Buckingham,
Executive Vice
President and
CFO	FY 2014	415,000		111,496		16,427	542,923
	FY 2013	405,923	—	139,316	—	9,005	554,244
Roy Martin,
Executive Vice
President,
Commercial	FY 2014	425,000	—	163,986	—	93,000	681,986
	FY 2013	206,096		79,073	—	7,846	293,015

(1)
Amounts in this column include the grant date fair value of Class B Membership Interests in Holdings LLC that were granted to each of the named executive officers. The Class B Membership Interests of the named executive officers are non-transferable and vest 20% annually, subject to continued employment with Truven. The fair value at the date of grant was based upon the value of the Class B Membership Interests of Holdings LLC less a 30% marketability discount. The amounts represent the estimate of compensation costs recognized in 2014 and 2013, excluding the effect of forfeiture and using the fair value of the awards as determined on the grant date. See "Membership Interests" below for more information regarding the Class B Membership Interests.

(2)
The named executive officers' 2014 and 2013 target annual incentive awards (as a percentage of their annual base salaries) were as follows: Mr. Boswood—125%, Mr. Buckingham—75% and Mr. Martin—75%. The Company did not achieve the minimum targets for revenues, Adjusted EBITDA and free cash flows for 2014 and 2013, so there were no annual incentive awards paid to these executive officers under Truven's 2014 or 2013 Annual Incentive Plans. See "Annual Incentive Plan" below for more information relating to the named executive officer's annual incentive awards.

(3)
Amounts in this column include the employer contributions made by Truven during our fiscal years 2014 and 2013 under the Truven Health Analytics Inc. 401(k) Savings Plan (the "401(k) Plan") on behalf of each named executive officer, as follows: Mr. Buckingham—$10,427 and $3,005, respectively; and Mr. Martin—$9,000 and $7,846, respectively. Mr. Boswood does not participate in the 401(k) Plan. The amount for Mr. Buckingham also includes $6,000 in 2014 and 2013, which were the aggregate amounts paid by Truven to Mr. Buckingham for a $500 monthly automobile allowance. The amount for Mr. Martin in 2014 also includes a housing allowance of $84,000. See "401(k) Plan" below for more information relating to the 401(k) Plan.

Equity Award Grants

        On December 6, 2013, Roy Martin was granted Class B Membership Interests in Holdings LLC of 0.6%. The Class B Membership Interests vest 20% annually, subject to continued employment with Truven. There were no equity award grants to the named executive officers during 2014.

Outstanding Equity Awards

        The table below provides information concerning the Class B Membership Interests that have not vested for each named executive officer outstanding as of December 31, 2014.

Outstanding Equity Awards Table for 2014 Fiscal Year End

Name	Class B Membership Interests That Have Not Vested (%)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Mike Boswood	0.69	818,147
Philip Buckingham	0.24	284,573
Roy Martin	0.48	569,146

(1)
Amounts in this column represent the unvested Class B Membership Interests in Holdings LLC (as a percentage of the total Class A Membership Interests and Class B Membership Interests that may be issued) that were granted to each of the named executive officers. 20% of each named executive officer's Class B Membership Interests will vest on each of the first five anniversaries and 100% of each Class B Membership Interest will vest in certain circumstances in connection with a "change in control". See "Membership Interests" below for more information regarding the terms of the Class B Membership Interests.

(2)
The Class B Membership Interests are not publicly listed and therefore market value information is not readily available. Amounts in this column represent the fair value at December 31, 2014 of the unvested Class B Membership Interests in Holdings LLC. See footnote 1 to the "Summary Compensation Table for Fiscal Year 2014" for more information regarding the valuation of the Class B Membership Interests and "Class B Membership Interests" below for more information regarding the terms of the Class B Membership Interests.

Membership Interests

        On October 18, 2012, Mr. Boswood and Mr. Buckingham received Class B Membership Interests of Holdings LLC of 1.15% and 0.4%, respectively of the total 4.39% of the issued and outstanding Class B Membership Interests of Holdings LLC. In December 2013, Mr. Martin received Class B Membership Interests of Holdings LLC of 0.6%. On April 11, 2014, Holdings LLC amended the

Amended and Restated Limited Liability Company Operating Agreement of Holdings LLC and provided 0.9% of Class B-1 Membership Interests in Holdings LLC to other executives.

        The Class B and Class B-1 Membership Interests ("Membership Interests") are considered to be profits interests, representing the right to receive a percentage of the distributions when made by Holdings LLC if such distributions exceed specified internal rate of return thresholds. Membership Interests do not entitle the holder to any portion of the fair value of Holdings LLC as of the date of issuance.

        Membership Interests may not exceed 6.25% in the aggregate. If the issuance of any additional Membership Interests causes the aggregate Membership Interests of outstanding members to exceed 6.25%, the Membership Interests of all outstanding holders of Membership Interests (including our named executive officers) will be reduced on a pro rata basis, based on their respective Membership Interests, so that the aggregate Membership Interests held by all members does not exceed 6.25%. If the employment duties of any of our named executive officers are changed, the percentage of his Membership Interest may be increased or decreased by Holdings LLC.

        Subject to continued employment with Truven, 20% of each named executive officer's outstanding Membership Interests vests annually over five years. The Membership Interests would also become fully vested six months following a change in control or upon the named executive officer's employment being terminated without cause or as a result of his death or disability within the six-month period following a change in control.

        If a named executive officer's employment with us terminates for any reason or he engages in competitive activity, that named executive officer will forfeit any unvested portion of his Membership Interest and Holdings LLC will have the right, within 180 days of that termination, to repurchase for its fair value the vested portion of his Membership Interest. If the named executive officer's employment terminates as a result of his commission of an act of fraud, theft or financial dishonesty, his indictment or conviction of a felony or his engaging in competitive activity, he will forfeit for no consideration all of his Membership Interests, whether vested or unvested.

        Membership Interests generally may not be transferred, with very limited exceptions. Under certain circumstances, the named executive officers may be required to transfer their Membership Interests if more than 50% of the outstanding Class A Membership Interests are transferred.

        As of December 31, 2014, members of management owned 5.29% of the total issued and outstanding Membership Interests of Holdings LLC. As of December 31, 2014, 0.74% of the Class B Membership Interests of the named executive officers had vested.

Offer Letters

        Philip Buckingham.    Mr. Buckingham's offer letter from Truven, dated August 27, 2012 and revised on March 13, 2013, offered him the position of Executive Vice President and Chief Financial Officer, with an annual base salary of $415,000. The letter provides him with a target annual incentive award of 75% of his base salary, full eligibility in Truven's health and welfare programs, eligibility for participation in the 401(k) Plan, a monthly automobile allowance, and severance in the form of base salary continuation for 2 years if Mr. Buckingham is involuntarily terminated other than for cause and he executes a standard Truven separation agreement.

Thomson Reuters Performance and Retention Bonuses

        Mike Boswood.    Mr. Boswood had an agreement with Thomson Reuters, dated April 19, 2012, which provided Mr. Boswood with the opportunity to earn performance bonuses of $339,150, $262,500 and $984,375, each payable on March 31, 2013, subject to his continued employment with Truven for 90 days following the closing of the Prior Acquisition and successful achievement of certain performance criteria. These bonuses were paid on March 29, 2013. The agreement provided Mr. Boswood other incentives, benefits and severance rights, none of which are obligations of Truven or conditioned upon Mr. Boswood's employment with Truven. In addition, Mr. Boswood had a letter from Thomson Reuters, dated March, 2012, providing for payment of $1,000,000 on or about July 6, 2013, subject to his continued employment with Truven for one year following the closing of the Acquisition. A payment of $1,097,916 was made on December 17, 2013 to Mr. Boswood by Thomson Reuters to satisfy all remaining obligations under the retention agreements.

        Philip Buckingham.    Mr. Buckingham had a retention agreement with Thomson Reuters, dated April 16, 2012. The retention agreement provided Mr. Buckingham with the opportunity to earn performance bonuses of $220,506, $64,263 and $539,700 subject to the successful achievement of certain performance criteria, each payable on March 31, 2013, subject to his continued employment with Truven for 90 days following the closing of the Prior Acquisition. These bonuses were paid on March 29, 2013. The retention agreement provided Mr. Buckingham other incentives, benefits and severance rights, none of which are obligations of Truven or conditioned upon Mr. Buckingham's employment with Truven. In addition, Mr. Buckingham had a letter from Thomson Reuters, dated March, 2012, providing for payment of $150,000 on or about July 6, 2013, subject to his continued employment with Truven for one year following the closing of the Prior Acquisition. This amount was paid on July 18, 2013.

Annual Incentive Plan

        Truven's Annual Incentive Plan links compensation of participants with the financial performance of Truven. Each participant's target annual incentive award is expressed as a percentage of his or her base salary based on the participant's position within Truven. Annual incentive award payouts may be higher or lower than the target annual incentive awards, based on Truven's financial performance. Financial performance is determined in Truven's discretion and was weighted in 2014 and 2013 for revenues (35%), Adjusted EBITDA (45%) and free cash flow (20%) subject to exceeding certain performance thresholds. Participants generally must be Truven employees on the date that awards are paid in order to receive their annual incentive awards; however, a participant may be entitled to receive all or a portion of his or her annual incentive award if a participant's employment is terminated without cause prior to the payment date, depending on the participant's date of termination. The named executive officers' target annual incentives for 2014 and 2013 (as a percentage of their base salaries) were as follows: Mr. Boswood—125%, Mr. Buckingham—75%. Based on 2014 and 2013 revenues, Adjusted EBITDA, and free cash flows, no annual incentive awards were paid out under Truven's Annual Incentive Plans to these named executive officers. In 2015, financial performance will be weighted for revenues (35%), Adjusted EBITDA (45%), and free cash flow (20%), subject to exceeding certain performance thresholds.

401(k) Plan

        The 401(k) Plan is a tax-qualified defined contribution savings plan for the benefit of all eligible employees of Truven. Employee contributions, including after-tax contributions, are permitted by means of pay reduction subject to a minimum of 1% and a maximum of 25% of plan compensation per payroll period. The 401(k) Plan also provides for regular employer matching contributions up to a maximum of 100% of employee contributions (other than catch-up contributions) up to 3% of a participant's plan compensation. All employee contributions and earnings on employee contributions are at all times fully vested. Employer matching contributions are vested at a rate of 25% per year of service and are completely vested after four years of service. The employer contributions made by Truven during 2014 and 2013 under the 401(k) Plan on behalf of each named executive officer, are as follows: Mr. Buckingham—$10,427 and $3,005, respectively; and Mr. Martin—$9,000 and $7,846, respectively. Mr. Boswood did not participate in the 401(k) Plan.

 COMPENSATION OF DIRECTORS

        During 2014 and 2013, Mr. Boswood was the only member of the board of directors of Truven who was also an executive of Truven. Mr. Boswood did not receive any additional compensation for the services he provided to Truven as a member of its board of directors during 2014 and 2013. The non-executive directors of Truven include Ramzi M. Musallam, who serves as the chairman of the board, Hugh D. Evans, Jeffrey P. Kelly, Benjamin M. Polk and Charles S. Ream. During 2014 and 2013, the non-executive directors of Truven did not receive any compensation for their service on the board of directors of Truven. None of the directors of Truven Holding received any compensation for their service on the board of directors of Truven Holding.

 COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2014, Ramzi M. Musallam, Hugh D. Evans, Jeffrey P. Kelly and Benjamin M. Polk participated in discussions regarding the compensation packages of the named executive officers, none of whom have any relationships that would create a compensation committee interlock as defined under applicable SEC regulation.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

        All of Truven's issued and outstanding stock is held by Truven Holding. Holdings LLC directly owns all of the issued and outstanding capital stock of Truven Holding.

        The following table sets forth information as of March 17, 2014, with respect to the beneficial ownership of the Class A and Class B membership interests in Holdings LLC by:

  •
  each person who is known by us to beneficially own 5% or more of Holdings LLC outstanding equity;

  •
  each member of Truven's board of directors, the board of directors of Truven Holding, and the manager of Holding LLC;

  •
  each of the named executive officers in the "Summary Compensation Table"; and

  •
  all executive officers and directors as a group.

        To the Company's knowledge, each of the holders of Class A and Class B membership interests in Holding LLC listed below has sole voting and investment power as to the interests owned unless otherwise noted.

Name of Beneficial Owner(1)	Percent of Class A Interests(2)	Percent of Class B Interests(2)
Veritas Capital(3)(4)	99.2%	—
Ramzi M. Musallam(3)(5)	99.2%	—
Mike Boswood	*	1.1%
Hugh D. Evans(3)	—	—
Jeffrey P. Kelly(3)	—	—
Benjamin M. Polk(3)	—	—
Charles S. Ream(3)	—	—
Philip Buckingham	*	*
Roy Martin	*	*
All executive officers and directors as a group (14 persons)	100%	3.6%

*
Denotes beneficial ownership of less than 1%.

(1)
Except as otherwise indicated, the address for each of the named beneficial owners is 777 E. Eisenhower Parkway, Ann Arbor, Michigan 48108.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC. Class A, Class B and Class B1 membership interests represented 94.71%, 4.39% and 0.9% of Holdings LLC membership interests, respectively.

(3)
The address for Veritas Capital and Messrs. Musallam, Evans, Polk, Kelly and Ream is c/o Veritas Capital, and the address is Veritas Capital Fund Management, LLC, 590 Madison Avenue, New York, New York, 10022.

(4)
Veritas Capital and its affiliated investment funds and certain co-investors hold indirect interests in Truven Holding through one or more intermediate entities. Such entities are managed by Veritas capital and one or more of its affiliate funds.

(5)
Ramzi M. Musallam, Chairman of the board of directors of Truven Holding is the Managing Partner of Veritas Capital. Razmi M. Musallam may be deemed a beneficial owner of the Class A membership interests beneficially owned by Veritas Capital and its affiliated investment funds and certain co-investors. Mr. Musallam disclaims this beneficial ownership except to the extent of his pecuniary interest in such entities.

  Securities authorized for Issuance Under Equity Compensation Plans

          Please see the discussion in "Executive and Director Compensation—Membership Interests".

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Advisory Agreement

        At the closing of the Prior Acquisition, we entered into an advisory agreement with the Sponsor under which the Sponsor provides certain advisory services to us. As compensation for these services, we paid a transaction fee at the closing of the Prior Acquisition. We will also continue to pay an annual advisory fee which will be equal to an aggregate amount equal to the greater of (i) $2.5 million, and (ii) 2.0% of consolidated EBITDA (as defined in the credit agreement governing our Senior Credit Facility), as well as transaction fees on future acquisitions, divestitures, financings and liquidity events, which will be determined based upon aggregate equity investments at the time of such future events or on the value of the transaction. In addition to the fees described above, we will also pay or reimburse the Sponsor or any of its affiliates for its out of pocket costs incurred in connection with activities under the advisory agreement, as well as the reasonable costs and expenses of its counsel and any advisers in connection with the monitoring of its investments in us, any requested amendment or waiver of any investment document and the sale or disposition of their respective interests in us. For the year ended December 31, 2014, the Company recorded an expense of $4.9 million, which represented the Sponsor advisory fee of $2.9 million and $2.0 million in transaction fees, and is presented within other operating expenses in the Company's condensed consolidated statements of comprehensive loss.

Limited Liability Company Agreement

        At the closing of the Prior Acquisition, The Veritas Capital Fund IV, L.P., The Veritas Capital Fund III, L.P., CIPH Holdings LLC (an entity managed by the Sponsor and owned by certain co-investors) and VCPH Investments LLC entered into the limited liability company agreement of Holdings LLC that sets forth provisions relating to the management and ownership of Holdings LLC, including rights to manage Holdings LLC. In addition, the limited liability company agreement provides for, among other things, restrictions on the transferability of equity of Holdings LLC, tag along rights, drag along rights, rights of first refusal, preemptive rights and information rights. The limited liability company agreement of Holdings LLC has been amended several times following the closing of the Prior Acquisition, primarily in connection with the issuance of Membership Interests.

Registration Rights Agreement

        At the closing of the Prior Acquisition, Holdings LLC and VCPH Holding Corp. (now known as Truven Holding) entered into a registration rights agreement with us. The registration rights agreement grants Holdings LLC customary demand and piggyback registration rights for the benefit of The Veritas Capital Fund IV, L.P., The Veritas Capital Fund III, L.P. and certain co-investors and piggyback registration rights for the benefit of certain members of our management.

Agreements with Thomson Reuters

        In connection with the Prior Acquisition, we entered into several transactions with affiliates of Thomson Reuters:

        Transitional services agreement.    We entered into a transitional services agreement with Thomson Reuters U.S. Inc. ("Stock Seller") upon the closing of the Prior Acquisition, which covered the provision of office space and services for certain operating areas, including facilities management, human resources, finance and accounting operations (including accounts payable and payroll processing), treasury, sourcing and procurement and IT services, among other services necessary for the conduct of our business. Pursuant to the transitional services agreement, Stock Seller and its affiliates were required to perform these services for certain pre-determined periods ranging from 30 days to one year (with the option to extend certain IT services), with most of the services being performed for periods between 90 days and nine months. All of these services have been fully performed and completed in second half of 2013. The expense incurred under this transitional service agreement for the year ended December 31, 2013, totaled $10.5 million, which is included in the other operating expenses in the condensed consolidated statements of comprehensive income (loss).

        Stock Seller was entitled to fees for each of the services it provides pursuant to the transitional services agreement and was entitled to additional fees representing costs associated with any service changes made at our request.

        Reverse transitional services agreement.    We entered into a reverse transitional services agreement with Stock Seller upon the closing of the Prior Acquisition, pursuant to which we provide Stock Seller with office space and facilities management services at several locations in the United States. Pursuant to the reverse transitional services agreement, we provided these services for certain pre-determined periods with all such services ended on March 31, 2014.

        We are entitled to fees for each of the services we provide pursuant to the reverse transitional services agreement and we are entitled to additional fees representing costs associated with any service changes made at Stock Seller's request, as well as any additional costs associated with the termination of the respective services provided. The fees to be paid vary according to the type of service being provided.

        India services agreement.    We entered into a transitional services agreement with Stock Seller upon the closing of the Prior Acquisition, which covered the provision of services including certain data management, analytics, support, audit and compliance services and software development, among other services. Such services were provided by Stock Seller from its locations in Bangalore, Chennai and Hyderabad, India and were being offered under the transitional services agreement for an initial period of up to five months, with a mutual option for a three month extension and further options to extend on a month by month basis if we and Stock Seller so agreed. All of these services have been fully performed.

        Other arrangements.    In addition, we will continue to provide services to and purchase services from Thomson Reuters and its affiliates under normal commercial terms.

 DESCRIPTION OF SENIOR CREDIT FACILITY

        The following is a summary of the terms of the Senior Credit Facility. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the underlying documents.

        We entered into the Senior Credit Facility on June 6, 2012. The Senior Credit Facility provides for senior secured financing of up to approximately $679.65 million, consisting of:

  •
  a $629.65 million term loan with a maturity of seven years (the "Term Loan Facility"); and

  •
  a $50.0 million revolving credit facility with a maturity of five years (the "Revolving Credit Facility").

        As of December 31, 2014, we had $624.9 million of indebtedness outstanding under the Senior Credit Facility (excluding $7.5 million represented by letters of credit under the Revolving Credit Facility) and we would have had commitments available to be borrowed under the Revolving Credit Facility of up to $42.5 million (after giving effect to $7.5 million of outstanding letters of credit).

        The Senior Credit Facility provides that we have the right to request increases in the commitments under the Senior Credit Facility in an aggregate principal amount up to (1) $75.0 million plus (2) up to an additional $75.0 million, subject in the case of this clause (2) to our consolidated senior secured leverage ratio (as calculated pursuant to the Senior Credit Facility) not exceeding 4.0:1.0 (giving pro forma effect to such incremental loans and/or commitments and assuming the full drawing of such increased commitments in respect of the Revolving Credit Facility). Availability of such additional tranches and/or increased commitments will be subject to, among other conditions, the absence of an event of default under the Senior Credit Facility and the receipt of commitments by existing or additional financial institutions. The lenders under the Senior Credit Facility are not under any obligation to provide any such additional commitments, and any increase in, or replacement or extension of, commitments is subject to several conditions precedent and limitations.

Interest Rate and Fees

        Borrowings under the Senior Credit Facility, other than swing line loans, will bear interest at a rate per annum equal to, at our option, either (a) a base rate determined by reference to the highest of (1) the prime rate of JPMorgan Chase Bank, N.A., (2) the federal funds effective rate plus 0.50% and (3) the one month Eurodollar rate plus 1.00%; provided, that the base rate at any time shall not be less than 2.25% or (b) the higher of (1) a Eurodollar rate adjusted for statutory reserve requirements for a one, two, three or six month interest period (or a nine or twelve month interest period if agreed to by all applicable lenders) and (2) 1.25%, in each case, plus an applicable margin. Swing line loans will bear interest at the interest rate applicable to base rate loans, plus an applicable margin.

        The applicable margin for borrowings under the Senior Credit Facility are currently (a) 2.25% for revolving loans that are base rate loans or swing line loans, (b) 3.25% for revolving loans that are adjusted Eurodollar loans, (c) 2.25% for term loans that are base rate loans and (d) 3.25% for term loans that are adjusted Eurodollar loans. Following delivery of each set of financial statements to the Lenders under the Senior Credit Facility, and as long as no event of default is in existence under the Senior Credit Facility, (a) the applicable margin under the Revolving Credit Facility will be subject to step downs based upon our consolidated senior secured leverage ratio, and (b) the applicable margin under the Term Loan Facility will be subject to step downs based upon our consolidated total leverage ratio.

        On the last day of each calendar quarter and the termination date of the Revolving Credit Facility, we are required to pay a commitment fee in respect of any unused commitments under the Revolving Credit Facility, which is currently 0.50% per annum. Following delivery of each set of financial statements to the Lenders under the Senior Credit Facility, and as long as no event of default is in existence under the Senior Credit Facility, the commitment fee under the Revolving Credit Facility will be subject to reduction based upon our consolidated senior secured leverage ratio and will range from 0.375% to 0.50%. We will also be required to pay customary letter of credit fees and certain other agency fees.

Prepayments

        We will be required to prepay outstanding term loans, subject to certain exceptions, with:

  •
  50% (with stepdowns to 25% and 0% based upon our consolidated senior secured leverage ratio) of our annual consolidated excess cash flow (as defined in the credit agreement governing the Senior Credit Facility), subject to certain exceptions;

  •
  100% of the net proceeds of certain asset sales (including as a result of casualty or condemnation), subject to reinvestment rights and certain other exceptions; and

  •
  100% of the net proceeds of any incurrence or issuance of debt, excluding permitted debt issuances.

        In addition, commitment reductions of the Revolving Credit Facility, and voluntary prepayments of the term loans and loans under the Revolving Credit Facility, will be permitted, in whole or in part, in minimum amounts without premium or penalty, other than customary breakage costs with respect to adjusted LIBOR loans.

Amortization of principal

        The Senior Credit Facility requires scheduled quarterly principal payments on the term loans each equal to approximately $1.59 million, with the balance paid at maturity.

Guarantees and collateral

        The obligations under the Senior Credit Facility are guaranteed by Truven Holding and each of our current and future restricted subsidiaries, if any (other than any (i) foreign subsidiary that is a "controlled foreign corporation" ("CFC"), (ii) domestic subsidiary that is a subsidiary of a CFC, (iii) domestic subsidiary that is a disregarded entity for U.S. federal income tax purposes and has no material assets other than the capital stock of one or more CFCs ("CFC Holdco"), (iv) immaterial subsidiary and (v) non-wholly-owned subsidiary in which the borrower does not directly or indirectly own at least 90% of the voting or economic interest). The obligations under the Senior Credit Facility are secured by a perfected security interest in substantially all of our assets and assets of the guarantors (subject to certain exceptions), in each case, now owned or later acquired, including a pledge of all of our capital stock, the capital stock of substantially all of our domestic and foreign subsidiaries (other than CFCs) and 66% of the voting capital stock of each CFC, CFC Holdco and domestic subsidiary that is a subsidiary of a CFC.

        None of our foreign subsidiaries will guarantee our obligations under the Senior Credit Facility or the notes. Accordingly, Truven Holding, Simpler Consulting, LLC, Simpler North America, LLC, JWA and HBE, are the only guarantors. However, in the future, we may choose to acquire or form one or more subsidiaries in connection with the operation of our business that will be a restricted subsidiary. Any such future direct or indirect subsidiary that is a borrower under or that guarantees obligations under our Senior Credit Facility or that guarantees our other indebtedness or indebtedness of any future subsidiary guarantors will guarantee the Notes.

Restrictive covenants and other matters

        The Revolving Credit Facility requires us, so long as any loans or letters of credit (unless fully cash collateralized on reasonably satisfactory terms) are outstanding under the Revolving Credit Facility, to comply with a quarterly maximum consolidated senior secured leverage ratio test. In addition, the Senior Credit Facility includes negative covenants that, subject to significant exceptions, limit our ability and the ability of any restricted subsidiaries, to, among other things:

  •
  incur additional indebtedness and guarantee indebtedness;

  •
  pay dividends or make other distributions in respect of, or repurchase or redeem, capital stock;

  •
  prepay, redeem or repurchase certain debt;

  •
  make loans and investments;

  •
  sell or otherwise dispose of assets;

  •
  incur liens;

  •
  enter into transactions with affiliates;

  •
  alter the businesses we conduct;

  •
  enter into sale-leaseback transactions;

  •
  enter into certain swap agreements;

  •
  change our fiscal year;

  •
  enter into agreements restricting our subsidiaries' ability to pay dividends and incur liens; and

  •
  consolidate, merge or sell all or substantially all of our assets.

        The Senior Credit Facility also contains certain customary representations and warranties, affirmative covenants and events of default. If any such event of default occurs, the lenders under the Senior Credit Facility are entitled to take various actions, including the acceleration of amounts due under the Senior Credit Facility and all actions permitted to be taken by a secured creditor.

THE EXCHANGE OFFER

        This section of the prospectus describes the exchange offer. Although we believe that the description describes the material terms of the exchange offer, this summary may not contain all of the information that is important to you. You should carefully read this entire document for a complete understanding of the exchange offer.

Purpose of the Exchange Offer

        The exchange offer is designed to provide holders of Additional Notes with an opportunity to acquire Exchange Notes which, unlike the Additional Notes, will be freely transferable at all times, subject to any restrictions on transfer imposed by state "blue sky" laws and provided that the holder is not our affiliate within the meaning of the Securities Act and represents that the Exchange Notes are being acquired in the ordinary course of the holder's business and the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes.

        The Additional Notes were originally issued and sold on November 12, 2014 to the initial purchaser, pursuant to the Purchase Agreement, dated November 6, 2014. The Additional Notes were issued and sold in a transaction not registered under the Securities Act in reliance upon Rule 144A and Regulation S under the Securities Act. The Additional Notes may not be reoffered, resold or transferred other than (i) to us or our any of our subsidiaries, (ii) to a qualified institutional buyer in compliance with Rule 144A promulgated under the Securities Act, (iii) to an institutional accredited investor (within the meaning of the Securities Act) that is not a qualified institutional buyer and that is purchasing for its own account or for the account of another institutional accredited investor, in each case in a minimum principal amount of $250,000, (iv) outside the United States to a non-U.S. person within the meaning of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 promulgated under the Securities Act (if available) or under any other available exemption from the registration requirements of the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act.

        In connection with the original issuance and sale of the Additional Notes, we entered into the Registration Rights Agreement, pursuant to which we agreed to use commercially reasonable efforts to file with the SEC a registration statement covering the exchange by us of the Exchange Notes for the Additional Notes, pursuant to the exchange offer. The Registration Rights Agreement provides that we will file with the SEC an exchange offer registration statement on an appropriate form under the Securities Act, offer to holders of Additional Notes who are able to make certain representations the opportunity to exchange their Additional Notes for Exchange Notes and use commercially reasonable efforts to complete the exchange offer not later than 60 days after the date on which the exchange offer registration statement is declared effective by the SEC.

        Under existing interpretations by the Staff of the SEC as set forth in no-action letters issued to third parties in other transactions, the Exchange Notes would, in general, be freely transferable after the exchange offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers participating in the exchange offer, a prospectus meeting the requirements of the Securities Act must be delivered by such broker-dealers in connection with resales of the Exchange Notes. We have agreed to furnish a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any Exchange Notes acquired in the exchange offer. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

        We do not intend to seek our own interpretation regarding the exchange offer, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the Exchange Notes as it has in other interpretations to third parties.

        Each holder of Additional Notes that exchanges such Additional Notes for Exchange Notes in the exchange offer will be deemed to have made certain representations, including representations that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of Exchange Notes and (iii) it is not our affiliate as defined in Rule 405 under the Securities Act.

        If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Additional Notes that were acquired as a result of market- making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes.

Terms of the Exchange Offer; Period for Tendering Outstanding Additional Notes

        Upon the terms and subject to the conditions set forth in this prospectus, we will accept any and all Additional Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $2,000 principal amount of Exchange Notes in exchange for each $2,000 principal amount of Additional Notes accepted in the exchange offer, and any integral multiple of $1,000 in excess thereof. Holders may tender some or all of their Additional Notes pursuant to the exchange offer. However, Additional Notes may be tendered only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

        The form and terms of the Exchange Notes are the same as the form and terms of the outstanding Additional Notes except that:

          (1)   the Exchange Notes will be registered under the Securities Act and will not have legends restricting their transfer;

          (2)   the Exchange Notes will not contain the registration rights and additional interest provisions contained in the outstanding Additional Notes;

          (3)   the Exchange Notes will bear a different CUSIP number than the Additional Notes; and

          (4)   interest on the Exchange Notes will accrue from the last interest date on which interest was paid on your Additional Notes.

        The Exchange Notes will evidence the same debt as the Additional Notes and will be entitled to the benefits of the indenture that governs the Notes.

        Holders of Additional Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the indenture that governs the Notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

        We will be deemed to have accepted validly tendered Additional Notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us.

        If any tendered Additional Notes are not accepted for exchange because of an invalid tender or the occurrence of specified other events set forth in this prospectus, the certificates for any unaccepted Additional Notes will be promptly returned, without expense, to the tendering holder.

        We will pay all Registration Expenses (as defined in the Registration Rights Agreement) in connection with this exchange offer. Each holder must pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such holder's Additional Notes. See "—Fees and Expenses" and "—Transfer Taxes" below.

        The exchange offer will remain open for at least 20 full business days. The term "expiration date" will mean 5:00 p.m., New York City time, on                    , 2015, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which the exchange offer is extended.

        To extend the exchange offer, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date, we will:

          (1)   notify the exchange agent of any extension by oral notice (promptly confirmed in writing) or written notice, and

          (2)   mail to the registered holders an announcement of any extension, and issue a notice by press release or other public announcement, which notice shall include disclosure of the appropriate number of securities deposited to such date, before such expiration date.

        We reserve the right, in our sole discretion:

          (1)   if any of the conditions below under the heading "—Conditions to the Exchange Offer" shall have not been satisfied;

            (a)   to delay accepting any Additional Notes;

            (b)   to extend the exchange offer; or

            (c)   to terminate the exchange offer; or

          (2)   to amend the terms of the exchange offer in any manner; provided, however, that if we amend the exchange offer to make a material change, including the waiver of a material condition, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least five business days after such amendment or waiver; provided further, that if we amend the exchange offer to change the percentage of Additional Notes being exchanged or the consideration being offered, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least ten business days after such amendment or waiver.

        Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders.

Procedures for Tendering Additional Notes Through Brokers and Banks

        Since the Additional Notes are represented by global book-entry notes, DTC, as depositary, or its nominee is treated as the registered holder of the Additional Notes and will be the only entity that can tender your Additional Notes for Exchange Notes. Therefore, to tender Additional Notes subject to this exchange offer and to obtain Exchange Notes, you must instruct the institution where you keep your Additional Notes to tender your Additional Notes on your behalf so that they are received on or prior to the expiration of this exchange offer.

        The letter of transmittal that may accompany this prospectus may be used by you to give such instructions.

        YOU SHOULD CONSULT YOUR ACCOUNT REPRESENTATIVE AT THE BROKER OR BANK WHERE YOU KEEP YOUR ADDITIONAL NOTES TO DETERMINE THE PREFERRED PROCEDURE.

        IF YOU WISH TO ACCEPT THIS EXCHANGE OFFER, PLEASE INSTRUCT YOUR BROKER OR ACCOUNT REPRESENTATIVE IN TIME FOR YOUR ADDITIONAL NOTES TO BE TENDERED BEFORE THE 5:00 PM (NEW YORK CITY TIME) DEADLINE ON                    , 2015.

Deemed Representations

        To participate in the exchange offer, we require that you represent to us that:

          (1)   you or any other person acquiring Exchange Notes in exchange for your Additional Notes in the exchange offer is acquiring them in the ordinary course of business;

          (2)   if you are not a broker-dealer, neither you nor any other person acquiring Exchange Notes in exchange for your Additional Notes in the exchange offer is engaging in or intends to engage in a distribution of the Exchange Notes within the meaning of the federal securities laws;

          (3)   neither you nor any other person acquiring Exchange Notes in exchange for your Additional Notes has an arrangement or understanding with any person to participate in the distribution of Exchange Notes issued in the exchange offer;

          (4)   neither you nor any other person acquiring Exchange Notes in exchange for your Additional Notes is our "affiliate" as defined under Rule 405 under the Securities Act; and

          (5)   if you or another person acquiring Exchange Notes in exchange for your Additional Notes is a broker-dealer that will receive Exchange Notes for its own account in exchange for Additional Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes.

        BY TENDERING YOUR ADDITIONAL NOTES YOU ARE DEEMED TO HAVE MADE THESE REPRESENTATIONS.

        Broker-dealers who cannot make the representations in item (5) of the paragraph above cannot use this exchange offer prospectus in connection with resales of the Exchange Notes issued in the exchange offer.

        If you are our "affiliate," as defined under Rule 405 of the Securities Act, if you are a broker-dealer who acquired your Additional Notes in the initial offering and not as a result of market-making or trading activities, or if you are engaged in or intend to engage in or have an arrangement or understanding with any person to participate in a distribution of Exchange Notes acquired in the exchange offer, you or that person:

          (1)   may not rely on the applicable interpretations of the Staff of the SEC and therefore may not participate in the exchange offer; and

          (2)   must comply with the registration and prospectus delivery requirements of the Securities Act or an exemption therefrom when reselling the Additional Notes.

        You may tender some or all of your Additional Notes in this exchange offer. However, your Additional Notes may be tendered only in minimal denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

        When you tender your outstanding Additional Notes and we accept them, the tender will be a binding agreement between you and us as described in this prospectus.

        The method of delivery of outstanding Additional Notes and all other required documents to the exchange agent is at your election and risk.

        We will decide all questions about the validity, form, eligibility, acceptance and withdrawal of tendered Additional Notes, and our reasonable determination will be final and binding on you. We reserve the absolute right to:

          (1)   reject any and all tenders of any particular Additional Note not properly tendered;

          (2)   refuse to accept any Additional Note if, in our reasonable judgment or the judgment of our counsel, the acceptance would be unlawful; and

          (3)   waive any defects or irregularities or conditions of the exchange offer as to any particular Additional Notes before the expiration of the offer.

        Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of Additional Notes as we will reasonably determine. Neither we, the exchange agent nor any other person will incur any liability for failure to notify you of any defect or irregularity with respect to your tender of Additional Notes. If we waive any terms or conditions pursuant to item (3) above with respect to a holder, we will extend the same waiver to all holders with respect to that term or condition being waived.

Procedures for Brokers and Custodian Banks; DTC ATOP Account

        In order to accept this exchange offer on behalf of a holder of Additional Notes, you must submit or cause your DTC participant to submit an Agent's Message as described below.

        The exchange agent, on our behalf will seek to establish an Automated Tender Offer Program ("ATOP") account with respect to the outstanding Additional Notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of outstanding Additional Notes by causing the book-entry transfer of such Additional Notes into our ATOP account in accordance with DTC's procedures for such transfers. Concurrently with the delivery of Additional Notes, an Agent's Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the exchange agent on or prior to 5:00 pm, New York City Time on the expiration date. The confirmation of a book entry transfer into the ATOP account as described above is referred to herein as a "Book-Entry Confirmation."

        The term "Agent's Message" means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent's Message stating that such participant and beneficial holder agree to be bound by the terms of this exchange offer.

        Each Agent's Message must include the following information:

          (1)   Name of the beneficial owner tendering such Additional Notes;

          (2)   Account number of the beneficial owner tendering such Additional Notes;

          (3)   Principal amount of Additional Notes tendered by such beneficial owner; and

          (4)   A confirmation that the beneficial holder of the Additional Notes tendered has made the representations for our benefit set forth under "—Deemed Representations" above.

        BY SENDING AN AGENT'S MESSAGE THE DTC PARTICIPANT IS DEEMED TO HAVE CERTIFIED THAT THE BENEFICIAL HOLDER FOR WHOM NOTES ARE BEING TENDERED HAS BEEN PROVIDED WITH A COPY OF THIS PROSPECTUS.

        The delivery of Additional Notes through DTC, and any transmission of an Agent's Message through ATOP, is at the election and risk of the person tendering Additional Notes. We will ask the exchange agent to instruct DTC to promptly return those Additional Notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such Additional Notes on behalf of holders of the Additional Notes.

Acceptance of Outstanding Additional Notes for Exchange; Delivery of Exchange Notes

        We will accept validly tendered Additional Notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted your validly tendered Additional Notes when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us. If we do not accept any tendered Additional Notes for exchange by book-entry transfer because of an invalid tender or other valid reason, we will credit such Notes to an account maintained with DTC promptly after the exchange offer terminates or expires.

        THE AGENT'S MESSAGE MUST BE TRANSMITTED TO THE EXCHANGE AGENT ON OR BEFORE 5:00 PM, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Withdrawal Rights

        You may withdraw your tender of outstanding Additional Notes at any time before 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, you should contact your bank or broker where your Additional Notes are held and have them send an ATOP notice of withdrawal so that it is received by the exchange agent before 5:00 p.m., New York City time, on the expiration date. Such notice of withdrawal must:

          (1)   specify the name of the person that tendered the Additional Notes to be withdrawn;

          (2)   identify the Additional Notes to be withdrawn, including the CUSIP number and principal amount at maturity of the Additional Notes; and

          (3)   specify the name and number of an account at the DTC to which your withdrawn Additional Notes can be credited.

        A holder can also withdraw its election to participate in the exchange offer by sending to the institution and at the address specified in the notice, a telegram, facsimile transmission or letter setting forth the name of the holder, the principal amount of Additional Notes delivered for exchange, such other information as may be reasonably required to identify the Additional Notes to be withdrawn and a statement that such holder is withdrawing its election to have such securities exchanged.

        We will decide all questions as to the validity, form and eligibility of the notices and our determination will be final and binding on all parties. Any tendered Additional Notes that you withdraw will not be considered to have been validly tendered. We will promptly return any outstanding Additional Notes that have been tendered but not exchanged, or credit them to the DTC account. You may re-tender properly withdrawn Additional Notes by following one of the procedures described above before the expiration date.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any outstanding Additional Notes and may terminate the exchange offer (whether or not any Additional Notes have been accepted for exchange) or amend the exchange offer, if any of the following conditions has occurred or exists or has not been satisfied, or has not been waived by us in our sole reasonable discretion, prior to the expiration date:

  •
  there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

            (1)   seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of this transaction; or

            (2)   resulting in a material delay in our ability to accept for exchange or exchange some or all of the Additional Notes in the exchange offer; or

            (3)   any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any governmental authority, domestic or foreign; or

  •
  any action has been taken, proposed or threatened, by any governmental authority, domestic or foreign, that would directly or indirectly result in any of the consequences referred to in clauses (1), (2) or (3) above or would result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes which are greater than those described in the interpretation of the SEC referred to above, or would otherwise make it inadvisable to proceed with the exchange offer; or the following has occurred:

            (1)   any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market; or

            (2)   any limitation by a governmental authority which adversely affects our ability to complete the transactions contemplated by the exchange offer; or

            (3)   a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit; or

            (4)   a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities; or

  •
  any change, or any development involving a prospective change, has occurred or been threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we have become aware of facts that have or may have an adverse impact on the value of the Additional Notes or the Exchange Notes, which makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange; or

  •
  there shall occur a change in the current interpretation by the Staff of the SEC which permits the Exchange Notes issued pursuant to the exchange offer in exchange for Additional Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is our affiliate within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes; or

  •
  any law, statute, rule or regulation shall have been adopted or enacted which, in our reasonable judgment, would impair our ability to proceed with the exchange offer; or

  •
  a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings shall have been initiated or, to our knowledge, threatened for that purpose; or

  •
  we have received an opinion of counsel experienced in such matters to the effect that there exists any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which we are a party or by which we are bound) to the consummation of the transactions contemplated by the exchange offer.

        If any of the foregoing events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate the exchange offer (whether or not any Additional Notes have been accepted for exchange) or may waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Additional Notes and will extend the exchange offer to the extent required by Rule 14e-1 promulgated under the Exchange Act.

        These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them, in whole or in part, in our sole reasonable discretion, provided that we will not waive any condition with respect to an individual holder of Additional Notes unless we waive that condition for all such holders. Any reasonable determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties. Our failure at any time to exercise any of the foregoing rights will not be a waiver of our rights and each such right will be deemed an ongoing right which may be asserted at any time before the expiration of the exchange offer.

Exchange Agent

        The Bank of New York Mellon Trust Company, N.A. has been appointed the exchange agent for the exchange offer. Letters of transmittal and all correspondence in connection with the exchange offer should be sent or delivered by each holder of outstanding Additional Notes, or a beneficial owner's commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at the following address and telephone number:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations—Reorganization Unit
111 Sanders Creek Parkway
East Syracuse, NY 13057
Attn: Dacia Brown-Jones
Tel: (315) 414-3360
Fax: (732) 667-9408

        Additionally, any questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent. Holders of outstanding Additional Notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offer.

        DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Fees and Expenses

        The principal solicitation is being made by us through DTC. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provisions of these services and pay other registration expenses, including registration and filing fees, fees and expenses of compliance with state securities or blue sky laws, preparation, word processing, printing and distribution fees, rating agency fees, fees and disbursements relating to the qualification of the indenture that governs the Notes under applicable securities laws and the Trust Indenture Act, fees and disbursements of the Trustee and its counsel, fees and disbursements to our counsel, and any fees and disbursements to our independent registered public accountants. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer except for reimbursement of mailing expenses.

        We will not pay any fees and expenses of counsel to the initial purchaser or the holders, or any underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Additional Notes by a holder.

        Additional solicitations may be made by telephone, facsimile or in person by our and our affiliates' officers employees and by persons so engaged by us.

Accounting Treatment

        The Exchange Notes will be recorded at the same carrying value as the existing Additional Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be capitalized and expensed over the term of the Exchange Notes.

Transfer Taxes

        If you tender outstanding Additional Notes for exchange, you will not be obligated to pay any transfer taxes. However, if you instruct us to register Exchange Notes in the name of, or request that your Additional Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, you will be responsible for paying any transfer tax owed.

        YOU MAY SUFFER ADVERSE CONSEQUENCES IF YOU FAIL TO EXCHANGE OUTSTANDING ADDITIONAL NOTES.

        If you do not tender your outstanding Additional Notes, you will not have any further registration rights, except for the rights described in the Registration Rights Agreement and described above, and your Additional Notes will continue to be subject to the provisions of the indenture governing the Notes regarding transfer and exchange of the Additional Notes and the restrictions on transfer of the Additional Notes imposed by the Securities Act and states securities law when we complete the exchange offer. These transfer restrictions are required because the Additional Notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, if you do not tender your Additional Notes in the exchange offer, your ability to sell your Additional Notes could be adversely affected. Once we have completed the exchange offer, holders who have not tendered Additional Notes will not continue to be entitled to any increase in interest rate that the indenture governing the Notes provides for if we do not complete the exchange offer.

Consequences of Failure to Exchange

        The Additional Notes that are not exchanged for Exchange Notes pursuant to the exchange offer will remain restricted securities. Accordingly, the Additional Notes may be resold only:

          (1)   to us or any of our affiliates, upon redemption thereof or otherwise;

          (2)   so long as the outstanding securities are eligible for resale pursuant to Rule 144A, to a person inside the United States who is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

          (3)   outside the United States to a non-U.S. person in a transaction meeting the requirements of Regulation S under the Securities Act; or

          (4)   pursuant to an effective registration statement under the Securities Act,

in each case in accordance with any applicable securities laws of any state of the United States.

Shelf Registration

        The Registration Rights Agreement also requires that we use our commercially reasonable efforts to file a shelf registration statement:

          (1)   if we cannot file a registration statement for the exchange offer or the exchange offer cannot be completed as soon as practicable after the expiration date because the exchange offer would violate any applicable law or applicable staff interpretations;

          (2)   if the exchange offer is not for any other reason completed by May 11, 2015; or

          (3)   upon receipt of a written request from any initial purchaser representing that it holds Additional Notes that are or were ineligible to be exchanged in the exchange offer.

        We will also register the Exchange Notes under the securities laws of jurisdictions that holders may request before offering or selling notes in a public offering. We do not intend to register Exchange Notes in any jurisdiction unless a holder requests that we do so.

        Additional Notes may be subject to restrictions on transfer until:

          (1)   a person other than a broker-dealer has exchanged the Additional Notes in the exchange offer;

          (2)   a broker-dealer has exchanged the Additional Notes in the exchange offer and sells them to a purchaser that receives a prospectus from the broker-dealer on or before the sale;

          (3)   the Additional Notes are sold under an effective shelf registration statement that we have filed; or

          (4)   the Additional Notes are sold to the public under Rule 144 of the Securities Act.

DESCRIPTION OF EXCHANGE NOTES

General

        Certain terms used in this description are defined under the subheading "—Certain definitions" below. In this description, (i) the terms "we," "our," "us" and "Issuer" each refer to Truven Health Analytics Inc. and not any of its Subsidiaries. "Parent" refers only to Truven Holding Corp. and not any of its Subsidiaries.

        We previously issued $327.15 million aggregate principal amount of 10.625% Senior Notes due 2020 (the "Existing Notes") under the Indenture, dated as of June 6, 2012 (as amended and supplemented from time to time, the "Indenture"), among the Issuer, Parent and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee"). We issued $40.0 million aggregate principal amount of 10.625% Senior Notes due 2020 (the "Additional Notes") under the same Indenture as the Existing Notes on November 12, 2014. Unless otherwise noted, for purposes of this "Description of Exchange Notes," the term "Notes" refers to the Existing Notes, together with the Additional Notes, the registered notes to be exchanged for the Additional Notes pursuant to this prospectus (the "Exchange Notes") and any other additional notes that may be issued in the future. We will issue the Exchange Notes under the Indenture. Except as set forth herein, the terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

        The $40.0 million aggregate principal amount of Additional Notes have the same terms as, and are treated as a single series with (other than the date of original issuance, the date from which interest will initially begin to accrue and the first interest payment date) the Existing Notes. The Exchange Notes will have the same terms as, and will be treated as a single series with (other than, as applicable, the date of original issuance, the date from which interest will initially begin to accrue and the first interest payment date) the Additional Note and the Existing Notes. Holders of the Exchange Notes, the Additional Notes and the Existing Notes will vote as one series under the Indenture. The Additional Notes do not have the same CUSIP Number, and do not trade fungibly with, the Existing Notes. On the issue date, it is anticipated that the Exchange Notes will have the same CUSIP Number as, and will trade fungibly with, the Existing Notes.

        The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions thereof, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as a Holder of the Exchange Notes. You may request a copy of the Indenture at our address set forth under the heading "Summary—Corporate information."

Additional Notes and Exchange Notes Will Represent Same Debt

        The Exchange Notes will be issued solely in exchange for an equal principal amount of Additional Notes pursuant to the Exchange Offer. The Exchange Notes will evidence the same debt as the Additional Notes and both series of Notes together with the Existing Notes will be entitled to the benefits of the Indenture and treated as a single class of debt securities. The terms of the Exchange Notes will be the same in all material respects as the Additional Notes except that the Exchange Notes are registered under the Securities Act and there are certain differences relating to transfer restrictions, registration rights and payment of additional interest in case of non-registration.

        If the Exchange Offer is consummated, holders of the Additional Notes who do not exchange their Additional Notes for Exchange Notes will vote together with holders of the Exchange Notes for all relevant purposes under the Indenture. All references herein to specified percentages in aggregate principal amount of the outstanding notes shall be deemed to mean, at any time after the Exchange

Offer is consummated, such percentages in aggregate principal amount of the Additional Notes and the Exchange Notes then outstanding.

Brief description of Exchange Notes

        The Exchange Notes will be:

  •
  general unsecured senior obligations of the Issuer;

  •
  pari passu in right of payment with all existing and future Senior Indebtedness (including the Senior Credit Facility) of the Issuer;

  •
  effectively subordinated to all Secured Indebtedness of the Issuer (including the Senior Credit Facility) to the extent of the value of the assets securing such Indebtedness;

  •
  senior in right of payment to any future Subordinated Indebtedness (as defined with respect to the Notes);

  •
  guaranteed on a senior unsecured basis by Parent and each future Restricted Subsidiary of the Issuer that guarantees the Senior Credit Facility; and

  •
  structurally subordinated to all Indebtedness and other liabilities, including preferred stock, of Non-Guarantor Subsidiaries.

Guarantees

        As more fully described below under "—Certain covenants—Limitation on guarantees of indebtedness by restricted subsidiaries," the Indenture requires that each of the Issuer's Wholly-Owned Restricted Subsidiaries that guarantees the obligations under the Senior Credit Facility or any other Indebtedness of the Issuer or any other Guarantor, shall also be a Guarantor of the Notes. As a result, not all of the Subsidiaries of the Issuer Guarantee the Notes.

        The Guarantors, as primary obligors and not merely as sureties, jointly and severally, irrevocably, fully and unconditionally guarantee, on an unsecured senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on or Additional Interest, if any, in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture.

        Each of the Guarantees of the Notes is a general unsecured obligation of each Guarantor and is pari passu in right of payment with all existing and future Senior Indebtedness of each such entity, is effectively subordinated to all Secured Indebtedness of each such entity to the extent of the value of the assets securing such Indebtedness and is senior in right of payment to all existing and future Subordinated Indebtedness of each such entity.

        The Notes will be structurally subordinated to Indebtedness and other liabilities of Non-Guarantor Subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of these Non-Guarantor Subsidiaries, the Non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer. Our foreign subsidiaries are insignificant and account for less than 5% of our consolidated revenues (excluding intercompany revenue), operating income and total assets.

        Under the circumstances described below under the subheading "—Certain covenants—Limitation on restricted payments," the Issuer will be permitted to designate certain of its Subsidiaries as Unrestricted Subsidiaries. The Issuer's Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture. The Issuer's Unrestricted Subsidiaries will not guarantee the Notes.

        The obligations of each Guarantor under its Guarantee are limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law.

        Any Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

        The Indenture provides that each Guarantor may consolidate with or merge with or into or sell its assets to the Issuer or another Guarantor without limitation or with other Persons upon the terms and conditions set forth in the Indenture. See "—Repurchase at the option of holders—Change of control" and "—Certain covenants—Merger, consolidation or sale of all or substantially all assets."

        If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the relevant Guarantor, and, depending on the amount of such indebtedness, a Guarantor's liability on its Guarantee could be reduced to zero. See "Risk factors—Risks related to the notes—Federal and state fraudulent transfer laws may permit a court to void the notes and/or the guarantees thereof and, if that occurs, you may not receive any payments on the notes."

        A Guarantee by a Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

          (1) (a)  in the case of a Subsidiary Guarantor, any sale, exchange, disposition or transfer (by merger or otherwise) of (x) the Capital Stock of such Subsidiary Guarantor, after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Subsidiary Guarantor, which sale, exchange, disposition or transfer in each case is made in compliance with the applicable provisions of the Indenture;

            (b)   in the case of a Subsidiary Guarantor, the release or discharge of the guarantee by such Subsidiary Guarantor of the Senior Credit Facility or the guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such guarantee;

            (c)   the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

            (d)   the Issuer exercising its legal defeasance option or covenant defeasance option as described under "—Legal defeasance and covenant defeasance" or the Issuer's obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

          (2)   such Guarantor delivering to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with. Upon request, the Trustee shall execute an instrument evidencing the release of such Guarantor.

Ranking

        The payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes and the payment of any Guarantee will rank pari passu in right of payment to all Senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be, including the obligations of the Issuer and such Guarantor under the Senior Credit Facility.

        The Existing Notes and Additional Notes are, and the Exchange Notes will be, effectively subordinated in right of payment to all of the Issuer's and each Guarantor's existing and future Secured Indebtedness to the extent of the value of the assets securing such Indebtedness, including the obligations of the Issuer and such Guarantor under the Senior Credit Facility. As of December 31, 2014, the Issuer had $624.9 million of outstanding Secured Indebtedness (excluding an additional $7.5 million represented by letters of credit under the revolving credit facility), consisting entirely of Secured Indebtedness under the Senior Credit Facility, and the Issuer had the ability to borrow up to $42.5 million of additional Secured Indebtedness using the revolving credit facility under the Senior Credit Facility (after giving effect to $7.5 million of outstanding letters of credit). We have the right to request incremental increases in the commitments under the Senior Credit Facility in an aggregate principal amount up to (x) $75.0 million plus (y) up to an additional $75.0 million if the consolidated senior secured leverage ratio is less than or equal to 4.0:1.0, subject to certain conditions.

        Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock."

Paying agent and registrar for the notes

        The Issuer will maintain one or more paying agents (each, a "paying agent") for the Notes. As of the date of this prospectus, the paying agent for the Notes is the Trustee (the "Paying Agent").

        The Issuer will also maintain one or more registrars (each, a "registrar") with offices in the United States. The Issuer will also maintain a transfer agent. As of the date of this prospectus, the registrar is the Trustee and the transfer agent is the Trustee. The registrar and the transfer agent maintain a register reflecting ownership of the Notes outstanding from time to time and make payments on and facilitate transfers of Notes on behalf of the Issuer.

        The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and exchange

        A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, maturity and interest

        The Issuer issued $327.15 million of the Existing Notes and $40.0 million of the Additional Notes. The outstanding aggregate principal amount of the Notes is $367.15 million. The Notes will mature on June 1, 2020. Subject to compliance with the covenant described below under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock," the Issuer may issue additional Notes from time to time after this offering under the Indenture. The Notes offered by the Issuer and any additional notes subsequently issued under the Indenture, will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase.

        The Issuer will issue the Exchange Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Interest on the Notes accrues at the rate of 10.625% per annum and is payable semi-annually in arrears on each June 1 and December 1, to the Holders of record of the

Notes on the immediately preceding May 15 and November 15. The first payment date with respect to the Exchange Notes will be June 1, 2015. Interest on the Notes will accrue from the most recent date to which interest has been paid with respect to such Notes or, if no interest has been paid with respect to such Notes, from the Date of the Indenture for the Existing Notes, from and including June 1, 2014 for the Additional Notes and from and including December 1, 2014 for the Exchange Notes. Interest on the Notes is computed on the basis of a 360 day year comprised of twelve 30 day months.

        Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer's office or agency will be the corporate trust office of the Trustee maintained for such purpose.

Mandatory redemption; offers to purchase; open market purchases

        The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under the caption "—Repurchase at the option of holders." We may at any time and from time to time purchase Notes in the open market or otherwise.

Optional redemption

        Except as set forth below, the Issuer will not be entitled to redeem Notes at its option prior to June 1, 2016.

        At any time prior to June 1, 2016, the Issuer may redeem all or a part of the Notes, on a pro rata basis, upon notice as described under the heading "—Repurchase at the option of holders—Selection and notice," at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, but excluding the date of redemption (the "Redemption Date"), subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

        On and after June 1, 2016, the Issuer may redeem the Notes, in whole or in part, upon notice as described under the heading "—Repurchase at the option of holders—Selection and notice," at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to, but excluding the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on June 1 of each of the years indicated below:

Year	Dollar Notes
2016	105.313%
2017	102.656%
2018 and thereafter	100.000%

        In addition, until June 1, 2015, the Issuer may, at its option, upon notice as described under the heading "—Repurchase at the option of holders—Selection and notice," on one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 110.625% of the aggregate principal amount of the Notes, plus accrued and unpaid interest thereon and Additional Interest, if any, to, but excluding the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that (a) at least 50% of the sum of the aggregate principal amount of Notes originally issued under the Indenture on the Issue Date and any additional notes of the relevant series, including the Additional Notes and the Exchange Notes that are issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption and (b) that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        Any redemption or notice of any redemption may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering, other offering or other corporate transaction or event. In addition, we may provide in any notice of redemption for the Notes that payment of the redemption price and the performance of our obligations with respect to such redemption may be performed by another person; provided, however, that the Issuer shall remain obligated to pay the redemption price and perform its obligations with respect to such redemption in the event such other person fails to do so. Notice of any redemption in respect of an Equity Offering may be given prior to the completion thereof.

        The Trustee shall select the Notes to be redeemed in the manner described under "—Repurchase at the option of holders—Selection and notice."

Repurchase at the option of holders

Change of control

        The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed (or otherwise transmitted in accordance with DTC procedures) a redemption notice with respect to all the outstanding Notes as described under "—Optional redemption," the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date; provided that to the extent any transmitted redemption notice includes a condition that is not satisfied or waived and the redemption referenced therein does not occur, the obligation to make a Change of Control Offer will be reinstated. If the Issuer is obligated to make a Change of Control Offer, then within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC, with the following information:

          (1)   that a Change of Control Offer is being made pursuant to the covenant titled "Change of Control," and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

          (2)   the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

          (3)   that any Note not properly tendered will remain outstanding and continue to accrue interest;

          (4)   that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

          (5)   that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form titled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6)   that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the expiration time of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

          (7)   that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;

          (8)   if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

          (9)   any other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

        While the Notes are in global form and the Issuer makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to its rules and regulations.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase by the Issuer of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

          (1)   accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

          (3)   deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer's Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

        The Senior Credit Facility prohibits or limits, and future credit agreements or other agreements to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Notes as a result of a Change of Control. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, the Issuer will remain prohibited from purchasing the Notes. In such case, the Issuer's failure to purchase tendered Notes after any applicable notice and lapse of time would constitute an Event of Default under the Indenture.

        The Senior Credit Facility provides, and future credit agreements or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may provide, that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior

Credit Facility, we could seek a waiver of such default or seek to refinance our Senior Credit Facility. In the event we do not obtain such a waiver or refinance the Senior Credit Facility, such default could result in amounts outstanding under our Senior Credit Facility being declared due and payable, which may in turn constitute an Event of Default under the Indenture.

        Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. See "Risk factors—Risks related to the notes—We may not be able to repurchase the notes upon a change of control."

        The Change of Control purchase feature of the Notes may in certain circumstances make it more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations described below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" and "—Certain covenants—Liens." Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

        We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of the Issuer and its Subsidiaries or Parent and its Subsidiaries, in each case taken as a whole, to any Person other than a Permitted Holder. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an offer to repurchase the Notes as described above.

        The provisions under the Indenture relating to the Issuer's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset sales

        The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

          (1)   the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in Good Faith by the Issuer) of the assets sold or otherwise disposed of; and

          (2)   except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

            (a)   any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuer's or such Restricted Subsidiary's balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in Good Faith by the Issuer) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes or the Guarantees, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing;

            (b)   any securities or other obligations received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale; and

            (c)   any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 2.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall in each case be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

        Within 365 days after the receipt of any Net Proceeds of any Asset Sale (the "Application Period"), the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale:

          (1)   to reduce or repay:

            (a)   Obligations under the Senior Credit Facility, and to correspondingly reduce commitments with respect thereto;

            (b)   Obligations under Indebtedness (other than Subordinated Indebtedness) that is secured by a Lien, which Lien is permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

            (c)   Obligations under other Indebtedness (other than Subordinated Indebtedness) (and to correspondingly reduce commitments with respect thereto); provided that, to the extent the Issuer elects to reduce Obligations under such Indebtedness, the Issuer shall reduce Obligations under the Notes (x) as provided under "—Optional redemption," (y) through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or (z) by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, and Additional Interest, if any, in each case on a pro rata basis and, in the aggregate, not to exceed the amount that would equally and ratably reduce the Obligations under the Notes; or

            (d)   Indebtedness of a Non-Guarantor Subsidiary, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (and correspondingly reduce commitments with respect thereto);

          (2)   to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other properties or assets (other than working capital assets), in the case of each of (a), (b) and (c), used or useful in a Similar Business; or

          (3)   to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or properties (other than working capital assets) or (c) acquisitions of other assets (other than working capital assets) that, in the case of each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within the later of (x) 180 days after the date such commitment is entered into and (y) the expiration of the Application Period (an "Acceptable Commitment") and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a "Second Commitment") within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

        Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the first sentence of the preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari passu with the Notes ("Pari Passu Indebtedness"), to the holders of such Pari Passu Indebtedness (an "Asset Sale Offer"), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that is equal to $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $20.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee or otherwise in accordance with the procedures of DTC. The Issuer may satisfy the foregoing obligations with respect to such Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the Application Period.

        To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to compliance with other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Issuer or the agent for such Pari Passu Indebtedness shall select such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise use such Net Proceeds in any manner not prohibited by the Indenture.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

        The Senior Credit Facility prohibits or limits, and future credit agreements or other agreements to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Notes pursuant to this Asset Sale covenant. In the event the Issuer is prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the Notes. In such case, the Issuer's failure to purchase tendered Notes would constitute an Event of Default under the Indenture.

Selection and notice

        If the Issuer is redeeming less than all of the Notes issued by it at any time, the Trustee or the applicable registrar will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) by lot or such other similar method in accordance with the procedures of DTC. No Notes of $2,000 or less can be redeemed in part.

        Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of record of Notes at such Holder's registered address or otherwise delivered in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

        The Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note, as applicable. Notes called for redemption, unless such redemption is conditioned on the happening of a future event, become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

        For Notes that are represented by global certificates held on behalf of DTC, notices may be given by delivery of the relevant notices to DTC for communication to entitled account holders in substitution of the aforementioned mailing.

Certain covenants

        Set forth below are summaries of certain covenants that are contained in the Indenture.

Effectiveness of covenants

        Following the first day:

  (a)
  the Notes have an Investment Grade Rating from two of the Rating Agencies; and

  (b)
  no Default has occurred and is continuing under the Indenture;

the Issuer and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized under the following headings (collectively, the "Suspended Covenants" and such date shall be the "Suspension Date"):

  •
  "—Repurchase at the option of holders—Asset sales,"

  •
  "—Limitation on restricted payments,"

  •
  "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock,"

  •
  Clause (4) of the first paragraph of "—Merger, consolidation or sale of all or substantially all assets,"

  •
  "—Transactions with affiliates,"

  •
  "—Dividend and other payment restrictions affecting restricted subsidiaries," and

  •
  "—Limitation on guarantees of indebtedness by restricted subsidiaries" (but only with respect to any Person that is required to become a Guarantor after the date of the commencement of the applicable Suspension Date and prior to the related Reinstatement Date (as defined below)).

        If at any time the Notes' credit rating is downgraded from an Investment Grade Rating by any Rating Agency or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the "Reinstatement Date") and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Notes subsequently attain an Investment Grade Rating and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Regsitration Rights Agreement, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of Parent, the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the date of suspension of the covenants and the Reinstatement Date is referred to as the "Suspension Period." The Issuer will notify the Trustee of the commencement or termination of any Suspension Period.

        On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to the first paragraph of "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" or one of the clauses set forth in the second paragraph of "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the first or second paragraph of "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock," such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (3) of the second paragraph of "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock." Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under "—Limitation on restricted payments" will be made as though the covenant described under "—Limitation on restricted payments" had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of "—Limitation on restricted payments."

        During any period when the Suspended Covenants are suspended, the board of directors of the Issuer may not designate any of the Issuer's Subsidiaries as Unrestricted Subsidiaries pursuant to the Indenture.

        There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings. A Suspension Period is not in effect as of the date of this Prospectus.

Limitation on restricted payments

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

           (I)  declare or pay any dividend or make any payment or distribution on account of the Issuer's, or any of its Restricted Subsidiaries', Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

            (a)   dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

            (b)   dividends or distributions by a Restricted Subsidiary to the Issuer or any other Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of Equity Interests on a pro rata basis) so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

          (II)  purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation involving the Issuer;

        (III)  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

            (a)   Indebtedness permitted under clauses (7) and (8) of the second paragraph of the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"; or

            (b)   the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

        (IV)  make any Restricted Investment;

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

        (1)   no Default shall have occurred and be continuing or would occur as a consequence thereof;

        (2)   immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"; and

        (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

          (a)   50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) commencing on the Issue Date, to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

          (b)   100% of the aggregate net cash proceeds and the fair market value, as determined in Good Faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock") from the issue or sale of:

            (i) (A)  Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in Good Faith by the Issuer, of marketable securities or other property received from the sale of:

              (x)   Equity Interests to members of management, members of the board of directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer's Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

              (y)   Designated Preferred Stock; and

            (B)  to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer's direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

            (ii)   debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

  provided, however, that in addition to clauses (x) and (y) referred to above, this clause (b) shall not include the proceeds from (V) the sale of Equity Interests used to incur Indebtedness or issue shares of Disqualified Stock or Preferred Stock pursuant to clause 12(a) of the second paragraph of "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock," (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of the Issuer, in either case, sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

          (c)   100% of the aggregate amount of cash and the fair market value, as determined in Good Faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following the Issue Date (other than contributions in connection with the Transactions and net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock," (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions); plus

          (d)   100% of the aggregate amount received in cash or Cash Equivalents and the fair market value, as determined in Good Faith by the Issuer, of marketable securities or other property received by means of:

              (i)  the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the Issue Date; or

             (ii)  the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent of the amount of the Investment in such Unrestricted Subsidiary made by the Issuer or a Restricted Subsidiary pursuant to clauses (7) or (11) of the next succeeding paragraph or to the extent of the amount of the Investment that constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

          (e)   in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined in Good Faith by the Issuer or, if such fair market value exceeds $30.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger or consolidation or transfer of assets (after taking into consideration any Indebtedness associated with the Unrestricted Subsidiary so designated or merged or consolidated or Indebtedness associated with the assets so transferred), other than to the extent of the amount of the Investment in such Unrestricted Subsidiary made by the Issuer or a Restricted Subsidiary pursuant to clauses (7) or (11) of the next succeeding paragraph or to the extent of the amount of the Investment that constituted a Permitted Investment.

        As of December 31, 2014, there were no amounts available for Restricted Payments pursuant to this clause (3).

        The foregoing provisions will not prohibit:

          (1)   the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture or the redemption, repurchase or retirement of Indebtedness if, at the date of any irrevocable redemption notice such payment would have complied with the provisions of the Indenture;

          (2) (a)  the redemption, repurchase, retirement or other acquisition of any Equity Interests ("Treasury Capital Stock") or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) ("Refunding Capital Stock"), (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock, and (c) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

          (3)   the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or a Subsidiary Guarantor made by exchange for, or out of the proceeds of, the substantially concurrent sale of, new Indebtedness of the Issuer or such Subsidiary Guarantor, as the case may be, which is incurred in compliance with the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" so long as:

            (a)   the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired for value, plus the amount of any premium (including any tender premiums), defeasance costs and any fees and expenses incurred in connection with such redemption, repurchase, defeasance, exchange, acquisition or retirement and the issuance of such new Indebtedness;

            (b)   such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so repurchased, defeased, exchanged, redeemed, acquired or retired for value;

            (c)   such new Indebtedness has a final scheduled maturity date equal to or later than the earlier of the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired, and the maturity date of the Notes; and

            (d)   such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired;

          (4)   a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, member of the board of directors or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies (permitted transferees, assigns, estates or heirs of such employee, director or consultant), pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $10.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $15.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed:

            (a)   the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer's direct or indirect parent companies, in each case to any employee, member of the board of directors or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the first paragraph of this covenant; plus

            (b)   the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less

            (c)   the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

  and provided further that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any employee, member of the board of directors or consultant of the Issuer, any of the Issuer's direct or indirect parent companies or any of the Issuer's Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

          (5)   the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in accordance with the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" to the extent such dividends are included in the definition of "Fixed Charges";

          (6) (a)  the declaration and payment of dividends and distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date; provided that the amount of dividends paid pursuant to this clause (a) shall not exceed the aggregate amount of cash actually received by the Issuer from the sale of such Designated Preferred Stock;

            (b)   the declaration and payment of dividends and distributions to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

            (c)   the declaration and payment of dividends and distributions on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

  provided, however, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

          (7)   Investments in Unrestricted Subsidiaries taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed the greater of (x) $15.0 million and (y) 1.00% of Total Assets;

          (8)   repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

          (9)   the declaration and payment of dividends and distributions on the Issuer's common stock (or the payment of dividends to any direct or indirect parent entity of the Issuer to fund a payment of dividends on such entity's common stock), following the consummation of the first public offering of the Issuer's common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer's common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

          (10) Restricted Payments that are made with Excluded Contributions, other than any Excluded Contributions made on or before the Issue Date and Excluded Contributions in connection with the Transactions;

          (11) other Restricted Payments in an aggregate amount, taken together with all other Restricted Payments made pursuant to this clause (11), that are at the time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of, or have not been subsequently sold or transferred for, cash or marketable securities) not to exceed $35.0 million at the time made;

          (12) distributions or payments of Securitization Fees, sales contributions and other transfers of Securitization Assets and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation, in each case in connection with a Qualified Securitization Financing;

          (13) any Restricted Payment used to fund the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including as a result of the cancellation or vesting of outstanding options and other equity-based awards, in connection therewith) in each case, as described in the Offering Memorandum and to the extent permitted by the covenant described under "—Transactions with affiliates"; provided that payments to Affiliates due to the termination of agreements with the Sponsor described under "Certain relationships and related party transactions" or similar agreements shall be permitted by this clause (13) only to the extent such termination is attributable to an underwritten registered public offering of common stock of the Issuer or any direct or indirect parent of the Issuer or to a Change of Control;

          (14) the repurchase, redemption or other acquisition or retirement for value of any Preferred Stock or Subordinated Indebtedness in accordance with the provisions similar to those described under the captions "—Repurchase at the option of holders—Change of control" and "—Repurchase at the option of holders—Asset sales"; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

          (15) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent company in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

            (a)   franchise taxes and other fees, taxes and expenses required to maintain their corporate existence in an aggregate amount not to exceed $500,000 in any fiscal year;

            (b)   for any taxable period in which the Issuer or any of its Subsidiaries is a member of a consolidated, combined, or similar income tax group of which Parent is the common parent (the "Tax Group"), to pay federal, state and local income taxes of the Tax Group that are directly attributable to the income of the Issuer or any of its Subsidiaries; provided that, for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount that the Issuer and its Subsidiaries would have been required to pay had the Issuer been the common parent of a separate stand-alone tax group that included the Issuer and its Subsidiaries, reduced by any portion of such income taxes directly paid by the Issuer or any of its Subsidiaries; provided further that the amount of any such dividends under this paragraph (b) attributable to any income of an Unrestricted Subsidiary shall be limited to the cash distributions made by such Unrestricted Subsidiary to the Issuer or its Restricted Subsidiaries for such purpose and in determining the stand-alone income tax liability of the Issuer and its Subsidiaries for purposes of the preceding sentence, any interest expense of Parent shall be treated as an interest expense of the Issuer);

            (c)   customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

            (d)   general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

            (e)   amounts required for any direct or indirect parent company of the Issuer to pay fees and expenses incurred by any direct or indirect parent company of the Issuer related to (i) the maintenance by such parent entity of its corporate or other entity existence and (ii) any unsuccessful equity or debt offering of such parent company;

          (16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents); and

          (17) cash payments in lieu of the issuance of fractional shares or interests in connection with the exercise of warrants, options or other rights or securities convertible into or exchangeable for Capital Stock of the Issuer or any direct or indirect parent company of the Issuer; provided that any such cash payment shall not be for the purpose of evading the limitation of this covenant;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (7), (9), (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

        The amount of all Restricted Payments (other than cash) will be the fair market value (as determined in Good Faith by the Issuer) on the date of such Restricted Payment of the assets or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

        As of the date of this Prospectus, all of the Issuer's Subsidiaries are Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to this covenant or pursuant to the definition of "Permitted Investments," and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur" and collectively, an "incurrence") with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Non-Guarantor Subsidiaries may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $35.0 million of Indebtedness or Disqualified Stock or Preferred Stock of such Non-Guarantor Subsidiaries would be outstanding pursuant to this paragraph at such time.

        The foregoing limitations will not apply to:

          (1)   the incurrence of Indebtedness under Debt Facilities by the Issuer or any of the Subsidiary Guarantors and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount equal to the greater of (x) $650.0 million and (y) the amount such that at the time of incurrence, and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 4.0 to 1.0; provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (1) shall not exceed $725.0 million; and provided further that any Indebtedness incurred by the Issuer or any Subsidiary Guarantor pursuant to clause (y) above shall be deemed to be secured by Liens for the purpose of calculating the Consolidated Secured Debt Ratio;

          (2)   the incurrence by the Issuer and any Subsidiary Guarantor of Indebtedness represented by the Existing Notes (including any Guarantee) (other than any additional notes) and the exchange notes issued issued in respect of such Notes and any Guarantee thereof;

          (3)   Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

          (4)   Indebtedness (including Capitalized Lease Obligations) incurred or, Disqualified Stock and Preferred Stock issued by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets; provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (4), when aggregated with the outstanding amount of Indebtedness, Disqualified Stock and Preferred Stock under clause (13) incurred to refinance Indebtedness, Disqualified Stock and Preferred Stock initially incurred in reliance on this clause (4), does not exceed the greater of (x) $25.0 million and (y) 1.50% of Total Assets at any one time outstanding;

          (5)   Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (6)   Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

            (a)   such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries prepared in accordance with GAAP (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6)(a)); and

            (b)   with respect to a disposition, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

          (7)   Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Non-Guarantor Subsidiary is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

          (8)   Indebtedness of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Subsidiary Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

          (9)   shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause;

          (10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk or exchange rate risk;

          (11) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees or obligations in respect of letters of credit related thereto provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

          (12)(a)  Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary of the Issuer equal to 100.0% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than contributions in connection with the Transactions and Excluded Contributions or proceeds of Disqualified Stock or Designated Preferred Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries or amounts applied to make a Restricted Payment in accordance with clause (2) of the second paragraph of "—Limitation on restricted payments") as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of "—Limitation on restricted payments" to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of "—Limitation on restricted payments" or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) (together with amounts applied under clause (13) to refinance Indebtedness or Disqualified Stock initially incurred in reliance on this clause 12(a)) and (b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed the greater of (x) $40.0 million and (y) 2.50% of Total Assets;

          (13) the incurrence or issuance by the Issuer of Indebtedness or Disqualified Stock or the incurrence or issuance by a Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness incurred or Disqualified Stock or Preferred Stock issued to pay premiums (including tender premiums), defeasance costs and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

            (a)   has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced;

            (b)   to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the

    Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively;

            (c)   shall not include:

                (i)  Indebtedness, Disqualified Stock or Preferred Stock of a Non-Guarantor Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer;

               (ii)  Indebtedness, Disqualified Stock or Preferred Stock of a Non-Guarantor Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary Guarantor; or

              (iii)  Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

            (d)   shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on and related fees and expenses (including tender premiums) of, the Indebtedness being refunded or refinanced, and

            (e)   shall not have a Stated Maturity date prior to the earlier of the Stated Maturity of the Indebtedness being so refunded or refinanced or the Stated Maturity of the Notes;

  and provided further that subclauses (a) and (e) of this clause (13) will not apply to any refunding or refinancing of any Indebtedness outstanding under the Senior Credit Facility;

          (14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition, merger or consolidation, either

            (a)   the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or

            (b)   the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition, merger or consolidation;

          (15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

          (16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Senior Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

          (17) (a)  any guarantee by the Issuer or a Subsidiary Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness is permitted under the terms of the Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Guarantee of such Restricted Subsidiary, any such guarantee of the Issuer or such Subsidiary Guarantor with respect to such Indebtedness shall be subordinated in right of payment to the Notes or such Subsidiary Guarantors' Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Guarantee of such Restricted Subsidiary, as applicable;

            (b)   any guarantee by a Subsidiary Guarantor of Indebtedness of the Issuer provided that such guarantee is incurred in accordance with the covenant described below under "—Limitation on guarantees of indebtedness by restricted subsidiaries"; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes, any such guarantee of such Subsidiary Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Subsidiary Guarantors' Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes, as applicable or

            (c)   any guarantee by a Non-Guarantor Subsidiary of Indebtedness of another Non-Guarantor Subsidiary incurred in accordance with the terms of the Indenture;

          (18) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

          (19) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, members of the board of directors and employees and consultants thereof, their respective estates, spouses or former spouses, in each case to finance, either directly or through promissory notes issued to such persons, the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption "—Limitation on restricted payments;"

          (20) to the extent constituting Indebtedness, customer deposits and advance payments (including progress premiums) received in the ordinary course of business from customers for products, goods and services purchased by customers in the ordinary course of business; and

          (21) Indebtedness of Foreign Subsidiaries of the Issuer not to exceed the greater of (x) $15.0 million and (y) 1.00% of Total Assets at any one time outstanding.

        For purposes of determining compliance with this covenant:

          (1)   in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or the first paragraph of this covenant. Additionally, all or any portion of any item of Indebtedness may later be classified as having been incurred pursuant to any category of permitted Indebtedness described in clauses (1) through (21) above or pursuant to the first paragraph of this covenant so long as such Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification. Notwithstanding the foregoing, all Indebtedness outstanding under the Senior Credit Facility on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the preceding paragraph and may not later be reclassified; and

          (2)   at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

        Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness,

Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        The Indenture provides that the Issuer will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Subsidiary Guarantor's Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Subsidiary Guarantor, as the case may be.

        The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral.

Liens

        The Issuer will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) (each, an "Initial Lien") that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Subsidiary Guarantor, or any income or profits therefrom, unless:

          (1)   in the case of Liens securing Subordinated Indebtedness, the Notes and related Subsidiary Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

          (2)   in all other cases, the Notes or the Subsidiary Guarantees are equally and ratably secured.

        Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien that gave rise to the obligation to so secure the Notes and Guarantees.

Merger, consolidation or sale of all or substantially all assets

        The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

          (1)   the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the "Successor Company"); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

          (2)   the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

          (3)   immediately after such transaction, no Default exists;

          (4)   immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

            (a)   the Successor Company or the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock," or

            (b)   the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

          (5)   each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture, the Notes and the Registration Rights Agreement; and

          (6)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

        The Successor Company will succeed to, and be substituted for, the Issuer, as the case may be, under the Indenture, the Registration Rights Agreement, the Guarantees and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

          (1)   any Non-Guarantor Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer or another Restricted Subsidiary,

          (2)   the Issuer may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or a Subsidiary Guarantor, as applicable, and

          (3)   the Issuer may consolidate or merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in any state of the United States, the District of Columbia or any territory thereof.

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer or a

Guarantor, which properties and assets, if held by the Issuer or such Guarantor, as the case may be, instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer or such Guarantor on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of such Guarantor, as the case may be.

        The predecessor company will be released from its obligations under the Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor will not be released from the obligation to pay the principal of and interest on the Notes.

        No Guarantor will, and the Issuer will not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

          (1) (a)  such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Person");

               (b)   the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor's related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

               (c)   immediately after such transaction, no Default exists; and

               (d)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture;

  provided that this clause (1) shall be inapplicable to a Restricted Subsidiary that previously was a Subsidiary Guarantor if such Restricted Subsidiary is no longer a Restricted Subsidiary of the Company after giving effect to such transaction; and

          (2)   the transaction is made in compliance with the covenant described under "—Repurchase at the option of holders—Asset sales."

        Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture, such Guarantor's Guarantee and the Registration Rights Agreement. Notwithstanding the foregoing, any Subsidiary Guarantor may (i) merge into or with or wind up into or transfer all or part of its properties and assets to a Subsidiary Guarantor or the Issuer or (ii) merge with an Affiliate of the Issuer solely for the purpose of reincorporating or reorganizing the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof. Parent may merge with an Affiliate of the Issuer solely for the purpose of reincorporating or reorganizing Parent in the United States, any state thereof, the District of Columbia or any territory thereof. Notwithstanding the foregoing, any Restricted Subsidiary may liquidate or dissolve if the Issuer determines in good faith that such liquidation or dissolution is in the best interests of the Issuer and is not materially disadvantageous to the Holders.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

Transactions with affiliates

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $5.0 million, unless:

          (1)   such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis; and

          (2)   with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $15.0 million, a majority of the board of directors of the Issuer adopts a resolution approving such Affiliate Transaction and concluding that such Affiliate Transaction complies with clause (1) above.

        The foregoing provisions will not apply to the following:

          (1)   transactions between or among the Issuer or any of its Restricted Subsidiaries;

          (2)   Restricted Payments permitted by the provisions of the Indenture described above under the covenant "—Limitation on restricted payments" (other than clause (7) of the second paragraph thereof) and the definition of "Permitted Investments" (other than pursuant to clauses (3) and (12) thereof);

          (3)   the payment of management, consulting, monitoring, transaction and advisory fees and related expenses to the Sponsor pursuant to the Sponsor Management Agreement and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date or any amendment thereto (so long as any such amendment is not materially disadvantageous, in the good faith judgment of the board of directors of the Issuer, to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Issue Date);

          (4)   the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements provided for the benefit of, former, current or future officers, directors, employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries, as determined in Good Faith by the Issuer;

          (5)   transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm's-length basis;

          (6)   any agreement or arrangement as in effect as of the Issue Date (other than the Sponsor Management Agreement, but including, without limitation, each of the other agreements entered into in connection with the Transactions), or any amendment thereto (so long as any such amendment is not materially disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

          (7)   the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders' agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such existing agreement, together with all amendments thereto, taken as a whole, or any such similar agreement are not otherwise materially disadvantageous to the Holders when taken as a whole as compared to the applicable agreement in effect on the Issue Date;

          (8)   the Transactions and the payment of all fees and expenses related to the Transactions, in each case as contemplated in this prospectus;

          (9)   transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

          (10) if otherwise permitted under the Indenture, the issuance or transfer of Equity Interests of the Issuer (other than Disqualified Stock) to Affiliates of the Issuer and the granting of registration and other customary rights in connection therewith or any contribution to the capital of direct or indirect parent companies, the Issuer or any Restricted Subsidiary;

          (11) any customary transaction with a Securitization Subsidiary effected as part of a Qualified Securitization Financing;

          (12) payments by the Issuer or any of its Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the disinterested members of the board of directors of the Issuer in good faith;

          (13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans, restricted stock plans, bonus programs and other similar arrangements with such employees or consultants which, in each case, are approved in Good Faith by the Issuer and in accordance with applicable law;

          (14) investments in securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities; and

          (15) transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer or a Restricted Subsidiary of the Issuer owns an equity interest in or otherwise controls such Person.

Dividend and other payment restrictions affecting restricted subsidiaries

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

          (1) (a)  pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

               (b)   pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

          (2)   make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

          (3)   sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

          (a)   contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facility and the related documentation and related Hedging Obligations and Cash Management Obligations;

          (b)   the Indenture, the Notes and the Guarantees (including any exchange notes and related guarantees);

          (c)   purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired;

          (d)   applicable law or any applicable rule, regulation or order;

          (e)   any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (or at the time it merges with or into the Issuer or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof)), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

          (f)    contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

          (g)   Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" and "—Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

          (h)   restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (i)    other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred or issued subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" that impose restrictions solely on the Foreign Subsidiaries party thereto or their Subsidiaries;

          (j)    customary provisions in joint venture agreements or arrangements and other similar agreements relating solely to such joint venture; provided that with respect to any joint venture agreement relating to a Restricted Subsidiary, such provisions will not materially affect the Issuer's ability to make anticipated principal or interest payments on the Notes (as determined in Good Faith by the Issuer);

          (k)   customary provisions contained in leases, subleases, licenses, sublicenses or other agreements, in each case, entered into in the ordinary course of business;

          (l)    any agreement or instrument (A) relating to any Indebtedness or preferred stock of a Restricted Subsidiary permitted to be incurred subsequent to the Issue Date pursuant to the covenant described under "—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" if the encumbrances and restrictions are not materially more disadvantageous to the Holders than is customary in comparable financings (as determined in good faith by the Issuer) and (B) either (x) the Issuer determines that such encumbrance or restriction will not adversely affect the Issuer's ability to make principal and interest payments on the Notes as and when they come due or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness;

          (m)  any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

          (n)   restrictions created in connection with any Qualified Securitization Financing that, in the good faith determination of the Issuer, are necessary or advisable to effect such Securitization Facility.

Limitation on guarantees of indebtedness by restricted subsidiaries

        The Issuer will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Restricted Subsidiary or guarantee all or a portion of the Senior Credit Facility), other than a Subsidiary Guarantor, to guarantee the payment of any Indebtedness of the Issuer or any other Subsidiary Guarantor unless:

          (1)   such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture and joinder or supplement to the Registration Rights Agreement providing for a senior Guarantee by such Restricted Subsidiary, except that:

            (a)   with respect to a guarantee of Indebtedness of the Issuer or any Subsidiary Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Subsidiary Guarantor's Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Subsidiary Guarantor's Guarantee; and

            (b)   if the Notes or such Subsidiary Guarantor's Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as the Notes or the Subsidiary Guarantor's Guarantee are subordinated to such Indebtedness; and

          (2)   such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until payment in full of Obligations under the Indenture; and

          (3)   such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

            (a)   such Guarantee has been duly executed and authorized; and

            (b)   such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

        The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case, such Subsidiary shall only be required to comply with the 30-day period described above.

Reports and other information

        Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC and furnish or make available to the Trustee within 15 days after the dates set forth below:

          (1)   within 90 days after the end of each fiscal year, all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a "Management's discussion and analysis of financial condition and results of operations" and a report on the annual financial statements by the Issuer's independent registered public accounting firm;

          (2)   within 45 days after the end of each of the first three fiscal quarters of each fiscal year, all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC;

          (3)   all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports; and

          (4)   any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form. Notwithstanding the foregoing, the Issuer shall not be so obligated to file such reports with the SEC (i) if the SEC does not permit such filing or (ii) prior to the consummation of an exchange offer or the effectiveness of a shelf registration statement as required by the Registration Rights Agreement, so long as if clause (i) or (ii) is applicable, the Issuer makes available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the

Notes, in each case, at the Issuer's expense and by the applicable date the Issuer would be required to file such information pursuant to the immediately preceding sentence. To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders under "—Events of default and remedies" if Holders of at least 25% in principal amount of the then total outstanding Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, to the extent not satisfied by the foregoing, the Issuer agrees that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        Substantially concurrently with the furnishing or making such information available to the Trustee pursuant to the immediately preceding paragraph, the Issuer shall also post copies of such information required by the immediately preceding paragraph on a website (which may be nonpublic and may be maintained by the Issuer or a third party) to which access will be given to Holders, prospective investors in the Notes (which prospective investors shall be limited to "qualified institutional buyers" within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Issuer), and securities analysts and market making financial institutions that are reasonably satisfactory to the Issuer. The Issuer shall hold quarterly conference calls that are publicly accessible after the Issuer's financial statements for the prior fiscal period have been made available; provided that such conference calls shall be held no later than five Business Days after the date that such financial statements are required to be made available. No fewer than three Business Days prior to the date of the conference call required to be held in accordance with the preceding sentence the Issuer shall issue a press release to the appropriate U.S. wire services announcing the time and the date of such conference call and directing the beneficial owners of, and prospective investors in, the Notes and securities analysts to contact an individual at the Issuer (for whom contact information shall be provided in such press release) to obtain information on how to access such conference call.

        The Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to Parent or any other direct or indirect parent company of the Issuer that becomes a guarantor of the Notes; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand, in the form prescribed in the first paragraph of this covenant.

        Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of any registration statement or other filing, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Limitation on activities of Parent

        Parent shall not conduct, transact or otherwise engage, or commit to conduct, transact or otherwise engage, in any business or operations other than (a) its direct ownership of all of the Equity Interests in, and its management of, the Issuer, (b) the Transactions and the other transactions contemplated by the Purchase Agreement and the other agreements contemplated thereby, (c) performance of its obligations under the Senior Credit Facility, the Indenture, the Registration Rights Agreement and the other agreements contemplated thereby (collectively, the "Transaction Documents") and other activities to the extent permitted by and in compliance with the Transaction Documents, (d) the provision of administrative, legal, accounting, tax and management services to, or on behalf of, any of its Subsidiaries, (e) the entry into, and exercise of rights and performance of obligations in respect of (A) any other agreement to which it is a party on the Issue Date and described in this prospectus; in each case as amended, supplemented, waived or otherwise modified from time to time, and any refinancings, refundings, renewals or extensions thereof in accordance with such Transaction Documents, (B) contracts and agreements with officers, directors and employees of Parent or any of its Subsidiaries relating to their employment or directorships, (C) insurance policies and related contracts and agreements, and (D) equity subscription agreements, registration rights agreements, voting and other stockholder agreements, engagement letters, underwriting agreements and other agreements in respect of its equity securities or the equity securities of any Subsidiaries or any offering, issuance or sale thereof, (f) the offering, issuance, sale and repurchase or redemption of, and dividends or distributions on its equity securities, (g) the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws, (h) the listing of its equity securities and compliance with applicable reporting and other obligations in connection therewith, (i) the retention of (and the entry into, and exercise of rights and performance of obligations in respect of, contracts and agreements with) transfer agents, private placement agents and underwriters with respect to equity securities and, counsel, accountants and other advisors and consultants, (j) the performance of obligations under and compliance with its certificate of incorporation and by-laws, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including, without limitation, as a result of or in connection with the activities of its Subsidiaries, (k) the incurrence and payment of its operating and business expenses and any taxes for which it may be liable, (l) the incurrence, repayment and redemption of Indebtedness and (m) other activities incidental or related to the foregoing.

Payments for consent

        Neither the Issuer nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that are "qualified institutional buyers" within the meaning of Rule 144A of the Securities Act, who, upon request, confirm that they are "qualified institutional buyers," consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of default and remedies

        The Indenture provides that each of the following is an Event of Default:

          (1)   default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

          (2)   default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes;

          (3)   failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes;

          (4)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

            (a)   such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

            (b)   the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $30.0 million or more at any one time outstanding;

          (5)   failure by the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under "—Certain covenants—Reports and other information") would constitute a Significant Subsidiary), to pay final judgments aggregating in excess of $30.0 million other than any judgments covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy companies, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

          (6)   certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under "—Certain covenants—Reports and other information") would constitute a Significant Subsidiary); or

          (7)   the Guarantee of Parent or any Significant Subsidiary (or group of Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under "—Certain covenants—Reports and other information") would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of Parent or any Subsidiary Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Restricted Subsidiaries that, taken together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under "—Certain covenants—Reports and other information") would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its or their Guarantee(s) or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

        If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

        Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest.

        The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration and its consequences with respect to the Notes, provided such rescission would not conflict with any judgment of a court of competent jurisdiction. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:

          (1)   the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

          (2)   holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

          (3)   the default that is the basis for such Event of Default has been cured.

        Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

          (1)   such Holder has previously given the Trustee notice that an Event of Default is continuing;

          (2)   Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

          (3)   Holders of the Notes have offered and, if requested, provide to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4)   the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

          (5)   Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

        The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within 10 Business Days, after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No personal liability of directors, officers, employees and stockholders

        No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal defeasance and covenant defeasance

        The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have each Guarantor's obligation discharged with respect to its Guarantee ("Legal Defeasance") and cure all then existing Events of Default except for:

          (1)   the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

          (2)   the Issuer's obligations with respect to the Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under "—Events of default and remedies" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

          (1)   the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

          (2)   in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

            (a)   the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

            (b)   since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

  in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

          (5)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facility or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which, the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

          (6)   the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

          (7)   the Issuer shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

          (8)   the Issuer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

          (1)   all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

          (2) (a)  all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

            (b)   no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facility or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

            (c)   the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

            (d)   the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

        In addition, the Issuer must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, supplement and waiver

        Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

        The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

          (1)   reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the option of holders");

          (3)   reduce the rate of or change the time for payment of interest on any Note;

          (4)   waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

          (5)   make any Note payable in money other than that stated therein;

          (6)   make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

          (7)   make any change in these amendment and waiver provisions;

          (8)   impair the right of any Holder to receive payment of principal of, or interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

          (9)   make any change to or modify the ranking of the Notes that would adversely affect the Holders; or

          (10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under "—Certain covenants—Reports and other information") would constitute a Significant Subsidiary), in any manner adverse to the Holders of the Notes.

        Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Notes without the consent of any Holder:

          (1)   to cure any ambiguity, omission, mistake, defect or inconsistency;

          (2)   to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3)   to comply with the covenant relating to mergers, consolidations and sales of assets;

          (4)   to provide for the assumption of the Issuer's or any Guarantor's obligations to the Holders in a transaction that complies with the Indenture;

          (5)   to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

          (6)   to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

          (7)   to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (8)   to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

          (9)   to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

          (10) to add a Guarantor under the Indenture;

          (11) to conform the text of the Indenture, Guarantees or the Notes to any provision of this "Description of Exchange Notes" to the extent that such provision in this "Description of Exchange Notes" was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes; or

          (12) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes, each as evidenced by an Opinion of Counsel.

        The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

        Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the trustee

        The Indenture contains certain limitations provided in the Trust Indenture Act on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign as provided in the Indenture.

        The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured or waived), the Trustee will be required, in the exercise of its rights and powers vested in it by the Indenture, to use under the circumstances, the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing law

        The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain definitions

        Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

        "Acquired Indebtedness" means, with respect to any specified Person,

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of, such specified Person, and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, with respect to any Note on any Redemption Date, the greater of:

          (1)   1.0% of the principal amount of such Note; and

          (2)   the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at June 1, 2016 (such redemption price being set forth in the table appearing above under the caption "—Optional redemption"), plus (ii) all required interest payments due on such Note through June 1, 2016 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points, over (b) the principal amount of such Note.

        The Issuer shall calculate the Applicable Premium.

        "Asset Sale" means:

          (1)   the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer (other than Equity Interests of the Issuer) or any of its Restricted Subsidiaries (each referred to in this definition as a "disposition"); or

          (2)   the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" or directors' qualifying shares and shares issued to foreign nationals as required under applicable law), whether in a single transaction or a series of related transactions;

  in each case, other than:

            (a)   any disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business of the Issuer and its Restricted Subsidiaries;

            (b)   the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under "—Certain covenants—Merger, consolidation or sale of all or substantially all assets" or any disposition that constitutes a Change of Control pursuant to the Indenture;

            (c)   the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under "—Certain covenants—Limitation on restricted payments" and the making of any Permitted Investments;

            (d)   any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $5.0 million;

            (e)   any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;

            (f)    to the extent allowable under Section 1031 of the Internal Revenue Code of 1986 on a tax-free basis, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

            (g)   the lease, assignment, sub-lease, license or sublicense of any real or personal property in the ordinary course of business;

            (h)   any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

            (i)    foreclosures, condemnation or any similar action on assets;

            (j)    any disposition of Securitization Assets, or participations therein, in connection with any Qualified Securitization Financing, or the disposition of an account receivable or note receivable in connection with the collection or compromise thereof in the ordinary course of business;

            (k)   the granting of a Lien that is permitted under the covenant described above under "—Certain covenants—Liens";

            (l)    the sale or issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by the covenant described under the caption "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock";

            (m)  any financing transaction with respect to property constructed, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations, permitted by the Indenture;

            (n)   any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business; and

            (o)   the abandonment of intellectual property rights in the ordinary course of business, which in the good faith determination of the Issuer are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole.

        "Asset Sale Offer" has the meaning set forth in the third paragraph under "—Repurchase at the option of holders—Asset sales."

        "Bankruptcy Code" means Title 11 of the United States Code, as amended.

        "Bankruptcy Law" means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

        "Business Day" means each day which is not a Legal Holiday. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

        "Cash Equivalents" means:

          (1)   U.S. dollars or, in the case of a Foreign Subsidiary, any other foreign currency held by the Issuer and the Restricted Subsidiaries in the ordinary course of business;

          (2)   securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

          (3)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks, and in each case in a currency permitted under clause (1) above;

          (4)   repurchase obligations for underlying securities of the types described in clauses (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above, and in each case in a currency permitted under clause (1) above;

          (5)   commercial paper rated at least P-2 by Moody's or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof, and in each case in a currency permitted under clause (1) above;

          (6)   marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof and in a currency permitted under clause (1) above;

          (7)   investment funds investing 95% of their assets in securities of the types described in clauses (1) through (6) above;

          (8)   readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody's or S&P with maturities of 24 months or less from the date of acquisition;

          (9)   Indebtedness or Preferred Stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's with maturities of 24 months or less from the date of acquisition and in each case in a currency permitted under clause (1) above;

          (10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody's and in each case in a currency permitted under clause (1) above; and

          (11) credit card receivables and debit card receivables so long as such are considered cash equivalents under GAAP and are so reflected on the Issuer's balance sheet.

        Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above, provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Cash Management Services" means any of the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services.

        "Change of Control" means the occurrence of any of the following:

          (1)   the sale, lease or transfer, in one or a series of related transactions (other than by way of merger or consolidation), of all or substantially all of the assets of the Issuer and its Subsidiaries or Parent, taken as a whole, to any Person other than to (i) one or more Permitted Holders or (ii) any Subsidiary Guarantor;

          (2)   the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer; or

          (3)   the Issuer ceases to be a Wholly-Owned Subsidiary of Parent (except in a transaction consummated in accordance with the covenant described under the heading "—Certain covenants—Merger, consolidation or sale of all or substantially all assets").

        "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

        "Consolidated Depreciation and Amortization Expense" means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

          (1)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers' acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) annual agency fees paid to the administrative agents and collateral agents under any Debt Facilities, (v) penalties and interest related to taxes, (w) any Additional Interest with respect to the Notes, (x) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Securitization Facility); plus

          (2)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

          (3)   interest income for such period.

        For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

          (1)   the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

          (2)   any net after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded;

          (3)   any net after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions (including sales or other dispositions of assets under a Securitization Facility) other than in the ordinary course of business, as determined in Good Faith by the Issuer, shall be excluded;

          (4)   the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period (without duplication for purposes of the covenant described under "—Certain covenants—Limitation on restricted payments" of any amounts included under clause (3)(d)(i) of the first paragraph of such covenant);

          (5)   solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of "—Certain covenants—Limitation on restricted payments," the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

          (6)   effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in such Person's consolidated financial statements, including adjustments to the inventory, property and equipment, software and other intangible assets (including favorable and unfavorable leases and contracts), deferred revenue and debt line items in such Person's consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded;

          (7)   any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded;

          (8)   any impairment charge, asset write-off or write-down, in each case, pursuant to GAAP and the amortization of intangibles and other assets arising pursuant to GAAP shall be excluded;

          (9)   any (i) non-cash compensation charge or expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights and (ii) income (loss) attributable to deferred compensation plans or trusts shall be excluded;

          (10) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring costs incurred during such period as a result of any such transaction shall be excluded;

          (11) accruals and reserves that are established within twelve months after the Issue Date that are so required to be established as a result of the Transactions or the other transactions required by the Senior Credit Facility in accordance with GAAP, shall be excluded;

          (12) any net unrealized gain or loss resulting from currency translation and gains or losses related to currency remeasurements of Indebtedness (including any unrealized net loss or gain resulting from hedge agreements for currency exchange risk) shall be excluded;

          (13) any net unrealized gains and losses resulting from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements shall be excluded; and

          (14) any net after-tax effect of extraordinary gains or losses during such period in accordance with GAAP shall be excluded.

        In addition, to the extent not already included in the Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.

        Notwithstanding the foregoing, for the purpose of the covenant described under "—Certain covenants—Limitation on restricted payments" only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

        "Consolidated Secured Debt Ratio" means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal quarterly period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer's EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

        "Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments, as determined in accordance with GAAP (excluding for the avoidance of doubt all undrawn amounts under revolving credit facilities and letters of credit and all obligations relating to Qualified Securitization Financings) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Disqualified Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP (excluding the impact on Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any acquisition). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in Good Faith by the Issuer. Consolidated Total Indebtedness shall be calculated net of all cash and Cash Equivalents of the Company and its Restricted Subsidiaries to the extent that (i) the use of such cash and Cash Equivalents for application to payment of the obligations under the Notes is not prohibited by any contract or requirement of law and (ii) such cash and Cash Equivalents are free and clear of all Liens (other than Liens in favor of the Notes and Liens permitted by clauses (2), (3), (23) and (33) of the definition of Permitted Liens); provided, that the amount of such cash and Cash Equivalents shall not exceed $25.0 million.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

          (1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor,

          (2)   to advance or supply funds

            (a)   for the purchase or payment of any such primary obligation, or

            (b)   to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

          (3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Debt Facilities" means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facility, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refunding thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock") or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or investor or group of lenders or investors.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Issuer or any parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the "—Certain covenants—Limitation on restricted payments" covenant.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

        (1)   increased (without duplication) by:

          (a)   provision for taxes based on income, profits or capital, including, without limitation, state, local, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

          (b)   Fixed Charges of such Person for such period (including costs of surety bonds in connection with financing activities), plus amounts excluded from the definition of "Consolidated Interest Expense" pursuant to clauses (1)(u) through (1)(z) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

          (c)   Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

          (d)   any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization, restructuring, reorganization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including

              (i)  such fees, expenses or charges related to the Transactions and any Securitization Fees, and

             (ii)  any amendment or other modification of the Notes, the Senior Credit Facility and any Securitization Fees, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

          (e)   any other non-cash charges, expenses or losses reducing Consolidated Net Income for such period or any such charges, expenses or losses related to the Transactions, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; plus

          (f)    the amount of management, monitoring, consulting and advisory fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Sponsor to the extent otherwise permitted under "—Certain covenants—Transactions with affiliates"; plus

          (g)   the amount of "run-rate" cost savings and synergies projected by the Issuer in good faith and certified by the chief financial officer of the Issuer to be realized as a result of (I) specified actions taken during such period or (II) specified actions to be taken, which have been approved by the board of directors of the Issuer (calculated on a pro forma basis as though such cost savings and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) the chief financial officer of the Issuer shall have certified that (x) such cost savings and synergies are reasonably identifiable, factually supportable and reasonably attributable to the actions specified and reasonably anticipated to result from such actions and (y) such actions have been or will be taken and the benefits resulting therefrom are anticipated by the Issuer to be realized within 12 months of the Issue Date, (B) no cost savings or synergies shall be added pursuant to this clause (g) to the extent duplicative of any expenses or charges relating to such cost savings or synergies that are included elsewhere in this definition with respect to such period or duplicative of any pro forma adjustments made pursuant to the definition of "Fixed Charge Coverage Ratio" and (C) the aggregate amount of cost savings and synergies added pursuant to this clause (g) shall not exceed 12.5% of EBITDA for any period of four consecutive fiscal quarters; plus

          (h)   the amount of loss on sale of Securitization Assets and related assets to the Securitization Subsidiary in connection with a Qualified Securitization Financing; plus

          (i)    any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under "—Certain covenants—Limitation on restricted payments"; plus

          (j)    cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

          (k)   any net loss included in the consolidated financial statements with respect to noncontrolling interests due to the application of Accounting Standards Codification Topic 810, Consolidation ("ASC 810"); plus

          (l)    rent expense as determined in accordance with GAAP not actually paid in cash during such period (net of rent expense paid in cash during such period over and above rent expense as determined in accordance with GAAP); plus

          (m)  realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Issuer and its Restricted Subsidiaries; plus

          (n)   net realized losses from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 ("ASC 815") and related pronouncements; plus

          (o)   any non-cash impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or otherwise as a result of a change in law or regulation (including the amortization of the consideration for any non-competition agreements entered into in connection with the Transactions);

        (2)   decreased (without duplication) by:

          (a)   non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period; plus

          (b)   realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Issuer and its Restricted Subsidiaries; plus

          (c)   any net realized income or gains from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of ASC 815 and related pronouncements; plus

          (d)   any net income included in the consolidated financial statements due to the application of ASC 810; plus

          (e)   rent expense actually paid in cash during such period (net of rent expense paid in cash during such period in an amount equal to rent expense determined in accordance with GAAP); and

        (3)   increased or decreased by (without duplication), as applicable:

          (a)   any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation;

          (b)   any net after-tax effect of non-recurring or unusual gains or losses, costs, charges or expenses (less all fees and expenses relating thereto) (including any such amounts relating to the Transactions to the extent incurred on or prior to the date that is the one year anniversary of the Issue Date), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans; and

          (c)   any gains or losses attributable to the extinguishment of any (1) Indebtedness or (2) Hedging Obligations or other derivative instruments of the Issuer or any Restricted Subsidiary.

        For the avoidance of doubt, EBITDA shall be calculated without regard to effects of adjustments pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any acquisition permitted under the Indenture, including, without limitation, write-offs of acquired in-process research and development, amortization of inventory write-ups and amortization of acquisition-related intangibles, write-offs of deferred revenue, any gain or loss attributable to the extinguishment of any (1) Indebtedness or (2) Hedging Obligations or other derivative instruments of the Issuer or any Restricted Subsidiary.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

          (1)   public offerings with respect to the Issuer's or any direct or indirect parent company's common stock registered on Form S-4 or Form S-8;

          (2)   issuances to any Subsidiary of the Issuer; and

          (3)   any such public or private sale that constitutes an Excluded Contribution.

        "Event of Default" has the meaning set forth under "—Events of default and remedies."

        "Excess Proceeds" has the meaning set forth in the third paragraph under "—Repurchase at the option of holders—Asset sales."

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from

          (1)   contributions to its common equity capital, and

          (2)   the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer, in each case designated as Excluded Contributions pursuant to an Officer's Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under "—Certain covenants—Limitation on restricted payments."

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Coverage Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operations that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operations had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be (x) made in good faith by the chief financial officer of the Issuer (and may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such Investment, acquisition, merger or consolidation (including the Transactions) or discontinued operations which is being given pro forma effect that have been or are expected to be realized or (y) determined in accordance with Regulation S-X. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

        "Fixed Charges" means, with respect to any Person for any period, the sum, of:

          (1)   Consolidated Interest Expense of such Person for such period;

          (2)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of Non-Guarantor Subsidiaries during such period; and

          (3)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States which are in effect on the Issue Date.

        "Good Faith by the Issuer" means the decision in good faith by a responsible financial officer of the Issuer; provided that (a) if such decision involves a determination of fair market value in excess of $2.0 million, the decision is made in good faith by the Senior Management of the Issuer and (b) if such decision involves a determination of fair market value in excess of $15.0 million, the decision is made in good faith by the board of directors of the Issuer.

        "Government Securities" means securities that are:

          (1)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

          (2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Guarantee" means the guarantee by any Guarantor of the Issuer's Obligations under the Indenture and the Notes.

        "Guarantor" means Parent and each Restricted Subsidiary of the Issuer that provides a Guarantee of the Notes.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

        "Holder" means the Person in whose name a Note is registered on the registrar's books.

        "Indebtedness" means, with respect to any Person, without duplication:

          (1)   any indebtedness (including principal and premium) of such Person, whether or not contingent:

            (a)   in respect of borrowed money;

            (b)   evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

            (c)   representing the balance of the deferred and unpaid purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business (and with respect to commercial letters of credit repaid in a timely manner) and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable; or

            (d)   representing any net obligations under Hedging Obligations;

  if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

          (2)   to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

          (3)   to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include Contingent Obligations incurred in the ordinary course of business. For the avoidance of doubt, Indebtedness does not include Cash Management Services.

        "Independent Financial Advisor" means an independent accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

        "Initial Purchasers" means the initial purchasers listed on the cover page of the Offering Memorandum.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB– (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" means:

          (1)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

          (2)   debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

          (3)   investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

          (4)   corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "—Certain covenants—Limitation on restricted payments":

          (1)   "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

            (a)   the Issuer's "Investment" in such Subsidiary at the time of such redesignation; less

            (b)   the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in Good Faith by the Issuer.

        "Issue Date" means June 6, 2012.

        "Issuer" has the meaning set forth in the first paragraph under "—General" and its permitted successors.

        "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

        "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof; taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness secured by a Lien on the assets disposed of required (other than required by clause (1) of the second paragraph of

"—Repurchase at the option of holders—Asset sales") to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Non-Guarantor Subsidiary" means any Restricted Subsidiary that is not a Guarantor.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Offering Memorandum" means the offering memorandum related to the offering of the Existing Notes Dated May 24, 2012.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or any other Person, as the case may be.

        "Officer's Certificate" means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of any other Person, as the case may be, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or such other Person, that meets the requirements set forth in the Indenture.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee and that meets the requirements set forth in the Indenture. The counsel may be an employee of or counsel to the Issuer.

        "Permitted Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalent received must be applied in accordance with the "—Repurchase at the option of holders—Asset sales" covenant.

        "Permitted Holders" means the Sponsor and members of management of the Issuer (or its direct parent) who are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Sponsor and such members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies held by such group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

        "Permitted Investments" means:

          (1)   any Investment in the Issuer or any of its Restricted Subsidiaries;

          (2)   any Investment in cash and Cash Equivalents or Investment Grade Securities;

          (3)   any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary; or

            (b)   such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

          (4)   any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of "—Repurchase at the option of holders—Asset sales" or any other disposition of assets not constituting an Asset Sale;

          (5)   any Investment existing on the Issue Date and any extension, modification, replacement or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date (or as subsequently amended or otherwise modified in a manner not disadvantageous to the Holders of the Notes in any material respect);

          (6)   any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

            (a)   in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

            (b)   as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (7)   Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock";

          (8)   Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer, or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in "—Certain covenants—Limitation on restricted payments";

          (9)   guarantees of Indebtedness permitted under the covenant described in "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock";

          (10) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain covenants—Transactions with affiliates" (except transactions described in clauses (2), (5), (9), (11) and (15) of such paragraph);

          (11) Investments consisting of purchases, acquisitions or licensing of inventory, supplies, material, software, intellectual property or equipment;

          (12) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $25.0 million and (y) 1.50% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (13) Investments relating to a Securitization Subsidiary that, in the good faith determination of the Issuer are necessary or advisable to effect any Qualified Securitization Financing;

          (14) advances to, or guarantees of Indebtedness of, officers, directors and employees not in excess of $6.0 million outstanding at any one time, in the aggregate;

          (15) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person's purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

          (16) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

          (17) contributions to a "rabbi" trust for the benefit of employees within the meaning of Revenue Procedure 92-64 or other grantor trust subject to the claims of creditors in the case of a bankruptcy of the Issuer;

          (18) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditor or customer; and

          (19) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments.

        "Permitted Liens" means, with respect to any Person:

          (1)   pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

          (2)   Liens imposed by law, such as carriers', warehousemen's, materialmen's, repairmen's and mechanics' Liens, in each case for sums not yet overdue for a period of more than 60 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

          (3)   Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such

  Person in accordance with GAAP, or for property taxes on property that the Issuer or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claims is to such property;

          (4)   Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers' acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (5)   minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

          (6)   Liens securing Indebtedness permitted to be incurred pursuant to clause (4) or (21) of the second paragraph under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"; provided that Liens securing Indebtedness permitted to be incurred pursuant to clause (21) extend only to the assets of Foreign Subsidiaries;

          (7)   Liens existing on the Issue Date (with the exception of Liens securing the Senior Credit Facility, on the Issue Date, which will be deemed incurred pursuant to clause (33) of this definition);

          (8)   Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

          (9)   Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger or consolidation; provided further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

          (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock";

          (11) Liens securing Hedging Obligations and Cash Management Services so long as related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

          (12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

          (14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

          (15) Liens in favor of the Issuer or any Subsidiary Guarantor;

          (16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer's clients;

          (17) Liens on Securitization Assets and related assets incurred in connection with a Qualified Securitization Financing;

          (18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

          (19) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

          (20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $15.0 million at any one time outstanding;

          (21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption "—Events of default and remedies" so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

          (22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

          (23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

          (24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock"; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

          (25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

          (26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

          (27) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

          (28) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuer or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

          (29) restrictive covenants affecting the use to which real property may be put; provided, however, that the covenants are complied with;

          (30) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

          (31) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

          (32) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business; and

          (33) Liens securing Indebtedness permitted to be incurred under Debt Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock."

        For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

        "Prior Acquisition" means the transactions contemplated by the Purchase Agreement.

        "Purchase Agreement" means the Stock and Asset Purchase Agreement, dated as of April 23, 2012, among Thomson Reuters U.S. Inc., Thomson Reuters Global Resources and VCPH Holding Corp., as the same may be amended prior to the Issue Date.

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined in Good Faith by the Issuer.

        "Qualified Securitization Financing" means any Securitization Facility of a Securitization Subsidiary that meets the following conditions: (i) the board of managers or directors of the Issuer shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and its Restricted Subsidiaries, (ii) all sales of Securitization Assets and related assets by the Issuer or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made at fair market value (as determined in Good Faith by the Issuer), (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings and (iv) the Obligations under such Securitization Facility are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Securitization Subsidiary). The grant of a security interest in any Securitization Assets of the Issuer or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the Senior Credit Facility shall not be deemed a Qualified Securitization Financing.

        "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody's or S&P or both, as the case may be.

        "Registration Rights Agreement" means (i) the Registration Rights Agreement related to the Notes dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers, as amended or supplemented, and (ii) any other registration rights agreement entered into in connection with the issuance of additional notes in a private offering by the Issuer after the Issue Date, including the registration rights agreement to be entered into in connection with the issuance of the Additional Notes offered hereby.

        "Related Business Assets" means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Sale and Lease-Back Transaction" means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

        "Securitization Asset" means any accounts receivable, real estate asset, mortgage receivables or related assets, in each case subject to a Securitization Facility.

        "Securitization Facility" means any of one or more securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Issuer or any of its Restricted Subsidiaries sells its Securitization Assets to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells Securitization Assets to a Person that is not a Restricted Subsidiary.

        "Securitization Fees" means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Securitization Financing.

        "Securitization Repurchase Obligation" means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

        "Securitization Subsidiary" means any Subsidiary in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings and other activities reasonably related thereto.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Senior Credit Facility" means the Debt Facility under the Credit Agreement entered into as of the Issue Date by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified stock and preferred stock" above).

        "Senior Indebtedness" means:

          (1)   all Indebtedness of the Issuer or any Subsidiary Guarantor outstanding under the Senior Credit Facility or the Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Subsidiary Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

          (2)   all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facility) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

          (3)   any other Indebtedness of the Issuer or any Subsidiary Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

          (4)   all Obligations with respect to the items listed in the preceding clause (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

            (a)   any obligation of such Person to the Issuer or any of its Subsidiaries;

            (b)   any liability for federal, state, local or other taxes owed or owing by such Person;

            (c)   any accounts payable or other liability to trade creditors arising in the ordinary course of business;

            (d)   any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such person; or

            (e)   that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

        "Senior Management" means the Chief Executive Officer and the Chief Financial Officer of the Issuer.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

        "Similar Business" means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

        "Sponsor" means The Veritas Capital Fund IV, L.P., and each of its Affiliates but not including, however, any portfolio companies of any of the foregoing.

        "Sponsor Management Agreement" means the management agreement between certain of the management companies associated with the Sponsor and the Issuer.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Securitization Financing, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

        "Subordinated Indebtedness" means, with respect to the Notes,

          (1)   any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

          (2)   any Indebtedness of any Subsidiary Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

        "Subsidiary" means, with respect to any Person:

          (1)   any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

          (2)   any partnership, joint venture, limited liability company or similar entity of which

            (x)   more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

            (y)   such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

        "Subsidiary Guarantee" means the guarantee by any Subsidiary Guarantor of the Issuer's Obligations under the Indenture and the Notes.

        "Total Assets" means, as of any date, the total consolidated assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries, determined on a pro forma basis in a manner consistent with the pro forma basis contained in the definition of Fixed Charge Coverage Ratio.

        "Transactions" means the Prior Acquisition, the issuance of the Existing Notes and borrowings under the Senior Credit Facility as in effect on the Issue Date.

        "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to June 1, 2016; provided, however, that if the period from the Redemption Date to June 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).

        "Unrestricted Subsidiary" means:

          (1)   any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

          (1)   any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

          (2)   such designation complies with the covenant described under "—Certain covenants—Limitation on restricted payments"; and

          (3)   each of:

            (a)   the Subsidiary to be so designated; and

            (b)   its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

        The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and the Issuer or the relevant Restricted Subsidiary would be able to incur such Indebtedness pursuant to the covenant described under "—Certain covenants—Limitation on incurrence of indebtedness and issuance of disqualified and preferred stock," on a pro forma basis taking into account such designation.

        Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

          (1)   the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

          (2)   the sum of all such payments.

        "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Book-entry procedures for the global notes

        All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchaser are responsible for those operations or procedures.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the initial purchaser, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies;

these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors that are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

        As a result, each investor that owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

        Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

        DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

  •
  we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or

  •
  certain other events provided in the indenture should occur.

 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material United States federal income tax considerations relating to the exchange of Additional Notes for Exchange Notes in the exchange offer. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. This summary is limited to holders of Additional Notes who hold the Additional Notes as "capital assets" (in general, assets held for investment). Special situations, such as the following, are not addressed:

  •
  tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, banks, other financial institutions, insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid United States federal income tax;

  •
  tax consequences to persons holding notes as part of a hedging, integrated, wash sale, constructive sale or conversion transaction or a straddle or other risk reduction transaction for tax purposes;

  •
  tax consequences to holders whose "functional currency" is not the United States dollar;

  •
  tax consequences to persons who hold Notes through a partnership or similar pass-through entity;

  •
  United States federal gift tax, estate tax or alternative minimum tax consequences, if any; or

  •
  any state, local or non-United States tax consequences.

        The discussion below is based upon the provisions of the Code, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

Consequences of Tendering Additional Notes

        The exchange of your Additional Notes for Exchange Notes in the exchange offer will not constitute a taxable exchange for United States federal income tax purposes. Accordingly, you will not recognize gain or loss upon the exchange of Additional Notes for Exchange Notes. For purposes of determining gain or loss upon the subsequent sale of Exchange Notes, your basis in the Exchange Notes will be the same as your basis in the Additional Notes exchanged. Your holding period for the Exchange Notes will include the holding period for the Additional Notes exchanged. The issue price and other U.S. federal income tax characteristics of the Exchange Notes will be identical to the issue price and other U.S. federal income tax characteristics of the Additional Notes. In addition, the United States federal income tax consequences of holding and disposing of your Exchange Notes will be the same as those applicable to your Additional Notes.

        The preceding discussion of the material United States federal income tax considerations of the exchange offer is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of exchanging Additional Notes for Exchange Notes, including the applicability and effect of any state, local or non-United States tax laws, and of any proposed changes in applicable laws.

 CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the Notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, collectively "Similar Laws," and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General fiduciary matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the Notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving Plan assets with persons or entities who are "parties in interest," within the meaning of Section 3(14) of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of Notes by an ERISA Plan with respect to which the issuer, the initial purchaser, or the guarantors are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, ("PTCEs") that may apply to the acquisition and holding of the Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house professional asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975 of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, the Notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding (and the exchange of Additional Notes for Exchange Notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

        Accordingly, by acceptance of Notes each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the Exchange Notes constitutes assets of any Plan or (ii) the acquisition and holding of the Notes (and the exchange of Additional Notes for Exchange Notes) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Notes (and holding the Notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Notes.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer in exchange for Additional Notes that were acquired as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes.

        This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Additional Notes if the Additional Notes were acquired as a result of market-making activities or other trading activities.

        We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer to use in connection with any such resale until the earlier of 180 days after the date the exchange offer registration statement becomes effective and the date on which such broker-dealer is no longer required to deliver a prospectus in connection with market-making activities or other trading activities. In addition, until (90 days after the date of this prospectus), all broker-dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

  •
  in the over-the-counter market;

  •
  in negotiated transactions; or

  •
  through the writing of options on the Exchange Notes or a combination of such methods of resale.

        These resales may be made:

  •
  at market prices prevailing at the time of resale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Any such resale may be made directly to purchasers or to or through brokers or dealers. Brokers or dealers may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. An "underwriter" within the meaning of the Securities Act includes:

  •
  any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer in exchange for Additional Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities; or

  •
  any broker or dealer that participates in a distribution of such Exchange Notes.

        Any profit on any resale of Exchange Notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For the period of time described above, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to performance of our obligations in connection with the exchange offer, other than any underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such holder's Additional Notes. We will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, and will contribute to payments that they may be required to make in request thereof.

 VALIDITY OF SECURITIES

        The validity of the Exchange Notes and the guarantees offered in this prospectus will be passed upon for us by DLA Piper LLP (US), New York, New York.

EXPERTS

        The financial statements as of December 31, 2014 (Successor) and December 31, 2013 (Successor) and for the years ended December 31, 2014 (Successor) and December 31, 2013 (Successor), period from inception (April 20, 2012) to December 31, 2012 (Successor) and period from January 1, 2012 to June 6, 2012 (Predecessor) included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the Exchange Notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us or the Exchange Notes, we refer you to the registration statement. If we have made references in this prospectus to any contracts, agreements or other documents and also filed any of those contracts, agreements or documents as exhibits to the registration statement, you should read the relevant exhibit for a more complete understanding of the document or matter involved.

        We are not currently subject to the informational requirements of the Exchange Act. Under the terms of the indenture governing the Notes, we have agreed that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the Notes remain outstanding, we will furnish to the trustee and holders of the Notes the information specified therein in the manner specified therein. See "Description of Exchange Notes." Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Additionally, as a result of the exchange offer, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, will be required to file reports and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operations of the SEC Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov. General information about us is available free of charge through our website at www.Truvenhealth.com. Information on, or accessible through, our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

        The information on our website and on the SEC's website is not a part of this prospectus. You can also request a copy of the registration statement, and our periodic and current reports by making a written or oral request to us. Any such request should be directed to Truven Health Analytics Inc., 777 E. Eisenhower Parkway, Ann Arbor, Michigan 48108, Attention: Legal Department. Our telephone number is (734) 913-3000.

Truven Holding Corp.

Index to Financial Information

Audited Consolidated and Combined Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets—As of December 31, 2014 and 2013 (Successor)	F-4

Consolidated and Combined Statements of Comprehensive (Loss)—For the years ended December 31, 2014 (Successor) and December 31, 2013 (Successor), period from inception (April 20, 2012) to December 31, 2012 (Successor), and period from January 1, 2012 to June 6, 2012 (Predecessor)

F-5

Consolidated and Combined Statements of Cash Flows—For the years ended December 31, 2014 (Successor) and December 31, 2013 (Successor), period from inception (April 20, 2012) to December 31, 2012 (Successor), and period from January 1, 2012 to June 6, 2012 (Predecessor)

F-6
Consolidated and Combined Statements of Equity—As of December 31, 2014 (Successor), December 31, 2013 (Successor), December 31, 2012 (Successor), and June 6, 2012 (Predecessor)	F-8
Notes to Consolidated and Combined Financial Statements	F-9

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Truven Holding Corp.

        In our opinion, the accompanying consolidated balance sheets as of December 31, 2014 and 2013 and the related consolidated statements of comprehensive loss, of equity, and of cash flows for the years ended December 31, 2014 and 2013, and for the period from April 20, 2012 (date of inception) through December 31, 2012 present fairly, in all material respects, the financial position of Truven Holding Corp. and its subsidiaries (the "Successor") at December 31, 2014 and 2013, and the results of their operations and their cash flows for the years ended December 31, 2014 and 2013, and for the period from April 20, 2012 (date of inception) through December, 31, 2012 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 15(a) (2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/PricewaterhouseCoopers LLP
New York, New York
March 13, 2015

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Truven Holding Corp.

        In our opinion, the accompanying combined statements of comprehensive income loss, of equity, and of cash flows for the period from January 1, 2012 through June 6, 2012 present fairly, in all material respects, the results of operations and cash flows of Thomson Reuters Healthcare (the "Predecessor"), a business of Thomson Reuters Corporation, for the period from January 1, 2012 through June 6, 2012, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under Item 15(a) (2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related combined financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/PricewaterhouseCoopers LLP
New York, New York
April 1, 2013

Truven Holding Corp.

Consolidated Balance Sheets

(with the exception of common stock, in thousands of dollars, unless otherwise indicated)

	December 31, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$12,604	$10,255
Trade and other receivables (less allowances of $1,244 and $1,530, respectively)	120,214	97,798
Prepaid expenses and other current assets	30,251	24,208
Deferred tax assets	621	—

Total current assets	163,690	132,261
Computer hardware and other property, net	37,435	48,037
Developed technology and content, net	134,078	148,637
Goodwill	498,820	457,677
Other identifiable intangible assets, net	382,879	362,014
Other noncurrent assets	16,187	15,977

Total assets	$1,233,089	$1,164,603

Liabilities and Equity
Current liabilities
Accounts payable and accrued expenses	$67,228	$53,376
Deferred revenue	129,129	128,392
Current portion of long-term debt	6,360	5,350
Capital lease obligation	664	1,596
Deferred tax liabilities	—	711
Taxes payable	173	189

Total current liabilities	203,554	189,614
Deferred revenue	5,456	2,096
Capital lease obligation	1,374	2,102
Long-term debt	971,362	866,908
Deferred tax liabilities	621	22,027
Other noncurrent liabilities	3,599	2,573

Total liabilities	1,185,966	1,085,320
Equity
Common stock—$0.01 par value; 1,000 shares authorized, 1 share issued and outstanding at December 31, 2014 and 2013	—	—
Additional paid-in capital	483,550	478,549
Accumulated deficit	(436,123)	(399,101)
Foreign currency translation adjustment	(304)	(165)

Total equity	47,123	79,283

Total liabilities and equity	$1,233,089	$1,164,603

The accompanying notes are an integral part of these consolidated and combined financial statements.

Truven Holding Corp.

Consolidated and Combined Statements of Comprehensive Loss

(in thousands of dollars, unless otherwise indicated)

	Year ended December 31,		From inception (April 20, 2012) to December 31, 2012
				January 1, 2012 to June 6, 2012
	2014	2013
	Successor			Predecessor
Revenues, net	$544,475	$492,702	$241,786	$208,998
Operating costs and expenses
Cost of revenues, excluding depreciation and amortization	(292,999)	(265,541)	(141,558)	(112,050)
Selling and marketing, excluding depreciation and amortization	(57,413)	(56,157)	(30,958)	(25,917)
General and administrative, excluding depreciation and amortization	(55,937)	(41,042)	(13,042)	(27,173)
Allocation of costs from Predecessor Parent and affiliates	—	—	—	(10,003)
Depreciation	(22,350)	(21,219)	(6,700)	(6,805)
Amortization of developed technology and content	(38,752)	(31,894)	(15,470)	(12,460)
Amortization of other identifiable intangible assets	(45,402)	(34,460)	(19,527)	(8,226)
Goodwill impairment	—	(366,662)	—	—
Other operating expenses	(20,784)	(35,038)	(49,622)	(18,803)

Total operating costs and expenses	(533,637)	(852,013)	(276,877)	(221,437)

Operating Income (loss)	10,838	(359,311)	(35,091)	(12,439)
Interest expense	(69,616)	(70,581)	(49,014)	—
Interest income	—	—	—	3
Other finance costs	(930)	(24)	—	—

Loss before income taxes	(59,708)	(429,916)	(84,105)	(12,436)
Benefit from income taxes	22,686	84,927	29,993	4,803

Net loss	$(37,022)	$(344,989)	$(54,112)	$(7,633)

Other comprehensive loss:
Foreign currency translation adjustments	$(139)	$(165)	$—	$—

Total comprehensive loss	$(37,161)	$(345,154)	$(54,112)	$(7,633)

The accompanying notes are an integral part of these consolidated and combined financial statements.

Truven Holding Corp.

Consolidated and Combined Statements of Cash Flows

(in thousands of dollars, unless otherwise indicated)

	Year ended December 31, 2014	Year ended December 31, 2013	From inception (April 20, 2012) to December 31, 2012	January 1, 2012 to June 6, 2012
	Successor			Predecessor
Operating activities
Net loss	$(37,022)	$(344,989)	$(54,112)	$(7,633)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	22,350	21,219	6,700	6,805
Amortization of developed technology and content	38,752	31,894	15,470	12,460
Amortization of other identifiable intangible assets	45,402	34,460	19,527	8,226
Amortization of debt issuance costs	2,535	2,557	1,626	—
Amortization of debt discount	3,266	2,643	1,101	—
Amortization of unfavorable leasehold interest	—	(94)	(60)	—
Loss on extinguishment of debt	—	2,353	5,110	—
Goodwill impairment charge	—	366,662	—	—
Asset impairment charge	4,706	—	—	—
Deferred income tax (benefit) provision	(22,864)	(85,398)	(30,075)	543
Share-based compensation expense	1,271	1,457	329	2,519
Retention bonus in conjunction with the Acquisition	—	1,378	8,635	5,800
Changes in operating assets and liabilities:
Trade and other receivables	(5,228)	7,644	(27,544)	32,869
Prepaid expenses and other current assets	(9,303)	(5,690)	(6,436)	388
Accounts payable and accrued expenses	2,212	(40,385)	39,593	(21,582)
Bank overdrafts	—	—	—	(2,630)
Deferred revenue	(789)	2,815	47,433	(19,739)
Income taxes	(71)	107	—	(514)
Other, net	—	2	55	294

Net cash provided by (used in) operating activities	45,217	(1,365)	27,352	17,806

Investing activities
Acquisitions, net of cash acquired	(109,406)	—	(1,249,402)	—
Increase in notes receivable from VCPH Holding LLC	—	(300)	—	—
Capital expenditures	(32,661)	(43,485)	(31,270)	(10,285)

Net cash used in investing activities	(142,067)	(43,785)	(1,280,672)	(10,285)

The accompanying notes are an integral part of these consolidated and combined financial statements.

Truven Holding Corp.

Consolidated and Combined Statements of Cash Flows (Continued)

(in thousands of dollars, unless otherwise indicated)

	Year ended December 31, 2014	Year ended December 31, 2013	From inception (April 20, 2012) to December 31, 2012	January 1, 2012 to June 6, 2012
	Successor			Predecessor
Financing activities
Issuance of common stock	—	—	464,400	—
Additional capital contribution	—	2,350	—	—
Proceeds from senior term loan, net of original issue discount	—	—	517,125	—
Proceeds from senior notes, including premium or net of original issue discount	41,200	—	325,007	—
Proceeds from revolving credit facility	30,000	30,000	—	—
Repayment of revolving credit facility	(60,000)	—	—	—
Principal repayment of senior term loan	(6,108)	(5,332)	(2,638)	—
Proceeds from senior term loan related to refinancing	100,000	86,105	166,995	—
Principal repayment of senior term loan related to refinancing	—	(74,773)	(166,995)	—
Premium payment for refinancing the credit facility	—	(5,760)	(5,153)	—
Payment of debt issuance costs	(4,095)	—	(21,616)	—
Payment of capital lease obligation	(1,659)	(825)	—	—
Decrease in net investment of Predecessor Parent	—	—	—	(16,760)
Decrease in notes receivable from Predecessor Parent	—	—	—	9,247

Net cash provided by (used in) financing activities	99,338	31,765	1,277,125	(7,513)
Effect of exchange rate changes in cash	(139)	(165)	—	—

Increase (decrease) in cash and cash equivalents	2,349	(13,550)	23,805	8
Cash and cash equivalents
Beginning of period	10,255	23,805	—	70

End of period	$12,604	$10,255	$23,805	$78

Supplemental cash flow disclosures
Interest paid	$63,258	$62,095	$36,299	$—
Income taxes paid	232	420	—	129

The accompanying notes are an integral part of these consolidated and combined financial statements.

Truven Holding Corp.

Consolidated and Combined Statements of Equity

(in thousands of dollars, unless otherwise indicated)

Predecessor	Net investment of Predecessor Parent
Balance at December 31, 2011	$354,299
Decrease in net investment of Predecessor Parent	(8,440)
Net loss	(7,633)

Balance at June 6, 2012	$338,226

Successor	Common stock	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total equity
Successor, April 20, 2012 to December 31, 2012
Capital contribution	$—	$464,400	$—	$—	$464,400
Retention bonus in conjunction with the Prior Acquisition	—	8,635	—	—	8,635
Share-based compensation expense	—	329	—	—	329
Net loss	—	—	(54,112)	—	(54,112)

Balance at December 31, 2012	$—	$473,364	$(54,112)	$—	$419,252
Additional capital contribution	—	2,350	—	—	2,350
Retention bonus in conjunction with the Acquisition	—	1,378	—	—	1,378
Share-based compensation expense	—	1,457	—	—	1,457
Foreign currency translation adjustment	—	—	—	(165)	(165)
Net loss	—	—	(344,989)	—	(344,989)

Balance at December 31, 2013	$—	$478,549	$(399,101)	$(165)	$79,283
Additional capital contribution	—	3,730	—	—	3,730
Share-based compensation expense	—	1,271	—	—	1,271
Foreign currency translation adjustment	—	—	—	(139)	(139)
Net loss	—	—	(37,022)	—	(37,022)

Balance at December 31, 2014	$—	$483,550	$(436,123)	$(304)	$47,123

The accompanying notes are an integral part of these consolidated and combined financial statements.

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements

(in thousands of dollars, unless otherwise indicated)

1. Description of Business and Basis of Presentation

Description of the Business

        On April 23, 2012, VCPH Holding Corp. (now known as Truven Holding Corp., ("Truven Holding")), an affiliate of Veritas Capital Fund Management, L.L.C. ("Veritas Capital" or the "Sponsor"), entered into the Stock and Asset Purchase Agreement with Thomson Reuters U.S. Inc. ("TRUSI") and Thomson Reuters Global Resources ("TRGR"), both affiliates of the Thomson Reuters Corporation ("the Stock and Asset Purchase Agreement"), which the Truven Holding assigned to Wolverine Healthcare Analytics, Inc. ("Wolverine") on May 24, 2012. Wolverine is an affiliate of The Veritas Fund IV, L.P., a fund managed by Veritas Capital. Pursuant to the Stock and Asset Purchase Agreement, on June 6, 2012, Wolverine acquired 100% of the equity interests of Thomson Reuters (Healthcare) Inc. ("TRHI") from TRUSI and certain other assets and liabilities of the Thomson Reuters Healthcare business from TRGR and its affiliates (the "Prior Acquisition"). Upon the closing of the Prior Acquisition, Wolverine merged with and into TRHI, with TRHI surviving the merger (the "Merger") as a direct wholly-owned subsidiary of the Truven Holding, and subsequently changed its name to Truven Health Analytics Inc. ("Truven"). Following the Merger, the assets acquired and liabilities assumed are owned by Truven, which remains a direct wholly-owned owned subsidiary of the Truven Holding.

        Truven provides analytic solutions and service offerings across the full spectrum of healthcare constituents, including state and federal government agencies, hospitals, health systems, employers, health plans, life sciences companies and consumers. Truven operates and manages its business under two reportable segments: Commercial and Government.

        Truven Holding was formed on April 20, 2012 by Veritas Capital for the purpose of consummating the Prior Acquisition and has had no operations from inception other than its investment in Truven and its subsidiaries (collectively referred to as the "Company").

Basis of Presentation

        The consolidated and combined financial statements of Successor and combined financial statements of our Predecessor have been prepared in conformity with generally accepted accounting principles in the United States of America ("GAAP"). All significant intercompany balances and transactions have been eliminated in the consolidated and combined financial statements.

        Successor—The consolidated financial statements as of December 31, 2014 and 2013, and for the years ended December 31, 2014 and 2013, and for the periods from April 20, 2012 through December 31, 2012 include the accounts of the Company from inception and its subsidiaries subsequent to the closing of the Prior Acquisition on June 6, 2012. The consolidated financial statements of the Successor reflect the Prior Acquisition under the acquisition method of accounting, in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 805, Business Combinations.

        Predecessor—The accompanying combined financial statements of the Thomson Reuters Healthcare business (our "Predecessor") prior to the Prior Acquisition, include the combined financial statements

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

1. Description of Business and Basis of Presentation (Continued)

of TRHI and certain assets owned by subsidiaries of Thomson Reuters Corporation ("Thomson Reuters" or the "Predecessor Parent").

        Before the Prior Acquisition, our Predecessor operated as a business unit of Thomson Reuters and not as a standalone company. TRHI was a wholly-owned indirect subsidiary of Thomson Reuters, and certain of the company's assets were owned by subsidiaries of Thomson Reuters. During the Predecessor Period, TRHI engaged in extensive intercompany transactions with Thomson Reuters and its subsidiaries related to certain support services, and Thomson Reuters allocated the cost of these services as "Allocation of costs from Predecessor Parent and affiliates" in the combined statement of comprehensive loss (see Note 18). For the Predecessor Period, the accompanying combined financial statements reflect the assets, liabilities, revenues and expenses directly attributed to the Thomson Reuters Healthcare business as well as certain allocations by the Predecessor Parent. All significant transactions in the Predecessor Period between TRHI and other Thomson Reuters entities were included in our Predecessor's combined financial statements. The expense and cost allocations were determined on bases that were deemed reasonable by management in order to reflect the utilization of services provided or the benefit received by TRHI during the periods presented. The combined financial information included herein does not necessarily reflect the results of operations, financial position, changes in equity and cash flows of the Company in the future or what would have been reflected had we operated as a separate, standalone entity during the periods presented. The income tax benefits and provisions, related tax payments and deferred tax balances were prepared as if the Predecessor had operated as a standalone taxpayer for the Predecessor Periods presented.

        "Notes receivable from Predecessor Parent" relates to a specific agreement between TRHI and the Predecessor Parent. All other intercompany activity with the Predecessor Parent or affiliates, which was not subject to written loan agreements, was included in "Net investment of Predecessor Parent". All transactions recorded through the "Net investment of Predecessor Parent," are reflected as financing activities in the accompanying combined statements of cash flows.

        Truven Holding is a wholly-owned subsidiary of VCPH Holdings LLC ("Holdings LLC") and has no operations other than its investment in Truven and its subsidiaries. Therefore, the consolidated and combined financial statements of the Company reflect the financial position and results of operations of Truven.

2. Significant Accounting Policies

Use of Estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions that the Company may undertake in the future, actual results could differ from those estimates. These estimates include, but are not limited to, allowance for doubtful accounts, realization of deferred tax assets, the determination of fair values used in the assessment of the realizability of long lived assets, goodwill and identifiable intangible assets, purchase accounting and the allocation of certain expenses to TRHI by TRUSI with respect to the Predecessor combined financial statements.

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

2. Significant Accounting Policies (Continued)

Acquisitions

        Acquisitions are accounted for using the acquisition method in accordance with the Financial Accounting Standards Board ("FASB") ASC Topic 805, Business Combinations, which requires that the total cost of an acquisition be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the date of acquisition. The excess of the cost of an acquired entity over the amounts assigned to assets acquired and liabilities assumed in a business combination is recognized as goodwill. The results of acquired businesses are included in the consolidated and combined financial statements from the dates of acquisition.

        Transaction costs that the Company incurs in connection with an acquisition are expensed as incurred. During the measurement period the Company reports provisional information for a business combination if by the end of the reporting period in which the combination occurs the accounting is incomplete. The measurement period, however, ends at the earlier of when the acquirer has received all of the necessary information to determine the fair values or one year from the date of the acquisition. The finalization of the valuations may result in the refinement of assumptions that impact not only the recognized value of such assets, but also amortization and depreciation expense. In accordance with ASC 805 and the Company's policy, any adjustments on finalization of the preliminary purchase accounting are recognized retrospectively from the date of acquisition.

Revenue recognition

        The Company recognizes revenue when all of the following four criteria are met:

  •
  persuasive evidence of an arrangement exists;

  •
  delivery has occurred or services have been rendered;

  •
  the fee is fixed or determinable; and

  •
  collectability is reasonably assured.

Subscription based products

        Subscription revenues from sales of products and services that are delivered under a contract over a period of time are recognized on a straight line basis over the term of the subscription. Where applicable, usage fees above a base period fee are recognized as services are delivered. Subscription revenue received or receivable in advance of the delivery of services or publications is included in deferred revenue.

Multiple element arrangements

        The Company's hosting arrangements are typically comprised of two deliverables: (1) the design, production, testing and installation of the customer's database (implementation phase); and (2) the provision of ongoing data management and support services in conjunction with the licensed data and subscription of software data or application (on-going service phase, hosting or subscription). Such deliverables are accounted for as separate units of accounting. Revenue is allocated to deliverables

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

2. Significant Accounting Policies (Continued)

based upon relative best estimate of selling price ("ESP"). The objective of ESP is to determine the price at which the Company would offer each unit of accounting to customers if each unit were sold regularly on a standalone basis. The Company uses a cost plus a reasonable margin approach to determine ESP for each deliverable. Revenue related to implementation phase is recognized using a proportional performance model, with reference to labor hours. Revenue related to ongoing services, hosting or subscription is recognized on a straight line basis over the applicable service period, provided that all other relevant criteria are met.

Software-related products and services

        Certain arrangements include implementation services as well as term licenses to software and other software related elements, such as post contract customer support (PCS). Revenues from implementation services associated with installed software model arrangements are accounted for separately using the proportional performance model, with reference to labor hours as discussed above. However, the software data installed and related PCS deliverable have no separate standalone value to the customers; therefore, revenue cannot be allocated to the individual elements, and as such are deferred until either (a) all elements within the arrangement have been delivered or (b) the undelivered elements within the arrangement qualify under one of the exceptions listed in FASB ASC paragraph 985-605-25-10. Once the initial database or software has been provided to customer and is ready to use, the recognition of revenue for the arrangement depends upon whether (and when) the ongoing data management services are considered to be delivered (thus permitting revenue to be recognized ratably over the remainder of the PCS period). The data management services and PCS are both considered to be delivered consistently throughout the contract term (i.e. the data management services and PCS are delivered simultaneously and over an identical period of time), and thus a ratable recognition pattern best approximates the rendering of both services.

        If the implementation services do not qualify for separate accounting, they are recognized together with the related software and subscription revenues on a straight line basis over the term of service.

Advertising costs

        Costs incurred for producing and communicating advertising are expensed when incurred. Advertising expenses were $3,707 for the Successor Period ended December 31, 2014, $2,753 for the year ended December 31, 2013, $2,153 for the period from April 20, 2012 (inception) to December 31, 2012, and $1,018 for the Predecessor Period from January 1, 2012 to June 6, 2012.

Research and development costs

        Research and development ("R&D") costs are expensed as incurred. The R&D costs expensed were $1,024 for the year ended December 31, 2014, $1,704 for the year ended December 31, 2013, $534 for the period from April 20, 2012 (inception) to December 31, 2012, and $1,586 for the Predecessor Period from January 1, 2012 to June 6, 2012.

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

2. Significant Accounting Policies (Continued)

Cash and cash equivalents

        Cash and cash equivalents are comprised of cash on deposit in banks. Cash equivalents have original maturities of less than 90 days. During the Predecessor Period, TRHI and the Predecessor Parent had an agreement whereby the Predecessor Parent periodically swept TRHI's cash receipts and funded TRHI's cash disbursements. With the exception of activity associated with "Notes receivable from Predecessor Parent," described below, such activity is included in "Net investment of Predecessor Parent" on the combined balance sheet.

Trade receivables and concentration of credit risk

        Trade receivables are classified as current assets and are reported net of an allowance for doubtful accounts. The Company assesses the allowance for doubtful accounts periodically, evaluating general factors such as the length of time individual receivables are past due, historical collection experience, and the economic and competitive environment. Management believes that the allowances at December 31, 2014 and 2013 are adequate to cover potential credit loss.

        No single customer or group of related customers accounted for more than 10% of the Company's trade receivables as of December 31, 2014 and 2013. There was no revenue from a single customer or group of related customers that accounted for 10% or more of the Company's revenues in the years ended December 31, 2014 and 2013, period from April 20, 2012 to December 31, 2012 and the period from January 1, 2012 to June 6, 2012.

Computer hardware and other property

        Computer Hardware and Other Property are stated at cost less accumulated depreciation. Depreciation is computed on a straight line basis over the following estimated useful lives:

Computer hardware	3 - 5 years
Furniture, fixtures and equipment	5 - 7 years
Leasehold improvements	Lesser of lease term or estimated useful life

Developed technology and content

        Certain costs incurred in connection with software and data content to be used internally are capitalized once a project has progressed beyond a conceptual, preliminary stage to that of application development stage. Costs that qualify for capitalization include both internal and external costs, but are limited to those that are directly related to a specific project. The capitalized amounts, net of accumulated amortization, are included in "Developed technology and content, net" on the balance sheets.

        Developed technology and content is stated at cost less accumulated amortization. Amortization is computed based on the expected useful life of three to ten years.

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

2. Significant Accounting Policies (Continued)

Goodwill and other identifiable intangible assets

        Goodwill is tested for impairment annually on November 1 of each year, or more frequently if indications of potential impairment exist. When applicable, the Company performs a qualitative assessment (Step zero analysis) by identifying relevant events and circumstances such as industry specific trends, performance against forecasts and other indicators on a reporting unit level to determine whether it is necessary to perform the two step goodwill impairment test. For purposes of the goodwill impairment test, the reporting units of the Company, represent the components in our Commercial and Government segments that constitutes a business for which discrete financial information is available and segment management regularly reviews the operating results of that component. Under the two step approach, the first step is to determine the fair value of the reporting unit. Fair value is determined considering the income approach (discounted cash flow) and market approach. If the fair value of a reporting unit is less than its carrying value, this is an indicator that the goodwill assigned to that reporting unit may be impaired. In this case, the second step is to allocate the fair value of the reporting unit to the assets and liabilities of the reporting unit, as if they had just been acquired in a business combination for the fair value of the reporting unit. The excess of the fair value of the reporting unit over the amounts allocated to its assets and liabilities is referred to as the implied fair value of goodwill. The implied fair value of the reporting unit's goodwill is then compared to the actual carrying value of goodwill. If the implied fair value is less than the carrying value, an impairment loss is recognized for that excess.

        Identifiable intangible assets with finite lives are amortized over their estimated useful lives. The carrying values of identifiable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. The estimated useful lives for these identifiable intangible assets are as follows:

Trade names	3 - 15 years
Customer relationships	3 - 12 years
Backlog	1 - 2 years
Non-compete agreements	2 - 3 years

Impairment of long lived assets

        Management evaluates the impairment of long-lived assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. The initial test for impairment compares the carrying amounts with the sum of undiscounted cash flows related to the asset. If the carrying value is greater than the undiscounted cash flows of the asset, the asset is written down to its estimated fair value.

Deferred Financing Costs

        Deferred financing costs are incurred to obtain long-term financing and are amortized over the terms of the related debt. The amortization of deferred financing costs is classified as interest expense in the statement of comprehensive income (loss) and totaled $2,535 for the year ended December 31, 2014, $2,557 for the year ended December 31, 2013 and $1,626 for the period from April 20, 2012 to

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

2. Significant Accounting Policies (Continued)

December 31, 2012. The unamortized portion of deferred financing costs amounted to $13,648 and $13,902 as of December 31, 2014 and December 31, 2013, respectively.

Debt and Original Issue Discounts

        On initial recognition, debts are measured at face value less original issue discount. Subsequent to initial recognition, interest bearing debts are measured at amortized cost. Original issue discount is amortized based on an effective interest rate method over the term of the debt. Original issue discount is presented net of debt in the Company's consolidated balance sheet.

Fair Value Measurement

        Fair value is defined under the Fair Value Measurements and Disclosures Topic of the Codification, ASC 820, as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard established a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

  Level 1—Quoted prices in active markets for identical assets or liabilities. These are typically obtained from real-time quotes for transactions in active exchange markets involving identical assets.

  Level 2—Inputs, other than quoted prices included within Level 1, which are observable for the asset or liability, either directly or indirectly. These are typically obtained from readily-available pricing sources for comparable instruments.

  Level 3—Unobservable inputs, where there is little or no market activity for the asset or liability. These inputs reflect the reporting entity's own assumptions of the data that market participants would use in pricing the asset or liability, based on the best information available in the circumstances.

        Under the Financial Instruments Topic of the Codification, ASC 825, entities are permitted to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value measurement option under ASC 825 for any of its financial assets or liabilities.

Share-based compensation plans

        The Predecessor Parent administered all share-based compensation plans on behalf of TRHI and applied the fair value recognition provisions of ASC 718, Compensation—Stock Compensation ("ASC 718"), to calculate the effect of such compensation on our Predecessor's comprehensive loss in the Predecessor Period.

        Following the Prior Acquisition, the Company's immediate parent, Holdings LLC, established a compensation award in accordance with the Amended and Restated Limited Liability Company Operating Agreement of Holdings LLC (the "Operating Agreement") to provide Class B Membership

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

2. Significant Accounting Policies (Continued)

Interests in Holdings LLC to certain executive officers of the Company. The equity awards are accounted for by applying the fair value recognition provisions of ASC 718, to calculate the effect of such compensation on the Company's comprehensive income (loss) in the Successor Periods.

Income taxes

        The Company accounts for income taxes in accordance with ASC 740, Income Taxes ("ASC 740").

        For the Predecessor Period, income taxes are presented as if the Company operated as a separate standalone taxpaying entity (separate return basis). Income taxes payable by subsidiaries that file separate returns are included in "Income taxes payable" on the combined balance sheet. The Predecessor Parent files individual and combined tax returns that include TRHI as required within each jurisdiction.

        In the consolidated Successor financial statements, the Company utilizes the asset and liability method of accounting for income taxes, which requires that deferred tax assets and liabilities be recorded to reflect the future tax consequences of temporary differences between the book and tax basis of various assets and liabilities. A valuation allowance is established to offset any deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

        ASC 740 also provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. ASC 740 requires evaluation of tax positions taken or expected to be taken in the course of preparing the Company's tax returns to determine whether the tax position is "more likely than not" to be sustained by the applicable tax authority. Interest and penalties arising from an uncertain income tax position is included in our provision for income taxes. The Company did not have any material uncertain tax positions.

Recent accounting pronouncements

        In March 2013, the Financial Accounting Standards Board ("FASB") issued guidance on a parent's accounting for the cumulative translation adjustment upon derecognition of a subsidiary or group of assets within a foreign entity. This new guidance requires that the parent release any related cumulative translation adjustment into net income only if the sale or transfer results in the complete or substantially complete liquidation of the foreign entity in which the subsidiary or group of assets had resided. The new guidance became effective for us beginning July 1, 2014 and had no impact on our financial statements.

        In May 2014, as part of its efforts to assist in the convergence of U.S. GAAP and International Financial Reporting Standards, the FASB issued a new standard related to revenue recognition. Under the new standard, recognition of revenue occurs when a customer obtains control of promised goods or services in an amount that reflects the consideration to which the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The new standard will be effective for us beginning January 1, 2017 and early adoption is not permitted. We are currently evaluating the impact this standard will have on our financial statements.

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

3. Acquisitions

Prior Acquisition

        On June 6, 2012, as fully described in Note 1, the Company completed the Prior Acquisition of the Thomson Reuters Healthcare business (subsequently renamed Truven Health Analytics Inc. ("Truven")) from subsidiaries of the Thomson Reuters Corporation for net cash consideration of $1,249,402. The direct costs associated with the Prior Acquisition amounted to $26,734 and were recorded as period costs.

        There were no pre-closing or post-closing purchase price adjustments. The Company financed the Prior Acquisition and paid related costs and expenses associated with the Prior Acquisition and the financing as follows: (i) approximately $464,400 in common equity was contributed by entities affiliated with the Sponsor and certain co-investors; (ii) $527,625 principal amount was borrowed under the Term Loan Facility; and (iii) $327,150 aggregated principal amount of Notes (as defined below) were issued.

        On June 6, 2013, the Company finalized the acquisition date fair values of acquired assets and liabilities, including the valuations of identifiable intangible assets, computer hardware and other equipment, and developed technology and content. The determination of fair value of acquired assets involves a variety of assumptions, including estimates associated with useful lives. The finalization of these valuations and completion of management review of certain accounts resulted in the refinement of certain assets and liabilities and that resulted in a reduction of $533 to goodwill and a corresponding increase in current asset, noncurrent asset and noncurrent deferred tax liabilities of $458, $120 and $45, respectively, from the previously reported amounts as of December 31, 2012 and March 31, 2013. In accordance with the Company's accounting policy described in Note 2, the adjustments on finalization of the purchase accounting were recognized retrospectively to the date of acquisition.

        The following is a summary of the final allocation of the final purchase price of the Prior Acquisition to the estimated fair values of assets acquired and liabilities assumed in the Prior

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

3. Acquisitions (Continued)

Acquisition. The final allocation of the purchase price is based on management's judgment after evaluating several factors, including a valuation assessment prepared by a third party valuation firm:

Final values recognized at acquisition date
Trade and other receivables	$77,598
Prepaid assets and other current assets	11,973
Computer hardware and other property	24,693
Developed technology and content	159,622
Other identifiable intangible assets	416,000
Other noncurrent assets	106
Current deferred tax assets	11,262
Current liabilities	(46,588)
Deferred revenue	(80,239)
Noncurrent deferred tax liabilities	(149,364)

Net assets acquired	425,063
Goodwill on acquisition	824,339

Net consideration paid in cash	$1,249,402

        The fair values of computer hardware and other property, developed technology and contents, other identifiable assets, deferred revenues and its related deferred income tax effect were adjusted following the preliminary valuations by third party valuation firms. Current liabilities were adjusted based on management's review of underlying reconciliation and supporting data in respect of certain account balances.

        Accounts receivable, accounts payable, and other current assets and liabilities were stated at historical carrying values, given their short-term nature. Other noncurrent assets and liabilities outstanding as of the effective date of the Prior Acquisition have been attributed based on management's judgments and estimates.

        The Company engaged a third party valuation firm to assist in determining the fair values of computer hardware and other property, developed technology and content, and other identifiable intangible assets acquired, including trademarks and trade names, customer relationships and deferred revenue.

        Computer hardware and other property have been valued using a cost approach based on current replacement and/or reproduction cost of the asset as new, less depreciation attributable to physical, functional, and economic factors.

        Developed technology and content have been valued using the relief from royalty method under the income approach to determine the estimated reasonable royalty rates for each reporting unit based on the comparable royalty agreements. The royalty rates, net of tax, were applied to projected revenues to determine the after-tax royalty cash savings discounted to present value.

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

3. Acquisitions (Continued)

        Trademarks and trade names have been valued using the relief from royalty method under the income approach to estimate the cost savings that accrue to the Company which would otherwise have gone to pay royalties or license fees on revenues earned through the use of the asset. Using this approach, trademarks and trade names were valued at $86.2 million, with the estimated useful lives to be 15 years each.

        Customer relationships were determined using an income approach, taking into account the expected revenue growth and attrition rates of the customers and the estimated capital charges for the use of other net tangible and identifiable net intangible assets. Using this approach, customer relationships were assigned a value of $329.8 million, with the estimated useful lives to be 11 to 12 years each.

        Deferred revenue has been valued using a cost build-up approach and is calculated as the cost to fulfill the legal performance obligation plus a reasonable profit margin.

        Deferred income tax assets and liabilities as of the Prior Acquisition date represent the expected future tax consequences of temporary differences between the fair values of the assets acquired and liabilities assumed and their tax bases.

        The goodwill recognized upon closing of the Prior Acquisition is attributable mainly to the skill of the acquired work force and Truven's position as a provider of healthcare data and analytics solutions and services to key constituents of the U.S. healthcare system. The total non tax deductible goodwill relating to the Prior Acquisition is $465.6 million. The total tax deductible goodwill relating to the Prior Acquisition is $358.7 million, which comprises $129.9 million related to the asset purchase and $228.8 million attributable to the historical basis of Thomson Reuters Healthcare.

        The following unaudited pro forma financial data summarizes the Company's results of operations for the year ended December 31, 2012 had the Prior Acquisition occurred as of the beginning of the comparable prior year:

Year ended December 31, 2012
(Unaudited)
Revenues, net	$490,625
Net loss	(11,173)

Simpler Acquisition

        On April 11, 2014, we acquired Simpler Consulting, L.P. and certain of its affiliated entities and persons ("Simpler"). Simpler provides "Lean" enterprise transformation consulting services. This strategic acquisition combines the Company's market-leading cost and quality analytics in the commercial segment with Simpler's performance management consulting capabilities to deliver performance improvement solutions to healthcare and commercial customers. Pursuant to the Simpler Purchase Agreement, the Company indirectly acquired all of the outstanding equity of Simpler for a purchase price of $81.1 million, including a working capital adjustment of $1.1 million, and the issuance of equity interests by Holdings LLC, the direct parent of the Company, of $3.7 million to Simpler. The

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

3. Acquisitions (Continued)

related acquisition costs amounted to $3.6 million. The Company financed the acquisition and related costs and expenses through an increase in the Tranche B Term Loans (the "Supplemental Tranche B Term Loans") (see Note 11). The Company and its affiliates did not assume any indebtedness in connection with the Simpler Transaction.

        The following is a summary of the allocation of the purchase price of the Simpler Transaction to the estimated fair values of assets acquired and liabilities assumed in the Simpler Transaction. The allocation of the purchase price is based on management's judgment after evaluating several factors, including a valuation assessment prepared by a third party valuation firm:

Values recognized at acquisition date
Trade and other receivables	$7,560
Prepaid assets and other current assets	425
Computer hardware and other property	181
Other identifiable intangible assets	47,500
Current liabilities	(2,575)
Deferred revenue	(600)

Net assets acquired	52,491
Goodwill on acquisition	28,571

Net consideration	$81,062

        Adjustments recorded since the date of acquisition as result of valuation and management review of certain accounts resulted in an increase of goodwill and current asset of $2.9 million and $0.2 million, respectively, and a corresponding decrease in other identifiable intangible asset of $2.9 million.

        Accounts receivable, accounts payable, and liabilities were stated at historical carrying values, given their short-term nature.

        The Company engaged a third party valuation firm to assist in determining the fair values of other identifiable assets and liabilities acquired, including trademarks and trade names, customer relationships, backlogs, non-compete agreements, and deferred revenue.

        Computer hardware and other property have been valued at historical carrying values as management estimated that its replacement costs would not significantly differ from its carrying values.

        Trademarks and trade names have been valued using the relief from royalty method under the income approach to estimate the cost savings that accrue to the Company which would otherwise have gone to pay royalties or license fees on revenues earned through the use of the asset. Using this approach, trademarks and trade names were valued at $8.0 million, with estimated useful lives of 13 years.

        Customer relationships were determined using an income approach, taking into account the expected revenue growth and attrition rates of the customers and the estimated capital charges for the

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

3. Acquisitions (Continued)

use of other net tangible and identifiable net intangible assets. Using this approach, customer relationships were assigned a value of $21.4 million, with estimated useful lives of 3 to 9 years.

        Backlog was determined using an income approach based on projected backlog as of the acquisition date. Using this approach, backlog was assigned a value of $13.7 million, with an estimated useful life of 1 to 2 years.

        Non-compete agreements were determined using an income approach based on projected lost revenue. Using this approach, non-compete agreements were assigned a value of $4.4 million, with estimated useful lives of 2 to 3 years.

        Deferred revenue has been valued using a cost build-up approach and is calculated as the cost to fulfill the legal performance obligation plus a reasonable profit margin.

        The goodwill recognized upon closing of the acquisition is attributable mainly to the skill of the acquired work force and Simpler's position as a provider of services to key constituents of the U.S. market. The total goodwill relating to the Simpler Transaction is tax deductible.

        Simpler's revenue and net loss from April 12, 2014 to December 31, 2014, amounted to $35.5 million and $2.4 million, respectively.

        The following unaudited pro forma financial data summarizes the Simpler's results of operations for the years ended December 31, 2014 and 2013 had the acquisition of Simpler occurred as of the beginning of the comparable prior year:

	Year ended December 31, 2014	Year ended December 31, 2013
	(Unaudited)
Revenues, net	$50,476	$48,264
Net loss	(5,983)	(4,468)

        The unaudited pro forma financial data included management fee charges in 2014 and 2013 amounting to $5.7 million and $3.1 million, respectively.

Joan Wellman and Associates, Inc. (JWA) Acquisition

        On October 31, 2014, we acquired JWA (the "JWA Transaction"), a company that provides "Lean" healthcare consulting services. Pursuant to the JWA purchase agreement, the Company acquired all of the outstanding equity of JWA for a cash purchase price of $15.3 million, including a $1.2 million working capital adjustment and $0.1 million holdback payment (JWA Transaction). Truven also agreed to pay $1.9 million in three annual payments as compensation to a former major shareholder of JWA who became Truven's employee, as long as the former major shareholder remained with Truven for the next three years. The related acquisition costs amounted to $0.5 million. The Company and its affiliates did not assume any indebtedness in connection with the JWA Transaction. We financed the acquisition and related costs and expenses through the issuance of the Additional Notes.

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

3. Acquisitions (Continued)

        The table below is a summary of the preliminary allocation of the purchase price of the JWA Transaction to the estimated fair values of assets acquired and liabilities assumed based on management's judgment after evaluating several factors, including a preliminary valuation assessment prepared by a third party valuation firm. The assets and liabilities and certain estimates and assumptions are subject to change as we obtain additional information during the measurement period, which may be up to one year from the acquisition date. The assets and liabilities pending finalization include the valuation of acquired intangible assets and the assumed deferred revenue, however, management expects that the differences between the preliminary and final valuation would not have a material impact on our future results of operations and financial position.

        The preliminary allocation of the purchase price is based on management's judgment after evaluating several factors, including a valuation assessment prepared by a third party valuation firm:

Preliminary Values recognized at acquisition date
Trade and other receivables	$1,462
Prepaid assets and other current assets	41
Computer hardware and other property	17
Other identifiable intangible assets	7,489
Current liabilities	(607)
Deferred revenue	(126)

Net assets acquired	8,276
Goodwill on acquisition	7,020

Net consideration	$15,296

        Accounts receivable, accounts payable, liabilities and deferred revenue were stated at historical carrying values, given their short-term nature.

        The Company engaged a third party valuation firm to assist in determining the fair values of other identifiable assets and liabilities acquired, including trademarks and trade names, customer relationships and backlogs.

        Computer hardware and other property have been valued at historical carrying values as management estimated that its replacement costs would not significantly differ from its carrying values.

        Trademarks and trade names have been valued using the relief from royalty method under the income approach to estimate the cost savings that accrue to the Company which would otherwise have gone to pay royalties or license fees on revenues earned through the use of the asset. Using this approach, trademarks and trade names were valued at $0.3 million, with estimated useful lives of 3 to 5 years.

        Customer relationships were determined using an income approach, taking into account the expected revenue growth and attrition rates of the customers and the estimated capital charges for the use of other net tangible and identifiable net intangible assets. Using this approach, customer relationships were assigned a value of $6.1 million, with estimated useful lives of 10 to 11 years.

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

3. Acquisitions (Continued)

        Backlog was determined using an income approach based on projected backlog as of acquisition date. Using this approach, backlog was assigned a value of $1.0 million, with an estimated useful life of 1 year.

        The goodwill recognized upon closing of the acquisition is attributable mainly to the skill of the acquired work force and JWA's position as a provider of services to key constituents of the U.S. market. The total goodwill relating to the JWA Transaction is tax deductible.

        JWA's revenue from November 1, 2014 to December 31, 2014, amounted to $1.6 million. JWA net results of operations from November 1, 2014 to December 31, 2014 was break-even.

        The following unaudited pro forma financial data summarizes the JWA's results of operations for the years ended December 31, 2014 and 2013 had the acquisition of JWA occurred as of the beginning of the comparable prior year:

	Year ended December 31, 2014	Year ended December 31, 2013
	(Unaudited)
Revenues, net	$12,014	$11,436
Net Income	1,007	528

HBE Solutions, LLC ("HBE") Acquisition

        On November 12, 2014, Truven consummated the acquisition of HBE, a leading provider of stakeholder information that is essential for life sciences companies to gain drug approval, reimbursement, and adoption, for a cash purchase price of $17.6 million, including negative working capital adjustment of $2.4 million (the "HBE Transaction"). The related acquisition costs amounted to $1.0 million.

        The Company financed the acquisition and related costs and expenses through the issuance of the Additional Notes (see Note 11). The Company and its affiliates did not assume any indebtedness in connection with the HBE Transaction.

        The table below is a summary of the preliminary allocation of the purchase price of the HBE Transaction to the estimated fair values of assets acquired and liabilities assumed based on management's judgment after evaluating several factors, including a preliminary valuation assessment prepared by a third party valuation firm. The assets and liabilities and certain estimates and assumptions are subject to change as we obtain additional information during the measurement period, which may be up to one year from the acquisition date. The assets and liabilities pending finalization include the valuation of accounts receivables, acquired intangible assets and the assumed deferred

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

3. Acquisitions (Continued)

revenue. Differences between the preliminary and final valuation could have a material impact on our future results of operations and financial position.

Preliminary Values recognized at acquisition date
Trade and other receivables	$7,966
Prepaid assets and other current assets	797
Computer hardware and other property	140
Developed technology and content	4,621
Other identifiable intangible assets	11,278
Other noncurrent assets	67
Current liabilities	(8,625)
Deferred revenue	(4,159)

Net assets acquired	12,085
Goodwill on acquisition	5,552

Net consideration	$17,637

        Accounts receivable, accounts payable, and liabilities were stated at historical carrying values, given their short-term nature.

        The Company engaged a third party valuation firm to assist in determining the fair values of other identifiable assets and liabilities acquired, including trademarks and trade names, customer relationships, non-compete agreements, and deferred revenue.

        Computer hardware and other property have been valued at historical carrying values as management estimated that its replacement costs would not significantly differ from its carrying values.

        Trademarks and trade names have been valued using the relief from royalty method under the income approach to estimate the cost savings that accrue to the Company which would otherwise have gone to pay royalties or license fees on revenues earned through the use of the asset. Using this approach, trademarks and trade names were valued at $2.5 million, with estimated useful lives of 12 to 14 years.

        Customer relationships were determined using an income approach, taking into account the expected revenue growth and attrition rates of the customers and the estimated capital charges for the use of other net tangible and identifiable net intangible assets. Using this approach, customer relationships were assigned a value of $8.8 million, with estimated useful lives of 9 to 11 years.

        Deferred revenue has been valued using a cost build-up approach and is calculated as the cost to fulfill the legal performance obligation plus a reasonable profit margin.

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

3. Acquisitions (Continued)

        The goodwill recognized upon closing of the acquisition is attributable mainly to the skill of the acquired work force and HBE's position as a provider of services to key constituents of the U.S. market. The total goodwill relating to the HBE Transaction is tax deductible.

        HBE's revenue and net loss from November 12, 2014 to December 31, 2014, amounted to $1.2 million and $1.1 million.

        The following unaudited pro forma financial data summarizes the HBE's results of operations for the years ended December 31, 2014 and 2013 had the acquisition of HBE occurred as of the beginning of the comparable prior year:

	Year ended December 31, 2014	Year ended December 31, 2013
	(Unaudited)
Revenues, net	$24,600	$18,013
Net Income (loss)	1,757	(1,150)

4. Trade and other receivables

        Trade and other receivables consisted of the following:

	December 31, 2014	December 31, 2013
Trade receivables, gross	$120,983	$99,011
Less: Allowance for doubtful accounts	(1,244)	(1,530)

Trade receivables, net	119,739	97,481
Other receivables	475	317

Trade and other receivables, net	$120,214	$97,798

        Other receivables includes notes receivable from Holdings LLC, the direct parent company of Truven Holding. The notes receivable bear interest at a rate per annum of 1.9%. Interest is payable in arrears on each October 15, commencing on October 15, 2014. In lieu of paying in cash for the interest payments, any accrued but unpaid interest shall be capitalized and added as of such interest payment date to the principal amount of the note receivable. At any time, Holdings LLC may redeem all or any part of the note receivable at a redemption price equal to 100% of the principal amount redeemed plus all interest accrued and unpaid through the redemption date.

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

5. Prepaid and other current assets

        Prepaid expenses and other current assets consisted of the following:

	December 31, 2014	December 31, 2013
Royalties	$4,094	$3,502
Commissions and distribution fees	12,758	9,046
Services, licenses and maintenance	12,404	10,720
Prepaid taxes	182	—
Others	813	940

Prepaid expenses and other current assets	$30,251	$24,208

6. Computer hardware and other property

        Computer hardware and other property, net, consisted of the following:

	December 31, 2014
	Computer hardware	Building and leasehold improvements	Furniture, fixtures and equipment	Total
Computer hardware and other property, gross	$78,502	$5,770	$3,542	$87,814
Accumulated depreciation	(46,089)	(1,910)	(2,380)	(50,379)

Computer hardware and other property, net	$32,413	$3,860	$1,162	$37,435

	December 31, 2013
	Computer hardware	Building and leasehold improvements	Furniture, fixtures and equipment	Total
Computer hardware and other property, gross	$67,285	$5,166	$2,861	$75,312
Accumulated depreciation	(24,762)	(1,124)	(1,389)	(27,275)

Computer hardware and other property, net	$42,523	$4,042	$1,472	$48,037

7. Developed technology and content

        Developed technology and content, net, consisted of the following:

	December 31, 2014	December 31, 2013
Developed technology and content, gross	$220,153	$195,961
Accumulated amortization	(86,075)	(47,324)

Developed technology and content, net	$134,078	$148,637

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

8. Goodwill

        Balances and changes in the carrying amount of goodwill for the year December 31, 2014 and December 31, 2013 were as follows:

	Commercial	Government	Total
Balance as of December 31, 2012	$733,041	$91,298	$824,339
Impairment charge	(321,064)	(45,598)	(366,662)

Balance as of December 31, 2013	411,977	45,700	457,677
Acquisitions (see Note 3)	41,143	—	41,143

Balance as of December 31, 2014	$453,120	$45,700	$498,820

        Goodwill is not amortized. Instead, goodwill is tested for impairment annually as well as whenever there is an indication that the carrying amount may not be recoverable. The goodwill arising from the Prior Acquisition (see Note 3) has been allocated to the Company's reporting units.

        The Company performed its annual goodwill impairment test on November 1, 2014. The fair value of the Company's reporting units was estimated primarily using a combination of the income approach and the market approach. The Company used discount rates ranging from 12.8% to 15.8% in determining the discounted cash flows for each of our reporting units under the income approach, corresponding to our cost of capital, adjusted for risk where appropriate. In determining estimated future cash flows, current and future levels of income were considered that reflected business trends and market conditions. Under the market approach, the Company estimated the fair value of the reporting units based on peer company multiples of earnings before interest, taxes, depreciation and amortization (EBITDA). The Company also considered the multiples at which businesses similar to the reporting units have been sold or offered for sale. The combined income approach and market approach to determine the fair value of each reporting unit received a weighted percentage of 70% and 30%, respectively, except for the Government reporting unit which received a weighting of 100.0 percent under income approach given the early stage nature of the reporting unit, its earnings are not yet normalized, and iii) that management has the most insight into the future direction of the Government business.

        The first step of the Company's impairment test indicated that the fair value of all the reporting units exceeded its carrying value, therefore no impairment exists as of November 1, 2014.

        In 2013, the Company recorded an aggregate non-cash goodwill impairment charge of $366.7 million, due to lower-than-expected growth in revenue and cash flow resulting from certain selling cycle delays, particularly in the Government sector, uncertainty in the healthcare sector related to the PPACA higher-than-expected costs due to significant investments in technology infrastructure, as well as an increase in the discount rate used in the discounted cash flow analysis as compared to the rate used in the prior year's analysis.

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

9. Other identifiable intangible assets

        Other identifiable intangible assets, net, consisted of the following:

	December 31, 2014
	Average life (years)	Cost	Accumulated amortization	Net
Customer relationships	11.0	$366,085	$(75,756)	$290,329
Trademarks and trade names	15.0	97,024	(15,224)	81,800
Backlog	1.0	14,732	(7,160)	7,572
Non-compete agreements	3.0	4,426	(1,248)	3,178

		$482,267	$(99,388)	$382,879

	December 31, 2013
	Average life (years)	Cost	Accumulated amortization	Net
Customer relationships	11.5	$329,800	$(44,983)	$284,817
Trademarks and trade names	15.0	86,200	(9,003)	77,197

		$416,000	$(53,986)	$362,014

        Customer relationships represent corporate customer contracts and customer relationships arising from such contracts with the majority of revenues recurring year over year.

        Trade names include Advantage Suite, Care Discovery, Micromedex, Simpler, JWA and Heartbeat Experts among many of the Company's product names and brand logos recognized in the U.S. market.

        At December 31, 2014, estimated future amortization expense for the next five years is $48.8 million for 2015, $40.8 million for 2016, $39.4 million for 2017, $39.1 million for 2018 and $38.9 million for 2019.

10. Accounts payable and accrued expenses

        Accounts payable and accrued expenses consisted of the following:

	December 31, 2014	December 31, 2013
Accounts payable—trade	$33,450	$26,259
Accrued employee compensation	19,921	13,529
Accrued royalties	3,627	3,773
Accrued professional fees	3,756	4,409
Accrued interest	3,330	2,966
Customer deposits	180	618
Other accrued expenses	2,964	1,822

Accounts payable and accrued expenses	$67,228	$53,376

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

11. Long-Term Debt

        The Company's long-term debt consists of the following:

	December 31, 2014	December 31, 2013
Senior Credit Facility
Term Loan Facility (net of $14,035 and $14,156 discount, respectively)	$610,845	$516,831
Revolving Credit Facility	—	30,000
10.625% Senior Notes ("the Notes") (net of $1,455 and $1,723 discount, respectively)	325,695	325,427
10.625% Additional Senior Notes (the Additional Notes) (including $1,182 premium)	41,182	—

	977,722	872,258
Less: current portion of long-term debt	6,360	5,350

Long-term debt	$971,362	$866,908

        In connection with the Prior Acquisition, on June 6, 2012, Truven entered into the Senior Credit Facility and issued the 10.625% Senior Notes ("Notes") on November 12, 2012, and, in connection with the JWA Transaction and the HBE Transaction, Truven issued $40 million aggregate principal amount of additional notes (the "Additional Notes"). Truven financed the Simpler Transaction and related costs and expenses through a $100.0 million increase in the Tranche B Term Loans under the Senior Credit Facility. Except as otherwise indicated by the context, the 10.625% Senior Notes, Series A, issued in a private offering under an indenture, dated June 6, 2012 (the "Old Notes"), the 10.625% Senior Notes, Series B (the "Exchange Notes") and the Additional Notes are collectively and individually defined as the "Notes".

Senior Credit Facility due 2019

        The Senior Credit Facility, as amended on April 11, 2014, is with a syndicate of banks and other financial institutions and provides financing of up to $679.7 million, consisting of the $629.7 million Term Loan Facility with a maturity of five years and the $50.0 million Revolving Credit Facility with a maturity of five years. As of December 31, 2014, the Company has no outstanding revolving loan and has outstanding letters of credit amounting to $7.5 million, which, while not drawn, reduce the available line of credit under the Revolving Credit Facility to $42.5 million .

        Borrowings under the Senior Credit Facility, other than swing line loans, bear interest at a rate per annum equal to an applicable margin plus, at Truven's option, either (a) a base rate determined by reference to the highest of (1) the prime rate of JPMorgan Chase Bank, N.A., (2) the federal funds effective rate plus 0.50% and (3) the one month Eurodollar rate plus 1.00%; provided, that the base rate for the Term Loan Facility at any time shall not be less than 2.25%, or (b) a Eurodollar rate adjusted for statutory reserve requirements for a one, two, three or six month period (or a nine or twelve month interest period if agreed to by all applicable lenders); provided that the Eurodollar base rate used to calculate the Eurodollar rate for the Term Loan Facility at any time shall not be less than 1.25%. Swing line loans will bear interest at the interest rate applicable to base rate loans, plus an

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

11. Long-Term Debt (Continued)

applicable margin. In addition to paying interest on outstanding principal under the Senior Credit Facility, we are required to pay a commitment fee to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder at a rate equal to 0.50% (subject to reduction upon attainment of certain leverage ratios). We will also pay customary letter of credit fees and certain other agency fees. Truven may voluntarily repay outstanding loans under the Senior Credit Facility at any time without premium or penalty, other than customary "breakage" costs with respect to adjusted LIBOR loans. Following the Third Amendment (the "Third Amendment") to the Senior Credit Facility to increase the "Tranche B Term Loans" by $100 million as discussed below, we are required to repay $1.6 million of the Term Loan Facility quarterly, through March 31, 2019, with any remaining balance due June 6, 2019.

        All obligations under the Senior Credit Facility are guaranteed by Truven Holding and each of Truven's existing and future wholly-owned domestic subsidiaries. During 2014, all domestic subsidiaries acquired by the Company became guarantors under the Senior Credit Facility (see Notes 21). All obligations under the Senior Credit Facility and the guarantees of those obligations are collateralized by first priority security interests in substantially all of Truven's assets as well as those of each guarantor (subject to certain limited exceptions).

        The Senior Credit Facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, Truven's ability and the ability of each of any restricted subsidiaries: to sell assets, incur additional indebtedness, prepay other indebtedness (including the Notes), pay dividends and distributions or repurchase its capital stock, create liens on assets, make investments, make certain acquisitions, engage in mergers or consolidations, engage in certain transactions with affiliates, amend certain charter documents and material agreements governing subordinated indebtedness, change the business conducted by it and its subsidiaries, and enter into agreements that restrict dividends from subsidiaries.

        In addition, the Senior Credit Facility requires Truven to comply with a quarterly maximum consolidated senior secured leverage ratio provided for in the Senior Credit Facility as long as the commitments under the Revolving Credit Facility remain outstanding (subject to certain limited exceptions). The Senior Credit Facility also contains certain customary representations and warranties, affirmative covenants and events of default. As of December 31, 2014, the Company was in compliance with all of these credit facility covenants.

Refinancing

        On October 3, 2012, we entered into the First Amendment to the Senior Credit Facility with a syndicate of banks and other financial institutions with no changes in the terms and conditions other than the reduction of the applicable margin by 1.00%. The loans with certain lenders had been determined to be extinguished under FASB ASC Topics 470-50, Modifications and Extinguishments. As a result, the Company recorded a loss on early extinguishment on certain debt amounting to $6.7 million in 2012, representing unamortized debt discount, unamortized debt issue costs and certain costs related to the extinguished debt. The loss on early extinguishment of debt is included in interest expense in the consolidated comprehensive income (loss). In addition, Truven incurred lenders fees of $6.7 million, mainly consisting of call or premium fees in connection with this transaction, of which $1.5 million was

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

11. Long-Term Debt (Continued)

related to the debt extinguished has been expensed as part of interest expense in the consolidated comprehensive income (loss) and was presented under cash flows from operating activities in the Company's consolidated statement of cash flows.

        On April 26, 2013, we entered into the Second Amendment to the Senior Credit Facility (referred to as the "April 2013 Refinancing") with a syndicate of banks and other financial institutions to (i) increase the aggregate principal amount of the Term Loan Facility from $523.7 million to $535.0 million, (ii) reduce the applicable margin by 1.25%, (iii) with respect to the Term Loan Facility, determine the applicable margin in accordance with a pricing grid based on our consolidated total leverage ratio following delivery of financial statements at the end of each fiscal year or quarter, as applicable, after the second quarter of fiscal year 2013, (iv) revise the quarterly principal payments from $1,319.0 to $1,337.5 starting in June 30, 2013 and (v) extend the 1% repricing call protection from June 6, 2013 to October 26, 2013. There were no other changes in the terms and conditions. The loans with certain lenders in the bank syndicate had been determined to be extinguished under FASB ASC Topics 470-50, Modifications and Extinguishments. As a result, the Company recorded a loss on early extinguishment on certain debt amounting to $3.3 million during the period, representing unamortized debt discount, unamortized debt issue costs and certain costs related to the extinguished debt. The loss on early extinguishment of debt is included in interest expense in the consolidated comprehensive loss.

        In connection with the April 2013 Refinancing, the Company incurred lenders' fees of $6.7 million, representing call premium. Of the $6.7 million, $5.8 million was recorded as part of original issue discount and presented as net of debt in the consolidated balance sheet as of December 31, 2013. Other third party costs of $0.1 million, representing legal costs, were recorded as an expense for the period ended December 31, 2013.

        The remaining lenders' fees of $0.9 million related to the debt extinguished has been expensed as part of interest expense in the condensed consolidated statement of comprehensive loss for the year ended December 31, 2013 and is presented under cash flows from operating activities in the Company's consolidated statement of cash flows for year ended December 31, 2013.

        On April 11, 2014, certain wholly-owned subsidiaries of the Company entered into the Purchase Agreement with Simpler (see Note 3).In connection with the Simpler purchase agreement, Truven entered into the Third Amendment to our Senior Credit Facility. The Third Amendment provided for a $100.0 million increase in the Tranche B Term Loans, and increased the total amount available under the Senior Credit Facility to $679.7 million, consisting of a $629.7 million Term Loan Facility and a $50.0 million revolving credit facility (which remained unchanged).

        On April 11, 2014, the Company borrowed the entire $100.0 million principal amount of the Supplemental Tranche B Term Loans to finance the acquisition of Simpler, repay outstanding loans of $15.0 million in aggregate principal amount under its Revolving Credit Facility and pay fees and expenses relating to the acquisition of Simpler. Under the terms of the Third Amendment, the Company must repay the principal amount of the Tranche B Term Loans in twenty consecutive quarterly installments beginning on June 30, 2014 and continuing through March 31, 2019 in the amount of $1.6 million each, and a final installment on June 6, 2019 in the amount of $597.8 million. The terms and conditions that apply to the Supplemental Tranche B Term Loans under the Third

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

11. Long-Term Debt (Continued)

Amendment are substantially the same as the terms and conditions that apply to the existing Tranche B Term Loans under the Senior Credit Facility.

        The Third Amendment also amended the Senior Credit Facility to make certain adjustments to the Consolidated Senior Secured Leverage Ratio applicable to the Company by increasing the maximum permitted ratios for certain periods from 2014 to 2016. During 2014, all domestic subsidiaries acquired by the Company became guarantors under the Senior Credit Facility (see Note 20).

10.625% Senior Notes due 2020

Old or Exchange Notes

        Notes were issued on June 6, 2012, under an indenture (the "Indenture", as supplemented by the First Supplemental Indenture, whereby Truven became a party to the Indenture as successor in interest to Wolverine, and the Second Supplemental Indenture), with The Bank of New York Mellon Trust Company, N.A. as trustee, bear interest at a rate of 10.625% per annum, payable on June 1 and December 1 of each year, and have a maturity date of June 1, 2020.

        The Notes are general unsecured senior obligations of Truven, fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Company and each of Truven's existing and future wholly-owned domestic restricted subsidiaries that is a borrower under or that guarantees the obligations under the Senior Credit Facility or any other indebtedness of Truven or any other guarantor.

        Truven may redeem some or all of the Notes at any time prior to June 1, 2016 at 100% of the principal amount thereof plus the applicable premium pursuant to the Indenture as of the applicable redemption date, plus accrued and unpaid interest and any additional interest to, but excluding, the applicable redemption date. Truven may redeem some or all of the Notes at any time on or after June 1, 2016 at 105.313% of the principal amount thereof, declining ratably to 100% of the principal amount thereof on or after June 1, 2018, plus, in each case, accrued and unpaid interest and any additional interest to, but excluding, the applicable redemption date. In addition, at any time prior to June 1, 2015, Truven (subject to certain conditions) may redeem up to 35% of the aggregate principal amount of the Notes using net cash proceeds from certain equity offerings at 110.625% of the aggregate principal amount of the Notes plus accrued and unpaid interest and any additional interest, to, but excluding, the applicable redemption date. If Truven experiences a change of control (as defined in the Indenture), it will be required to make an offer to repurchase the Notes at a price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, and any additional interest, to, but excluding, the date of purchase.

        The Indenture contains covenants limiting Truven and its restricted subsidiaries with respect to other indebtedness, investments, liens, dividends, purchases or redemptions of stock, transactions with affiliates and mergers and sales of assets. The Indenture also contains covenants limiting the ability of wholly-owned restricted subsidiaries to guarantee payment of any indebtedness of Truven or any subsidiary guarantor and limiting the Company's business and operations. Following our series of acquisitions in 2014, all the domestic subsidiaries we acquired became guarantors of the Notes as a result of the guarantees of the Senior Credit Facility provided by such subsidiaries. The guarantees

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

11. Long-Term Debt (Continued)

were entered into pursuant to the Third, Fourth and Sixth Supplemental Indentures. We were in compliance with all of these covenants as of December 31, 2014.

        On June 5, 2013, we entered into the second supplemental indenture (the "Second Supplemental Indenture"), whereby the guarantee release provision in Section 10.2(d)(1)(B) of the Indenture, which allows guarantors to be released from their obligations under the Indenture upon the release or discharge of such guarantor's guarantee of the Senior Credit Facility or the guarantee which resulted in the creation of the guarantee under the Indenture (subject to certain limitations), was amended to apply only to subsidiary guarantors and not to Truven Holding.

        Pursuant to a registration rights agreement dated June 6, 2012 (the "Registration Rights Agreement"), we exchanged the Old Notes (and related guarantees) for the Exchange Notes.

Additional Notes

        The Additional Notes were issued pursuant to the Indenture dated June 6, 2012 governing the Old Notes and, together with the Additional Notes, the "Notes"), as supplemented by the Fifth Supplemental Indenture, dated as of November 12, 2014 (the "Fifth Supplemental Indenture") by and among the Company, the Guarantors and the Trustee. The Additional Notes form a single series with the Old Notes and have the same terms as the Old Notes and rank equal in right of payments.

        Pursuant to the Registration Rights Agreement on the Additional Notes, the Company and the Guarantors agreed to use their commercially reasonable efforts to file with the SEC and cause to become effective by May 11, 2015 a registration statement relating to an offer to issue new notes having terms substantially identical to the Additional Notes in exchange for outstanding Additional Notes. In certain circumstances, the Company and the Guarantors may be required to use commercially reasonable efforts to file a shelf registration statement to cover resales of the Additional Notes. The Company may be required to pay additional interest to holders of the Additional Notes under certain circumstances in connection with its obligations under the Registration Rights Agreement.

        As of December 31, 2014, principal maturities of long-term debt for the next five years and thereafter consist of:

2015	$6,360
2016	6,360
2017	6,360
2018	6,360
2019	585,405
Thereafter	366,877

$977,722

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

12. Employee benefit plans

Predecessor

        Prior to the Prior Acquisition, TRHI's employees participated in various employee benefit plans under the Predecessor Parent as follows:

Defined contribution plan

        Certain employees of TRHI participated in a defined contribution savings plan administered by the Predecessor Parent under Section 401(k) of the Internal Revenue Code. The plan covered substantially all employees based in the United States who met minimum age and service requirements and allowed participants to defer a portion of their annual compensation on a pre-tax basis. TRHI matched a certain portion of employee contributions, which vested based upon an employee's years of service and become fully vested after four years of service. Matching contribution expense directly attributable to TRHI's employees was $3,091 for the Predecessor Period ended June 6, 2012.

Predecessor Defined benefit pension plan

        Certain employees of TRHI participated in a defined benefit pension plan sponsored and administered by the Predecessor Parent. The pension plan required benefits to be paid to eligible employees at retirement, based primarily upon years of service and compensation rates near retirement. The expense for TRHI employees who participated in this plan was $159 for the Predecessor Period ended June 6, 2012.

        All of the TRHI employees benefit plans' assets and liabilities are accounted for in the Predecessor Parent's financial statements. No assets or liabilities are reflected on the Company's consolidated balance sheets, and pension and other postretirement expenses for the Company have been determined on a multi-employer plan basis. The Predecessor's combined financial statements for the Predecessor Period ended June 6, 2012 included the employee benefit expense allocated to it by the Predecessor Parent for TRHI employees who participated in the benefit plans. The expenses are included in the "Allocation of costs from Predecessor Parent and affiliates" in the combined statements of comprehensive income (loss). Further detail is included in Note 18. Upon consummation of the Prior Acquisition, TRHI employees ceased to participate in the Predecessor Parent's benefit plans. These employees are still entitled to the benefits that have vested under the plans; however, any subsequent costs or liability of these plans will be borne by the Predecessor Parent.

Successor

        Following the closing of the Prior Acquisition on June 6, 2012, Truven's employees became eligible to participate in new 401(K) defined contribution plan sponsored by Truven. Under the plan, employees may contribute a percentage of compensation and Truven will match a portion of the employees' contribution. Truven's contribution to the plan for the year ended December 31, 2014 and 2013 and the period from April 20, 2012 to December 31, 2012 amounted to $6,946, $6,975 and $3,294, respectively. Truven does not offer any defined benefit plan, post-retirement healthcare benefit plan or deferred compensation plan.

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

13. Share-based Compensation

        Under its stock incentive plan, the Predecessor Parent may grant stock options, Time-Based Restricted Share Units ("TRSUs"), Performance Restricted Share Units ("PRSUs") and other awards to certain employees up to a maximum of 50,000,000 common shares.

        Apart from allocated share-based expenses as discussed in Note 18, TRHI recognized share-based compensation expense on its stock incentive plan of $2,519 for the Predecessor Period ended June 6, 2012. The total associated tax benefits recognized were $972 for the Predecessor Period ended June 6, 2012.

        In connection with the Prior Acquisition, any unvested share-based payments held by TRHI employees became fully vested or had vested on a pro-rata basis in proportion to the performance period that ended at the date of the Prior Acquisition. TRHI employees were given six months from the date of the closing of the Prior Acquisition during which to exercise the options. The compensation expense of $2,519 for the Predecessor Period ended June 6, 2012 includes $1,464 to accelerate vesting. Therefore, as of June 6, 2012, all outstanding options held by TRHI employees were exercisable.

        For all share-based payment awards, the expense recognized was adjusted for estimated forfeitures where the service was not expected to be provided. Estimated forfeiture rates were developed based on the analysis of historical forfeiture data. The estimated forfeitures are adjusted to income when the share-based payment awards are fully vested.

        The following table summarizes the valuation methods used to measure fair value for each type of award and the related vesting period over which compensation expense is recognized:

Type of award	Vesting period	Fair value measure	Compensation expense based on
Stock options	Up to four years	Black-Scholes option pricing model	Fair value on business day prior to grant date
TRSUs	Up to seven years	Closing Common share price	Fair value on business day prior to grant date
PRSUs	Three year performance period	Closing Common share price	Fair value on business day prior to grant date

Stock options

        The maximum term of an option is 10 years from the date of grant. Under the plan, options were granted by reference to the Predecessor Parent's common share price on the NYSE or TSX, respectively.

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

13. Share-based Compensation (Continued)

        The weighted average fair value of options granted and principal assumptions used in applying the Black-Scholes option pricing model were as follows:

January 1, 2012 to June 6, 2012
Weighted average grant date fair value	5.21
Weighted average of key assumptions:
Exercise price	28.42
Risk-free interest rate	1.2%
Dividend yield	3.4%
Volatility factor	28%
Expected life (in years)	6

        The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions. The model requires the use of subjective assumptions, including expected stock price volatility; historical data has been considered in setting the assumptions.

        During the Predecessor Period ended June 6, 2012, no options were exercised. The total fair value of options vested was approximately $2,725 as of June 6, 2012.

        Transactions related to the Predecessor Parent's stock options in the Predecessor Period ended June 6, 2012 are summarized as follows:

	Shares	Weighted average exercise price	Weighted average remaining term (in years)	Aggregate intrinsic value (in thousands)
Outstanding at December 31, 2011	270,753	$34.16	7.38	$182
Granted	90,520	28.42	—	—

Outstanding and exercisable at June 6, 2012	361,273	$32.71	0	$280

Time-based restricted share units

        TRSUs gave the holder the right to receive one common share of the Predecessor Parent's stock for each unit that vested on the vesting date. The holders of TRSUs had no voting rights, but accumulate additional units based on notional dividends paid by the Predecessor Parent on its common shares at each dividend payment date, which were reinvested as additional TRSUs. The total fair value of TRSUs vested was approximately $1,061 as of June 6, 2012.

        In connection with the Prior Acquisition, TRSUs held by TRHI employees became vested.

Performance restricted share units

        PRSUs gave the holder the right to receive one common share of the Predecessor Parent's stock for each unit that vested on the vesting date. The holders of PRSUs had no voting rights, but

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

13. Share-based Compensation (Continued)

accumulated additional units based on notional dividends paid by the Predecessor Parent on its common shares at each dividend payment date, which were reinvested as additional PRSUs. The percentage of PRSUs initially granted that vested depended upon the Predecessor Parent's performance over a three-year performance period as measured against pre-established performance goals. Between 0% and 200% of the initial amounts may have vested for grants made from 2009 through 2011. The total fair value of PRSUs vested was approximately $3,220 as of June 6, 2012.

        In connection with the Prior Acquisition, PRSUs held by TRHI employees became vested in proportion to the performance period that ended.

        Transactions related to TRSUs and PRSUs for the period from January 1, 2012 to June 6, 2012 are summarized as follows:

	TRSU		PRSU
	Shares	Weighted average grant-date fair value	Shares	Weighted average grant-date fair value
Outstanding at December 31, 2011	28,748	$36.75	148,949	$31.77
Dividends accrued	110	—	1,138	—
Granted	—	—	67,740	28.42
Vested	(24,829)	36.48	(41,016)	23.46
Vested (accelerated)	(4,029)	38.55	(63,834)	35.37
Forfeited or expired	—	—	(112,977)	31.13

Outstanding at June 6, 2012	—	$—	—	$—

Employee stock purchase plan ("ESPP")

        The Predecessor Parent maintained an employee stock purchase plan whereby eligible employees could purchase common shares of the Predecessor Parent at a 15% discount up to a specified limit utilizing after-tax payroll deductions. The discount was expensed as incurred was $139, for the Predecessor Period ended June 6, 2012.

        Following the closing of the Prior Acquisition on June 6, 2012, Truven has no share-based payment plan related to the plans administered by our Predecessor.

Successor

        In October 2012, Truven Holding's immediate parent, Holdings LLC, established a compensation award in accordance with the Operating Agreement to provide Class B Membership Interests in Holdings LLC to certain executive officers of the Company, up to 6.25% in the aggregate. On April 11, 2014, Holdings LLC amended the Operating Agreement to provide Class B-1 Membership Interests in Holdings LLC to Simpler executives. Class B and B-1 membership interests ("Membership Interests") will both vest 20% on each of the first five anniversaries, subject to certain conditions. In addition, 100% of Membership Interests may vest in certain circumstances in connection with a change in control

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

13. Share-based Compensation (Continued)

as defined in the Operating Agreement. Each Membership Interest has the right to receive a percentage of the distribution made by Holdings LLC when the distribution is actually made if such distributions exceed specified internal rates of return thresholds.

        There are transfer restrictions on the Membership Interests and the executive officers would forfeit the unvested interest upon termination of employment. A summary of the Membership Interests is as follows:

	Class B		Class B-1
	Ownership interest (%)	Fair value at grant date	Ownership interest (%)	Fair value at grant date
Balance at December 31, 2012	4.1	$5,714	—	$—
Granted	0.9	1,162	—	—
Forfeited	(0.4)	(502)	—	—

Balance at December 31, 2013	4.6	6,374	—	—
Granted	—	—	0.9	1,067
Forfeited	(0.2)	(274)	—	—

Balance at December 31, 2014	4.4	$6,100	0.9	$1,067

Outstanding and vested as of December 31, 2014	1.8	$2,518	—	$—

        The fair value at the date of grant was based upon the value of the Membership Interests of Holdings LLC less a marketability discount since there is no active market to trade Membership Interests. The marketability discount was determined using a geometric average rate put option model and a Black-Scholes put option model using the expected term, risk-free rate, and volatility for liquidity terms. The value was determined as of the grant date based upon a number of factors, including the amount of investment made in exchange for Membership Interests of Holdings LLC by Veritas Capital and certain members of management of the Company.

        The Company recognized compensation expense against additional paid in capital of $1,271, $1,457 and $329, net of an estimated forfeiture rate of 10%, for the years ended December 31, 2014 and 2013, and for the period from April 20, 2012 (inception) to December 31, 2012, respectively, which is recorded in General and administrative expense in the Company's consolidated statements of comprehensive loss.

        The total unrecognized compensation cost related to nonvested Membership Interests expected to be recognized over the next 4.5 years is $3,617.

        As of December 31, 2014, 1.8% of Membership Interests had vested with an estimated fair value of $2,146.

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

14. Other Operating Expenses

        The components of other operating expenses include the following:

	Year ended December 31, 2014	Year ended December 31, 2013	From inception (April 20, 2012) to December 31, 2012	January 1, 2012 to June 6, 2012
	Successor			Predecessor
Acquisition related costs and other nonrecurring charges	$10,662	$27,007	$37,980	$—
Severance and retention bonuses	2,541	3,808	10,184	7,741
Disposal related costs	$—	$—	$—	$9,818
Asset write-offs (see Note 16)	4,706	1,294	—	1,244
Other	2,875	2,929	1,458	—

Total other operating expenses	$20,784	$35,038	$49,622	$18,803

Predecessor

        Disposal related costs in the Predecessor Period are primarily comprised of audit services, accounting and consulting services and legal fees related to TRUSI's disposal of the Thomson Reuters Healthcare business. Severance and retention bonuses in the Predecessor Period include severances of employees in connection with the planned disposal of TRHI.

        Prior to the Prior Acquisition, on March 31, 2012, the Predecessor Parent entered into a retention agreement (the "Retention Agreement") with key TRHI employees in conjunction with the disposal of the business. Pursuant to the Retention Agreements, the Predecessor Parent agreed to provide for retention and bonus payment to certain employees based on a percentage of salary and targeted transaction price, respectively. The payment was contingent upon the employees continuing services to the buyer after the Prior Acquisition for periods ranging from 90 days to one year. Although the Predecessor Parent retained the legal and contractual obligation to pay the employees, the compensation expense was recorded in the period when the service was performed and was allocated in proportion to the days of service in both Predecessor and Successor Periods. As a result, for the period from April 1, 2012 to June 6, 2012, (Predecessor) TRHI recorded $5.8 million of retention and bonuses expense against Net Investment of Predecessor Parent. The compensation which was paid by Predecessor Parent was deemed an investment contribution. Asset write-offs amounting to $1.2 million relates to the write-off from discontinued product solutions.

Successor

        Acquisition related costs and other non-recurring charges in 2014 included $9.1 million of direct costs related to business acquisitions (see Note 3), certain costs related to business improvement processes, and certain costs associated with data migration and losses on discontinued projects.

        Acquisition related costs and non-recurring charges included direct costs on acquisitions, costs incurred related to technology and other costs in connection with the Company's transition into a standalone business. For the year ended December 31, 2014, acquisition related costs and non-recurring

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

14. Other Operating Expenses (Continued)

charges primarily included $5.2 million of professional fees directly related to the various acquisition (see Note 3), $2.1 million of costs related to business improvement processes, $1.2 million of losses on discontinued projects, $0.7 million of costs associated with data migration and $1.5 million of various nonrecurring professional fees and consulting fees in expanding our business and operations. For the year ended December 31, 2013, acquisition related costs included $12.9 million of expenses incurred mainly as a result of separating our IT infrastructure from Predecessor Parent, $9.2 million of costs related to the transitional services agreement with Thomson Reuters, and $4.9 million related to rebranding, consulting and other professional fees. For the period from April 20, 2012 (inception) to December 31, 2012, acquisition related costs consisted of $12.0 million of transaction fees to the Sponsor, and $26.0 million of direct acquisition costs consisting of legal, finance, consulting and professional fees.

        Severance expense in 2014 primarily relates to compensation for certain positions that were eliminated as part of the change in the Company's operating segment structure to enable us to more effectively focus on business and market facing opportunities and to simplify our business decision-making process. Severance and retention bonuses in 2013 primarily relate to the Prior Acquisition of TRHI. As discussed above, prior to the Acquisition, on March 31, 2012, the Predecessor Parent entered into Retention Agreements with key TRHI employees in conjunction with the disposal of the business. The compensation expense was recorded in the period when the service was performed and was allocated in proportion to the days of service in both Predecessor and Successor Periods. For the year ended December 31, 2013 andthe period from April 20, 2012 (inception) to December 31, 2012, Truven recorded $1.4 million and $8.6 million of retention and bonus expense, respectively, against Additional Paid In Capital in the Equity section of the consolidated balance sheet. The compensation paid by Predecessor Parent on behalf of Truven was deemed a capital contribution.

        The Sponsor advisory fees are included in other expenses and represent fees paid to the Sponsor under the advisory agreement the Company entered into with the Sponsor in connection with the Prior Acquisition (see Note 18).

15. Income Taxes

        For income tax purposes, the Predecessor's income or loss was included in the Predecessor Parent's individual and combined tax returns that include the Thomson Reuters Healthcare business as required within each jurisdiction. For the period subsequent to the Prior Acquisition, the Company files a consolidated federal tax return. The provision for income taxes in the consolidated and combined statements of comprehensive income (loss) reflects income taxes as if the businesses were standalone entities and filed separate income tax returns.

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

15. Income Taxes (Continued)

        The components of income tax expense are as follows:

	Successor			Predecessor
	Year ended December 31, 2014	Year ended December 31, 2013	From inception (April 20, 2012) to December 31, 2012	January 1, 2012 to June 6, 2012
Current
Federal	$—	$—	$—	$(4,807)
State	(54)	235	82	(539)
Foreign	232	236	—	—

	178	471	82	(5,346)
Deferred
Federal	(17,992)	(75,817)	(26,189)	477
State	(4,745)	(9,472)	(3,886)	66
Foreign	(127)	(109)	—	—

	(22,864)	(85,398)	(30,075)	543

Total benefit from income taxes	$(22,686)	$(84,927)	$(29,993)	$(4,803)

        The tax effects of the significant components of temporary differences giving rise to the Company's deferred income tax assets and liabilities are as follows:

	December 31, 2014	December 31, 2013
Allowance for doubtful accounts and other reserves	$478	$597
Net operating loss and tax credit carry-forwards	84,597	74,616
Prepaid expenses	315	1,094
Accrued expenses	703	—
Goodwill	29,314	42,726
Deferred rent	1,665	1,121
Other	3,313	1,197

Total deferred tax assets	120,385	121,351
Other identifiable intangible assets	(109,310)	(125,652)
Trade and other receivables	(1,209)	(2,224)
Debt exchange	(4,484)	(5,585)
Other long-lived assets	(4,108)	(10,406)
Other	—	(222)

Total deferred tax liabilities	(119,111)	(144,089)

Net deferred tax assets (liabilities)	1,274	(22,738)
Valuation allowance	(1,274)	—

	$—	$(22,738)

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

15. Income Taxes (Continued)

        The deferred tax assets and liabilities are classified in the consolidated and combined balance sheets based on the balance sheet classification of the related assets and liabilities. Deferred tax assets and liabilities are shown net of one another if they are in the same jurisdiction. The components of the net deferred tax liabilities as reported on the consolidated balance sheets are as follows:

	December 31, 2014	December 31, 2013
Current deferred tax asset	$621	$—
Current deferred tax liabilities	—	(711)
Noncurrent deferred tax liabilities	(621)	(22,027)

Net deferred tax asset (liabilities)	$—	$(22,738)

        Pursuant to the Stock and Asset Purchase Agreement, the Predecessor Parent has provided an indemnity for all tax liabilities that relate to periods prior to June 7, 2012, including any taxes assessed that are directly attributable to cash received by the Predecessor Parent, but only if and to the extent such taxes result in an increase in cash taxes actually paid by Truven in any Successor tax period.

        The Company assesses the realization of its deferred tax assets and the need for a valuation allowance on a standalone basis. The assessment requires judgment on the part of management with respect to benefits that could be realized from future taxable income, as well as other positive and negative factors influencing the realization of deferred tax assets. As of December 31, 2014, the Company determined that it is not more likely than not that it will realize its net deferred tax asset and has recorded a valuation allowance on the year end balance. Federal and state net operating loss ("NOL") carry forwards at December 31, 2014 were $212.9 million and $178.4 million, respectively. The federal NOL carry forward starts to expire in 2032. The state NOL carry forwards started to expire in 2014. Certain state NOL will expire at various times between 2015 and 2034. Certain state NOL's are subject to the limitation rule in accordance with Section 382 of the Internal Revenue Code.

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

15. Income Taxes (Continued)

        A reconciliation of the statutory U.S. federal income tax rate to the Company's effective tax rate is as follows:

	Successor			Predecessor
	Years ended December 31, 2014	Years ended December 31, 2013	From inception (April 20, 2012) to December 31, 2012	January 1, 2012 to June 6, 2012
Income taxes at federal statutory rate	35.0%	35.0%	35.0%	35.0%
State and local tax	2.7	2.1	3.0	3.2
Foreign rate differential	0.2	0.1	—	—
State rate changes	2.3	(0.7)	—	—
Non-deductible expenses	(0.9)	—	(2)	—
Goodwill impairment charge	—	(17.0)	—	—
Research and foreign tax credit	1.2	0.2	—	—
Others	(0.3)	—	(0.3)	0.4
Valuation allowance	(2.1)	—	—	—

Effective rate	38.0%	19.7%	35.7%	38.6%

16. Commitment and Contingencies

Leases

Operating Leases

        The Company occupies certain facilities and uses operating equipment under noncancelable operating lease arrangements expiring at various dates through 2021. Future minimum lease payments under these operating leases are as follows:

For the period ending December 31,
2015	$10,412
2016	9,631
2017	7,315
2018	6,135
2019	6,204
Thereafter	19,897

$59,594

        Rent expense was $11.0 million, $11.1 million, $4.2 million and $5.9 million for the years ended December 31, 2014 and December 31, 2013, the period from January 1, 2012 to June 6, 2012, and the period from April 20, 2012 to December 31, 2012, respectively.

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

16. Commitment and Contingencies (Continued)

Capital Leases

        During 2013, the Company entered into certain computer hardware lease arrangements that are classified as capital leases. The net book value of the computer hardware classified as capital leases included in the computer hardware and other property account in the balance sheet amounted to $2.8 million, net of accumulated depreciation of $1.7 million.

        Future minimum lease payments under these capital leases are as follows:

For the period ending December 31,
2015	$696
2016	758
2017	758

Total future minimum lease payments	2,212
Less imputed interest	174

Present value of future minimum lease payments	$2,038

Security and Guarantee Agreements

        The Company has entered into guarantee and security arrangements in respect of its indebtedness as described in Note 11.

Contractual Commitments

Revenue Sharing Agreement

        Effective January 1, 2013, the Company modified its agreement with a supplier under which it markets and licenses to its customers a private label version of the supplier's platform solution in conjunction with the Company's health information applications. The agreement contains a revenue share arrangement based on net revenue targets. The supplier's revenue share percentage is guaranteed by the Company in the minimum amounts of $2 million, $4 million and $6 million, for the calendar years 2013, 2014 and 2015, respectively. The guaranteed revenue share is paid in advance by the Company on March 1st of each calendar year and is applied against the revenue share of the supplier earned through March 1st of the following calendar year. The agreement provides a grace period for the Company of up to August 31st of the following calendar year in the event that the supplier's revenue share earned does not reach the prepayment amount. After the grace period, if the revenue share earned does not meet the minimum target then the entire prepayment amount is deemed earned by the supplier. During 2014, $4.7 million of the prepaid balance was written off as it was determined that the estimated revenue share of the supplier will not be met within the grace period. As of December 31, 2014, there are no prepaid revenue share balances on the Company's balance sheet.

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

16. Commitment and Contingencies (Continued)

Litigation and Legal Proceedings

        Truven has been named as a defendant in approximately 200 separate pharmaceutical tort lawsuits relating to the use of Reglan or its generic version, the first of which was filed by June 2010 and the rest of which were filed in March 2012. All of these actions are pending in the Court of Common Pleas in Philadelphia County, Pennsylvania. In these matters, the plaintiffs allege that they sustained various injuries (including neurological disorders) as a result of their ingestion of Reglan. While a host of drug manufacturers and pharmacies are named as defendants in each of the suits, claims have also been asserted against so-called "Patient Education Monograph" ("PEM") defendants, including us. It is generally alleged in all of the actions that certain PEM defendants provided Reglan patient drug information to pharmacies which, in turn, provided that drug information to the pharmacies' customers, the plaintiffs in these actions. Plaintiffs further allege that the PEM defendants' patient drug information did not provide adequate warning information about the use of Reglan. Other PEM defendants have also been named in these and other similar actions. In general, the lawsuits have been procedurally consolidated in Philadelphia as mass tort actions. To date, none of the actions against Truven specifically identifies Truven as the author of a PEM that was supplied to a plaintiff. Instead, plaintiffs in these cases allege only that they read an unnamed PEM and, in effect, that it must have been published by at least one of the PEM defendants named in the action.

        Along with other PEM defendants, Truven made one dispositive motion to dismiss all the actions. While that motion to dismiss has been denied, it was without prejudice, permitting Truven to renew at a later stage in the litigation.

        Pending the resolution of appeals by the co-defendant generic drug company defendants, the resolution of which will not affect the continuation of the actions against us, there has been no active discovery involving Truven. At this time, we believe that we have meritorious defenses to the claims in each of these actions.

        On December 15, 2011, Midwest Health Initiative, a client of our research business, requested arbitration of a dispute relating to our performance under a client services agreement. The arbitration proceedings were initiated in St. Louis and were settled by both parties during the fourth quarter of 2013. The settlement amount was immaterial.

        Pacific Alliance Medical Center ("PAMC") claimed in 2007 that we failed to properly submit some of PAMC's data, resulting in denial of Medicare reimbursement to PAMC in the approximate amount of $600,000. PAMC was denied relief by administrative agencies and appealed to the U.S. District Court in the Central District of California for judicial review, which was denied. PAMC later appealed to and was denied relief by the United States Court of Appeals for the Ninth Circuit. The parties have entered into a tolling agreement. If a claim is filed against us, we expect to defend it.

        Truven filed U.S. trademark applications for the trademarks Truven Health Analytics and Truven Health Unify. In May, 2013 and March, 2014, respectively, Truveris, Inc. ("Truveris") filed notices of opposition against these applications in the Trademark Trial and Appeal Board of the United States Patent and Trademark Office alleging that the Truven Health Analytics and Truven Health Unify applications create a likelihood of confusion with Truveris's alleged common law trademark Truveris as well as its registered trademarks Trubid, Truguard, Trubuy, Trureport and Trurxpay. Truveris has also

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

16. Commitment and Contingencies (Continued)

alleged that Truven's use of the Truven alleged mark is likely to cause confusion with Truveris's alleged trademark. We plan to vigorously defend these claims.

        The Company is involved in other litigation proceedings arising from the normal course of its operations. Related reserves are recorded when it is probable that liabilities exist and where reasonable estimates of such liabilities can be made.

        While it is not possible to predict the outcome of any of these proceedings, the Company's management, in conjunction with its legal advisors, based on its assessment of the facts and circumstances now known, does not believe that any of these proceedings, individually or in the aggregate, will have a material adverse effect on the Company's financial position, results of operations and cash flows.

17. Segment Information

        The determination of reportable segments was based on the discrete financial information provided to the Chief Operating Decision Maker (the "CODM"). The Chief Executive Officer has the authority for resource allocation and assessment of the Company's performance and is, therefore, the CODM. The Company's segment structure enables us to more effectively focus on business and market facing opportunities and to simplify our business decision-making process. The Company's reportable segments are as follows:

  Commercial

  The Commercial segment provides analytic solutions and services to improve the cost, quality, and effectiveness of healthcare for commercial organizations across the healthcare industry including providers, integrated delivery networks, insurers, professional services organizations, healthcare exchanges, manufacturers, and corporations.

  Government

  The Government segment provides integrated analytic solutions and services to improve the cost, quality, and effectiveness of healthcare for federal and state agencies (e.g. Centers for Medicare & Medicaid Services and state Medicaid agencies) and federally owned and operated healthcare facilities. Our sales and client services are tailored to meet the specific procurement, sales and support requirements of the government market.

        The CODM evaluated the performance of our segments based on segment operating income (loss), which is calculated internally as net sales, less cost of operations (including allocation of technology costs), selling and marketing, and general and administrative expenses, excluding depreciation and amortization.

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

17. Segment Information (Continued)

        Center/shared services consist of items that are not directly attributable to reportable segments, such as corporate administrative costs and elimination of intercompany transactions. Additionally, corporate expenses may include other non-recurring or non-operational activity that the CODM excludes in assessing operating segment performance. These expenses, along with depreciation and amortization, other operating income/expense and other non-operating activity such as interest expense/income, are not considered in the measure of the segments' operating performance, but are shown herein as reconciling items to the Company's consolidated loss before income taxes.

        The accounting policies for the reportable segments are the same as those for the consolidated Company. The Company's operations and customers are based primarily in the United States.

        Segment information for the years ended December 31, 2014, December 31, 2013, and the period from April 20, 2012 (inception) to December 31, 2012, and for the Predecessor Period January 1, 2012 to June 6, 2012, is as follows:

	Year ended December 31, 2014		Year ended December 31, 2013
	Successor		Successor
	Revenue	Segment operating income	Revenue	Segment operating income
Commercial	$446,500	$156,900	$394,896	$140,173
Government	98,282	7,043	97,806	11,053

Segment totals	544,782	163,943	492,702	151,226
Center/Shared Services	(307)	(25,817)	—	(21,264)

Total	$544,475	$138,126	$492,702	$129,962

	From inception (April 20, 2012) to December 31, 2012		January 1 to June 6, 2012
	Successor		Predecessor
	Revenue	Segment operating income	Revenue	Segment operating income
Commercial	$195,470	$55,206	$172,235	$42,036
Government	46,316	10,654	36,763	(228)

Segment totals	241,786	65,860	208,998	41,808
Center/Shared Services	—	(9,632)	—	(7,953)

Total	$241,786	$56,228	$208,998	$33,855

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

17. Segment Information (Continued)

        The following table reconciles segment operating income per the reportable segment information to loss before income taxes per the consolidated and combined statements of comprehensive loss.

	Year ended December 31, 2014	Year ended December 31, 2013	From inception (April 20, 2012) to December 31, 2012	January 1 to June 6, 2012
	(Successor)			(Predecessor)
Segment operating income	$138,126	$129,962	$56,228	$33,855
Depreciation	(22,350)	(21,219)	(6,700)	(6,805)
Amortization of other identifiable intangible assets	(45,402)	(34,460)	(19,527)	(8,226)
Amortization of developed technology and content	(38,752)	(31,894)	(15,470)	(12,460)
Goodwill impairment	—	(366,662)	—	—
Other operating expenses	(20,784)	(35,038)	(49,622)	(18,803)

Operating income (loss)	10,838	(359,311)	(35,091)	(12,439)
Interest expense to Predecessor Parent	—	—	—	—
Interest income	—	—	—	3
Interest expense	(69,616)	(70,581)	(49,014)	—
Other finance costs	(930)	(24)	—	—

Loss before income taxes	$(59,708)	$(429,916)	$(84,105)	$(12,436)

        Reportable segment asset information is not disclosed because it is not reviewed by the CODM for purposes of evaluating performance and allocating resources.

18. Related Party Transactions

Predecessor

        Our Predecessor utilized various wholly-owned affiliates of Thomson Reuters to provide administrative services and to finance its operations. In accordance with SEC Staff Accounting Bulletin 1-B, "Allocation of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity," the condensed consolidated and combined financial statements include an allocation of the Predecessor Parent's corporate expenses to our Predecessor, which principally consisted of personnel costs, including salaries, employee benefits and share-based compensation expenses. These costs relate to the corporate executive offices, audit fees, legal services, treasury, communications, human resources, tax services, risk management, technology support, rent and other costs incurred by the Predecessor Parent and its subsidiaries on behalf of our Predecessor. Costs were allocated to the Company based primarily on the proportional revenue. The

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

18. Related Party Transactions (Continued)

amounts allocated to the Company for the Predecessor Period from January 1, 2012 to June 6, 2012 are presented in the combined statement of comprehensive income (loss) as follows:

January 1, 2012 to June 6, 2012
Cost of revenues, excluding depreciation and amortization	$4,868
Allocation of costs from Predecessor Parent and affiliates	10,003

$14,871

        The allocations included within "Cost of revenues, excluding depreciation and amortization" comprised technology support administered by the Predecessor Parent related to customer data. Allocations were generally computed based on usage metrics.

        The Company believes the assumptions and methodologies underlying the allocations of general corporate overhead from Predecessor Parent were reasonable. However, such expenses may not be indicative of the actual expenses that would have been or will be incurred by TRHI or Truven operating as an independent company. As a result, the financial information herein may not necessarily reflect the combined financial position, results of operations and cash flows of the Company in the future or what it would have been if TRHI or Truven had been an independent company during the periods presented.

        If TRHI or Truven had operated independently of the Predecessor Parent, it is possible that the terms and conditions of these related party transactions, and the resulting amounts recorded, would have been different from those presented in these consolidated and combined financial statements.

        Immediately prior to the Prior Acquisition, a related legal entity, Thomson Reuters Applications, Inc. ("TR Apps"), legally transferred certain fixed assets to TRHI for consideration of $15,975, which was settled via our net intercompany position. Pursuant to the applicable tax law, while TRHI and TR Apps are part of the same consolidated tax return, no gain/loss or step-up in tax basis was recognized at the time of transfer. At the close of the Prior Acquisition on June 6, 2012, TRHI ceased to be part of the consolidated tax return group, which resulted in a step up in tax basis for the TR Apps assets.

Successor

        The Company entered into an advisory agreement with the Sponsor, under which the Sponsor provided certain advisory services to the Company. As compensation for the services, the Company paid a transaction fee at the closing of the Prior Acquisition and will continue to pay the Sponsor an annual advisory fee which will be equal to an aggregate amount equal to the greater of (i) $2.5 million and (ii) 2.0% of consolidated EBITDA (as defined in the credit agreement governing our Senior Credit Facility), as well as transaction fees on future acquisitions, divestitures, financings and liquidity events, which will be determined based upon aggregate equity investments at the time of such future events or on the value of the transaction. For the years ended December 31, 2014 and December 31, 2013, and the period from April 20, 2012 to December 31, 2012, the Company recorded an expense of $2.9 million, $2.9 million and $1.5 million, respectively, which represented the Sponsor advisory fee and

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

18. Related Party Transactions (Continued)

is presented within other operating expenses in the Company's consolidated statements of comprehensive income (loss). As of December 31, 2014, the Company has a prepaid sponsor fee of $0.6 million included in the prepaid account and other current assets account in the balance sheet.

        After the Prior Acquisition, the Company continued to receive certain administrative services (including facilities management, human resource management, finance and accounting operations, treasury, sourcing and procurement and IT services, among other services necessary for the conduct of the business) from Thomson Reuters under the terms of the Transitional Services Agreement. Such services are reflected as third-party activity in the financial statements. In the fourth quarter of 2013, we completed our administrative infrastructure, and most of these functions have been assumed by us or by third parties on our behalf including the hosting services of certain technology infrastructure. The expense incurred under this service agreement for the year ended December 31, 2013, and period from April 20, 2012 to December 31, 2012, totaled $10.5 million and $12.3 million, respectively, which is included in the other operating expenses in the consolidated statements of comprehensive income (loss).

        The Company also entered into a reverse transitional services agreement with TRUSI pursuant to which we provide TRUSI with office space and facilities management services at several locations in the United States. Pursuant to the agreement, we provided these services for certain pre-determined periods ranging from one year to approximately 22 months, with all such services to end by March 31, 2015. The Company is entitled to fees for each of the services provided for any services requested by the Stock Seller. The income recognized under this service agreement for the years ended December 31, 2014 and, December 31, 2013, and the period from April 20, 2012 to December 31, 2012, totaled $0.4 million, $0.7 million and $0.5 million, respectively, which is recorded as a reduction to general and administrative expense in the Company's consolidated statement of comprehensive loss.

        During 2013, the Company received $2,350 of additional capital contribution from Holdings LLC, its direct parent company.

        On October 11, 2013, the Company received a note receivable of $0.3 million from Holdings LLC, the direct parent of Truven Holding. The note receivable bears interest at a rate per annum of 1.9%. Interest is payable in arrears on each October 15, commencing on October 15, 2014. In lieu of paying in cash for the interest payments, any accrued but unpaid interest shall be capitalized and added as of such interest payment date to the principal amount of the note receivable. At any time, Holdings LLC may redeem all or any part of the note receivable at a redemption price equal to 100% of the principal amount redeemed plus all interest accrued and unpaid through the redemption date. The note receivable is included in trade and other receivables account in the balance sheet as of December 31, 2014.

        On April 11, 2014, as part of the Simpler Transaction, the Company paid a transaction fee of $1.5 million to the Sponsor. As part of the Simpler Transaction (see Note 3), the issuance by Holdings LLC of $3,730 of equity interests to Simpler has been accounted for as additional capital contribution. In addition, the company recorded a transaction fee expense of $0.5 million related to the HBE and JWA transactions in November, 2014.

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

19. Fair Value Measurement

        Fair value is defined under the Fair Value Measurements and Disclosures Topic of the Codification, FASB ASC 820, as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under FASB ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard established a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

  •
  Level 1—Quoted prices in active markets for identical assets or liabilities. These are typically obtained from real-time quotes for transactions in active exchange markets involving identical assets.

  •
  Level 2—Inputs, other than quoted prices included within Level 1, which are observable for the asset or liability, either directly or indirectly. These are typically obtained from readily-available pricing sources for comparable instruments.

  •
  Level 3—Unobservable inputs, where there is little or no market activity for the asset or liability. These inputs reflect the reporting entity's own assumptions of the data that market participants would use in pricing the asset or liability, based on the best information available in the circumstances.

        Under the Financial Instruments Topic of the Codification, ASC 825, entities are permitted to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value measurement option under ASC 825 for any of its financial assets or liabilities.

        For purposes of financial reporting, the Company has determined that the fair value of financial instruments including accounts receivable and accounts payable approximates carrying value at December 31, 2014 and December 31, 2013.

        At December 31, 2014, the carrying amounts and fair values of the Senior Credit Facility, Revolving Credit Facility and 10.625% Senior Notes were as follows:

		Fair values
	Carrying amounts
		Level 1	Level 2	Level 3
Senior Term Loan	$610,845	$—	603,009	$—
10.625% Senior Notes	366,877	—	357,971	—

        At December 31, 2013, the carrying amounts and fair values of the Senior Term Loan and 10.625% Senior Notes were as follows:

		Fair values
	Carrying amounts
		Level 1	Level 2	Level 3
Senior Term Loan	$516,831	$—	$531,625	$—
Revolver	30,000	—	30,000	—
10.625% Senior Notes	325,427	—	369,876	—

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

19. Fair Value Measurement (Continued)

        Our level 2 inputs are determined based on quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs including interest rate curves.

        As discussed in Note 8, the company recorded an aggregate impairment charge of $366.7 million in the fourth quarter of 2013, to reflect the amount by which the carrying value of each reporting unit's goodwill exceeded the estimated fair value. The impairment charge did not impact the Company's cash flows or liquidity. The fair value of goodwill was measured using Level 3 inputs such as discounted cash flows, market multiple analysis, replacement costs and sales comparison methodologies.

20. Supplemental Guarantor Financial Information

        Truven has issued the Notes as further described in Note 11. The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Truven Holding Corp. and each of Truven's existing and future 100% owned domestic restricted subsidiaries that is a borrower under or that guarantees the obligations under the Senior Credit Facility or any other indebtedness of Truven or any other guarantor. All obligations under the Senior Credit Facility are also guaranteed by Truven Holding Corp. and each of Truven's 100% owned domestic subsidiaries. All obligations under the Senior Credit Facility and the guarantees of those obligations are secured by first priority security interests in substantially all of Truven's assets, as well as those of each guarantor (subject to certain limited exceptions).

        Prior to the series of acquisitions during 2014, the separate financial statements and the condensed consolidating and combining financial information about the comprehensive loss, financial position and cash flows of the Parent, the Issuer, the Guarantors, the non-Guarantors, and eliminations were not presented due to the following:

  •
  Truven (the Issuer) is 100% owned by Truven Holding Corp. (the parent company guarantor).

  •
  The guarantee by Truven Holding Corp. is full and unconditional and there were no subsidiary guarantors.

  •
  Truven Holding Corp. has no independent assets or operations.

  •
  The transaction costs related to the Prior Acquisition of $26,734 were incurred and paid for by Wolverine, which was merged with and into TRHI, with TRHI surviving the Merger upon closing of the Prior Acquisition as a 100% owned direct subsidiary of Truven Holding Corp. and subsequently changing its name to Truven Health Analytics Inc.

  •
  The subsidiaries of Truven Holding Corp. other than Truven were minor (as defined in Section 3-10(h)(6) of Regulation S-X of the Securities Act), having total assets, stockholders' equity, revenues, operating income (before income taxes) and cash flows from operating activities of less than 3% of the Company's corresponding consolidated amounts.

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

20. Supplemental Guarantor Financial Information (Continued)

        After the series of acquisitions, certain acquired 100% owned domestic subsidiaries became guarantors of the obligations of Truven under the Senior Credit Facility and the Notes. In accordance with Section 3-10 of Regulation S-X of the Securities Act, the following condensed consolidating financial statements are provided prospectively to present the statement of comprehensive income (loss), financial position and cash flows of:

  (1)
  Truven Holding Corp., the Parent;

  (2)
  Truven Health Analytics, Inc., the Subsidiary Issuer;

  (3)
  Simpler North America LLC, Simpler Consulting LLC, JWA, and HBE, the Guarantor subsidiaries;

  (4)
  All foreign Non-Guarantor subsidiaries; and

  (5)
  eliminations to arrive at the information for Truven Holding Corp. on a consolidated basis.

        Separate financial statements and other disclosures concerning the Guarantors are not presented because management does not believe such information is material.

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

20. Supplemental Guarantor Financial Information (Continued)

Truven Holding Corp.

Consolidated Balance Sheets

As of December 31, 2014

	Parent	Issuer	Guarantor subsidiaries	Non- Guarantor subsidiaries	Eliminations	Consolidated
Assets
Cash and cash equivalents	$—	$8,243	$3,264	$1,097	$—	$12,604
Trade and other receivables, net of allowances	—	106,181	12,765	1,268	—	120,214
Prepaid expenses and other current assets	—	28,574	817	860	—	30,251
Deferred tax asset	—	621	—	—	—	621
Intercompany receivable	—	23,297	39,194	46,799	(109,290)	—

Total current assets	—	166,916	56,040	50,024	(109,290)	163,690
Investment in subsidiaries	47,123	109,851	(192)	—	(156,782)	—
Computer hardware and other property, net	—	36,459	207	769	—	37,435
Developed technology and content, net	—	128,917	5,161	—	—	134,078
Goodwill	—	457,677	41,143	—	—	498,820
Other identifiable intangible assets, net	—	327,554	55,325	—	—	382,879
Other noncurrent assets	—	15,951	—	236	—	16,187

Total assets	$47,123	$1,243,325	$157,684	$51,029	$(266,072)	$1,233,089

Liabilities and Net Equity
Accounts payable and accrued expenses	$—	$58,777	$5,931	$2,520	$—	$67,228
Deferred revenue	—	121,903	6,802	424	—	129,129
Current portion of long-term debt	—	6,360	—	—	—	6,360
Capital lease obligation	—	664	—	—	—	664
Deferred tax liability	—	—	—	—	—	—
Current taxes payable	—	—	—	173	—	173
Intercompany payable	—	26,086	35,784	47,420	(109,290)	—

Total current liabilities	—	213,790	48,517	50,537	(109,290)	203,554
Deferred revenue	—	5,456	—	—	—	5,456
Capital lease obligation—noncurrent	—	1,374	—	—	—	1,374
Long-term debt	—	971,362	—	—	—	971,362
Deferred tax liabilities	—	621	—	—	—	621
Other noncurrent liabilities	—	3,599	—	—	—	3,599

Total liabilities	—	1,196,202	48,517	50,537	(109,290)	1,185,966
Equity
Common stock	—	—	—	—	—	—
Additional paid-in capital	483,550	483,550	114,483	(125)	(597,908)	483,550
Accumulated deficit	(436,123)	(436,123)	(5,275)	1,130	440,268	(436,123)
Foreign currency translation adjustment	(304)	(304)	(41)	(513)	858	(304)

Total	47,123	47,123	109,167	492	(156,782)	47,123

Total liabilities and net equity	$47,123	$1,243,325	$157,684	$51,029	$(266,072)	$1,233,089

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

20. Supplemental Guarantor Financial Information (Continued)

Truven Holding Corp.

Consolidated Statements of Comprehensive Income (Loss)

For the Year Ended December 31, 2014

	Parent	Issuer	Guarantor subsidiaries	Non- Guarantor subsidiaries	Eliminations	Consolidated
Revenues, net	$—	$504,894	$32,880	$15,882	$(9,181)	$544,475
Operating costs and expenses
Cost of revenues, excluding depreciation and amortization	—	(278,976)	(16,683)	(6,214)	8,874	(292,999)
Selling and marketing, excluding depreciation and amortization	—	(51,952)	(1,120)	(4,341)	—	(57,413)
General and administrative, excluding depreciation and amortization	—	(42,259)	(9,129)	(4,549)	—	(55,937)
Depreciation	—	(21,874)	(58)	(418)	—	(22,350)
Amortization of developed technology and content	—	(38,642)	(110)	—	—	(38,752)
Amortization of other identifiable intangible assets	—	(34,460)	(10,942)	—	—	(45,402)
Other operating expenses	—	(20,948)	(143)	—	307	(20,784)

Total operating costs and expenses	—	(489,111)	(38,185)	(15,522)	9,181	(533,637)

Operating loss (income)	—	15,783	(5,305)	360	—	10,838
Net interest income (expense)	—	(69,622)	2	4	—	(69,616)
Other finance costs	—	(712)	(146)	(72)	—	(930)
Equity in net income (loss) of subsidiaries	(37,022)	(5,272)	183	—	42,111	—

Income (loss) before income taxes	(37,022)	(59,823)	(5,266)	292	42,111	(59,708)
Benefit from (provision for) income taxes	—	22,801	(9)	(106)	—	22,686

Net income (loss)	$(37,022)	$(37,022)	$(5,275)	$186	$42,111	$(37,022)

Other comprehensive income (loss):
Foreign currency translation adjustments	(139)	(139)	124	(348)	363	(139)

Total comprehensive income (loss)	$(37,161)	$(37,161)	$(5,151)	$(162)	$42,474	$(37,161)

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

20. Supplemental Guarantor Financial Information (Continued)

Truven Holding Corp.

Consolidated Statements of Cash Flows

For the year Ended December 31, 2014

	Parent	Issuer	Guarantor subsidiaries	Non- Guarantor subsidiaries	Eliminations	Consolidated
Operating activities
Net income (loss)	$(37,022)	$(37,022)	$(5,275)	$186	$42,111	$(37,022)
Non-cash adjustments	37,022	89,399	10,927	181	(42,111)	95,418
Changes in operating assets and liabilities	—	(15,158)	2,249	(270)	—	(13,179)

Net cash provided by operating activities	—	37,219	7,901	97	—	45,217
Investing activities
Acquisitions, net of cash acquired		(109,406)	—	—		(109,406)
Capital expenditures		(31,814)	(634)	(213)		(32,661)

Net cash used in investing activities	—	(141,220)	(634)	(213)	—	(142,067)
Financing activities
Proceeds from additional senior notes, including premium		41,200	—	—		41,200
Repayment of revolving credit facility		(60,000)	—	—		(60,000)
Principal repayment of senior term loan		(6,108)	—	—		(6,108)
Proceeds from revolving credit facility		30,000	—	—		30,000
Proceeds from senior term loan related to refinancing/acquisition		100,000	—	—		100,000
Intercompany transactions		3,333	(4,211)	878		—
Payment of debt issuance costs		(4,095)	—	—		(4,095)
Payment of capital lease obligation		(1,659)	—	—		(1,659)

Net cash (used in) provided by financing activities	—	102,671	(4,211)	878	—	99,338
Effect of exchange rate changes in cash and cash equivalents		—	208	(347)		(139)

Increase (decrease) in cash and cash equivalents	—	(1,330)	3,264	415	—	2,349
Cash and cash equivalents
Beginning of period	—	9,573	—	682	—	10,255

End of period	$—	$8,243	$3,264	$1,097	$—	$12,604

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

21. Supplemental condensed financial information of the Parent Company

Truven Holding Corp.

SCHEDULE I—Condensed Financial Information of Parent Company

Parent Company Condensed Balance Sheet

(in thousands of dollars, unless otherwise indicated)

	As of December 31,
	2014	2013
Asset
Investments in Truven Health Analytics Inc.	$47,123	$79,283

Total assets	47,123	79,283

Liabilities and Equity
Total liabilities	—	—
Equity
Common stock—$0.01 par value; 1,000 shares authorized, 1 share issued and outstanding at December 31, 2014 and 2013	—	—
Additional paid in capital	483,550	478,549
Accumulated deficit	(436,123)	(399,101)
Foreign Currency translation adjustment	(304)	(165)

Total liabilities and stockholders' equity	$47,123	$79,283

The accompanying notes are an integral part of these condensed financial statements.

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

21. Supplemental condensed financial information of the Parent Company (Continued)

Truven Holding Corp.

Parent Company Condensed Statement of Comprehensive Loss

(in thousands of dollars, unless otherwise indicated)

	For the year ended December 31, 2014	For the year ended December 31, 2013	From inception (April 20, 2012) to December 31, 2012
Revenues, net	$—	$—	$—
Operating costs and expenses	—	—	—
(Loss) income before income taxes	—	—	—
Benefit from (provision for) income taxes	—	—	—

Income before share in net loss from subsidiaries	—	—	—
Share of net loss from subsidiaries	(37,022)	(344,989)	(54,112)

Net loss	$(37,022)	$(344,989)	$(54,112)

Other comprehensive loss:
Foreign currency translation adjustments	(139)	(165)	—

Total comprehensive loss	$(37,161)	$(345,154)	$(54,112)

The accompanying notes are an integral part of these condensed financial statements.

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

21. Supplemental condensed financial information of the Parent Company (Continued)

Truven Holding Corp.

Parent Company Condensed Statement of Cash Flows

(in thousands of dollars, unless otherwise indicated)

	For the year ended December 31, 2014	For the year ended December 31, 2013	From inception (April 20, 2012) to December 31, 2012
Net cash provided by operating activities	$—	$—	$—

Cash flows from investing activities:
Investment in Truven Health Analytics, Inc.	—	(2,350)	(464,400)

Net cash used in investing activities	—	(2,350)	(464,400)
Cash flows from financing activities:
Issuance of common stock	—	—	—
Additional capital contribution	—	2,350	464,400

Net cash provided by financing activities	—	2,350	464,400

Change in cash and cash equivalents	—	—	—
Cash and cash equivalents at the beginning of the period	—	—	—

Cash and cash equivalents at the end of the period	$—	$—	$—

The accompanying notes are an integral part of these condensed financial statements.

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

21. Supplemental condensed financial information of the Parent Company (Continued)

Truven Holding Corp.

Notes to Parent Company Condensed Financial Statements

(in thousands of dollars, unless otherwise indicated)

Basis of Presentation

        The financial statements for Truven Holding Corp. (the "Parent Company") summarize the results of operations and cash flows of the Parent Company for the years ended December 31, 2014 and 2013 and from inception (April 20, 2012) to December 31, 2012 and its financial position as of December 31, 2014 and 2013.

        The separate condensed financial statements of the Parent Company as presented have been prepared in accordance with SEC Regulation S-X Rule 5-04 and Rule 12-04 and present the Parent Company's investment in its subsidiaries under the equity method of accounting. Such investment is presented on a separate condensed balance sheet of the Parent Company as "Investment in Truven Health Analytics Inc." and the Parent Company's shares of profit or loss of subsidiaries are presented as "Share of net loss from subsidiaries" in the condensed statement of comprehensive loss.

        The Senior Credit Facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, Truven's ability and the ability of each of any restricted subsidiaries to sell assets, incur additional indebtedness, prepay other indebtedness (including the Notes), pay dividends and distributions or repurchase its capital stock, create liens on assets, make investments, make certain acquisitions, engage in mergers or consolidations, engage in certain transactions with affiliates, amend certain charter documents and material agreements governing subordinated indebtedness, change the business conducted by Truven and its subsidiaries, and enter into agreements that restrict dividends from subsidiaries. These restrictions have resulted in restricted net assets (as defined in Rule 4-08(e)(3) of Regulation S-X) of Truven and its subsidiaries totaling $47,123 and $79,283 as of December 31, 2014 and 2013, respectively, which exceeded 25% of the consolidated net assets of the Parent Company, and its subsidiaries.

Capital Contribution

        The Parent Company was formed on April 20, 2012 for the purpose of consummating the Prior Acquisition and has had no operations from inception. The Parent Company has 1,000 shares authorized, and issued 1 share with $0.01 par value for $464,400.

        Prior to the Prior Acquisition, Thomson Reuters Corporation (the Predecessor Parent) entered into a Retention Agreement with key employees of TRHI in conjunction with the disposal of the business. Pursuant to the Retention Agreements, the Predecessor Parent provided for retention and bonus payment to certain employees based on a percentage of salary and targeted transaction price, respectively. The payment was contingent upon the employees continuing services to the buyer after the Prior Acquisition for periods ranging from 90 days to one year. After the Prior Acquisition, Truven determined that the retention and bonus for the duration of the performance period of certain employees subject to the Retention Agreement amounted to $15,813. Although the Predecessor Parent retained the legal and contractual obligation to pay the employees, the compensation expense was

Truven Holding Corp.

Notes to Consolidated and Combined
Financial Statements (Continued)

(in thousands of dollars, unless otherwise indicated)

21. Supplemental condensed financial information of the Parent Company (Continued)

recorded by Truven in the period when the service was performed and was allocated in proportion to the days of service in both Predecessor and Successor Periods. As a result, for the Predecessor Period ended June 6, 2012, TRHI recorded $5,800 of retention and bonus expense against Net Investment of Predecessor Parent and Truven recorded $8,635 and $1,378 of retention and bonus expenses against Additional Paid in capital in the period from April 20, 2012 to December 31, 2012 and year ended December 31, 2013. The retention and bonus expense, which was paid by Predecessor Parent, was deemed an investment/capital contribution.

        During 2013, Truven Holding Corp. received $2,350 of additional capital contribution from VCPH Holdings LLC, its direct parent company.

Contingencies

        As of December 31, 2014, there were no material contingencies, significant provisions for long-term debt obligations, or guarantees of the Parent Company, except for those, if any, which have been separately disclosed in the consolidated and combined financial statements.

22. Subsequent Events

        There have been no other events subsequent to December 31, 2014 which would require accrual or disclosure in these consolidated and combined financial statements.

ITEM 15 (a) (2)

Valuation and Qualifying Accounts

        We maintain an allowance for doubtful accounts that is recorded as a contra asset to our accounts receivable balance. The following table sets forth the change in this reserve for the years ended December 31, 2014 (Successor) and December 31, 2013 (Successor), from inception (April 20, 2012) to December 1, 2012 (Successor), and for the period January 1, 2012 to June 6, 2012 (Predecessor):

Valuation and Qualifying Accounts

Allowance for Doubtful Accounts	Balance at Beginning of Year	Charge to (Recovery from) Bad Debt(1)	Write-offs Net of Recoveries(2)	Balance at End of Year
Year ended December 31, 2014	1,530	1,042	1,328	1,244
Year ended December 31, 2013 (Successor)	1,865	(144)	191	1,530
From inception (April 20, 2012) to December 31, 2012 (Successor)	—	517	(1,348)	1,865
For the period January 1, 2012 to June 6, 2012 (Predecessor)	1,319	—	1,319	—

(1)
Additions to the allowance account through the normal course of business are charged to expense.

(2)
Write-offs reduce the balance of accounts receivable and the related allowance for doubtful accounts indicating management's belief that specific balances are not recoverable.

$40,000,000

Truven Health Analytics Inc.

Truven Holding Corp.

Offer to Exchange
Exchange Offer for 10.625% Senior Notes due 2020

PROSPECTUS

                        , 2015

        We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You may not rely on unauthorized information or representations.

        This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities.

        The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

        Until                    , 2015, all dealers that effect transactions in these securities, whether or not participating in the exchange offer may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Delaware

        Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

        The organizational documents of Truven Health Analytics Inc., Truven Holding Corp., Simpler North America, LLC, Simpler Consulting, LLC and HBE (except as described below) provide for the indemnification of directors and officers to the fullest extent permitted by applicable Delaware law. The Amended and Restated Operating Agreement of HBE limits indemnification to the member and managers of HBE and further provides that indemnification will not be available in cases where (i) the member or managers derived improper personal benefit, or (ii) there is gross negligence, recklessness, willful misconduct or knowing violation of law.

        We have also purchased insurance insuring our directors and officers against certain liabilities that they might incur as directors or officers, including certain liabilities under the Securities Act of 1933, as amended.

Washington

        Section 510 of Chapter 23B.08 of the Washington Business Corporation Act provides, in general, that a corporation may indemnify an individual who was, is, or is threatened to be made a named defendant or respondent to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (for the purposes of this Item 20, a "proceeding") because the individual is or was a director against the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding incurred in the proceeding if the individual acted in good faith and the individual believed, in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the corporation's best interests, and, in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests, and in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. A corporation may not indemnify a director under Section 510 of Chapter 23B.08 of the Washington Business Corporation Act in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

        Section 520 of Chapter 23B.08 of the Washington Business Corporation Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was, is, or is threatened to be made a named defendant or respondent to a proceeding to which the director was party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

        Section 540 of Chapter 23B.08 of the Washington Business Corporation Act provides that, unless a corporation's articles of incorporation provide otherwise, a director of a corporation who is party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.

        Section 570 Section 520 of Chapter 23B.08 of the Washington Business Corporation Act, and is entitled to apply for court-ordered indemnification under Section 540 of Chapter 23B.08 of the Washington Business Corporation Act, in each case to the same extent as a director.

        JWA's amended and restated articles of incorporation (the "Articles"), and its bylaws (the "Bylaws"), provide that JWA will indemnify its directors and officers against liability incurred as a result of their performance of services requested by JWA, and will advance to them reasonable expenses toward the defense of any such proceeding brought against them, except in any case in which liability results from:

  •
  acts or omissions adjudged to have involved intentional misconduct, a knowing violation of law or an unlawful distribution; or

  •
  any transaction in which the director or officer is adjudged to have personally received a benefit in money, property or services to which he or she is not legally entitled.

        The Articles also limit the liability of the JWA's directors to JWA and to its shareholders for monetary damages incurred in their capacity as a director to liability resulting from the same acts or omissions or transactions described above.

        The Bylaws also provide that JWA may purchase and maintain liability insurance on behalf of its directors, officers, employees, and agents. The directors and officers of JWA are covered under

Truven's insurance policy insuring directors and officers against certain liabilities that they might incur as directors or officers, including certain liabilities under the Securities Act of 1933, as amended.

Item 21.    Exhibits.

(a)

Exhibits

        The following is a list of exhibits required by Item 601 of Regulation S-K and filed as part of this registration statement. Exhibits that previously have been filed are incorporated herein by reference.

EXHIBIT NO.		DESCRIPTION
3.1	**	Certificate of Incorporation of Truven Holding Corp. (formerly VCPH Holding Corp.), filed as Exhibit 3.1 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.
3.2	**
Certificate of Amendment of Certificate of Incorporation of Truven Holding Corp. (formerly VCPH Holding Corp.), filed as Exhibit 3.2 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.
3.3	**
By-laws of Truven Holding Corp. (formerly VCPH Holding Corp.), filed as Exhibit 3.3 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.
3.4	**
Amended and Restated Certificate of Incorporation of Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), filed as Exhibit 3.4 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.
3.5	**
Certificate of Amendment of Amended and Restated Certificate of Incorporation of Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), filed as Exhibit 3.5 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.
3.6	**
Amended and Restated By-laws of Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), filed as Exhibit 3.6 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.
3.7	*	Certificate of Formation of Simpler Consulting, LLC (formerly Samurai LP Buyer LLC).
3.8	*	Certificate of Merger of Simpler Consulting, L.P. with and into Samurai LP Buyer LLC.
3.9	*	Amended and Restated Limited Liability Company Operating Agreement of Simpler Consulting, LLC (formerly Samurai LP Buyer LLC).
3.10	*	Certificate of Formation of Simpler North America, LLC (formerly Samurai GP Buyer LLC).
3.11	*	Certificate of Merger of Simpler North America, L.P. with and into Samurai GP Buyer LLC.
3.12	*	Amended and Restated Limited Liability Company Operating Agreement of Simpler North America, LLC (formerly Samurai GP Buyer LLC).

EXHIBIT NO.		DESCRIPTION
3.13	*	Certificate of Incorporation of Joan Wellman and Associates, Inc.
3.14	*	Amended and Restated Articles of Incorporation of Joan Wellman and Associates, Inc.
3.15	*	Bylaws of Joan Wellman and Associated, Inc.
3.16	*	Certificate of Formation of HBE Solutions, LLC.
3.17	*	Amended and Restated Limited Liability Company Operating Agreement of HBE Solutions, LLC.
4.1	**
Indenture, dated as of June 6, 2012, among Wolverine Healthcare Analytics, Inc. (which merged into Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.) at closing), as Issuer, Truven Holding Corp. (formerly VCPH Holding Corp.), as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.1 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.
4.2	**
First Supplemental Indenture, dated as of June 6, 2012, by and among Wolverine Healthcare Analytics, Inc. (which merged into Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.) at closing), as Issuer, Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.2 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.
4.3	**
Second Supplemental Indenture, dated as of June 5, 2013, by and among Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), as Issuer, Truven Holding Corp. (formerly VCPH Holding Corp.), as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.3 to the Company's amendment no. 1 to the registration statement on Form S-4/A filed on June 19, 2013, file number 333-187931-01, is incorporated herein by reference.
4.4	**
Third Supplemental Indenture, dated as of November 3, 2014, by and among Simpler North America, LLC, Simpler Consulting, LLC, Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), as Issuer, Truven Holding Corp. (formerly VCPH Holding Corp.) and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.1 to the Company's current report on Form 8-K, filed on November 12, 2014, file number 333-187931-01, is incorporated herein by reference.
4.5	**
Fourth Supplemental Indenture, dated as of November 5, 2014, by and among Joan Wellman and Associates, Inc., Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), as Issuer, Truven Holding Corp. (formerly VCPH Holding Corp.), Simpler North America, LLC, Simpler Consulting, LLC and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.2 to the Company's current report on Form 8-K, filed on November 12, 2014, file number 333-187931-01, is incorporated herein by reference.

EXHIBIT NO.		DESCRIPTION
4.6	**	Fifth Supplemental Indenture, dated as of November 12, 2014, by and among Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), as Issuer, Truven Holding Corp. (formerly VCPH Holding Corp.), Joan Wellman and Associates, Inc., Simpler North America, LLC, Simpler Consulting, LLC and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.3 to the Company's current report on Form 8-K, filed on November 12, 2014, file number 333-187931-01, is incorporated herein by reference.
4.7	**
Sixth Supplemental Indenture, dated as of November 12, 2014, by and among HBE Solutions, LLC, Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), as Issuer, Truven Holding Corp. (formerly VCPH Holding Corp.), Joan Wellman and Associates, Inc., Simpler North America, LLC, Simpler Consulting, LLC and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.4 to the Company's current report on Form 8-K, filed on November 12, 2014, file number 333-187931-01, is incorporated herein by reference.
4.8	**
Registration Rights Agreement, dated November 12, 2014, by and among Truven Health Analytics Inc., Truven Holding Corp., Joan Wellman and Associates, Inc., Simpler North America, LLC, Simpler Consulting, LLC and J.P. Morgan Securities LLC, filed as Exhibit 10.2 to the Company's current report on Form 8-K, filed on November 12, 2014, file number 333-187931-01, is incorporated herein by reference.
4.9	**
Form of 10.625% Senior Note due 2020, Series A, included in the Indenture, filed as Exhibit 4.1 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.
4.10	**
Form of 10.625% Senior Note due 2020, Series B, included in the Indenture, filed as Exhibit 4.1 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.
5.1	*	Opinion of DLA Piper LLP (US).
10.1	**
Credit Agreement, dated as of June 6, 2012, among Truven Holding Corp. (formerly VCPH Holding Corp.), Wolverine Healthcare Analytics, Inc. (which merged into Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.) at closing), the Several Lenders from Time to Time Parties Thereto, Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as Co-Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent, filed as Exhibit 10.1 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.
10.2	**
Joinder to Credit Agreement, dated June 6, 2012, by Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), filed as Exhibit 10.2 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.

EXHIBIT NO.		DESCRIPTION
10.3	**	First Amendment to the Credit Agreement, dated as of October 3, 2012, among Truven Holding Corp. (formerly VCPH Holding Corp.), Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), the Lenders Party Thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as Joint Arrangers and Bookrunners, filed as Exhibit 10.3 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.
10.4	**
Second Amendment to the Credit Agreement, dated as of April 26, 2013, among Truven Holding Corp. (formerly VCPH Holding Corp.), Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), the Lenders Party Thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as Joint Arrangers and Bookrunners, filed as Exhibit 10.4 to the Company's amendment no. 1 to the registration statement on Form S-4/A filed on June 19, 2013, file number 333-187931-01, is incorporated herein by reference.
10.5	**
Third Amendment to the Credit Agreement, dated as of April 11, 2014, among Truven Holding Corp. (formerly VCPH Holding Corp.), Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), the Lenders Party Thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities LLC, as Sole Lead Arranger and Sole Bookrunner, filed as Exhibit 10.1 to the Company's current report on Form 8-K filed on April 14, 2014, file number 333-187931-01, is incorporated herein by reference.
10.6	**
Guarantee and Collateral Agreement, dated as of June 6, 2012, made by Truven Holding Corp. (formerly VCPH Holding Corp.), Wolverine Healthcare Analytics, Inc. (which merged into Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.) at closing) and certain of their Subsidiaries in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, filed as Exhibit 10.4 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.
10.7	**
Joinder to Guarantee and Collateral Agreement, dated June 6, 2012, by Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), filed as Exhibit 10.5 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.
10.8	*	Joinder to Guarantee and Collateral Agreement, dated June 10, 2014, by Simpler North America, LLC and Simpler Consulting, LLC.
10.9	*	Joinder to Guarantee and Collateral Agreement, dated October 31, 2014, by Joan Wellman and Associates, Inc.
10.10	*	Joinder to Guarantee and Collateral Agreement, dated November 12, 2014, by HBE Solutions, LLC.
10.11	**†
Annual Incentive Plan: 2014 Terms and Conditions of Truven Health Analytics Inc., filed as Exhibit 10.7 to the Company's annual report on Form 10-K filed on March 13, 2015, file number 333-187931-01, is incorporated herein by reference.

EXHIBIT NO.		DESCRIPTION
10.12	**†	Offer Letter, dated August 27, 2012 and revised October 1, 2012 and March 13, 2013, by Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.) and accepted by Philip Buckingham on March 13, 2013, filed as Exhibit 10.7 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.
12.1	*	Computation of Ratio of Earnings to Fixed Charges.
21.1	**	Subsidiaries of the registrants, filed as Exhibit 21.1 to the Company's annual report on Form 10-K filed on March 13, 2015, file number 333-187931-01, is incorporated herein by reference.
23.1	*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	*	Consent of DLA Piper LLP (US) (Included in Exhibit 5.1 to this Registration Statement).
24.1	*	Power of Attorney.
25.1	*
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee with respect to the Indenture, dated as of June 6, 2012.
99.1	*	Form of Letter of Transmittal.

*
Filed herewith.

**
Previously filed.

†
Indicates a management contract or compensatory plan or arrangement.

Item 22.    Undertakings.

        The undersigned registrants hereby undertake:

          (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d)   That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (e)   That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

            (iv)  any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

          (f)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (g)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

          (h)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on April 8, 2015.

TRUVEN HEALTH ANALYTICS INC. (Registrant)
By:	/s/ PHILIP BUCKINGHAM
	Name:	Philip Buckingham
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Michael Boswood, Philip Buckingham and James Bolotin and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MICHAEL BOSWOOD Michael Boswood	Director, President and Chief Executive Officer (Principal Executive Officer)	April 8, 2015
/s/ PHILIP BUCKINGHAM Philip Buckingham	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 8, 2015
/s/ JAMES BOLOTIN James Bolotin	Vice President and Controller (Principal Accounting Officer)	April 8, 2015
/s/ RAZMI M. MUSALLAM Ramzi M. Musallam	Chairman	April 8, 2015

Name	Title	Date

/s/ HUGH D. EVANS Hugh D. Evans	Director	April 8, 2015
/s/ CHARLES S. REAM Charles S. Ream	Director	April 8, 2015
/s/ JEFFREY P. KELLY Jeffrey P. Kelly	Director	April 8, 2015
/s/ BENJAMIN M. POLK Benjamin M. Polk	Director	April 8, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on April 8, 2015.

TRUVEN HOLDING CORP. (Registrant)
By:	/s/ PHILIP BUCKINGHAM
	Name:	Philip Buckingham
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Michael Boswood, Philip Buckingham and James Bolotin and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MICHAEL BOSWOOD Michael Boswood	Director, President and Chief Executive Officer (Principal Executive Officer)	April 8, 2015
/s/ PHILIP BUCKINGHAM Philip Buckingham	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 8, 2015
/s/ JAMES BOLOTIN James Bolotin	Vice President and Controller (Principal Accounting Officer)	April 8, 2015
/s/ RAZMI M. MUSALLAM Ramzi M. Musallam	Chairman	April 8, 2015

Name	Title	Date

/s/ HUGH D. EVANS Hugh D. Evans	Director	April 8, 2015
/s/ JEFFREY P. KELLY Jeffrey P. Kelly	Director	April 8, 2015
/s/ BENJAMIN M. POLK Benjamin M. Polk	Director	April 8, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on April 8, 2015.

SIMPLER CONSULTING, LLC (Registrant)
By:	Its Sole Member
TRUVEN HEALTH ANALYTICS, INC, A Delaware Corporation
By:	/s/ PHILIP BUCKINGHAM
	Name:	Philip Buckingham
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Michael Boswood, Philip Buckingham and James Bolotin and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MICHAEL BOSWOOD Michael Boswood	President and Chief Executive Officer (Principal Executive Officer) and Director of Truven Health Analytics, Inc.	April 8, 2015
/s/ PHILIP BUCKINGHAM Philip Buckingham	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 8, 2015
/s/ JAMES BOLOTIN James Bolotin	Vice President and Controller (Principal Accounting Officer)	April 8, 2015

Name	Title	Date

/s/ RAZMI M. MUSALLAM Ramzi M. Musallam	Chairman of Truven Health Analytics, Inc.	April 8, 2015
/s/ HUGH D. EVANS Hugh D. Evans	Director of Truven Health Analytics, Inc.	April 8, 2015
/s/ CHARLES S. REAM Charles S. Ream	Director of Truven Health Analytics, Inc.	April 8, 2015
/s/ JEFFREY P. KELLY Jeffrey P. Kelly	Director of Truven Health Analytics, Inc.	April 8, 2015
/s/ BENJAMIN M. POLK Benjamin M. Polk	Director of Truven Health Analytics, Inc.	April 8, 2015

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on April 8, 2015.

SIMPLER NORTH AMERICA, LLC (Registrant)
By:	Its Sole Member
SIMPLER CONSULTING, LLC
By:	Its Sole Member
TRUVEN HEALTH ANALYTICS, INC, A Delaware Corporation
By:	/s/ PHILIP BUCKINGHAM
	Name:	Philip Buckingham
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Michael Boswood, Philip Buckingham and James Bolotin and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MICHAEL BOSWOOD Michael Boswood	President and Chief Executive Officer (Principal Executive Officer) and Director of Truven Health Analytics, Inc.	April 8, 2015
/s/ PHILIP BUCKINGHAM Philip Buckingham	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 8, 2015

Name	Title	Date

/s/ JAMES BOLOTIN James Bolotin	Vice President and Controller (Principal Accounting Officer)	April 8, 2015
/s/ RAZMI M. MUSALLAM Ramzi M. Musallam	Chairman of Truven Health Analytics, Inc.	April 8, 2015
/s/ HUGH D. EVANS Hugh D. Evans	Director of Truven Health Analytics, Inc.	April 8, 2015
/s/ CHARLES S. REAM Charles S. Ream	Director of Truven Health Analytics, Inc.	April 8, 2015
/s/ JEFFREY P. KELLY Jeffrey P. Kelly	Director of Truven Health Analytics, Inc.	April 8, 2015
/s/ BENJAMIN M. POLK Benjamin M. Polk	Director of Truven Health Analytics, Inc.	April 8, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on April 8, 2015.

HBE SOLUTIONS, LLC (Registrant)
By:	Its Sole Member
TRUVEN HEALTH ANALYTICS, INC, A Delaware Corporation
By:	/s/ PHILIP BUCKINGHAM
	Name:	Philip Buckingham
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Michael Boswood, Philip Buckingham and James Bolotin and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MICHAEL BOSWOOD Michael Boswood	President, Chief Executive Officer (Principal Executive Officer) and Manager	April 8, 2015
/s/ PHILIP BUCKINGHAM Philip Buckingham	Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Manager	April 8, 2015
/s/ JAMES BOLOTIN James Bolotin	Vice President and Controller (Principal Accounting Officer)	April 8, 2015
/s/ ANDRA HELLER Andra Heller	Manager	April 8, 2015

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on April 8, 2015.

JOAN WELLMAN AND ASSOCIATES, Inc. (Registrant)
By:	/s/ PHILIP BUCKINGHAM
	Name:	Philip Buckingham
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Mike Boswood, Philip Buckingham and James Bolotin and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MICHAEL BOSWOOD Michael Boswood	Director, President and Chief Executive Officer (Principal Executive Officer)	April 8, 2015
/s/ PHILIP BUCKINGHAM Philip Buckingham	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 8, 2015
/s/ JAMES BOLOTIN James Bolotin	Vice President and Controller (Principal Accounting Officer)	April 8, 2015
/s/ ANDRA HELLER Andra Heller	Director	April 8, 2015

EXHIBIT INDEX

Exhibits

        The following is a list of exhibits required by Item 601 of Regulation S-K and filed as part of this registration statement. Exhibits that previously have been filed are incorporated herein by reference.

EXHIBIT NO.		DESCRIPTION
3.1	**	Certificate of Incorporation of Truven Holding Corp. (formerly VCPH Holding Corp.), filed as Exhibit 3.1 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.

3.2	**	Certificate of Amendment of Certificate of Incorporation of Truven Holding Corp. (formerly VCPH Holding Corp.), filed as Exhibit 3.2 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.

3.3	**	By-laws of Truven Holding Corp. (formerly VCPH Holding Corp.), filed as Exhibit 3.3 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.

3.4	**	Amended and Restated Certificate of Incorporation of Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), filed as Exhibit 3.4 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.

3.5	**	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), filed as Exhibit 3.5 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.

3.6	**	Amended and Restated By-laws of Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), filed as Exhibit 3.6 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.

3.7	*	Certificate of Formation of Simpler Consulting, LLC (formerly Samurai LP Buyer LLC).

3.8	*	Certificate of Merger of Simpler Consulting, L.P. with and into Samurai LP Buyer LLC.

3.9	*	Amended and Restated Limited Liability Company Operating Agreement of Simpler Consulting, LLC (formerly Samurai LP Buyer LLC).

3.10	*	Certificate of Formation of Simpler North America, LLC (formerly Samurai GP Buyer LLC).

3.11	*	Certificate of Merger of Simpler North America, L.P. with and into Samurai GP Buyer LLC.

3.12	*	Amended and Restated Limited Liability Company Operating Agreement of Simpler North America, LLC (formerly Samurai GP Buyer LLC).

3.13	*	Certificate of Incorporation of Joan Wellman and Associates, Inc.

3.14	*	Amended and Restated Articles of Incorporation of Joan Wellman and Associates, Inc.

3.15	*	Bylaws of Joan Wellman and Associated, Inc.

3.16	*	Certificate of Formation of HBE Solutions, LLC.

EXHIBIT NO.		DESCRIPTION
3.17	*	Amended and Restated Limited Liability Company Operating Agreement of HBE Solutions, LLC.

4.1	**	Indenture, dated as of June 6, 2012, among Wolverine Healthcare Analytics, Inc. (which merged into Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.) at closing), as Issuer, Truven Holding Corp. (formerly VCPH Holding Corp.), as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.1 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.

4.2	**	First Supplemental Indenture, dated as of June 6, 2012, by and among Wolverine Healthcare Analytics, Inc. (which merged into Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.) at closing), as Issuer, Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.2 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.

4.3	**	Second Supplemental Indenture, dated as of June 5, 2013, by and among Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), as Issuer, Truven Holding Corp. (formerly VCPH Holding Corp.), as Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.3 to the Company's amendment no. 1 to the registration statement on Form S-4/A filed on June 19, 2013, file number 333-187931-01, is incorporated herein by reference.

4.4	**	Third Supplemental Indenture, dated as of November 3, 2014, by and among Simpler North America, LLC, Simpler Consulting, LLC, Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), as Issuer, Truven Holding Corp. (formerly VCPH Holding Corp.) and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.1 to the Company's current report on Form 8-K, filed on November 12, 2014, file number 333-187931-01, is incorporated herein by reference.

4.5	**	Fourth Supplemental Indenture, dated as of November 5, 2014, by and among Joan Wellman and Associates, Inc., Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), as Issuer, Truven Holding Corp. (formerly VCPH Holding Corp.), Simpler North America, LLC, Simpler Consulting, LLC and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.2 to the Company's current report on Form 8-K, filed on November 12, 2014, file number 333-187931-01, is incorporated herein by reference.

4.6	**	Fifth Supplemental Indenture, dated as of November 12, 2014, by and among Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), as Issuer, Truven Holding Corp. (formerly VCPH Holding Corp.), Joan Wellman and Associates, Inc., Simpler North America, LLC, Simpler Consulting, LLC and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.3 to the Company's current report on Form 8-K, filed on November 12, 2014, file number 333-187931-01, is incorporated herein by reference.

EXHIBIT NO.		DESCRIPTION
4.7	**	Sixth Supplemental Indenture, dated as of November 12, 2014, by and among HBE Solutions, LLC, Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), as Issuer, Truven Holding Corp. (formerly VCPH Holding Corp.), Joan Wellman and Associates, Inc., Simpler North America, LLC, Simpler Consulting, LLC and The Bank of New York Mellon Trust Company, N.A., as Trustee, filed as Exhibit 4.4 to the Company's current report on Form 8-K, filed on November 12, 2014, file number 333-187931-01, is incorporated herein by reference.

4.8	**	Registration Rights Agreement, dated November 12, 2014, by and among Truven Health Analytics Inc., Truven Holding Corp., Joan Wellman and Associates, Inc., Simpler North America, LLC, Simpler Consulting, LLC and J.P. Morgan Securities LLC, filed as Exhibit 10.2 to the Company's current report on Form 8-K, filed on November 12, 2014, file number 333-187931-01, is incorporated herein by reference.

4.9	**	Form of 10.625% Senior Note due 2020, Series A, included in the Indenture, filed as Exhibit 4.1 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.

4.10	**	Form of 10.625% Senior Note due 2020, Series B, included in the Indenture, filed as Exhibit 4.1 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.

5.1	*	Opinion of DLA Piper LLP (US).

10.1	**	Credit Agreement, dated as of June 6, 2012, among Truven Holding Corp. (formerly VCPH Holding Corp.), Wolverine Healthcare Analytics, Inc. (which merged into Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.) at closing), the Several Lenders from Time to Time Parties Thereto, Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as Co-Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent, filed as Exhibit 10.1 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.

10.2	**	Joinder to Credit Agreement, dated June 6, 2012, by Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), filed as Exhibit 10.2 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.

10.3	**	First Amendment to the Credit Agreement, dated as of October 3, 2012, among Truven Holding Corp. (formerly VCPH Holding Corp.), Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), the Lenders Party Thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as Joint Arrangers and Bookrunners, filed as Exhibit 10.3 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.

EXHIBIT NO.		DESCRIPTION
10.4	**	Second Amendment to the Credit Agreement, dated as of April 26, 2013, among Truven Holding Corp. (formerly VCPH Holding Corp.), Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), the Lenders Party Thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as Joint Arrangers and Bookrunners, filed as Exhibit 10.4 to the Company's amendment no. 1 to the registration statement on Form S-4/A filed on June 19, 2013, file number 333-187931-01, is incorporated herein by reference.

10.5	**	Third Amendment to the Credit Agreement, dated as of April 11, 2014, among Truven Holding Corp. (formerly VCPH Holding Corp.), Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), the Lenders Party Thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities LLC, as Sole Lead Arranger and Sole Bookrunner, filed as Exhibit 10.1 to the Company's current report on Form 8-K filed on April 14, 2014, file number 333-187931-01, is incorporated herein by reference.

10.6	**	Guarantee and Collateral Agreement, dated as of June 6, 2012, made by Truven Holding Corp. (formerly VCPH Holding Corp.), Wolverine Healthcare Analytics, Inc. (which merged into Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.) at closing) and certain of their Subsidiaries in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, filed as Exhibit 10.4 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.

10.7	**	Joinder to Guarantee and Collateral Agreement, dated June 6, 2012, by Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.), filed as Exhibit 10.5 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.

10.8	*	Joinder to Guarantee and Collateral Agreement, dated June 10, 2014, by Simpler North America, LLC and Simpler Consulting, LLC.

10.9	*	Joinder to Guarantee and Collateral Agreement, dated October 31, 2014, by Joan Wellman and Associates, Inc.

10.10	*	Joinder to Guarantee and Collateral Agreement, dated November 12, 2014, by HBE Solutions, LLC.

10.11	**†	Annual Incentive Plan: 2014 Terms and Conditions of Truven Health Analytics Inc., filed as Exhibit 10.7 to the Company's annual report on Form 10-K filed on March 13, 2015, file number 333-187931-01, is incorporated herein by reference.

10.12	**†	Offer Letter, dated August 27, 2012 and revised October 1, 2012 and March 13, 2013, by Truven Health Analytics Inc. (formerly Thomson Reuters (Healthcare) Inc.) and accepted by Philip Buckingham on March 13, 2013, filed as Exhibit 10.7 to the Company's registration statement on Form S-4 filed on April 15, 2013, file number 333-187931-01, is incorporated herein by reference.

12.1	*	Computation of Ratio of Earnings to Fixed Charges.

21.1	**	Subsidiaries of the registrants, filed as Exhibit 21.1 to the Company's annual report on Form 10-K filed on March 31, 2015, file number 333-187931-01, is incorporated herein by reference.

EXHIBIT NO.		DESCRIPTION
23.1	*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	*	Consent of DLA Piper LLP (US) (Included in Exhibit 5.1 to this Registration Statement).

24.1	*	Power of Attorney.

25.1	*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee with respect to the Indenture, dated as of June 6, 2012.

99.1	*	Form of Letter of Transmittal.

*
Filed herewith.

**
Previously filed.

†
Indicates a management contract or compensatory plan or arrangement.